As filed with the Securities and Exchange Commission on February 22, 2023

Registration No. 333-267838

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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AMENDMENT NO. 1
TO
FORM F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

__________________________________

GORILLA TECHNOLOGY GROUP INC.

(Exact Name of Registrant as Specified in its Charter)

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Cayman Islands	7372	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Gorilla Technology Group Inc.
7F, No.302, Ruey Kuang Road,
Neihu, Taipei 114720, Taiwan, R.O.C.
+886 (2) 2627-7996
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

__________________________________

Puglisi & Associates
850 Library Avenue, Suite 204
Newark, DE 19715
(302) 738-6680
(Name, address, including zip code, and telephone number, including area code, of agent for service)

__________________________________

Copies of all correspondence to:

James Chen Billy M.C. Chen K&L Gates 30/F, No. 95 Dun Hua S. Road, Sec. 2 Taipei 106046, Taiwan, R.O.C. Tel: +886 (2) 2326-5188	Robert S. Matlin David A. Bartz Jonathan M. Barron K&L Gates LLP 599 Lexington Avenue New York, NY 10022 Tel: (212) 536-3900	Michael Johns Michael Lockwood Maples and Calder (Cayman) LLP PO Box 309, Ugland House Grand Cayman, KY1-1104 Cayman Islands Tel: (345) 949-8066

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Approximate date of commencement of proposed sale to the public: From time to time after the effectiveness of this registration statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933. Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission (the “SEC”), acting pursuant to said Section 8(a), may determine.

The information contained in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED FEBRUARY 22, 2023
PRELIMINARY PROSPECTUS

GORILLA TECHNOLOGY GROUP INC.

PRIMARY OFFERING OF

1,273,125 ORDINARY SHARES UNDERLYING WARRANTS

14,000,000 ORDINARY SHARES UNDERLYING THE CONTINGENT VALUE RIGHTS

SECONDARY OFFERING OF

71,210,599 ORDINARY SHARES,
1,273,125 WARRANTS TO PURCHASE ORDINARY SHARES
4,139,842 CLASS A CONTINGENT VALUE RIGHTS
OF
GORILLA TECHNOLOGY GROUP INC.

This prospectus relates to (A) issuance from time to time by Gorilla Technology Group Inc., a company organized under the laws of the Cayman Islands (“we,” “our,” the “Company” or “Gorilla”), of up to (i) 1,273,125 ordinary shares, par value $0.0001 per share (the “ordinary shares”), issuable upon exercise of warrants (the “warrants”) (of which 523,125 are private placement warrants and 750,000 are warrants held by the PIPE Investor (as defined herein)), which were originally issued in the initial public offering of Global SPAC Partners Co. (the “Global IPO”) at a price of $10.00 per Public Unit (as defined below) to purchase our ordinary shares at an exercise price of $11.50 per share and (ii) 14,000,000 ordinary shares underlying the CVRs (as defined herein) and (B) the resale, from time to time, by the selling securityholders named herein (the “Selling Securityholders”), or their pledgees, donees, transferees, or other successors in interest of up to an aggregate of (i) 63,225,599 ordinary shares that were issued to Company shareholders in connection with the Recapitalization (as defined herein) at a price of $10.00 per share, (ii) 4,985,000 ordinary shares issued to Sponsor (as defined herein), certain affiliates of Global, and I-Banker Securities (as defined herein) at the closing of the Business Combination (as defined herein), of which the shares to the Sponsor were issued at $0.00435 per share and the rest of the shares were issued at $10.00 per unit, (iii) 3,000,000 ordinary shares issued to the PIPE Investor at a price of $10.10 per unit, (iv) 1,273,125 warrants (of which 523,125 are private placement warrants and 750,000 are warrants held by the PIPE Investor) to purchase ordinary shares at an exercise price of $11.50 per share (which were priced at $10.00 per unit, including the warrant) and (v) 4,139,842 Class A CVRs (as defined herein) (which were included with the PIPE Subunits and Global ordinary shares that were not redeemed in connection with the Business Combination).

Each warrant entitles the holder to purchase one ordinary share at an exercise price of $11.50 per share commencing on July 13, 2022 and will expire on July 13, 2027, at 5:00 p.m., New York City time, or earlier upon redemption of the warrants or liquidation of the Company. We may redeem the outstanding public warrants at a price of $0.01 per warrant if the last reported sales price of our ordinary shares equals or exceeds $18.00 per ordinary share (subject to adjustment in accordance with the terms of the warrants) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which we send the notice of redemption to the warrant holders, as described herein. The private warrants have terms and provisions that are identical to those of the public warrants, except as described herein.

We are registering these securities for resale by the Selling Securityholders named in this prospectus, or their transferees, pledgees, donees or assignees or other successors-in-interest that receive any of the shares as a gift, distribution, or other non-sale related transfer.

The ordinary shares being registered for resale by the Selling Securityholders in this prospectus (including ordinary shares underlying warrants and CVRs) constitute 99.8% of our ordinary shares issued and outstanding together with the ordinary shares underlying warrants and CVRs held by the Selling Securityholders as of February 10, 2023. Although certain of our shareholders are subject to restrictions regarding the transfer of their securities, these shares may be sold after the expiration of the applicable lock-up periods. The market price of our ordinary shares could decline if the Selling Securityholders sell a significant portion of our ordinary shares or are perceived by the market as intending to sell them. Despite such a decline in the public trading price of our ordinary shares, the Selling Securityholders may still experience a positive rate of return on the securities that they sell pursuant to this prospectus to the extent that such sales are made at prices that exceed the prices at which such securities were purchased. Certain of the securities being registered for sale pursuant to this prospectus were purchased by the corresponding Selling Securityholders at prices below the current market price of our ordinary shares, as described above. Accordingly, such Selling Securityholders may have an incentive to sell their securities. See “Risk Factors — Risks Related to this Offering — Sales of a substantial number of our securities in the public market by the Selling Securityholders and/or by our existing securityholders could cause the price of our ordinary shares and warrants to fall.”

We are registering the offer and sale of these securities to satisfy certain registration rights we have granted. The Selling Securityholders may offer and sell any of the securities from time to time at fixed prices, at market prices or at negotiated prices, and may engage a broker, dealer or underwriter to sell the securities. In connection with any sales of securities offered hereunder, the Selling Securityholders, any underwriters, agents, brokers or dealers participating in such sales may be deemed to be “underwriters” within the meaning of the Securities Act. For additional information on the possible methods of sale that may be used by the Selling Securityholders, you should refer to the section entitled “Plan of Distribution” elsewhere in this prospectus. We do not know when or in what amounts the Selling Securityholders may offer the securities for sale. The Selling Securityholders may sell any, all or none of the securities offered by this prospectus.

All of the ordinary shares and warrants (including ordinary shares issuable upon the exercise of such warrants) offered by the Selling Securityholders pursuant to this prospectus will be sold by the Selling Securityholders for their respective accounts. We will not receive any proceeds from the sale of any securities by the Selling Securityholders. We may receive up to an aggregate of $115.3 million from the exercise of the Gorilla warrants issued and outstanding, assuming the exercise in full of all the warrants for cash. If the warrants are exercised pursuant to a cashless exercise feature, we will not receive any cash from these exercises. We expect to use the net proceeds from the exercise of the warrants, if any, for general corporate purposes. The exercise price of our warrants is $11.50 per share, subject to adjustment. We believe that the likelihood that warrant holders determine to exercise their warrants, and therefore the amount of cash proceeds that we would receive, is dependent upon the market price of our ordinary shares. If the market price for our ordinary shares is less than the exercise price of the warrants (on a per share basis), we believe that warrant holders will be very unlikely to exercise any of their warrants, and accordingly, we will not receive any such proceeds. There is no assurance that the warrants will be “in the money” prior to their expiration or that the warrant holders will exercise their warrants. As of February 10, 2023, the closing price of our ordinary shares was $6.31 per share. Holders of the private placement warrants have the option to exercise the private placement warrants on a cashless basis in accordance with the warrant agreement. To the extent that any warrants are exercised on a cashless basis, the amount of cash we would receive from the exercise of the warrants will decrease.

We will pay certain expenses associated with the registration of the securities covered by this prospectus, as described in the section entitled “Plan of Distribution.”

Our ordinary shares and warrants are listed on the Nasdaq Stock Market LLC under the trading symbols “GRRR” and “GRRRW,” respectively. On February 10, 2023, the closing prices for our ordinary shares and warrants on the Nasdaq Stock Market LLC were $6.31 per ordinary share and $0.24 per warrant.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read this entire prospectus and any amendments or supplements carefully before you make your investment decision.

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012, or JOBS Act, and are subject to reduced public company reporting requirements.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 7 of this prospectus and other risk factors contained in the documents incorporated by reference herein for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is ___.

No one has been authorized to provide you with information that is different from that contained in this prospectus. This prospectus is dated as of the date set forth on the cover hereof. You should not assume that the information contained in this prospectus is accurate as of any date other than that date.

For investors outside the United States:    We have not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus.

i

FREQUENTLY USED TERMS

Unless otherwise stated or unless the context otherwise requires, the terms “Company,” “the registrant,” “our company,” “the company,” “we,” “us,” “our,” “ours,” and “Gorilla” refer to Gorilla Technology Group Inc., an exempted company incorporated under the laws of the Cayman Islands. In this prospectus:

“Ancillary Documents”

means the Lock-Up Agreement, the Gorilla Voting Agreement, Sponsor Voting Agreement, the Founders Registration Rights Agreement Amendment, the Gorilla Registration Rights Agreement and the Assignment, Assumption and Amendment to Warrant Agreement, the Surviving Company Memorandum and Articles of Association, the Gorilla Technology Group Inc. 2022 Omnibus Incentive Plan, the Amended Subscription Agreements and the other agreements, certificates and instruments to be executed or delivered by any of the Parties contemplated by the Business Combination Agreement executed or to be executed in connection with the transactions contemplated thereby.

“Average VWAP Price”	means the average 20 Trading Day VWAP of the Gorilla ordinary shares.
“Class A Contingent Value Right” or “Class A CVR”

means a contractual contingent value right to be issued for each Class A ordinary share entitling the holder to receive (as a new reissuance by Gorilla of equivalent Gorilla ordinary shares or other securities or property forfeited as part of applicable Earnout Shares) (A) a pro rata portion, among holders of Class A CVRs, of the Earnout Shares that are forfeited by Gorilla shareholders under the Business Combination Agreement for failure to meet any of the price maintenance requirements for Gorilla ordinary shares (as referred to and defined in the Business Combination Agreement as Price Protection Shares, “Price Protection Shares”) and (B) a pro rata portion, among holders of all CVRs, of the Earnout Shares that are forfeited by shareholders of Gorilla under the Business Combination Agreement for failure to meet any the financial performance and reporting metric performance requirements (as referred to and defined in the Business Combination Agreement as Revenue Protection Shares, “Revenue Protection Shares”).

“Class B Contingent Value Right” or “Class B CVR”

means a contractual contingent value right to be issued for each PIPE Subunit purchased under the Amended Subscription Agreement entitling them to receive (as a new reissuance by Gorilla of equivalent ordinary shares of Gorilla or other securities or property forfeited as part of applicable Earnout Shares) a pro rata portion, among holders of all CVRs, of the Revenue Protection Shares (but not the Price Protection Shares).

“CVR”	means each of one whole Class A CVR or Class B CVR.
“Contingent Value Rights Agreement” or “CVR Agreement”	means the agreement contemplated to be entered into prior to or in connection with the Closing, by and between the SPAC Representative and the Rights Agent, which will govern the terms of the CVRs.
“Companies Act”	means the Companies Act (As Revised) of the Cayman Islands as the same may be amended from time to time.
“Closing”	means the consummation of the Business Combination.
“Earnout Shares”

means the fourteen million (14,000,000) of Gorilla ordinary shares held in escrow that were issued to the shareholders of Gorilla in the Recapitalization (subject to equitable adjustment for share sub-divisions, share capitalizations, combinations, recapitalizations and the like after the Closing, including to account for any equity securities into which such shares are exchanged or converted, and together with any dividends or distributions or other income paid or otherwise accruing to such securities during the time such securities are held in escrow), and make such Earnout Shares contingent and only vest and be earned by the shareholders of Gorilla if certain share price maintenance and financial performance and reporting metrics are achieved by Gorilla after the Closing, with such Earnout Shares forfeited if such metrics are not achieved.

“Exchange Act”	means the Securities Exchange Act of 1934, as amended.
“GAAP”	means accounting principles generally accepted in the United States of America.
“Global”	means Global SPAC Partners Co., a Cayman Islands exempted company.
“Global IPO”	means the initial public offering of Global, which was consummated on April 13, 2021.
“Gorilla warrants”	means the warrants to be received by warrant holders of Global in exchange for Global warrants pursuant to the Business Combination Agreement.
“I-Bankers”	means I-Bankers Securities, Inc., representative of the several underwriters in Global IPO.
“PCAOB”	means the Public Company Accounting Oversight Board.
“PIPE Investment”

means the purchases of PIPE Subunits pursuant to the Amended Subscription Agreements with the PIPE Investors, such purchases to be consummated immediately prior to the consummation of the Business Combination.

“PIPE Investors”	means certain accredited investors who executed Amended Subscription Agreements pursuant to which they agreed, in the aggregate, to purchase the PIPE Subunits.
“PIPE Subunits”

means up to 5 million subunits of Global (or, if the amount of the PIPE Investment is reduced in accordance with the Amended Subscription Agreements, such number of PIPE Subunits purchased under the Amended Subscription Agreements, subject to a minimum of 3 million subunits of Global), each subunit consisting of one Class A ordinary share and one-quarter of redeemable Global warrant, subscribed for and to be purchased by the PIPE Investors pursuant to the Amended Subscription Agreements; provided, however, that if a PIPE Investor acquires ownership of subunits of Global in the open market or in privately negotiated transactions with third parties (along with any related rights to redeem or convert such subunits in connection with any redemption conducted by Global in accordance with Global’s organizational documents and the prospectus for Global’s IPO in conjunction with the Closing or in conjunction with an amendment to Global’s organizational documents to extend Global’s deadline to consummate its Business Combination) at least prior to Global’s meeting of shareholders to approve the Transactions and the PIPE Investor does not redeem or convert such PIPE Subunits in connection with any redemption (such subunits, “non-redeemed subunits”), the number of subunits for which the PIPE Investor is obligated to purchase under the Amended Subscription Agreement shall be reduced by the number of non-redeemed subunits.

“public shareholders”	means holders of public subunits.
“public subunits”	means subunits sold in the Global IPO as part of the units, whether they were purchased in the Global IPO or thereafter in the open market.
“public subunit warrants”	means the 376,969 public warrants underlying the public subunits, with each whole warrant exercisable to purchase one Class A ordinary share.
“Redemption Price”	means an amount equal to the price at which each Class A ordinary share is redeemed or converted pursuant to the Redemption.
“Redemption”

means each outstanding Global Class A Ordinary Share of as of the effective time of the Transactions that is not redeemed or converted in connection with the extraordinary general meeting of Global shareholders to approve the Transactions.

“representative shares”	means the 100,000 Class B ordinary shares issued to I-Bankers upon the closing of Global IPO.
“Securities Act”	means the Securities Act of 1933, as amended.
“Sponsor”

means Global SPAC Sponsors LLC, a Delaware limited liability company. Members of Global SPAC Sponsors LLC include the anchor investors and SPAC Partners — Global LLC, whose members include certain officers and directors of Global. The sole manager of Global SPAC Sponsors LLC is Global’s Chief Executive Officer and director, Bryant B. Edwards.

“Transactions”	means the transactions contemplated by the Business Combination Agreement and the Ancillary Documents.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this prospectus, including statements regarding Gorilla’s future financial position, business strategy and plans and objectives of management for future operations, are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “expect,” “predict,” “potential” or the negative of these terms or other similar expressions. Forward-looking statements include, without limitation, Gorilla’s expectations concerning the outlook for its business, productivity, plans and goals for future operational improvements and capital investments, operational performance, future market conditions or economic performance and developments in the capital and credit markets and expected future financial performance, as well as any information concerning possible or assumed future results of operations of Gorilla as set forth in this prospectus.

Forward-looking statements involve a number of risks, uncertainties and assumptions, and actual results or events may differ materially from those projected or implied in those statements. Important factors that could cause such differences include, but are not limited to:

•        Gorilla expects to invest substantially in research and development for the purpose of developing and commercializing new services, and these investments could significantly reduce its profitability or increase its losses and may not generate revenue for Gorilla;

•        If Gorilla does not develop enhancements to its services and introduce new services that achieve market acceptance, its growth, business, results of operations and financial condition could be adversely affected;

•        If Gorilla is unsuccessful at investing in growth opportunities, its business could be materially and adversely affected;

•        Gorilla may need to raise additional funds in the future in order to execute its business plan, and these funds may not be available to Gorilla when it needs them or on favorable terms. If Gorilla cannot raise additional funds when it needs them, its business, financial condition and results of operations could be adversely affected;

•        Gorilla has experienced moderate growth in the past five years, and if Gorilla fails to effectively manage its growth, then its business, results of operations and financial condition could be adversely affected;

•        Gorilla relies, in part, on partnerships to grow its business. The partnerships may not produce the financial or operating results that Gorilla anticipates. In addition, if Gorilla is unable to enter into partnerships, or successfully maintain them, its growth may be adversely impacted;

•        Historically, a single customer has accounted for a material portion of Gorilla’s revenues and, therefore, the loss of that customer could materially and adversely affect its business, results of operations and financial condition;

•        Gorilla’s business depends on expanding its base of clients and its clients increasing their use of its services, and its inability to expand its base of, or lose any of, its clients or decline in their use of its services could materially and adversely affect its business, results of operations and financial condition;

•        If Gorilla fails to adapt and respond effectively to rapidly changing technology, evolving industry standards, changing regulations, and changing client needs, requirements or preferences, its products and services may become less competitive;

•        The market for Gorilla’s edge AI services and products is relatively new, and may decline or experience limited growth, and its business is dependent on its clients’ continuing adoption and use its services and products;

•        The competitive position of Gorilla’s platforms depends in part on its ability to operate with third-party products and services, and if we are not successful in maintaining and expanding the compatibility of its platforms with such third-party products and services, its business, financial condition, and results of operations could be adversely impacted;

•        Gorilla partners with industry leading technology companies to provide end-to-end solutions for different verticals. If Gorilla is unable to develop and expand its relationships with such companies, then Gorilla’s business financial condition and results of operations could be adversely affected; and

•        The other matters described in the section titled “Risk Factors” of this prospectus.

Gorilla cautions you against placing undue reliance on forward-looking statements, which reflect current beliefs and are based on information currently available as of the date a forward-looking statement is made. Forward-looking statements set forth herein speak only as of the date of this prospectus. Gorilla does not undertake any obligation to revise forward-looking statements to reflect future events, changes in circumstances, or changes in beliefs. In the event that any forward-looking statement is updated, no inference should be made that Gorilla will make additional updates with respect to that statement, related matters, or any other forward-looking statements. Any corrections or revisions and other important assumptions and factors that could cause actual results to differ materially from forward-looking statements, including discussions of significant risk factors, may appear in Gorilla’s public filings with the Securities and Exchange Commission, or the SEC, which are accessible at www.sec.gov, and which you are advised to consult. For additional information, please see the section titled “Where You Can Find More Information” beginning on page 122.

Market, ranking and industry data used throughout this prospectus, including statements regarding market size and technology adoption rates, is based on the good faith estimates of Gorilla’s management, which in turn are based upon Gorilla’s management’s review of internal surveys, independent industry surveys and publications, and other third party research and publicly available information. These data involve a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. While Gorilla is not aware of any misstatements regarding the industry data presented herein, its estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in this prospectus.

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SUMMARY OF THE PROSPECTUS

This summary highlights selected information from this prospectus and does not contain all of the information that is important to you in making an investment decision. This summary is qualified in its entirety by the more detailed information included in this prospectus. Before making your investment decision with respect to our securities, you should carefully read this entire prospectus, including the information under “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and the financial statements included elsewhere in this prospectus.

Unless otherwise stated or unless the context otherwise requires, the terms “Company,” “the registrant,” “our company,” “the company,” “we,” “us,” “our,” “ours,” and “Gorilla” refer to Gorilla Technology Group Inc., an exempted company incorporated under the laws of the Cayman Islands, and its consolidated subsidiaries.

Overview

Gorilla is a market-leading provider of video intelligence, Internet of Things (IoT) security and edge content management in the Asia Pacific region with operations and established distribution and sales channels in other key regions across the globe.

We have operated in the field of video analytics since our incorporation in 2001. As video moved from analog to digital formats, we leveraged this core competency to create innovative and business transformative technology utilizing artificial intelligence (AI) and edge AI computing.

Our developed technologies in edge AI computing, video analytics and operational technology (OT) security are the backbone of our suite of product and service solutions for our diversified customer base of commercial, industrial, municipal and government entities. We partner with industry leading companies from cloud infrastructure providers, telecoms, chipset vendors and storage manufacturers to provide end-to-end solutions for different verticals. Our machine learning and deep learning proprietary algorithms underpin our product and service offerings which help our customers to securely move, store and analyze data for actionable use in biometric authentication, account management, device management, business intelligence, and other applications.

We generate our revenue from the sale of hardware, software and services to customers directly under sale contracts and through resellers and distributors under reseller agreements and distribution agreements. Our two primary business segments include Video IoT and Security Convergence.

Recent Developments

Consummation of the Business Combination

On December 21, 2021, Global SPAC Partners Co., a special purpose acquisition company incorporated as a Cayman Islands exempted company (“Global”), entered into a definitive Business Combination Agreement, dated as of December 21, 2021, as amended and restated on May 18, 2022 (the “Business Combination Agreement”), with Gorilla, Gorilla Merger Sub, Inc., a Cayman Islands exempted company and a wholly-owned subsidiary of Gorilla (“Merger Sub”), Sponsor, in the capacity as the representative from and after the Effective Time (as defined in the Business Combination Agreement) for the shareholders of Global as of immediately prior to the Effective Time and their successors and assignees, and Tomoyuki Nii, in the capacity as the representative from and after the Effective Time for the Gorilla shareholders as of immediately prior to the Effective Time.

On July 13, 2022 (the “Closing Date”), as contemplated by the Business Combination Agreement, Merger Sub merged with and into Global, with Global as the surviving entity (the “Merger”, and together with the other transactions contemplated by the Business Combination Agreement and certain Ancillary Documents, the “Transactions”).

Pursuant to the Business Combination Agreement, immediately prior to the Effective Time, Gorilla effected a recapitalization (the “Recapitalization”) pursuant to which (a) the preference shares of Gorilla were converted into ordinary shares of Gorilla in accordance with Gorilla’s memorandum and articles of association; (b) Gorilla effected a recapitalization of Gorilla’s ordinary shares so that the holders of Gorilla ordinary shares (and options to acquire Gorilla ordinary shares that are not converted to Gorilla ordinary shares in the Recapitalization) held shares (or the right to acquire shares, as applicable) valued at $10.00 per share having a total value of $650,000,000, on a fully diluted basis; and (c) with respect to outstanding options to purchase Gorilla ordinary shares, the number of Gorilla ordinary shares issuable upon exercise of such security, as a result of the Recapitalization, became converted into such number of Gorilla ordinary shares equal to the quotient obtained by dividing (A) $650,000,000, by (B) $10.00, and subsequently dividing such quotient by (C) the sum of (i) the number of Gorilla ordinary shares then outstanding and (ii) without duplication, the number of Gorilla ordinary shares issuable upon the exercise of all outstanding options to purchase Gorilla ordinary shares.

On the Closing Date, the following securities issuances were made by Gorilla to Global’s securityholders: (i) each outstanding ordinary share of Global (including Global Class A ordinary shares and Global Class B ordinary shares, the “Global Ordinary Shares” and including the Global Class A ordinary shares included as part of the PIPE Investment (as defined below)) was exchanged for (A) one Gorilla ordinary share and (B) Class A CVR, and (ii) each outstanding warrant of Global was converted into a warrant to purchase the same number of Gorilla ordinary shares at the same exercise price and for the same exercise period.

Concurrently with the execution of the Business Combination Agreement, Gorilla and Global entered into subscription agreements (as amended, the “Subscription Agreements”) with the PIPE Investors. Gross proceeds received from the PIPE Investors were $30.3 million (the “PIPE Investment”).

The Gorilla ordinary shares and Gorilla warrants commenced trading on The Nasdaq Capital Market on July 14, 2022 under the ticker symbols “GRRR” and “GRRRW,” respectively.

Implications of Being an Emerging Growth Company

We qualify as an “emerging growth company,” as defined in the JOBS Act. For as long as we are deemed an emerging growth company, we are permitted to and intend to take advantage of specified reduced reporting and other regulatory requirements that are generally unavailable to other public companies, including:

•        an exemption from the auditor attestation requirement in the assessment of our internal controls over financial reporting required by Section 404 of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act; and

•        an exemption from compliance with any new requirements adopted by the Public Company Accounting Oversight Board, or the PCAOB, requiring mandatory audit firm rotation or a supplement to the auditor’s report in which the auditor would be required to provide additional information about our audit and our financial statements.

We may take advantage of these provisions until the last day of our fiscal year following the fifth anniversary of the date of the first sale of our common equity securities pursuant to an effective registration statement under the Securities Act of 1933, as amended, or the Securities Act. However, if certain events occur prior to the end of such five year period, including if we become a “large accelerated filer,” our annual gross revenues exceed $1.235 billion or we issue more than $1.0 billion of non-convertible debt in any three-year period, we will cease to be an emerging growth company prior to the end of such five-year period. Section 107 of the JOBS Act provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards.

Implications of Being a Foreign Private Issuer

We are subject to the information reporting requirements of the Securities Exchange Act of 1934, or the Exchange Act, that are applicable to “foreign private issuers,” and under those requirements we file reports with the SEC. As a foreign private issuer, we are not subject to the same requirements that are imposed upon U.S. domestic issuers by the SEC. Under the Exchange Act, we are subject to reporting obligations that, in certain respects, are less detailed and less frequent than those of U.S. domestic reporting companies. For example, we are not required to issue quarterly reports, proxy statements that comply with the requirements applicable to U.S. domestic reporting companies, or individual executive compensation information that is as detailed as that required of U.S. domestic reporting companies. We also have four months after the end of each fiscal year to file our annual reports with the SEC and are not required to file current reports as frequently or promptly as U.S. domestic reporting companies. Furthermore, our officers, directors and principal shareholders are exempt from the requirements to report transactions in our equity securities and from the short-swing profit liability provisions contained in Section 16 of the Exchange Act. As a foreign private issuer, we are also not subject to the requirements of Regulation FD (Fair Disclosure) promulgated under the Exchange Act. These exemptions and leniencies reduce the frequency and scope of information and protections available to you in comparison to those applicable to shareholders of U.S. domestic reporting companies. We intend to continue to take advantage of the exemptions available to us as a foreign private issuer during and after the period we qualify as an emerging growth company.

Our Corporate Information

Gorilla was incorporated in 2001 as a Cayman Islands exempted company, and our principal executive office is located at 7F, No.302, Ruey Kuang Road, Neihu, Taipei 114720, Taiwan, R.O.C. Our legal and commercial name is Gorilla Technology Group Inc. Our company incorporation number is 110283. Our registered office address in the Cayman Islands is located at PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands. Our website address is https://www.gorilla-technology.com, and our telephone number is +886 (2) 2627-7996. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus and is not incorporated by reference herein. We have included our website address in this prospectus solely for informational purposes. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers, such as we, that file electronically, with the SEC at www.sec.gov. Our agent for service of process in the United States is Puglisi & Associates, 850 Library Avenue, Suite 204, Newark, Delaware 19715.

Summary Risk Factors

Investing in our securities involves risks. You should carefully consider all of the information contained in this prospectus, including the risks described in “Risk Factors,” before making a decision to invest in our securities. If any of these risks actually occurs, our business, financial condition and results of operations would likely be materially adversely affected. In such case, the trading price of our securities would likely decline, and you may lose all or part of your investment. Set forth below is a summary of some of the principal risks we face:

•        Gorilla expects to invest substantially in research and development for the purpose of developing and commercializing new services, and these investments could significantly reduce its profitability or increase its losses and may not generate revenue for Gorilla;

•        If Gorilla does not develop enhancements to its services and introduce new services that achieve market acceptance, its growth, business, results of operations and financial condition could be adversely affected;

•        If Gorilla is unsuccessful at investing in growth opportunities, its business could be materially and adversely affected;

•        Gorilla may need to raise additional funds in the future in order to execute its business plan, and these funds may not be available to Gorilla when it needs them or on favorable terms. If Gorilla cannot raise additional funds when it needs them, its business, financial condition and results of operations could be adversely affected;

•        Gorilla has experienced moderate growth in the past five years, and if Gorilla fails to effectively manage its growth, then its business, results of operations and financial condition could be adversely affected;

•        Gorilla relies, in part, on partnerships to grow its business. The partnerships may not produce the financial or operating results that Gorilla anticipates. In addition, if Gorilla is unable to enter into partnerships, or successfully maintain them, its growth may be adversely impacted;

•        Historically, a single customer has accounted for a material portion of Gorilla’s revenues and, therefore, the loss of that customer could materially and adversely affect its business, results of operations and financial condition;

•        Gorilla’s business depends on expanding its base of clients and its clients increasing their use of its services, and its inability to expand its base of, or lose any of, its clients or decline in their use of its services could materially and adversely affect its business, results of operations and financial condition;

•        If Gorilla fails to adapt and respond effectively to rapidly changing technology, evolving industry standards, changing regulations, and changing client needs, requirements or preferences, its products and services may become less competitive;

•        The market for Gorilla’s edge AI services and products is relatively new, and may decline or experience limited growth, and its business is dependent on its clients’ continuing adoption and use its services and products;

•        The competitive position of Gorilla’s platforms depends, in part, on its ability to operate with third-party products and services, and if we are not successful in maintaining and expanding the compatibility of its platforms with such third-party products and services, its business, financial condition and results of operations could be adversely impacted;

•        Gorilla partners with industry leading technology companies to provide end-to-end solutions for different verticals. If Gorilla is unable to develop and expand its relationships with such companies, then Gorilla’s business financial condition and results of operations could be adversely affected; and

•        The other matters described in the section titled “Risk Factors” beginning on page 7.

THE OFFERING

Ordinary shares issuable by us in a primary offering upon exercise of the warrants and CVRs	15,273,125 ordinary shares, which consists of 1,273,125 ordinary shares underlying warrants and 14,000,000 ordinary shares underlying the contingent value rights
Securities that may be offered and sold from time to time by the Selling Securityholders in a secondary offering	Up to 71,210,599 ordinary shares, up to 1,237,125 warrants and up to 4,139,842 Class A CVRs.
Terms of warrants	Each warrant entitles the registered holder to purchase one ordinary share at a price of $11.50 per share. Our warrants expire on July 13, 2027 at 5:00 p.m., New York City time.
Offering prices

The securities offered by this prospectus may be offered and sold at prevailing market prices, privately negotiated prices or such other prices as the Selling Securityholders may determine. See “Plan of Distribution.”

Ordinary shares issued and outstanding prior to any exercise of warrants	71,377,747 ordinary shares (as of February 10, 2023).
Warrants issued and outstanding	9,942,964 warrants (as of February 10, 2023).
Ordinary shares to be issued and outstanding assuming exercise of all warrants	81,320,711 ordinary shares (as of February 10, 2023).
Use of proceeds

We may receive up to an aggregate of $115.3 million from the exercise of all of the Gorilla warrants issued and outstanding, assuming the exercise in full of all of the warrants for cash. If the warrants are exercised pursuant to a cashless exercise feature, we will not receive any cash from these exercises. The exercise price of our warrants is $11.50 per share, subject to adjustment. We believe that the likelihood that warrant holders determine to exercise their warrants, and therefore the amount of cash proceeds that we would receive, is dependent upon the market price of our ordinary shares. If the market price for our ordinary shares is less than the exercise price of the warrants (on a per share basis), we believe that warrant holders will be very unlikely to exercise any of their warrants, and accordingly, we will not receive any such proceeds. There is no assurance that the warrants will be “in the money” prior to their expiration or that the warrant holders will exercise their warrants. As of February 10, 2023, the closing price of our ordinary shares was $6.31 per share. Holders of the private placement warrants have the option to exercise the private placement warrants on a cashless basis in accordance with the warrant agreement. To the extent that any warrants are exercised on a cashless basis, the amount of cash we would receive from the exercise of the warrants will decrease. We expect to use the net proceeds from the exercise of the warrants, if any, for general corporate purposes. Our management will have broad discretion over the use of proceeds from the exercise of the warrants. See “Use of Proceeds.”

All of the ordinary shares and warrants (including shares issuable upon the exercise of such warrants) offered by the Selling Securityholders pursuant to this prospectus will be sold by the Selling Securityholders for their respective accounts. We will not receive any of the proceeds from these sales.

Dividend Policy

We have never declared or paid any cash dividend on our ordinary shares. We currently intend to retain any future earnings and do not expect to pay any dividends in the foreseeable future. Any further determination to pay dividends on our ordinary shares would be at the discretion of our board of directors, subject to applicable laws, and would depend on our financial condition, results of operations, capital requirements, general business conditions, and other factors that our board of directors may deem relevant.

Market for our ordinary shares and warrants	Our ordinary shares and warrants are listed on the Nasdaq Stock Market LLC (“Nasdaq”) under the trading symbols “GRRR” and “GRRRW,” respectively.
Risk factors	Prospective investors should carefully consider the “Risk Factors” beginning on page 7 herein for a discussion of certain factors that should be considered before buying the securities offered hereby.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the risks described below before making an investment decision. Our business, prospects, financial condition, or operating results could be harmed by any of these risks, as well as other risks not known to us or that we consider immaterial as of the date of this prospectus. The trading price of our securities could decline due to any of these risks, and, as a result, you may lose all or part of your investment.

Risks Related to Gorilla’s Business and Industry

Gorilla expects to invest substantially in research and development for the purpose of developing and commercializing new services, and these investments could significantly reduce its profitability or increase its losses and may not generate revenue for Gorilla.

Gorilla’s future growth depends on its ability to enhance its existing services and introduce new services that achieve market acceptance and penetrate new markets. Therefore, Gorilla plans to incur substantial research and development costs as part of its efforts to develop and commercialize new services and enhance existing services. Gorilla’s research and development expenses were approximately US$15.05 million and US$14.34 million during the years ended December 31, 2021 and 2020, respectively, and are likely to grow in the future. Future research and development expenses will adversely affect Gorilla’s future results of operations. In addition, Gorilla’s research and development program may not produce successful results, and even if it does successfully produce new services, those services may not achieve market acceptance, create additional revenue or become profitable.

If Gorilla does not develop enhancements to its services and introduce new services that achieve market acceptance, its growth, business, results of operations and financial condition could be adversely affected.

Gorilla’s ability to attract new clients and increase revenue from existing clients depends, in part, on its ability to enhance and improve its existing services, increase adoption and usage of its services, and introduce new services. The success of any enhancements or new services depends on several factors, including timely completion, adequate quality testing, actual performance quality, market accepted pricing levels and overall market acceptance.

Enhancements, such as additional technology features, and new services, such as software licenses and data services, that Gorilla develops may not be introduced in a timely or cost-effective manner, may contain errors or defects, may have interoperability difficulties with its platform or other services or may not achieve the broad market acceptance necessary to generate significant revenue. Furthermore, Gorilla’s ability to increase the usage of its services depends, in part, on the development of new uses for its services, which may be outside of its control. Its ability to generate usage of additional services by its data consumers may also require increasingly sophisticated and more costly sales efforts and result in a longer sales cycle. If Gorilla is unable to successfully enhance its existing services to meet evolving data consumer requirements, increase adoption and usage of its services, develop new services, or if its efforts to increase the usage of its services are more expensive than Gorilla expects, then its business, results of operations and financial condition would be adversely affected.

If Gorilla is unsuccessful at investing in growth opportunities, its business could be materially and adversely affected.

Gorilla continues to invest significantly in growth opportunities, including the development of new technologies and services to meet its clients’ needs. For example, Gorilla and ITOCHU Techno-Solutions Corporation, are collaborating on project which aims to deliver edge AI computer vision solutions like IVAR® video analytics to clients and customers in Japan. Gorilla also continues to invest significantly in growth opportunities outside the Asia-Pacific and in particular the European Union and United States. Gorilla considers its presence in these markets to be an important component of its growth strategy.

There is no assurance that Gorilla’s growth strategy will be successful or will produce a sufficient or any return on its investments. Further, if Gorilla is unable to develop new technologies and services or its new technologies and services do not work as intended or there are delays in the availability or adoption of its new technologies and services, then Gorilla may not be able to grow its business or growth may occur slower than anticipated.

Additionally, although Gorilla anticipates continued growth in the video intelligence, IoT technologies and cybersecurity markets, such growth may occur more slowly or not at all, and Gorilla may not benefit from its investments.

Gorilla plans to fund growth opportunities with cash from operations or from future financings. There can be no assurance that those sources will be available in sufficient amounts to fund future growth opportunities when needed.

Any of the foregoing could adversely affect our business, results of operations and financial condition.

Seasonality may cause fluctuations in our results of operations and position.

Historically, the first quarter of Gorilla’s fiscal year generally has relatively lower sales, and sales generally increase in each subsequent quarter with substantial increases during the fourth quarter ending December 31. Gorilla believes that this seasonality results from a number of factors, including:

•        The fiscal year end procurement cycle of Gorilla’s government customers;

•        The fiscal year budgeting process for Gorilla’s government customers;

•        Seasonal reductions in business activity during the first quarter of each fiscal year in Asia and certain other regions; and

•        Timing of projects and Gorilla’s customers’ evaluation of our work progress.

This seasonality has historically impacted and may in the future continue to impact the timing of collections and recognized revenue. Because a significant portion of Gorilla’s customer contracts are typically finalized near the end of the year, and Gorilla typically invoices customers upon delivery of our services and acceptance by Gorilla’s customers, Gorilla receives a significant portion of its customer payments near the end of the year and records an increase in contract contingent liabilities. While Gorilla has historically billed and collected payments for multiple contract years from certain customers in advance, it has and may continue to shift to collecting payments on an annual or other basis.

While this has been the historical seasonal pattern of Gorilla’s quarterly sales, Gorilla believes that its customers’ required timing for certain new government or commercial programs requiring new services may outweigh the nature or magnitude of seasonal factors that might have influenced our business to date. As a result, Gorilla may experience future growth from additional government or commercial mandates that do not follow the seasonal purchasing and evaluation decisions by its customers that Gorilla has historically observed.

For example, increased government spending on technology aimed at surveillance or cybersecurity may drive customer demand at different times throughout Gorilla’s fiscal year, the timing of which Gorilla may not be able to anticipate and may cause fluctuations in its results of operations.

Gorilla’s growth in recent years may obscure the extent to which seasonality trends have affected its business and may continue to affect its business. We expect that seasonality will continue to materially impact Gorilla’s business in the future and may become more pronounced over time. The seasonality of Gorilla’s business may cause continued or increased fluctuations in its results of operations and cash flows, which may prevent Gorilla from achieving its quarterly or annual forecasts or meeting or exceeding the expectations of research analysts or investors, which in turn may cause a decline in the trading price of our ordinary shares.

Gorilla may need to raise additional funds in the future in order to execute its business plan, and these funds may not be available to Gorilla when it needs them or on favorable terms. If Gorilla cannot raise additional funds when it needs them, its business, financial condition and results of operations could be adversely affected.

Gorilla may require additional capital in the future in order to fund its growth strategy or to respond to technological advancements, competitive dynamics or technologies, data consumer demands, business opportunities, challenges, acquisitions or unforeseen circumstances. It may also determine there is a need to raise equity or debt financing for other reasons. For example, in order to further enhance business relationships with current or potential customers or partners, Gorilla may issue equity or equity-linked securities to such current or potential customers or partners.

Gorilla may not be able to timely secure debt or equity financing on favorable terms, or at all. If Gorilla raises additional funds through the issuance of equity or convertible debt or other equity-linked securities, its existing shareholders could experience significant dilution. In addition, any debt financing obtained by Gorilla in the future, whether in the form of a credit facility or otherwise, could involve restrictive covenants relating to its capital raising activities and other financial and operational matters, which may make it more difficult for Gorilla to obtain additional capital and to pursue business opportunities, including potential acquisitions. If Gorilla is unable to obtain adequate financing or financing on terms satisfactory to Gorilla when Gorilla requires it, Gorilla’s ability to continue to grow or support its business and to respond to business challenges could be significantly limited. In addition, because Gorilla’s decision to issue debt or equity in the future will depend on market conditions and other factors beyond its control, it cannot predict or estimate the amount, timing, nature or success of its future capital raising efforts.

Gorilla has experienced moderate growth in the past five years, and if Gorilla fails to effectively manage its growth, then its business, results of operations and financial condition could be adversely affected.

Gorilla has experienced moderate growth in its business since 2016 when Gorilla developed its edge AI capabilities in video analytics and cyber analytics. For example, Gorilla has also experienced significant growth in the number of data consumers, usage and amount of data that its platform and associated infrastructure support. This growth has placed, and may continue to place, significant demands on its corporate culture, operational infrastructure and management. Any failure to manage Gorilla’s anticipated growth and organizational changes in a manner that preserves the key aspects of its culture and services could adversely affect Gorilla’s overall chance for future success, including its ability to recruit and retain personnel, and effectively focus on and pursue its corporate objectives. This, in turn, could adversely affect its business, financial condition and results of operations.

In addition, Gorilla’s ability to manage its operations and future growth will require Gorilla to continue to improve its operational, financial and management controls, compliance programs with multiple and changing foreign laws and regulations and reporting systems. Gorilla is currently in the process of strengthening its compliance programs, including its compliance programs related to data protection, privacy and cybersecurity and anti-corruption. Gorilla may not be able to implement improvements in an efficient or timely manner and may discover deficiencies in existing controls, programs, systems and procedures, which could have an adverse effect on its business, reputation, results of operations and financial condition.

Gorilla relies, in part, on partnerships to grow its business. The partnerships may not produce the financial or operating results that Gorilla anticipates. In addition, if Gorilla is unable to enter into partnerships, or successfully maintain them, its growth may be adversely impacted.

Historically, Gorilla has relied, in part, on a variety of partnerships to grow its business, including partnering with leading technology companies and government agencies. The majority of the partnerships allow Gorilla to provide data services as part of services provided by the partners, thereby increasing Gorilla’s customer base without the need to address the customers directly.

Any partnerships Gorilla enters into may not be on favorable terms, and the expected benefits and growth from these partnerships may not materialize as planned. Gorilla may have difficulty assimilating new partnerships and their services, technologies, IT systems and personnel into its operations. IT and data security profiles of partners may not meet its technological standards and may take longer to integrate and remediate than planned. This may result in significantly greater transaction and integration costs for future partnerships than Gorilla has experienced historically, or it could mean that Gorilla will not pursue certain partnerships where the costs of integration and remediation are too significant. These difficulties could disrupt its ongoing business, increase its expenses and adversely affect its business, results of operations and financial condition.

Despite its past experience, opportunities to grow its business through partnerships may not be available to Gorilla in the future.

Historically, a single customer has accounted for a material portion of Gorilla’s revenues and, therefore, the loss of that customer could materially and adversely affect its business, results of operations and financial condition.

Gorilla’s products and services are widely used by organizations of all sizes across a broad range of industries, including public sector. In 2021, we had 111 total customers. One of Gorilla’s customers, Criminal Investigation Bureau of Taiwan (“CIB”) accounted for approximately 16% of our revenue in fiscal year 2021. Gorilla’s relationship with CIB was built based upon winning the bids, of which CIB set out the specifications and the requirements of services or products, pursuant to Taiwan’s Government Procurement Act, which strictly governs the bidding process and the performance of the relevant obligations and agreements. Failure to (1) meet or maintain the qualifications specified in the tender documentations; (2) provide a competitive pricing with respect to certain project; or (3) perform obligations under the tender documentations or agreements with governmental agencies (such as CIB) would lead to loss of bid and loss of customer or termination or cancellation of existing agreements with governmental agencies. The loss of this customer could result in a significant reduction of Gorilla’s anticipated revenues, which could materially and adversely affect our business, results of operations and financial condition.

In Gorilla’s ordinary course of business, it has entered into multiple agreements with CIB pursuant to which revenue was generated during fiscal year 2021. The agreements between Gorilla and CIB govern the establishment of facilities and utilization of Gorilla’s technologies by CIB, and the contents of which are subject to confidentiality provided in those agreements. The contents of, entering into and performance of those agreement are strictly governed by Taiwan’s Government Procurement Act.

Gorilla’s business depends on expanding our base of clients and our clients increasing their use of our services, and our inability to expand our base of, or lose any of, our clients or decline in their use of our services could materially and adversely affect its business, results of operations and financial condition.

Gorilla’s ability to grow as a business and generate revenue growth depends, in part, on our ability to expand our base of clients, maintain and grow our relationships with existing clients and that our clients increase their use of our services. If Gorilla is not successful in attracting new clients or its existing clients do not increase their use of our services, then our revenue growth may decline, and our financial condition and results of operations may be adversely affected. Clients are charged based on the use of our services. Many of Gorilla’s clients do not have long-term contractual financial commitments to Gorilla and, therefore, most of our clients may reduce or cease their use of its services at any time without penalty or termination charges. Clients may terminate or reduce their use of its services for any number of reasons, including if they are not satisfied with its services, the value proposition of its services or its ability to meet their needs and expectations.

Gorilla cannot accurately predict our clients’ usage levels and our inability to attract new clients or the loss of clients or reductions in their use levels of our services may each have a negative impact on our business, financial condition and results of operations, and may slow our growth in the future if clients are not satisfied with our services, the value proposition of our products and services, or our ability to meet the needs of our clients and their expectations. If a significant number of clients cease using, or reduce their use of our services, then Gorilla may be required to spend significantly more on sales and marketing than we currently spend in order to maintain or increase revenue from our clients, which could adversely affect its business, results of operations and financial condition.

If Gorilla fails to adapt and respond effectively to rapidly changing technology, evolving industry standards, changing regulations, and changing client needs, requirements or preferences, our products and services may become less competitive.

The markets for video intelligence, IoT technologies, and cybersecurity are subject to rapid technological change, evolving industry standards, changing regulations, as well as changing customer needs, requirements and preferences. The success of Gorilla’s business will depend, in part, on its ability to adapt and respond effectively to these changes on a timely basis. If Gorilla is unable to develop new services that satisfy our clients’ needs and provide enhancements and new features to our existing services that keep pace with rapid technological and industry changes, our business, financial condition and results of operations could be adversely affected. If new technologies emerge and we are not able to deliver services at competitive prices, more efficiently, more conveniently or more securely, such technologies could adversely impact our ability to compete effectively.

Our platform must integrate with a variety of networks, hardware, mobile and software platforms and technologies, and Gorilla needs to continuously modify and enhance our services and products to adapt to changes and innovation in our markets. If data providers, partners or clients adopt new software platforms or infrastructures, Gorilla may be required to develop new or enhanced versions of our services or products to work with those new platforms or infrastructures. This development effort may require significant resources, which would adversely affect its business, financial condition and results of operations. Any failure of its services and products to operate effectively with evolving or new platforms and technologies could reduce the demand for our services. If Gorilla is unable to respond to these changes in a cost-effective manner, our services may become less marketable and less competitive or obsolete, and our business, results of operations and financial condition could be adversely affected.

The market for Gorilla’s edge AI services and products is relatively new, and may decline or experience limited growth, and our business is dependent on our clients’ continuing adoption and use our services and products.

The edge AI market is relatively new and is subject to a number of risks and uncertainties. Gorilla has developed an edge AI and video management system, IVAR® (Intelligent Video Analytics Recorder), which is an edge AI based platform. Through IVAR®, we deliver our edge AI services to our clients, which include managed service providers, distributors, system integrators and hardware manufacturers in the healthcare, transportation, manufacturing or retail sectors, among others. Gorilla believes that our future success will significantly depend on the growth, if any, of this market and the use of our services and products, including our IVAR® real-time analytics technology.

The use of edge AI is still relatively new, and consumers may not recognize the need for or benefits of our services and products. If consumers do not recognize the need for and benefits of our services and products, then they may decide to adopt alternative services to satisfy some portion of their business needs. In order to grow our business and extend our market position, Gorilla intends to focus on educating potential customers about the benefits of our services and products, expanding the range of Gorilla’s services and bringing new technologies to market to increase market acceptance and use of our platform. Gorilla’s ability to expand the market that our services and products address depends upon a number of factors, including the cost, performance and perceived value associated with our services and products. The market for our services and products could fail to grow significantly or there could be a reduction in demand for our services and/or products as a result of a lack of acceptance, technological challenges, competing services, a decrease in spending by current and prospective customers, weakening economic conditions and other causes. If the edge AI market does not experience significant growth, or demand for its services and/or products decreases, then our business, financial condition and results of operations could be adversely affected.

The competitive position of our platforms depends, in part, on its ability to operate with third-party products and services, and if we are not successful in maintaining and expanding the compatibility of our platforms with such third-party products and services, our business, financial condition, and results of operations could be adversely impacted.

The competitive position of our platforms depends, in part, on their ability to operate with products and services of third parties, software services, and infrastructure, including but not limited to, in connection with our sales relationships, platform partnerships, strategic alliances, and other similar arrangements, where applicable. As such, we must continuously modify and enhance our platforms to adapt to changes in, or to be integrated or otherwise compatible with, hardware, software, networking, browser, and database technologies. In the future, one or more technology companies may choose not to support the operation of their hardware, software or infrastructure, or our platforms may not support the capabilities needed to operate with such hardware, software or infrastructure. In addition, to the extent that a third-party was to develop software or services that compete with ours, that provider may choose not to support one or more of our platforms. We intend to facilitate the compatibility of our platforms with various third-party hardware, software and infrastructure by maintaining and expanding our business and technical relationships. If we are not successful in achieving this goal, our business, financial condition and results of operations could be adversely impacted.

Gorilla partners with industry leading technology companies to provide end-to-end solutions for different verticals. If Gorilla is unable to develop and expand its relationships with such companies, then Gorilla’s business financial condition and results of operations could be adversely affected.

Gorilla believes that our continued growth depends, in part, upon developing and expanding strategic relationships with technology companies from cloud infrastructure providers, telecoms, chipset vendors and storage manufacturers. An important aspect of our business is that our edge AI harmonizes with a potential client’s existing IT infrastructure, which often utilizes hardware manufactured or software created by other technology companies.

If Gorilla fails to develop or expand relationships with other technology companies, Gorilla will be unable to grow its business and meet its customers’ needs, which would adversely affect its business, results of operations and financial condition.

Our platforms are complex and may have a lengthy implementation process, and any failure of our platforms to satisfy our customers or perform as desired could harm our business, results of operations, and financial condition.

Our platforms and services are complex and are deployed in a wide variety of network environments. Implementing our platforms can be a complex and lengthy process since we often configure our existing platforms for a customer’s unique environment. Inability to meet the unique needs of our customers may result in customer dissatisfaction and/or damage to our reputation, which could materially harm our business. Further, the proper use of our platforms may require training of the customer and the initial or ongoing services of our technical personnel as well as operations and maintenance services over the contract term. If training and/or ongoing services require more of our expenditures than we originally estimated, our margins will be lower than projected.

In addition, if our customers do not use our platforms correctly or as intended, inadequate performance or outcomes may result. It is possible that our platforms may also be intentionally misused or abused by customers or their employees or third parties who obtain access and use of our platforms. Similarly, our platforms sometimes used by customers with smaller or less sophisticated IT departments, potentially resulting in sub-optimal performance at a level lower than anticipated by the customer. Because our customers rely on our platforms and services to address important business goals and challenges, the incorrect or improper use or configuration of our platforms and operations and maintenance services, failure to properly train customers on how to efficiently and effectively use our platforms, or failure to properly provide implementation or analytical or maintenance services to our customers may result in contract terminations or non-renewals, reduced customer payments, negative publicity or legal claims against us. For example, as we continue to expand our customer base, any failure by us to properly provide these services may result in lost opportunities for follow-on expansion sales of our platforms and services.

Furthermore, if customer personnel are not well trained in the use of our platforms, customers may defer the deployment of our platforms and services, may deploy them in a more limited manner than originally anticipated, or may not deploy them at all. If there is substantial turnover of Gorilla or customer personnel responsible for procurement and use of our platforms, our platforms may go unused or be adopted less broadly, and our ability to make additional sales may be substantially limited, which could negatively impact our business, results of operations and growth prospects.

Any failure to offer high quality customer support to our clients may adversely affect Gorilla’s relationships with its clients and prospective clients, and adversely affect its business, results of operations and financial condition.

Many of Gorilla’s clients depend on our customer support team to assist them with implementing our services effectively, resolving post-implementation issues quickly and providing ongoing technology support. If Gorilla does not devote sufficient resources to customer support services, or is otherwise unsuccessful in assisting its clients effectively, it could adversely affect our ability to retain existing clients and our reputation, which could prevent prospective clients from adopting our services and products.

Gorilla may be unable to respond quickly enough to accommodate short-term increases in demand for customer support. We also may be unable to modify the nature, scope and delivery of its customer support to compete with changes in the support services provided by our competitors. Increased demand for customer support could increase costs, and without corresponding revenue, could adversely affect our business, results of operations and financial condition. Gorilla’s revenues are highly dependent on its business reputation. Any failure to maintain high quality customer support, or a market perception that it does not maintain high quality customer support, could erode customer trust and adversely affect its reputation, business, results of operations and financial condition.

We face intense competition in our markets, and we may lack sufficient financial or other resources to maintain or improve our competitive position.

The markets for our platforms are very competitive, and we expect such competition to continue or increase in the future. A significant number of companies are developing products that currently, or in the future may, compete with some or all aspects of our proprietary platforms. We may not be successful in convincing the management teams of our potential customers to deploy our platforms in lieu of existing software solutions or in-house software development projects often favored by internal IT departments or other competitive products and services. In addition, our competitors include large enterprise software companies, government contractors and system integrators, and we may face competition from emerging companies as well as established companies who have not previously entered this market. Additionally, we may be required to make substantial additional investments in our research, development, services, marketing and sales functions in order to respond to competition, and there can be no assurance that we will be able to compete successfully in the future.

Many of our existing competitors have, and some of our potential competitors could have, substantial competitive advantages such as:

•        Greater name recognition, longer operating histories, and larger customer bases;

•        Larger sales and marketing budgets and resources and the capacity to leverage their sales efforts and marketing expenditures across a broader portfolio of products;

•        Broader, deeper, or otherwise more established relationships with technology, channel and distribution partners, and customers;

•        Wider geographic presence or greater access to larger potential customer bases;

•        Greater focus in specific geographies;

•        Lower labor and research and development costs;

•        Larger and more mature intellectual property portfolios; and

•        Substantially greater financial, technical and other resources to provide services, to make acquisitions and to develop and introduce new products and capabilities.

In addition, some of our larger competitors have substantially broader and more diverse product and service offerings and may be able to leverage their relationships with distribution partners and customers based on other products or incorporate functionality into existing products to gain business in a manner that discourages customers from purchasing our platforms, including by selling at zero or negative margins, product bundling or offering closed technology platforms. Potential customers may also prefer to purchase from their existing provider rather than a new provider regardless of platform performance or features. As a result, even if the features of our platforms offer advantages that others do not, customers may not purchase our platforms. These larger competitors often have broader product lines and market focus or greater resources and may therefore not be as susceptible to economic downturns or other significant reductions in capital spending by customers. If we are unable to sufficiently differentiate our platforms from the integrated or bundled products of our competitors, such as by offering enhanced functionality, performance, or value, we may see a decrease in demand for those platforms, which could adversely affect our business, financial condition, and results of operations.

In addition, new, innovative start-up companies and larger companies that are making significant investments in research and development may introduce products that have greater performance or functionality, are easier to implement or use, incorporate technological advances that we have not yet developed, or implemented or may invent similar or superior platforms and technologies that compete with our platforms. Our current and potential competitors may also establish cooperative relationships among themselves or with third parties that may further enhance their resources.

Some of our competitors have made or could make acquisitions of businesses that allow them to offer more competitive and comprehensive solutions. As a result of such acquisitions, our current or potential competitors may be able to accelerate the adoption of new technologies that better address customer needs, devote greater resources to bring these products and services to market, initiate or withstand substantial price competition, or develop and expand their product and service offerings more quickly than we do. These competitive pressures in our market, or our failure to compete effectively, may result in fewer orders, reduced revenue and margins, and loss of market share. In addition, it is possible that industry consolidation may impact customers’ perceptions of the viability of smaller or even mid-size software firms and consequently customers’ willingness to purchase from such firms.

We may not compete successfully against our current or potential competitors. If we are unable to compete successfully, or if competing successfully requires us to take costly actions in response to the actions of our competitors, our business, financial condition and results of operations could be adversely affected. In addition, companies competing with us may have an entirely different pricing or distribution model. Increased competition could result in fewer customer orders, price reductions, reduced margins, and loss of market share, any of which could harm our business and results of operations.

Our reputation and business may be harmed by news or social media coverage of Gorilla, including, but not limited to, coverage that presents, or relies on, inaccurate, misleading, incomplete, or otherwise damaging information.

Publicly available information regarding Gorilla has historically been limited, in part due to the sensitivity of our work with customers or contractual requirements limiting or preventing public disclosure of certain aspects of our work or relationships with certain customers. As our business has grown and as interest in Gorilla and the technology industry overall has increased, we may attract significant attention from news and social media outlets, including unfavorable coverage and coverage, that is not directly attributable to statements authorized by our leadership, that incorrectly reports on statements made by our leadership or employees and the nature of our work, perpetuates unfounded speculation about company involvements, or that is otherwise misleading. If such news or social media coverage presents, or relies on, inaccurate, misleading, incomplete or otherwise damaging information regarding Gorilla, such coverage could damage our reputation in the industry and with current and potential customers, employees, and investors, and our business, financial condition, results of operations, and growth prospects could be adversely affected. Due to the sensitive nature of our work and our confidentiality obligations and despite our ongoing efforts to provide increased transparency into our business, operations, and product capabilities, we may be unable to or limited in our ability to respond to such harmful coverage, which could have a negative impact on our business.

Our relationships with government customers and customers that are engaged in certain sensitive industries, including organizations whose products or activities are or are perceived to be harmful, could result in public criticism, including from political and social activists, and unfavorable coverage in the media. Activist criticism of our relationships with customers could potentially engender dissatisfaction among potential and existing customers, investors and employees with how we address political and social concerns in our business activities. Conversely, being perceived as yielding to activism targeted at certain customers could damage our relationships with certain customers, including governments and government agencies with which we do business, whose views may or may not be aligned with those of political and social activists. Actions we take in response to the activities of our customers, up to and including terminating our contracts or refusing a particular product use case could harm our brand and reputation. In either case, the resulting harm to our reputation could:

•        cause certain customers to cease doing business with us;

•        impair our ability to attract new customers, or to expand our relationships with existing customers;

•        diminish our ability to hire or retain employees;

•        undermine our standing in professional communities to which we contribute and from which we receive expert knowledge; or

•        prompt us to cease doing business with certain customers.

Any of these factors could adversely impact our business, financial condition, and results of operations.

We may not enter into relationships with potential customers if we consider their activities to be inconsistent with our organizational mission or values.

We generally do not enter into business with customers or governments whose positions or actions we consider inconsistent with our mission to support Western liberal democracy and its strategic allies. Our decisions to not enter into these relationships may not produce the long-term financial benefits and results that we expect, in which case our growth prospects, business and results of operations could be harmed. Although we endeavor to do business with customers and governments that are aligned with our mission and values, we cannot predict how the activities and values of our government and private sector customers will evolve over time, and they may evolve in a manner inconsistent with our mission.

We do not work with the Chinese communist party and have chosen not to host our platforms in China, which may limit our growth prospects.

Our leadership believes that working with the Chinese communist party is inconsistent with our culture and mission. We do not consider any sales opportunities with the Chinese communist party, do not host our platforms in China, and impose limitations on access to our platforms in China in order to protect our intellectual property, to promote respect for and defend privacy and civil liberties protections and to promote data security. Our decision to avoid this large potential market may limit our growth prospects and could adversely impact our business, results of operations, and financial condition, and we may not compete successfully against our current or potential competitors who choose to work in China.

Gorilla expects its results of operations to fluctuate on a quarterly and annual basis, which could cause the share price of the combined company to fluctuate or decline.

Gorilla’s quarterly results of operations have fluctuated in the past and may vary significantly in the future. As such, historical comparisons of its operating results may not be meaningful. Accordingly, the results of any one quarter should not be relied upon as an indication of future performance. Gorilla’s quarterly financial results may fluctuate as a result of a variety of factors, many of which are outside of its control and may not fully reflect the underlying performance of Gorilla’s business. These fluctuations could adversely affect Gorilla’s ability to meet its expectations or those of securities analysts or investors. If Gorilla does not meet these expectations for any period, the value of its business and its securities, or those of the combined company, could decline significantly. Factors that may cause these quarterly fluctuations include, without limitation, those listed below:

•        The timing of revenues generated in any quarter;

•        Pricing changes Gorilla may adopt to drive market adoption or in response to competitive pressure; Gorilla’s ability to retain its existing customers and attract new customers;

•        Gorilla’s ability to develop, introduce and sell services and products in a timely manner that meet customer requirements;

•        Disruptions in Gorilla’s sales channels or termination of its relationship with partners;

•        Delays in customers’ purchasing cycles or deferments of customers’ purchases in anticipation of new services or updates from Gorilla or its competitors;

•        Fluctuations in demand pressures for Gorilla’s products;

•        The mix of services sold in any quarter;

•        The duration of the global COVID-19 pandemic and the time it takes for economic recovery;

•        Political and economic instability, including instabilities associated with the armed conflict in Ukraine and any conflict or threat of conflict that may affect Taiwan;

•        The timing and rate of broader market adoption of Gorilla’s data service platform;

•        Market acceptance of Gorilla’s services and further technological advancements by Gorilla’s competitors and other market participants;

•        Any change in the competitive dynamics of Gorilla’s markets, including consolidation of competitors, regulatory developments and new market entrants;

•        Changes in the source, cost, availability of and regulations pertaining to materials Gorilla uses;

•        Adverse litigation, judgments, settlements or other litigation-related costs, or claims that may give rise to such costs; and

•        General economic, industry and market conditions, including trade disputes.

The ongoing global COVID-19 outbreak has significantly affected the growth of our business and operations.

The outbreak of the novel coronavirus and the COVID-19 disease that it causes has evolved into a global pandemic. In light of the uncertain and rapidly evolving situation relating to the spread of COVID-19, we have taken precautionary measures intended to minimize the risk of the virus to our employees, our customers and the communities in which we operate, including temporarily closing our offices worldwide and virtualizing, postponing, or cancelling customer, employee or industry events, which may negatively impact our business. While the COVID-19 pandemic has provided certain new opportunities for our business to expand, it has also created many negative headwinds that present risks to our business and results of operations. For example, the COVID-19 pandemic has generally disrupted the operations of our customers and prospective customers, and may continue to disrupt their operations, including as a result of travel restrictions and/or business shutdowns, uncertainty in the financial markets or other harm to their business and financial results, which could result in a reduction to information technology budgets, delayed purchasing decisions, longer sales cycles, extended payment terms, the timing of payments and postponed or cancelled projects, all of which would negatively impact our business and operating results, including sales and cash flows. We do not yet know the net impact of the COVID-19 pandemic on our business and cannot guarantee that it will not be materially negative. Although we continue to monitor the situation and may adjust our current policies as more information and public health guidance become available, the ongoing effects of the COVID-19 pandemic and/or the precautionary measures that we have adopted may create operational and other challenges, any of which could harm our business and results of operations.

Historically, a significant portion of our field sales, operations and maintenance, and professional services have been conducted in person. Currently, as a result of the work and travel restrictions related to the COVID-19 pandemic, and the precautionary measures that we have adopted, substantially all of our field sales and professional services activities are being conducted remotely, which has resulted in a decrease in our travel and office expenditures. However, we expect our travel expenditures to increase in the future, which could negatively impact our financial condition and results of operations. We do not yet know the extent of the negative impact of such restrictions and precautionary measures on our ability to attract new customers or retain and expand our relationships with existing customers.

In addition, COVID-19 may disrupt the operations of our customers and partners for an indefinite period of time, including as a result of travel restrictions and/or business shutdowns, all of which could negatively impact our business, financial condition and results of operations.

Furthermore, as a result of the COVID-19 pandemic, we did not require employees who are able to work remotely to come into the office from May 17, 2021 to July 27, 2021. It is possible that widespread remote work arrangements may continue in the future and could have a negative impact on our operations; the execution of our business plans; our ability to recruit, train, manage, and retain employees; the productivity and availability of key personnel and other employees necessary to conduct our business; and on third-party service providers who perform critical services for us, or otherwise cause operational failures due to changes in our normal business practices necessitated by the outbreak and related governmental actions. If a natural disaster, power outage, connectivity issue, or other event occurred that impacted our employees’ ability to work remotely, it may be difficult or, in certain cases, impossible, for us to continue our business for a substantial period of time. The increase in remote working may also result in increased consumer privacy, data security, and fraud risks, and our understanding of applicable legal and regulatory requirements, as well as the latest guidance from regulatory authorities in connection with the COVID-19 pandemic, may be subject to legal or regulatory challenge, particularly as regulatory guidance evolves in response to future developments.

More generally, the COVID-19 pandemic has and is expected to continue to adversely affect economies and financial markets globally, leading to a continued economic downturn, which is expected to decrease technology spending generally and could adversely affect demand for our platforms and services. It is not possible at this time to estimate the full impact that COVID-19 will have on our business, as the impact will depend on future developments, which are highly uncertain and cannot be predicted.

Moreover, to the extent the COVID-19 pandemic adversely affects our business, financial condition, and results of operations, it may also have the effect of heightening many of the other risks described in this “Risk Factors” section, including but not limited to, those related to our ability to increase sales to existing and new customers, continue to perform on existing contracts, develop and deploy new technologies, expand our marketing capabilities and sales organization, generate sufficient cash flow to service our indebtedness, and comply with the covenants in the agreements that govern our indebtedness.

Adverse global economic conditions, geopolitical issues and other conditions that impact our increasingly global operations could have a negative effect on our business, results of operations and financial condition and liquidity.

As a global company, our performance is affected by global economic conditions as well as geopolitical issues and other conditions with global reach. Macroeconomic weakness and uncertainty make it more difficult for us to manage our operations and accurately forecast financial results. As a result of the recent movement of Russian military units into provinces in Ukraine, the United States, the European Union, the United Kingdom and other jurisdictions have imposed sanctions on certain Russian and Ukrainian persons and entities, including certain Russian banks, energy companies and defense companies, and have imposed restrictions on exports of various items to Russian and certain regions of Ukraine (including the self-proclaimed Donetsk People’s Republic and Luhansk People’s Republic and Crimea). Moreover, on February 22, 2022, the Office of Foreign Assets Control of the United States issued sanctions aimed at limiting Russia’s ability to raise funds through sovereign debt. Such ongoing events between Ukraine and Russia could also increase China/Taiwan political tensions and U.S./China trade and other relations. These geopolitical issues have resulted in increasing global tensions and create uncertainty for global commerce. Any or all of these factors could negatively affect demand for our products and our business, financial condition and result of operations. In addition, new requirements or restrictions could come into effect which might increase the scrutiny on our business or result in one or more of our business activities being deemed to have violated sanctions. Our business and reputation could be adversely affected if the authorities of United States, the European Union, the United Nations, Taiwan or other jurisdictions were to determine that any of our activities constitutes a violation of the sanctions they impose or provides a basis for a sanctions designation of us.

Risks Related to Gorilla’s Intellectual Property, Information Technology, Data Privacy and Security

Gorilla may not be able to adequately protect or enforce its intellectual property rights or prevent unauthorized parties from copying or reverse engineering its solutions. Gorilla’s efforts to protect and enforce its intellectual property rights and prevent third parties from violating its rights may be costly.

The success of Gorilla’s services and its business depends, in part, on Gorilla’s ability to obtain patents and other intellectual property rights and maintain adequate legal protection for its products in the United States and other international jurisdictions. Gorilla relies on a combination of patent, copyright, service mark, and trade secret laws, as well as confidentiality procedures and contractual obligations, to establish and protect its proprietary rights, all of which provide only limited protection. Gorilla cannot assure you that any patents will be issued with respect to its currently pending patent applications, including in a manner that gives Gorilla adequate defensive protection or competitive advantages, if at all, or that any of Gorilla’s patents will not be challenged, invalidated or circumvented. Gorilla has filed for patents in the United States and in certain international jurisdictions, but such protections may not be available or applied for in all countries in which it operates or in which Gorilla seeks to enforce its intellectual property rights or may be difficult to enforce in practice. Gorilla cannot be certain that the steps it has taken will prevent unauthorized use of its technology or the reverse engineering of its technology. Moreover, others may independently develop technologies that are competitive to Gorilla or infringe Gorilla’s intellectual property.

Protecting against the unauthorized use of Gorilla’s intellectual property, products and other proprietary rights is expensive and can be difficult, particularly with respect to international jurisdictions. Unauthorized parties may attempt to copy or reverse engineer Gorilla’s solutions or certain aspects of Gorilla’s solutions that are considered proprietary. Litigation may be necessary in the future to enforce or defend Gorilla’s intellectual property rights, to prevent unauthorized parties from copying or reverse engineering its solutions, to determine the validity and scope of the proprietary rights of others or to block the importation of infringing products into the U.S. Any such litigation, regardless of merit, could be costly, divert the attention of management and may not ultimately be resolved in Gorilla’s favor.

Effective patent, trademark, service mark, copyright and trade secret protection may not be available or applied for in every country in which Gorilla’s products are available and competitors based in other countries may sell infringing products in one or more markets. An inability to adequately protect and enforce Gorilla’s intellectual property and other proprietary rights or an inability to prevent authorized parties from copying or reverse engineering its smart vision solutions or certain aspects of its solutions that Gorilla considers proprietary could adversely affect its business, operating results, financial condition and prospects.

In addition to patented technology, Gorilla relies on its unpatented proprietary technology, trade secrets, processes and know-how.

Gorilla relies on proprietary information (such as trade secrets, know-how and confidential information) to protect intellectual property that may not be patentable or subject to copyright, trademark, trade dress or service mark protection, or that Gorilla believes is best protected by means that do not require public disclosure.

Gorilla generally seeks to protect this proprietary information by entering into confidentiality agreements, or consulting, services or employment agreements that contain non-disclosure and non-use provisions with its employees, consultants, contractors and third parties. However, Gorilla may fail to enter into the necessary agreements, and even if entered into, these agreements may be breached or may otherwise fail to prevent disclosure, third-party infringement or misappropriation of its proprietary information, may be limited as to their term and may not provide an adequate remedy in the event of unauthorized disclosure or use of proprietary information. Gorilla has limited control over the protection of trade secrets used by its current or future manufacturing partners and suppliers and could lose future trade secret protection if any unauthorized disclosure of such information occurs. In addition, Gorilla’s proprietary information may otherwise become known or be independently developed by its competitors or other third parties. To the extent that its employees, consultants, contractors, advisors and other third parties use intellectual property owned by others in their work for Gorilla, disputes may arise as to the rights in related or resulting know-how and inventions. Costly and time-consuming litigation could be necessary to enforce and determine the scope of Gorilla’s proprietary rights, and failure to obtain or maintain protection for its proprietary information could adversely affect its competitive business position. Furthermore, laws regarding trade secret rights in certain markets where Gorilla operates may afford limited or no protection for its trade secrets.

Gorilla also relies on physical and electronic security measures to protect its proprietary information, but it cannot provide assurance that these security measures will not be breached or that these measures will provide adequate protection. There is a risk that third parties may obtain and improperly utilize Gorilla’s proprietary information to its competitive disadvantage. Gorilla may not be able to detect or prevent the unauthorized use of such information or take appropriate and timely steps to enforce its intellectual property rights.

Third-party claims that Gorilla is infringing intellectual property, whether successful or not, could subject it to costly and time-consuming litigation or expensive licenses, and its business could be adversely affected.

Although Gorilla has pending patents related to its products, a number of companies, both within and outside of the Gorilla’s industry, hold other patents covering systems and methods. In addition to these patents, participants in this industry typically also protect their technology, especially embedded software, through copyrights and trade secrets. As a result, there is frequent litigation based on allegations of infringement, misappropriation or other violations of intellectual property rights. Gorilla may receive, in the future, inquiries from other intellectual property holders and may become subject to claims that it infringes their intellectual property rights, particularly as Gorilla expands its presence in the market. In addition, third parties may claim that the names and branding of Gorilla’s products infringe their trademark rights in certain countries or territories. If such a claim were to prevail, Gorilla may be liable for damages, be forced to change the branding of its products in the affected territories, or may be required to pay royalties for a license (if a license is available at all).

Gorilla currently has a number of agreements in effect pursuant to which it has agreed to defend, indemnify and hold harmless its customers, suppliers, and partners from damages and costs which may arise from the infringement by Gorilla’s products of third-party patents or other intellectual property rights. The scope of these indemnity obligations varies, but may, in some instances, include indemnification for damages and expenses, including attorneys’ fees. Gorilla’s insurance may not cover all intellectual property infringement claims. A claim that its products infringe a third party’s intellectual property rights, even if without merit, could adversely affect Gorilla’s relationships with its customers, may deter future customers from purchasing its products and could expose Gorilla to costly litigation and settlement expenses. Even if Gorilla is not a party to any litigation between a customer and a third party relating to infringement by its products, an adverse outcome in any such litigation could make it more difficult for Gorilla to defend its products against intellectual property infringement claims in any subsequent litigation in which it is a named party. Any of these results could adversely affect Gorilla’s brand and operating results.

Gorilla’s defense of intellectual property rights claims brought against it or its customers, suppliers and channel partners, with or without merit, could be time-consuming, expensive to litigate or settle, divert management resources and attention and force Gorilla to acquire intellectual property rights or licenses, which may involve substantial royalty or other payments and may not be available on acceptable terms or at all. Further, a party making such a claim, if successful, could secure a judgment that requires Gorilla to pay substantial damages or obtain an injunction. An adverse determination also could invalidate Gorilla’s intellectual property rights and adversely affect its ability to offer its products to its customers and may require that Gorilla procure or develop substitute products that do not infringe, which could require significant effort and expense. Any of these events could adversely affect Gorilla’s business, operating results, financial condition and prospects.

If any of the systems of any third parties upon which we rely, our customers’ cloud or on-premises environments, or our internal systems, are breached or if unauthorized access to customer or third-party data is otherwise obtained, public perception of our platforms and operations and maintenance services may be harmed, and we may lose business and incur losses or liabilities.

Our success depends, in part, on our ability to provide effective data security protection in connection with our platforms and services, and we rely on information technology networks and systems to securely store, transmit, index, and otherwise process electronic information. Because our platforms and services are used by our customers to store, transmit, index or otherwise process and analyze large data sets that often contain proprietary, confidential and/or sensitive information (including in some instances personal or identifying information), our software is perceived as an attractive target for attacks by computer hackers or others seeking unauthorized access, and our software faces threats of unintended exposure, exfiltration, alteration, deletion or loss of data. Additionally, because many of our customers use our platforms to store, transmit, and otherwise process proprietary, confidential, or sensitive information, and complete mission critical tasks, they have a lower risk tolerance for security vulnerabilities in our platforms and services than for vulnerabilities in other, less critical, software products and services.

We, and the third-party vendors upon which we rely, have experienced, and may in the future experience, cybersecurity threats, including threats or attempts to disrupt our information technology infrastructure and unauthorized attempts to gain access to sensitive or confidential information. Our and our third-party vendors’ technology systems may be damaged or compromised by malicious events, such as cyberattacks (including computer viruses, malicious and destructive code, phishing attacks and denial of service attacks), physical or electronic security breaches, natural disasters, fire, power loss, telecommunications failures, personnel misconduct and human error. Such attacks or security breaches may be perpetrated by internal bad actors, such as employees or contractors, or by third parties (including traditional computer hackers, persons involved with organized crime or foreign state or foreign state-supported actors). Cybersecurity threats can employ a wide variety of methods and techniques, which may include the use of social engineering techniques, are constantly evolving, and have become increasingly complex and sophisticated; all of which increase the difficulty of detecting and successfully defending against them. Furthermore, because the techniques used to obtain unauthorized access or sabotage systems change frequently and generally are not identified until after they are launched against a target, we and our third-party vendors may be unable to anticipate these techniques or implement adequate preventative measures. Although prior cyberattacks directed at us have not had a material impact on our financial results, and we are continuing to bolster our threat detection and mitigation processes and procedures, we cannot guarantee that future cyberattacks, if successful, will not have a material impact on our business or financial results. While we have security measures in place to protect our information and our customers’ information and to prevent data loss and other security breaches, we have not always been able to do so and there can be no assurance that in the future we will be able to anticipate or prevent security breaches or unauthorized access of our information technology systems or the information technology systems of the third-party vendors upon which we rely. Despite our implementation of network security measures and internal information security policies, data stored on personnel computer systems is also vulnerable to similar security breaches, unauthorized tampering or human error.

Many governments have enacted laws requiring companies to provide notice of data security incidents involving certain types of data, including personal data. In addition, most of our customers, including U.S. government customers, contractually require us to notify them of data security breaches. If an actual or perceived breach of security measures, unauthorized access to our system or the systems of the third-party vendors that we rely upon, or any other cybersecurity threat occurs, we may face direct or indirect liability, costs, or damages, contract termination, our reputation in the industry and with current and potential customers may be compromised, our ability to attract new customers could be negatively affected, and our business, financial condition and results of operations could be materially and adversely affected.

Further, unauthorized access to our or our third-party vendors’ information technology systems or data or other security breaches could result in the loss of information; significant remediation costs; litigation, disputes, regulatory action or investigations that could result in damages, material fines and penalties; indemnity obligations; interruptions in the operation of our business, including our ability to provide new product features, new platforms or services to our customers; damage to our operation technology networks and information technology systems; and other liabilities. Moreover, our remediation efforts may not be successful. Any or all of these issues, or the perception that any of them have occurred, could negatively affect our ability to attract new customers, cause existing customers to terminate or not renew their agreements, hinder our ability to obtain and maintain required or desirable cybersecurity certifications, and result in reputational damage, any of which could materially adversely affect our results of operations, financial condition, and future prospects. There can be no assurance that any limitations of liability provisions in our license arrangements with customers or in our agreements with vendors, partners, or others would be enforceable, applicable, or adequate or would otherwise protect us from any such liabilities or damages with respect to any particular claim.

We maintain cybersecurity insurance and other types of insurance, subject to applicable deductibles and policy limits, but our insurance may not be sufficient to cover all costs associated with a potential data security incident. We also cannot be sure that our existing general liability insurance coverage and coverage for cyber liability or errors or omissions will continue to be available on acceptable terms or will be available in sufficient amounts to cover one or more large claims or that the insurer will not deny coverage as to any future claim. The successful assertion of one or more large claims against us that exceed available insurance coverage, or the occurrence of changes in our insurance policies, including premium increases or the imposition of large deductible or co-insurance requirements, could harm our financial condition.

Issues in the use of artificial intelligence (including machine learning) in our platforms may result in reputational harm or liability.

AI is enabled by or integrated into many of our platforms and is a significant and potentially growing element of our business. As with many developing technologies, AI presents risks and challenges that could affect its further development, adoption, and use, and therefore our business. AI algorithms may be flawed. Datasets may be insufficient, of poor quality, or contain biased information. Inappropriate or controversial data practices by data scientists, engineers, and end-users of our systems could impair the acceptance of AI solutions. If the recommendations, forecasts, or analyses that AI applications assist in producing are deficient or inaccurate, we could be subjected to competitive harm, potential legal liability, and brand or reputational harm. For example, Article 22 of the EU/UK General Data Protection Regulation (further described later in this document) states that data subjects “shall have the right not to be subject to a decision based solely on automated processing, including profiling, which produces legal effects concerning him or her or similarly significantly affects him or her.” The use of AI can be categorized as automated individual decision-making. Further, some AI scenarios present ethical issues. Though our technologies and business practices are designed to mitigate many of these risks, if we enable or offer AI solutions that are controversial because of their purported or real impact on human rights, privacy, employment, or other social issues, we may experience brand or reputational harm.

We depend on computing infrastructure operated by Amazon Web Services (“AWS”), and other third parties to support some of our customers and any errors, disruption, performance problems, or failure in their or our operational infrastructure could adversely affect our business, financial condition, and results of operations.

We rely on the technology, infrastructure, and software applications, including software-as-a-service offerings, of certain third parties, such as AWS, in order to host or operate some or all of certain key platform features or functions of our business, including our cloud-based services (including IVAR®), customer relationship management activities, billing and order management, and financial accounting services. Additionally, we rely on computer hardware purchased in order to deliver our platforms and services. We do not have control over the operations of the facilities of the third parties that we use. If any of these third-party services experience errors, disruptions, security issues or other performance deficiencies; if they are updated such that our platforms become incompatible; if these services, software or hardware fail or become unavailable due to extended outages, interruptions, defects, or otherwise; or if they are no longer available on commercially reasonable terms or prices (or at all), these issues could result in errors or defects in our platforms, cause our platforms to fail, our revenue and margins could decline, or our reputation and brand to be damaged, we could be exposed to legal or contractual liability, our expenses could increase, our ability to manage our operations could be interrupted and our processes for managing our sales and servicing our customers could be impaired until equivalent services or technology, if available, are identified, procured and implemented, all of which may take significant time and resources, increase our costs, and could adversely affect our business. Many of these third-party providers attempt to impose limitations on their liability for such errors, disruptions, defects, performance deficiencies, or failures, and if enforceable, we may have additional liability to our customers or third-party providers.

We have experienced, and may in the future experience, disruptions, failures, data loss, outages, and other performance problems with our infrastructure and cloud-based offerings due to a variety of factors, including infrastructure changes, introductions of new functionality, human or software errors, employee misconduct, capacity constraints, denial of service attacks, phishing attacks, computer viruses, malicious or destructive code, or other security-related incidents, and our disaster recovery planning may not be sufficient for all situations. If we experience disruptions, failures, data loss, outages, or other performance problems, our business, financial condition, and results of operations could be adversely affected.

Our systems and the third-party systems upon which we and our customers rely are also vulnerable to damage or interruption from catastrophic occurrences such as earthquakes, floods, fires, power loss, telecommunication failures, cybersecurity threats, terrorist attacks, natural disasters, public health crises such as the COVID-19 pandemic, geopolitical and similar events, or acts of misconduct. Despite any precautions we may take, the occurrence of a catastrophic disaster or other unanticipated problems at our or our third-party vendors’ hosting facilities, or within our systems or the systems of third parties upon which we rely, could result in interruptions, performance problems, or failure of our infrastructure, technology, or platforms, which may adversely impact our business. In addition, our ability to conduct normal business operations could be severely affected. In the event of significant physical damage to one of these facilities, it may take a significant period of time to achieve full resumption of our services, and our disaster recovery planning may not account for all eventualities. In addition, any negative publicity arising from these disruptions could harm our reputation and brand and adversely affect our business.

Furthermore, our platforms are in many cases important or essential to our customers’ operations, including in some cases, their cybersecurity or oversight and compliance programs, and subject to service level agreements (“SLAs”). Any interruption in our service, whether as a result of an internal or third-party issue, could damage our brand and reputation, cause our customers to terminate or not renew their contracts with us or decrease use of our platforms and services, require us to indemnify our customers against certain losses, result in our issuing credit or paying penalties or fines, subject us to other losses or liabilities, cause our platforms to be perceived as unreliable or unsecure, and prevent us from gaining new or additional business from current or future customers, any of which could harm our business, financial condition, and results of operations.

Moreover, to the extent that we do not effectively address capacity constraints, upgrade our systems as needed, and continually develop our technology and network architecture to accommodate actual and anticipated changes in technology, our business, financial condition, and results of operations could be adversely affected. The provisioning of additional cloud hosting capacity requires lead time. AWS and other third parties have no obligation to renew their agreements with us on commercially reasonable terms, or at all. If AWS or other third parties increase pricing terms, terminate or seek to terminate our contractual relationship, establish more favorable relationships with our competitors, or change or interpret their terms of service or policies in a manner that is unfavorable with respect to us, we may be required to transfer to other cloud providers or invest in a private cloud. If we are required to transfer to other cloud providers or invest in a private cloud, we could incur significant costs and experience possible service interruption in connection with doing so, or risk loss of customer contracts if they are unwilling to accept such a change.

A failure to maintain our relationships with our third-party providers (or obtain adequate replacements), and to receive services from such providers that do not contain any material errors or defects, could adversely affect our ability to deliver effective products and solutions to our customers and adversely affect our business and results of operations.

Our policies regarding customer confidential information and support for individual privacy and civil liberties could cause us to experience adverse business and reputational consequences.

We strive to protect our customers’ confidential information and individuals’ privacy consistent with applicable laws, directives, and regulations. Consequently, we do not provide information about our customers to third parties without legal process. From time to time, government entities may seek our assistance with obtaining information about our customers or could request that we modify our platforms in a manner to permit access or monitoring. In light of our confidentiality and privacy commitments, we may legally challenge law enforcement or other government requests to provide information, to obtain encryption keys, or to modify or weaken encryption. To the extent that we do not provide assistance to or comply with requests from government entities, or if we challenge those requests publicly or in court, we may experience adverse political, regulatory, legal, business and reputational consequences, including among certain customers or portions of the public. Conversely, to the extent that we do provide such assistance, or do not challenge those requests publicly in court, we may experience adverse political, business, and reputational consequences from other customers or portions of the public arising from concerns over privacy or the government’s activities.

Failure to adequately obtain, maintain, protect and enforce our intellectual property and other proprietary rights could adversely affect our business.

Our success and ability to compete depends, in part, on our ability to protect proprietary methods and technologies that we develop under a combination of patent and other intellectual property and proprietary rights in Taiwan, the United States and other jurisdictions so that we can prevent others from using our inventions and proprietary information and technology. Despite our efforts, third parties may attempt to disclose, obtain, copy or use our intellectual property or other proprietary information or technology without our authorization, and our efforts to protect our intellectual property and other proprietary rights may not prevent such unauthorized disclosure or use, misappropriation, infringement, reverse engineering or other violation of our intellectual property or other proprietary rights. Effective protection of our rights may not be available to us or applied for in every country in which our platforms or services are available. The laws of some countries may not be as protective of intellectual property and other proprietary rights as those in Taiwan and the United States, and mechanisms for enforcement of intellectual property and other proprietary rights may be inadequate. Also, our involvement in standard setting activity or the need to obtain licenses from others may require us to license our intellectual property. Accordingly, despite our efforts, we may be unable to prevent third parties from using our intellectual property or other proprietary information or technology.

In addition, we may be the subject of intellectual property infringement or misappropriation claims, which could be very time-consuming and expensive to settle or litigate and could divert our management’s attention and other resources. These claims could also subject us to significant liability for damages if we are found to have infringed patents, copyrights, trademarks or other intellectual property rights, or breached trademark co-existence agreements or other intellectual property licenses and could require us to cease using or to rebrand all or portions of our platforms. Any of our patents, copyrights, trademarks or other intellectual property rights may be challenged by others or invalidated through administrative process or litigation.

While we have issued patents and patent applications pending, we may be unable to obtain patent protection for the technology covered in our patent applications or such patent protection may not be obtained quickly enough to meet our business needs. Furthermore, the patent prosecution process is expensive, time-consuming and complex, and we may not be able to prepare, file, prosecute, maintain and enforce all necessary or desirable patent applications at a reasonable cost or in a timely manner. The scope of patent protection also can be reinterpreted after issuance and issued patents may be invalidated. Even if our patent applications do issue as patents, they may not issue in a form that is sufficiently broad to protect our technology, prevent competitors or other third parties form competing with us or otherwise provide us with any competitive advantage.

In addition, any of our patents, copyrights, trademarks, or other intellectual property or proprietary rights may be challenged, narrowed, invalidated, held unenforceable, or circumvented in litigation or other proceedings, including, where applicable, opposition, re-examination, inter partes review, post-grant review, interference, nullification and derivation proceedings, and equivalent proceedings in foreign jurisdictions, and such intellectual property or other proprietary rights may be lost or no longer provide us meaningful competitive advantages. Such proceedings may result in substantial cost and require significant time from our management, even if the eventual outcome is favorable to us. Third parties also may legitimately and independently develop products, services, and technology similar to or duplicative of our platforms. In addition to protection under intellectual property laws, we rely on confidentiality or license agreements that we generally enter into with our corporate partners, employees, consultants, advisors, vendors, and customers, and generally limit access to and distribution of our proprietary information. However, we cannot be certain that we have entered into such agreements with all parties who may have or have had access to our confidential information or that the agreements we have entered into will not be breached or challenged, or that such breaches will be detected. Furthermore, non-disclosure provisions can be difficult to enforce, and even if successfully enforced, may not be entirely effective. We cannot guarantee that any of the measures we have taken will prevent infringement, misappropriation, or other violation of our technology or other intellectual property or proprietary rights. Because we may be an attractive target for cyberattacks, we also may have a heightened risk of unauthorized access to, and misappropriation of, our proprietary and competitively sensitive information. We may be required to spend significant resources to monitor and protect our intellectual property and other proprietary rights, and we may conclude that in at least some instances the benefits of protecting our intellectual property or other proprietary rights may be outweighed by the expense or distraction to our management. We may initiate claims or litigation against third parties for infringement, misappropriation, or other violation of our intellectual property or other proprietary rights or to establish the validity of our intellectual property or other proprietary rights. Any such litigation, whether or not it is resolved in our favor, could be time-consuming, result in significant expense to us and divert the efforts of our technical and management personnel. Furthermore, attempts to enforce our intellectual property rights against third parties could also provoke these third parties to assert their own intellectual property or other rights against us, or result in a holding that invalidates or narrows the scope of our rights, in whole or in part.

We have been, and may in the future be, subject to intellectual property rights claims, which are extremely costly to defend, could require us to pay significant damages and could limit our ability to use certain technologies.

Our success and ability to compete also depends, in part, on our ability to operate without infringing, misappropriating or otherwise violating the intellectual property or other proprietary rights of third parties. Companies in the software and technology industries, including some of our current and potential competitors, own large numbers of patents, copyrights, trademarks and trade secrets and frequently pursue litigation based on allegations of infringement, misappropriation or other violations of intellectual property rights. In addition, many of these companies have the capability to dedicate substantial resources to enforce their intellectual property rights and to defend claims that may be brought against them. Such litigation also may involve non-practicing patent assertion entities or companies who use their patents as a means to extract license fees by threatening costly litigation or that have minimal operations or relevant product revenue and against whom our patents may provide little or no deterrence or protection. We have received notices, and may continue to receive notices in the future, that claim we have infringed, misappropriated, misused or otherwise violated other parties’ intellectual property rights, and, to the extent we become exposed to greater visibility, we face a higher risk of being the subject of intellectual property infringement, misappropriation or other violation claims, which is not uncommon with respect to software technologies in particular. There may be third-party intellectual property rights, including issued patents or pending patent applications that cover significant aspects of our technologies, or business methods. There may also be third-party intellectual property rights, including trademark registrations and pending applications that cover the goods and services that we offer in certain regions. We may also be exposed to increased risk of being the subject of intellectual property infringement, misappropriation, or other violation claims as a result of acquisitions and our incorporation of open source and other third-party software into, or new branding for, our platforms, as, among other things, we have a lower level of visibility into the development process with respect to such technology or the care taken to safeguard against infringement, misappropriation, or other violation risks. In addition, former employers of our current, former, or future employees may assert claims that such employees have improperly disclosed to us confidential or proprietary information of these former employers. Any intellectual property claims, with or without merit, are difficult to predict, could be very time-consuming and expensive to settle or litigate, could divert our management’s attention and other resources, and may not be covered by the insurance that we carry. These claims could subject us to significant liability for damages, potentially including treble damages if we are found to have willfully infringed a third party’s intellectual property rights. These claims could also result in our having to stop using technology, branding or marks found to be in violation of a third party’s rights and any necessary rebranding could result in the loss of goodwill. We could be required to seek a license for the intellectual property, which may not be available on commercially reasonable terms or at all. Even if a license were available, we could be required to pay significant royalties, which would increase our expenses. As a result, we could be required to develop alternative non-infringing technology, branding or marks, which could require significant effort and expense. If we cannot license rights or develop technology for any infringing aspect of our business, we would be forced to limit or stop sales of one or more of our platforms or features, we could lose existing customers, and we may be unable to compete effectively. Any of these results would harm our business, financial condition, and results of operations.

Further, our agreements with customers and other third parties may include indemnification provisions under which we agree to indemnify them for losses suffered or incurred as a result of third-party claims of intellectual property infringement, misappropriation, or other violations of intellectual property rights, damages caused by us to property or persons, or other liabilities relating to or arising from our platforms, services, or other contractual obligations. Large indemnity payments could harm our business, financial condition, and results of operations. Any dispute with a customer with respect to such obligations could have adverse effects on our relationship with that customer and other existing customers and new customers and harm our business and results of operations.

Real or perceived errors, failures, defects or bugs in our platforms could adversely affect our results of operations and growth prospects.

Because we offer very complex platforms, undetected errors, defects, failures or bugs may occur, especially when platforms or capabilities are first introduced or when new versions or other product or infrastructure updates are released. Our platforms are often installed and used in large-scale computing environments with different operating systems, software products and equipment, and data source and network configurations, which may cause errors or failures in our platforms or may expose undetected errors, failures, or bugs in our platforms. Despite testing by us, errors, failures, or bugs may not be found in new software or releases until after commencement of commercial shipments. In the past, errors have affected the performance of our platforms and can also delay the development or release of new platforms or capabilities or new versions of platforms, adversely affect our reputation and our customers’ willingness to buy platforms from us, and adversely affect market acceptance or perception of our platforms. Many of our customers use our platforms in applications that are critical to their businesses or missions and may have a lower risk tolerance to defects in our platforms than to defects in other, less critical, software products. Any errors or delays in releasing new software or new versions of platforms or allegations of unsatisfactory performance or errors, defects or failures in released software could cause us to lose revenue or market share, increase our service costs, cause us to incur substantial costs in redesigning the software, cause us to lose significant customers, subject us to liability for damages and divert our resources from other tasks, any one of which could materially and adversely affect our business, results of operations and financial condition. In addition, our platforms could be perceived to be ineffective for a variety of reasons outside of our control. Hackers or other malicious parties could circumvent our or our customers’ security measures, and customers may misuse our platforms resulting in a security breach or perceived product failure.

Real or perceived errors, failures, or bugs in our platforms and services, or dissatisfaction with our services and outcomes, could result in customer terminations and/or claims by customers for losses sustained by them. In such an event, we may be required, or we may choose, for customer relations or other reasons, to expend additional resources in order to help correct any such errors, failures, or bugs. Although we have limitation of liability provisions in our standard software licensing and service agreement terms and conditions, these provisions may not be enforceable in some circumstances, may vary in levels of protection across our agreements, or may not fully or effectively protect us from such claims and related liabilities and costs. We generally provide a warranty for our software products and services and a service level agreement for our performance of software operations via our operations and maintenance services to customers. In the event that there is a failure of warranties in such agreements, we are generally obligated to correct the product or service to conform to the warranty provision as set forth in the applicable service level agreement, or, if we are unable to do so, the customer is entitled to seek a refund of the purchase price of the product and service (generally prorated over the contract term). The sale and support of our products also entail the risk of product liability claims. We maintain insurance to protect against certain claims associated with the use of our products, but our insurance coverage may not adequately cover any claim asserted against us. In addition, even claims that ultimately are unsuccessful could result in our expenditure of funds in litigation and divert management’s time and other resources.

In addition, our platforms integrate a wide variety of other elements, and our platforms must successfully interoperate with products from other vendors and our customers’ internally developed software. As a result, when problems occur for a customer using our platforms, it may be difficult to identify the sources of these problems, and we may receive blame for a security, access control, or other compliance breach that was the result of the failure of one of other elements in a customer’s or another vendor’s IT, security or compliance infrastructure. The occurrence of software or errors in data, whether or not caused by our platforms, could delay or reduce market acceptance of our platforms and have an adverse effect on our business and financial performance, and any necessary revisions may cause us to incur significant expenses. The occurrence of any such problems could harm our business, financial condition, and results of operations. If an actual or perceived breach of information correctness, auditability, integrity, or availability occurs in one of our customers’ systems, regardless of whether the breach is attributable to our platforms, the market perception of the effectiveness of our platforms could be harmed. Alleviating any of these problems could require additional significant expenditures of our capital and other resources and could cause interruptions, delays, or cessation of our product licensing, which could cause us to lose existing or potential customers and could adversely affect our business, financial condition, results of operations, and growth prospects.

The mishandling or even the perception of mishandling of sensitive information could harm Gorilla’s business.

Gorilla’s products are in some cases used by customers to compile and analyze highly sensitive or confidential information and data, including, in some cases, information or data used in intelligence gathering or law enforcement activities. Gorilla or its partners may receive or come into contact with customer’s sensitive or confidential information or data, including personally identifiable information, when Gorilla is asked to perform services or support functions for its customers. Gorilla or its partners may also receive or come into contact with such information in connection with Gorilla’s SaaS or other hosted or managed services offerings. Gorilla has implemented policies and procedures and use information technology systems to help ensure the proper handling of such information and data, including background screening of certain services personnel, non-disclosure agreements with employees and partners, access rules and controls on Gorilla’s information technology systems. Customers are also increasingly focused on the security of Gorilla’s products and Gorilla works to ensure their security, including through the use of encryption, access rights and other customary security features. However, these measures are designed to mitigate the risks associated with handling or processing sensitive data and cannot safeguard against all risks at all times. The improper handling of sensitive data, or even the perception of such mishandling (whether or not valid), or other security lapses by Gorilla or its partners or within Gorilla’s products, could reduce demand for Gorilla’s products or otherwise expose it to financial or reputational harm or legal liability.

Legal and Regulatory Risks Related to Gorilla’s Business

Gorilla’s operations and platform are subject to a variety of U.S. and international laws and regulations, including those regarding privacy, data protection and information security, and its data consumers may be subject to regulations related to the handling and transfer of certain types of sensitive and confidential information. Any failure of Gorilla’s platform and operations to comply with or enable data consumers to comply with applicable laws and regulations would harm its business, results of operations and financial condition.

Privacy is at the core of Gorilla’s technology. As a result, the platform and marketplace were designed to take into consideration the requirements of the General Data Protection Regulation 2016/679 (“GDPR”) and California Consumer Privacy Act of 2018 (“CCPA”). Gorilla has and continues to invest time and resources, including the review of its technology and systems to ensure its taking into consideration the requirements of applicable data privacy laws.

Gorilla and its data providers and data consumers may be subject to privacy and data protection-related laws and regulations that impose obligations in connection with the collection, processing and use of personal data. The U.S. federal and various state and foreign governments have adopted or proposed limitations on, or requirements regarding, the collection, distribution, use, security and storage of personal data of individuals. The U.S. Federal Trade Commission and numerous state attorneys general are applying federal and state consumer protection laws to impose standards on the online collection, use and dissemination of data, and to the security measures applied to such data.

Similarly, many foreign countries and governmental bodies, including the EU member states, have laws and regulations concerning the collection and use of personal data obtained from EU residents or by businesses operating within their jurisdiction. For example, from 1 January 2021, we are subject to the GDPR and also the UK GDPR, which, together with the amended UK Data Protection Act 2018, retains the GDPR in UK national law. Laws and regulations in these jurisdictions apply broadly to the collection, use, storage, disclosure and security of personal data that identifies or may be used to identify an individual, such as names, telephone numbers, email addresses, vehicle identification number, GPS location and, in some jurisdictions, IP addresses and other online identifiers.

For example, the GDPR, and national implementing legislation in the European Economic Area (“EEA”) member states and the United Kingdom, impose a strict data protection compliance regime including: providing detailed disclosures about how personal data is collected and processed (in a concise, intelligible and easily accessible form); demonstrating that an appropriate legal basis is in place or otherwise exists to justify data processing activities; granting new rights for data subjects in regard to their personal data (including the right to be “forgotten” and the right to data portability), as well as enhancing current rights (e.g., data subject access requests); introducing the obligation to notify data protection regulators or supervisory authorities (and in certain cases, affected individuals) of significant data breaches; defining for the first time pseudonymized (i.e., key-coded) data; imposing limitations on retention of personal data; maintaining a record of data processing; and complying with the principal of accountability and the obligation to demonstrate compliance through policies, procedures, training and audit.

Noncompliance with GDPR and the UK GDPR can respectively trigger fines equal to or greater of €20 million or 4% of global annual revenues. In addition to the foregoing, a breach of the GDPR or UK GDPR could result in regulatory investigations, reputational damage, orders to cease/change our processing of our data, enforcement notices, and/or assessment notices (for a compulsory audit). We may also face civil claims including representative actions and other class action type litigation (where individuals have suffered harm), potentially amounting to significant compensation or damages liabilities, as well as associated costs, diversion of internal resources, and reputational harm. Although Gorilla believes that its Gorilla Vehicle Data Platform currently meets the material requirements of GDPR, to the extent the requirements of GDPR change or are expanded, Gorilla may need to invest significant time and resources, including a review of its technology and systems currently in use against such changed or expanded requirements of GDPR. There are also additional EU laws and regulations (and member states implementations thereof) which govern the protection of consumers and of electronic communications. If Gorilla’s efforts to comply with GDPR or other applicable EU laws and regulations are not successful, Gorilla may be subject to penalties and fines, as well as the other action as noted above, that would adversely impact Gorilla’s business and results of operations, and its ability to conduct business in the EU could be significantly impaired.

We are also subject to European Union rules with respect to cross-border transfers of personal data out of the EEA and the United Kingdom. Recent legal developments in Europe have created complexity and compliance uncertainty regarding certain transfers of information from the EU to the United States. On July 16, 2020, the Court of Justice of the European Union (the “CJEU”) invalidated the EU-US Privacy Shield Framework. The CJEU also imposed substantial requirements upon the continued use of standard contractual clauses for data transfers from the EU to the United States. Further, the EU Commission published revised standard contractual clauses in 2021, which went into effect on June 27, 2021. Companies are required to use the revised standard contractual clauses after September 27, 2021, and must cease use of the legacy clauses by December 27, 2022. The terms of these revised standard contractual clauses may make the use of the clauses difficult or impossible to use under some circumstances. These recent developments may require us to review and amend the legal mechanisms by which we make and/ or receive personal data transfers to/ in the United States. As supervisory authorities issue further guidance on personal data export mechanisms, including circumstances where the standard contractual clauses cannot be used, and/or start taking enforcement action, we could suffer additional costs, complaints and/or regulatory investigations or fines, and/or if we are otherwise unable to transfer personal data between and among countries and regions in which we operate, it could affect the manner in which we provide our services, the geographical location or segregation of our relevant systems and operations, and could adversely affect our financial results. We and our customers are at risk of enforcement actions taken by European regulators until such point in time that we are able to ensure that all data transfers to the United States (and other countries deemed to be “third countries”) from the EU are legitimized.

We are also subject to evolving EU and U.K. privacy laws on cookies and e-marketing. In the EU and the U.K., regulators are increasingly focusing on compliance with requirements in the online behavioral advertising ecosystem, and current national laws that implement the European Directive 2002/58/EC, (the “ePrivacy Directive”) are highly likely to be replaced by an EU regulation known as the ePrivacy Regulation which will significantly increase fines for non-compliance. In the EU and the UK, informed consent is required for the placement of a cookie or similar technologies on a user’s device and for direct electronic marketing. The GDPR also imposes conditions on obtaining valid consent, such as a prohibition on pre-checked consents and a requirement to ensure separate consents are sought for each type of cookie or similar technology. While the text of the ePrivacy Regulation is still under development, a recent European court decision and regulators’ recent guidance are driving increased attention to cookies and tracking technologies. If regulators start to enforce the strict approach in recent guidance, this could lead to substantial costs, require significant systems changes, limit the effectiveness of our marketing activities, divert the attention of our technology personnel, adversely affect our margins, increase costs and subject us to additional liabilities. Regulation of cookies and similar technologies, and any decline of cookies or similar online tracking technologies as a means to identify and potentially target users, may lead to broader restrictions and impairments on our marketing and personalization activities and may negatively impact our efforts to understand users.

Furthermore, outside of the EU, Gorilla continues to see increased regulation of data privacy and security, including the adoption of more stringent subject matter specific state laws in the United States. For example, on July 8, 2019, Brazil enacted the General Data Protection Law (Lei Geral de Proteção de Dados Pessoais) (Law No. 13,709/2018) (“LGPD”) regulating the processing of personal data, which was enacted in August 2020. Also, on June 28, 2018, California enacted the California Consumer Privacy Act (“CCPA”), which took effect on January 1, 2020. The CCPA gives California residents expanded rights to access and delete their personal information, opt out of certain personal information sharing, and receive detailed information about how their personal information is used. The CCPA provides for civil penalties for violations, as well as a private right of action for data breaches that is expected to increase data breach litigation. Although Gorilla believes that its Gorilla Vehicle Data Platform currently meets the requirements of the CCPA, to the extent the requirements of CCPA change or are expanded may increase Gorilla’s compliance costs and potential liability. Some observers have noted that the CCPA could mark the beginning of a trend toward more stringent state privacy legislation in the U.S., which could increase Gorilla’s potential liability and adversely affect its business. For example, the states of Virginia and Colorado also have passed data protection laws, similar to the CCPA, which go into effect in 2023. Furthermore, California voters approved the California Privacy Rights Act (“CPRA”) on November 3, 2020, which will amend and expand the CCPA, including by providing consumers with additional rights with respect to their personal data. The CPRA will come into effect on January 1, 2023, applying to information collected by businesses on or after January 1, 2022. Gorilla continues to invest time and resources in reviewing our technology and systems to meet the evolving data privacy regulations, be they GDPR, CCPA or others. Restrictions on the collection, use, sharing or disclosure of personal data or additional requirements and liability for security and data integrity may require us to modify our business practices, limit our ability to develop new products and features and subject us to increased compliance obligations and regulatory scrutiny.

In addition, additional jurisdictions may impose data localization laws, which require personal information, or certain subcategories of personal information to be stored in the jurisdiction of origin. These regulations may inhibit Gorilla’s ability to expand into those markets or prohibit Gorilla from continuing to offer its marketplace in those markets without significant additional costs.

The uncertainty and changes in the requirements of multiple jurisdictions may increase the cost of compliance, delay or reduce demand for Gorilla’s platform, restrict its ability to offer its marketplace in certain locations, limit its ability to transfer data between jurisdictions or subject Gorilla to sanctions, by national data protection regulators, all of which could harm its business, financial condition and results of operations. Any such regulations may also restrict OEMs or other data providers from collecting, processing and sharing vehicle data which may adversely impact Gorilla’s business. Additionally, although Gorilla endeavors to have its platform and operations comply with applicable laws and regulations, Gorilla expects that there will continue to be new proposed laws, rules of self-regulatory bodies, regulations and industry standards concerning privacy, data protection and information security in the United States, the European Union and other jurisdictions, and Gorilla cannot yet determine the impact such future laws, rules, regulations and standards may have on its business or that of its data providers and data consumers, which may indirectly impact Gorilla. Furthermore, these and other obligations may be modified, they may be interpreted and applied in an inconsistent manner from one jurisdiction to another, and they may conflict with one another, other regulatory requirements, contractual commitments or its internal practices. As a result, it is possible that Gorilla or its platform or operations or the businesses of its data providers and data consumers, may not be, or may not have been, compliant with each such applicable law, regulation and industry standard and compliance with such new laws or to changes to existing laws may impact Gorilla’s business and practices, require Gorilla to expend significant resources to adapt to these changes and modify its platform and business, or to stop offering its platform in certain countries. These developments could adversely affect Gorilla’s business, results of operations and financial condition.

Gorilla also may be bound by contractual obligations relating to its collection, use and disclosure of personal and other data or may find it necessary or desirable to join industry or other self-regulatory bodies or other privacy or data protection-related organizations that require compliance with their rules pertaining to privacy and data protection.

Any failure or perceived failure by Gorilla, its platform or operations, or Gorilla’s data providers and data consumers, to comply with new or existing U.S., EU or other applicable privacy or data security laws, regulations, policies, industry standards or legal obligations, or any security incident that results in the unauthorized access to, or acquisition, share or transfer of, personal data or other customer data may result in governmental investigations, inquiries, enforcement actions and prosecutions, private litigation, fines and penalties, adverse publicity or potential loss of business.

Gorilla is subject to complex, evolving regulatory requirements that may be difficult and expensive to comply with and that could negatively impact its business.

Gorilla’s business and operations are subject to a variety of regulatory requirements in the United States and abroad, including, among other things, with respect to labor, tax, import and export, anti-corruption, data privacy and protection and communications monitoring and interception. Compliance with these regulatory requirements may be onerous and expensive, especially where these requirements are inconsistent from jurisdiction to jurisdiction or where the jurisdictional reach of certain requirements is not clearly defined or seeks to reach across national borders. Regulatory requirements in one jurisdiction may make it difficult or impossible to do business in another jurisdiction. Gorilla may also be unsuccessful in obtaining permits, licenses or other authorizations required to operate its business, such as for the import or export of its products. While Gorilla has implemented policies and procedures designed to achieve compliance with these laws and regulations, Gorilla also cannot assure you that it or its personnel will not violate applicable laws and regulations or its policies regarding the same.

Regulatory requirements may also influence market demand for many of Gorilla’s products and/or customer requirements for specific functionality and performance or technical standards. The domestic and international regulatory environment is subject to constant change, often based on factors beyond Gorilla’s control or anticipation, including political climate, budgets and current events, which could reduce demand for Gorilla’s products or require Gorilla to change or redesign products to maintain compliance or competitiveness.

Failure to comply with governmental laws and regulations could harm our business, and we have been, and expect to be, the subject of legal and regulatory inquiries, which may result in monetary payments or may otherwise negatively impact our reputation, business and results of operations.

As noted previously, our business is subject to regulation by various federal, state, local, and foreign governments in which we operate. Noncompliance with applicable regulations or requirements could subject us to investigations, administrative proceedings, sanctions, enforcement actions, disgorgement of profits, fines, damages, litigation, civil and criminal penalties, termination of contracts, exclusion from sales channels or sales opportunities, injunctions or other consequences. Such matters may include, but are not limited to, claims, disputes, allegations or investigations related to alleged violations of laws or regulations relating to anticorruption requirements, lobbying or conflict-of-interest requirements, export or other trade controls, data privacy or data protection requirements, or laws or regulations relating to employment, procurement, cybersecurity, securities, or antitrust/competition requirements. We may be subject to government inquiries that drain our time and resources, tarnish our brand among customers and potential customers, prevent us from doing business with certain customers or markets, including government customers, affect our ability to hire, attract and maintain qualified employees, or require us to take remedial action or pay penalties. From time to time, we receive formal and informal inquiries from governmental agencies and regulators regarding our compliance with laws and regulations or otherwise relating to our business or transactions. Any negative outcome from such inquiries or investigations or failure to prevail in any possible civil or criminal litigation could adversely affect our business, reputation, financial condition, results of operations, and growth prospects.

As the regulatory framework for artificial intelligence and machine learning technology evolves, our business, financial condition and results of operations may be adversely affected.

The regulatory framework for artificial intelligence and machine learning technology is evolving and remains uncertain. It is possible that new laws and regulations will be adopted in the United States and globally, or existing laws and regulations may be interpreted in new ways, that would affect the operation of our platform and the way in which we use artificial intelligence and machine learning technology, including with respect to fair lending laws. Further, the cost to comply with such laws or regulations could be significant and would increase our operating expenses, which could adversely affect our business, financial condition and results of operations.

Changes to the current regulations and currency restrictions in Hong Kong could materially and adversely affect Gorilla’s business operations in Hong Kong and Gorilla’s overall results of operation.

Gorilla differentiates Hong Kong from People’s Republic of China (“PRC”). Apart from the sovereign issues relating to Hong Kong and PRC, Hong Kong is still considered as an important portal for doing business and one of the global financial centers. Our operations in Hong Kong are our gateway to business relationships with our clients in South East Asia, and attributed approximately 11% of our revenue in 2021. Generally, there are no restrictions on foreign ownership in companies in Hong Kong, except for ownership in licenses in the broadcasting and cable industry, which we are not involved in such business operations. Hong Kong has in place monetary policy objectives to maintain a stable external exchange value of Hong Kong dollars, in terms of its exchange rate in the foreign exchange market against the US dollar. There are otherwise no foreign exchange controls in Hong Kong. There is generally a free flow of capital into and out of Hong Kong. Lastly, Hong Kong has no official ‘censorship’ law. The national security law (“NSL”) was enacted in 2020 which criminalizes four types of acts: secession, subversion, terrorist activities and collusion with a foreign country or with external elements to endanger national security. Whether and how the NSL may apply to Gorilla will depend on the Gorilla’s nature of business. If changes are made to the current restrictions on foreign ownership of companies in Hong Kong, the foreign exchange controls or later amendments to NSL, our business operations in Hong Kong and the results of operation may be materially and adversely affected.

Risks Related to Gorilla’s Incorporation in the Cayman Islands

Because we are incorporated under the laws of the Cayman Islands, you may face difficulties in protecting your interests, and your ability to protect your rights through the U.S. Federal courts may be limited.

We are an exempted company incorporated under the laws of the Cayman Islands. As a result, it may be difficult for investors to effect service of process within the United States upon our directors or officers, or enforce judgments obtained in the United States courts against our directors or officers.

Our corporate affairs are governed by our amended and restated memorandum and articles of association, the Companies Act and the common law of the Cayman Islands. The rights of shareholders to take action against the directors, actions by minority shareholders and the fiduciary responsibilities of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from English common law, the decisions of whose courts are of persuasive authority, but are not binding on a court in the Cayman Islands. The rights of our shareholders and the fiduciary responsibilities of our directors under Cayman Islands law are different from what they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands has a different body of securities laws as compared to the United States, and certain states, such as Delaware, may have more fully developed and judicially interpreted bodies of corporate law. In addition, Cayman Islands companies may not have standing to initiate a shareholders derivative action in a Federal court of the United States.

The courts of the Cayman Islands are unlikely (i) to recognize or enforce against us judgments of courts of the United States predicated upon the civil liability provisions of the federal securities laws of the United States or any state; and (ii) in original actions brought in the Cayman Islands, to impose liabilities against us predicated upon the civil liability provisions of the federal securities laws of the United States or any state, so far as the liabilities imposed by those provisions are penal in nature. In those circumstances, although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For a foreign judgment to be enforced in the Cayman Islands, such judgment must be final and conclusive and for a liquidated sum, and must not be in respect of taxes or a fine or penalty, inconsistent with a Cayman Islands judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the Cayman Islands (awards of punitive or multiple damages may well be held to be contrary to public policy). A Cayman Islands Court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

As a result of all of the above, public shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of the Board of Directors or controlling shareholders than they would as public shareholders of a United States company.

Recently introduced economic substance legislation of the Cayman Islands may adversely impact us or our operations.

The Cayman Islands, together with several other non-European Union jurisdictions, have recently introduced legislation aimed at addressing concerns raised by the Council of the European Union as to offshore structures engaged in certain activities which attract profits without real economic activity. With effect from January 1, 2019, the International Tax Co-operation (Economic Substance) Act (As Revised) (the “Substance Act”) came into force in the Cayman Islands introducing certain economic substance requirements for in-scope Cayman Islands entities which are engaged in certain “relevant activities,” which in the case of exempted companies incorporated before January 1, 2019, will apply in respect of financial years commencing July 1, 2019 onwards. As we are a Cayman Islands company, compliance obligations include filing annual notifications for us, which need to state whether we are carrying out any relevant activities and if so, whether we have satisfied economic substance tests to the extent required under the Substance Act. As it is a new regime, it is anticipated that the Substance Act will evolve and be subject to further clarification and amendments. We may need to allocate additional resources to keep updated with these developments, and may have to make changes to our operations in order to comply with all requirements under the Substance Act. Failure to satisfy these requirements may subject us to penalties under the Substance Act.

We may re-domicile or continue out of the Cayman Islands into another jurisdiction, and the laws of such jurisdiction will likely govern all of our material agreements and we may not be able to enforce our legal rights.

We may relocate the home jurisdiction of our business or re-domicile or continue out of the Cayman Islands to another jurisdiction. If we determine to do this, the laws of such jurisdiction would likely govern all of our material agreements. The system of laws and the enforcement of existing laws in such jurisdiction may not be as certain in implementation and interpretation as in the United States. The inability to enforce or obtain a remedy under any of our future agreements could result in a significant loss of business, business opportunities or capital. Any such reincorporation and the international nature of our business will likely subject us to foreign regulation.

Risks Related to Gorilla Being Located in Taiwan

Conditions in Taiwan could materially and adversely affect Gorilla’s business.

Many of Gorilla’s employees, including certain management members operate from its offices that are located in Neihu District of Taipei City, Taiwan. In addition, a number of Gorilla’s officers and directors are residents of Taiwan. Accordingly, political, economic and military conditions in Taiwan and the surrounding region may directly affect Gorilla’s business and operations.

Because our Company is located outside of the U.S., Gorilla is subject to the risks of doing business internationally, including periodic foreign economic downturns and political instability, which may adversely affect Gorilla’s revenue and cost of doing business in Taiwan.

Gorilla’s offices and employees are located in Taiwan. Foreign economic downturns may affect our results of operations in the future. Additionally, other facts relating to the operation of Gorilla’s business outside of the U.S. may have a material adverse effect on Gorilla’s business, financial condition and results of operations, including:

•        international economic and political changes;

•        the imposition of governmental controls or changes in government regulations, including tax laws, regulations and treaties;

•        changes in, or impositions of, legislative or regulatory requirements regarding the pharmaceutical industry;

•        compliance with U.S. and international laws involving international operations, including the Foreign Corrupt Practices Act and export control laws;

•        difficulties in achieving headcount reductions due to unionized labor and works councils;

•        restrictions on transfers of funds and assets between jurisdictions; and

•        China — Taiwan geo-political instability.

As Gorilla continues to operate its business, its success will depend in part, on its ability to anticipate and effectively manage these risks. The impact of any one or more of these factors could materially adversely affect Gorilla’s business, financial condition and results of operations.

Gorilla may be exposed to liabilities under the U.S. Foreign Corrupt Practices Act (“FCPA”) and Chinese anti-corruption law.

Gorilla is subject to the FCPA, and other laws that prohibit improper payments or offers of payments to foreign governments, foreign government officials and political parties by U.S. persons as defined by the statute for purposes of obtaining or retaining businesses. Gorilla may have agreements with third parties who may make sales in mainland China and the U.S., during the process of which Gorilla may be exposed to corruption. Activities in Taiwan create the risk of unauthorized payments or offers of payments by an employee, consultant or agent of Gorilla, because these parties are not always subject to Gorilla’s control.

Although Gorilla believes to date it has complied in all material aspects with the provisions of the FCPA and Chinese anti-corruption law, the existing safeguards and any future improvements may prove to be less than effective and any of Gorilla’s employees, consultants or agents may engage in corruptive conduct for which Gorilla might be held responsible. Violations of the FCPA or Chinese anti-corruption law may result in severe criminal or civil sanctions against Gorilla and individuals and therefore could negatively affect Gorilla’s business, operating results and financial condition. In addition, the Taiwanese government may seek to hold Gorilla liable as a successor for FCPA violations committed by companies in which Gorilla invests or acquires.

International operations expose Gorilla to currency exchange and repatriation risks, and Gorilla cannot predict the effect of future exchange rate fluctuations on its business and operating results.

Gorilla has business operations in Taiwan and collaborative activities in the U.S. Substantial amounts of revenues are received and expenses are incurred in both New Taiwan Dollars and U.S. Dollars. Thus, Gorilla has exposure to currency fluctuations. Gorilla cannot assure you that the effect of currency exchange fluctuations will not materially affect its revenues and net income in the future.

It may be difficult to enforce a U.S. judgment against Gorilla, its officers and directors and the Taiwanese experts named in this prospectus in Taiwan or the United States, or to assert U.S. securities laws claims in Taiwan or serve process on Gorilla’s officers and directors and these experts.

Most of Gorilla’s directors or officers are not residents of the United States and most of their and Gorilla’s assets are located outside the United States. Service of process upon Gorilla or its non-U.S. resident directors and officers and enforcement of judgments obtained in the United States against Gorilla or its non-U.S. directors and executive officers may be difficult to obtain within the United States. Gorilla have been informed by its legal counsel in Taiwan that it may be difficult to assert claims under U.S. securities laws in original actions instituted in Taiwan or obtain a judgment based on the civil liability provisions of U.S. federal securities laws. Taiwanese courts may refuse to hear a claim based on a violation of U.S. securities laws against Gorilla or its non-U.S. officers and directors because Taiwan may not be the most appropriate forum to bring such a claim. In addition, even if a Taiwanese court agrees to hear a claim, it may determine that Taiwanese law and not U.S. law is applicable to the claim. If U.S. law is found to be applicable, the content of applicable U.S. law must be proved as a fact, which can be a time-consuming and costly process. Certain matters of procedure will also be governed by Taiwanese law. Taiwanese courts might not enforce judgments rendered outside Taiwan, which may make it difficult to collect on judgments rendered against Gorilla or its non-U.S. officers and directors.

Moreover, among other reasons, including but not limited to, fraud or absence of due process, or the existence of a judgment which is at variance with another judgment that was given in the same matter if a suit in the same matter between the same parties was pending before a court or tribunal in Taiwan, a Taiwanese court will not enforce a non-Taiwanese judgment if it was given in a state whose laws do not provide for the enforcement of judgments of Taiwanese courts (subject to exceptional cases) or if its enforcement is likely to prejudice its sovereignty or security.

Risks Related to the Gorilla Financial Statements and Internal Control Over Financial Reporting

If we fail to implement and maintain an effective system of internal controls or fail to remediate the material weaknesses in our internal control over financial reporting that has been identified, we may be unable to accurately report our results of operations or prevent fraud or fail to meet our reporting obligations, and investor confidence and the market price of our shares may be materially and adversely affected.

Prior to the proposed transaction, we have been a private company with limited accounting personnel and other resources with which to address our internal controls and procedures. Our independent registered public accounting firm has not conducted an audit of our internal control over financial reporting. In connection with the preparation of our consolidated financial statements as of and for the years ended December 31, 2021 and 2020, we identified material weaknesses in our internal control over financial reporting, as defined in the standards established by the PCAOB. The material weaknesses identified arose from: (i) lack of sufficient number of professionals with an appropriate level of accounting and regulatory knowledge, training, and experience to appropriately analyze, record and disclose accounting matters timely and accurately with respect to Gorilla’s financial reporting and internal control over financial reporting framework; and (ii) lack of policies and procedures over evaluation of significant complex transactions and evaluation of certain general ledger accounts. Following the identification of the material weaknesses, we have taken and plan to continue to take remedial measures to remedy the weakness. However, the implementation of these measures may not fully address the material weaknesses in our internal control over financial reporting, and we cannot conclude that they have been fully remedied. Our failure to correct the material weaknesses or our failure to discover and address any other material weaknesses or control deficiencies could result in inaccuracies in our financial statements and could also impair our ability to comply with applicable financial reporting requirements and related regulatory filings on a timely basis. As a result, our business, financial condition, results of operations and prospects, as well as the trading price of our shares may be materially and adversely affected. Moreover, ineffective internal control over financial reporting significantly hinders our ability to prevent fraud. Furthermore, it is possible that, had our independent registered public accounting firm conducted an audit of our internal control over financial reporting, such firm might have identified additional material weaknesses and deficiencies.

Our management is responsible for establishing and maintaining adequate internal control over financial reporting. Internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements in accordance with the applicable accounting standards, which for us, is IFRS. We are a public company in the United States subject to the Sarbanes-Oxley Act of 2002. Section 404 of the Sarbanes-Oxley Act of 2002, or Section 404, requires that we include a report of management on our internal control over financial reporting in our annual report on Form 20-F beginning with our second annual report on Form 20-F. This assessment will need to include disclosures of any material weaknesses identified by our management in our internal control over financial reporting. The SEC defines a “material weakness” as a deficiency, or a combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis.

In addition, once we cease to be an “emerging growth company” as such term is defined in the JOBS Act, our independent registered public accounting firm must attest to and report on the effectiveness of our internal control over financial reporting. Our remediation efforts may not enable us to avoid material weaknesses in our internal control over financial reporting in the future. Our management may conclude that our internal control over financial reporting is not effective. In addition, after we become a public company, our reporting obligations may place a significant strain on our management, operational and financial resources and systems for the foreseeable future. We may be unable to timely complete our evaluation testing and any required remediation. During the course of documenting and testing our internal control procedures, in order to satisfy the requirements of Section 404, we may identify other material weaknesses and deficiencies in our internal control over financial reporting. In addition, if we fail to maintain the adequacy of our internal control over financial reporting, as these standards are modified, supplemented or amended from time to time, we may not be able to conclude on an ongoing basis that we have effective internal control over financial reporting in accordance with Section 404. At such time, our independent registered public accounting firm may issue a report that is adverse in the event it is not able to obtain sufficient appropriate evidence with the level at which our controls are documented, designed or operating.

If we fail to achieve and maintain an effective internal control environment, we could suffer material misstatements in our financial statements and fail to meet our reporting obligations, which would likely cause investors to lose confidence in our reported financial information. This could in turn limit our access to capital markets, harm our results of operations and lead to a decline in the trading price of our shares. Additionally, ineffective internal control over financial reporting could expose us to increased risk of fraud or misuse of corporate assets and subject us to potential delisting from the stock exchange on which we list, regulatory investigations and civil or criminal sanctions. We may also be required to restate our financial statements from prior periods.

Risks Related to Being a Public Company

Gorilla incurs increased costs as a result of operating as a public company, and its management devotes substantial time to new compliance initiatives.

Gorilla is a new public company subject to reporting requirements in the United States, and it incurs significant legal, accounting and other expenses that it did not incur as a private company, and these expenses may increase even more after Gorilla is no longer an emerging growth company, as defined in Section 2(a) of the Securities Act. As a public company, Gorilla is subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act, as well as rules adopted, and to be adopted, by the SEC and Nasdaq. Gorilla’s management and other personnel devote a substantial amount of time to these compliance initiatives. Moreover, Gorilla expects these rules and regulations to substantially increase its legal and financial compliance costs and to make some activities more time-consuming and costly. The increased costs will increase Gorilla’s net loss. For example, Gorilla expects these rules and regulations to make it more difficult and more expensive for it to obtain director and officer liability insurance and it may be forced to accept reduced policy limits or incur substantially higher costs to maintain the same or similar coverage. Gorilla cannot predict or estimate the amount or timing of additional costs it may incur to respond to these requirements. The impact of these requirements could also make it more difficult for Gorilla to attract and retain qualified persons to serve on its board of directors, its board committees or as executive officers.

A market for Gorilla’s securities may not be sustained, which would adversely affect the liquidity and price of Gorilla’s securities.

The price of Gorilla’s securities may fluctuate significantly due to, among other things, general market and economic conditions. An active trading market for Gorilla’s securities may not be sustained. In addition, the price of Gorilla’s securities can vary due to general economic conditions and forecasts, Gorilla’s general business condition and the release of Gorilla’s financial reports. Additionally, if Gorilla’s securities become delisted from Nasdaq and are quoted on the OTC Bulletin Board (an inter-dealer automated quotation system for equity securities that is not a national securities exchange), the liquidity and price of Gorilla’s securities may be more limited than if Gorilla was quoted or listed on the New York Stock Exchange, Nasdaq or another national securities exchange. You may be unable to sell your securities unless a market can be established or sustained.

Risks Related to Ownership of Our Ordinary Shares

The recent joint statement by the SEC and PCAOB, proposed rule changes submitted by Nasdaq, and the Holding Foreign Companies Accountable Act (“HFCAA”) all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. In September 2021, the PCAOB adopted a new rule to provide a framework for its determinations under the HFCAA that the PCAOB is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction. In addition, in June 2021, the Senate passed the Accelerating Holding Foreign Companies Accountable Act which, if signed into law, would reduce the time period for the delisting of foreign companies under the HFCAA to two consecutive years, instead of three.

The audit work on our recently dissolved PRC subsidiary may not be inspected fully by the PCAOB and, as such, our investors are deprived of the benefits of such inspection.

Auditors of companies that are registered with the SEC and traded publicly in the United States, including our independent registered public accounting firm, must be registered with the PCAOB, and are subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess their compliance with the relevant professional standards. Our auditor, which is based in Taiwan, is currently subject to inspection by the PCAOB every three years, without restriction. The audit work on our PRC subsidiary, which was recently dissolved in 2022, is performed directly by our auditor under a temporary license issued by the Ministry of Finance of the PRC. However, our auditor is unable to provide audit working papers of Gorilla’s subsidiary in PRC for PCAOB’s inspection without the approval of the PRC authorities. Gorilla has one subsidiary in PRC, which is Gorilla Intelligence Technology Co., Ltd. The aforementioned subsidiary in PRC was incorporated for the purposes of provision of processing services of information, software and data in PRC. Due to the change of regulatory and economic environments in PRC, Gorilla decided to exit from the PRC market. Gorilla Intelligence Technology Co., Ltd. is a dormant company and does not currently carry out operational activities. The PCAOB’s inspections of other firms outside PRC have identified deficiencies in those firms’ audit procedures and quality control procedures, which may be addressed as part of the inspection process to improve future audit quality. The lack of PCAOB’s inspections in PRC prevents the PCAOB from regularly evaluating audits and quality control procedures of any auditors operating in PRC. Also, the potential inability of the PCAOB to fully inspect our auditor’s working paper of our PRC subsidiary prevents the PCAOB from fully evaluating audits and quality control procedures of our independent registered public accounting firm. As a result, investors may be deprived of the benefits of PCAOB inspections. The inability of the PCAOB to fully inspect our auditor’s working paper makes it more difficult to evaluate the effectiveness of our auditor’s audit procedures or quality control procedures as compared to other auditors that are subject to PCAOB inspections. Investors may lose confidence in our reported financial information and procedures and the quality of our financial statements.

We are dependent on our senior management team and other highly skilled personnel, and if we are not successful in attracting or retaining highly qualified personnel, we may not be able to successfully implement our business strategy.

Our success depends, in significant part, on the continued services of our senior management team and on our ability to attract, motivate, develop and retain a sufficient number of other highly skilled personnel, including engineering, finance, marketing, sales, and technology and support personnel. The loss of any one or more members of our senior management team, for any reason, including resignation or retirement, could impair our ability to execute our business strategy and harm our business, financial condition and results of operations. Additionally, our financial condition and results of operations may be adversely affected if we are unable to attract and retain skilled employees to support our operations and growth.

Our forecasted operating and financial results rely in large part upon assumptions and analyses developed by us. If these assumptions and analyses prove to be incorrect, our actual operating and financial results may be significantly below our forecasts.

The projected financial and operating information appearing elsewhere in this proxy statement reflects current estimates of future performance. Whether actual operating and financial results and business developments will be consistent with our expectations and assumptions as reflected in its forecast depends on a number of factors, many of which are outside of our control, including, but not limited to:

•        whether we can obtain sufficient capital to begin production and grow our business;

•        our ability to manage our growth;

•        whether we can manage relationships with our partners and suppliers;

•        whether we can rapidly deploy our facilities and successfully execute our production methodologies in such facilities;

•        the ability to obtain necessary regulatory approvals and certifications;

•        demand for our products and services;

•        the timing and costs of new and existing marketing and promotional efforts;

•        inflationary pressures in labor markets and for other resources

•        competition, including from established and future competitors;

•        our ability to retain existing key management, to integrate recent hires and to attract, retain and motivate qualified personnel;

•        the overall strength and stability of the economies in the markets in which we operate or intend to operate in the future; and

•        regulatory, legislative and political changes.

Unfavorable changes in any of these or other factors, most of which are beyond our control, could materially and adversely affect our business, results of operations and financial results.

Gorilla is a foreign private issuer and, as a result, it is not subject to U.S. proxy rules and is subject to Exchange Act reporting obligations that, to some extent, are more lenient and less frequent than those of a U.S. domestic public company.

Gorilla reports under the Exchange Act as a non-U.S. company with foreign private issuer status. Because Gorilla qualifies as a foreign private issuer under the Exchange Act, it is exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including (1) the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act, (2) the sections of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and liability for insiders who profit from trades made in a short period of time and (3) the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specified information. In addition, foreign private issuers are not required to file their annual report on Form 20-F until 120 days after the end of each fiscal year, while U.S. domestic issuers that are accelerated filers are required to file their annual report on Form 10-K within 75 days after the end of each fiscal year and U.S. domestic issuers that are large accelerated filers are required to file their annual report on Form 10-K within 60 days after the end of each fiscal year. Foreign private issuers are also exempt from Regulation FD, which is intended to prevent issuers from making selective disclosures of material information. As a result of all of the above, you may not have the same protections afforded to shareholders of a company that is not a foreign private issuer.

Gorilla may lose its foreign private issuer status in the future, which could result in significant additional costs and expenses.

As discussed above, Gorilla is a foreign private issuer and, therefore, is not required to comply with all of the periodic disclosure and current reporting requirements of the Exchange Act. The determination of foreign private issuer status is made annually on the last business day of an issuer’s most recently completed second fiscal quarter, and, accordingly, the next determination will be made with respect to Gorilla on June 30, 2022. In the future, Gorilla would lose its foreign private issuer status if (1) more than 50% of its outstanding voting securities are owned by U.S. residents and (2) a majority of its directors or executive officers are U.S. citizens or residents, or it fails to meet additional requirements necessary to avoid loss of foreign private issuer status. If Gorilla loses its foreign private issuer status, it will be required to file with the SEC periodic reports and registration statements on U.S. domestic issuer forms, which are more detailed and extensive than the forms available to a foreign private issuer. Gorilla would also have to mandatorily comply with U.S. federal proxy requirements, and its officers, directors and principal shareholders will become subject to the short-swing profit disclosure and recovery provisions of Section 16 of the Exchange Act. In addition, it would lose its ability to rely upon exemptions from certain corporate governance requirements under the listing rules of Nasdaq. As a U.S. listed public company that is not a foreign private issuer, Gorilla would incur significant additional legal, accounting and other expenses that it will not incur as a foreign private issuer.

As Gorilla is a “foreign private issuer” and intends to follow certain home country corporate governance practices, its shareholders may not have the same protections afforded to shareholders of companies that are subject to all Nasdaq corporate governance requirements.

As a foreign private issuer, Gorilla has the option to follow certain home country corporate governance practices rather than those of Nasdaq, provided that it discloses the requirements it is not following and describes the home country practices it is following. Gorilla may in the future elect to follow home country practices with regard to certain matters. As a result, its shareholders may not have the same protections afforded to shareholders of companies that are subject to all Nasdaq corporate governance requirements.

The market price and trading volume of the ordinary shares may be volatile.

The stock markets, including Nasdaq on which Gorilla lists the ordinary shares and warrants under the symbols “GRRR,” and “GRRRW,” respectively, have from time to time experienced significant price and volume fluctuations. Even if an active, liquid and orderly trading market is sustained for the ordinary shares and warrants, the market price of the ordinary shares and warrants may be volatile and could decline significantly. In addition, the trading volume in the ordinary shares and warrants may fluctuate and cause significant price variations to occur. If the market price of the ordinary shares and warrants declines significantly, you may be unable to resell your shares or warrants at or above the market price of the ordinary shares and warrants. Gorilla cannot assure you that the market price of the ordinary shares and warrants will not fluctuate widely or decline significantly in the future in response to a number of factors, including, among others, the following:

•        the realization of any of the risk factors presented in this prospectus;

•        actual or anticipated differences in Gorilla’s estimates, or in the estimates of analysts, for Gorilla’s revenues, results of operations, level of indebtedness, liquidity or financial condition;

•        additions and departures of key personnel;

•        failure to comply with the requirements of Nasdaq;

•        failure to comply with the Sarbanes-Oxley Act or other laws or regulations;

•        future issuances, sales, resales or repurchases or anticipated issuances, sales, resales or repurchases, of Gorilla’s securities including due to the expiration of contractual lock-up agreements;

•        publication of research reports about Gorilla;

•        the performance and market valuations of other similar companies;

•        failure of securities analysts to initiate or maintain coverage of Gorilla, changes in financial estimates by any securities analysts who follow Gorilla or Gorilla’s failure to meet these estimates or the expectations of investors;

•        new laws, regulations, subsidies, or credits or new interpretations of existing laws applicable to Gorilla;

•        commencement of, or involvement in, litigation involving Gorilla;

•        broad disruptions in the financial markets, including sudden disruptions in the credit markets;

•        speculation in the press or investment community;

•        actual, potential or perceived control, accounting or reporting problems;

•        changes in accounting principles, policies and guidelines; and

•        other events or factors, including those resulting from infectious diseases, health epidemics and pandemics (including the ongoing COVID-19 public health emergency), natural disasters, war, acts of terrorism or responses to these events.

In the past, securities class-action litigation has often been instituted against companies following periods of volatility in the market price of their shares. This type of litigation could result in substantial costs and divert Gorilla’s management’s attention and resources, which could have a material adverse effect on us.

Gorilla’s quarterly operating results may fluctuate significantly and could fall below the expectations of securities analysts and investors due to seasonality and other factors, some of which are beyond its control, resulting in a decline in its stock price.

Gorilla’s quarterly operating results may fluctuate significantly because of several factors, including:

•        labor availability and costs for hourly and management personnel;

•        profitability of Gorilla’s products, especially in new markets and due to seasonal fluctuations;

•        changes in interest rates;

•        impairment of long-lived assets;

•        macroeconomic conditions, both internationally and locally;

•        changes in consumer preferences and competitive conditions;

•        expansion to new markets; and

•        fluctuations in commodity prices.

If securities or industry analysts do not publish or cease publishing research or reports about Gorilla, its business, or its market, or if they change their recommendations regarding the ordinary shares adversely, then the price and trading volume of Gorilla’s securities could decline.

The trading market for Gorilla’s securities is and will be influenced by the research and reports that industry or financial analysts publish about its business. Gorilla does not control these analysts, or the content and opinions included in their reports. As a new public company, Gorilla may be slow to attract research coverage and the analysts who publish information about Gorilla’s securities will have had relatively little experience with Gorilla, which could affect their ability to accurately forecast Gorilla’s results and make it more likely that Gorilla fails to meet their estimates. In the event Gorilla obtains industry or financial analyst coverage, if any of the analysts who cover Gorilla issues an inaccurate or unfavorable opinion regarding it, the price of Gorilla’s securities would likely decline. In addition, the share prices of many companies in the technology industry have declined significantly after those companies have failed to meet, or significantly exceed, the financial guidance publicly announced by the companies or the expectations of analysts. If Gorilla’s financial results fail to meet, or significantly exceed, its announced guidance or the expectations of analysts or public investors, analysts could downgrade Gorilla’s securities or publish unfavorable research about it. If one or more of these analysts cease coverage of Gorilla or fail to publish reports on it regularly, Gorilla’s visibility in the financial markets could decrease, which in turn could cause the price of its securities or trading volume to decline.

Gorilla’s failure to meet the continued listing requirements of Nasdaq could result in a delisting of its securities.

If Gorilla fails to satisfy the continued listing requirements of Nasdaq such as the corporate governance requirements or the minimum closing bid price requirement, Nasdaq may take steps to delist its securities. Such a delisting would likely have a negative effect on the price of the securities and would impair your ability to sell or purchase the securities when you wish to do so. In the event of a delisting, Gorilla can provide no assurance that any action taken by it to restore compliance with listing requirements would allow its securities to become listed again, stabilize the market price or improve the liquidity of its securities, prevent its securities from dropping below the Nasdaq minimum bid price requirement or prevent future non-compliance with Nasdaq’s listing requirements. Additionally, if Gorilla’s securities become delisted from Nasdaq, for any reason, and are quoted on the OTC Bulletin Board, an inter-dealer automated quotation system for equity securities that is not a national securities exchange, the liquidity and price of Gorilla’s securities may be more limited than if it were quoted or listed on Nasdaq or another national securities exchange. You may be unable to sell your securities unless a market can be established or sustained.

Gorilla qualifies as an emerging growth company within the meaning of the Securities Act, and Gorilla takes advantage of certain exemptions from disclosure requirements available to emerging growth companies, which makes Gorilla’s securities less attractive to investors.

Gorilla is eligible to be treated as an emerging growth company, as defined in Section 2(a) of the Securities Act, as modified by the JOBS Act. Under the JOBS Act, emerging growth companies can delay adopting new or revised financial accounting standards until such time as those standards apply to private companies. Gorilla intends to take advantage of this extended transition period under the JOBS Act for adopting new or revised financial accounting standards.

For as long as Gorilla continues to be an emerging growth company, it may also take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act. As a result, its shareholders may not have access to certain information that they may deem important. Gorilla could be an emerging growth company for up to five years, although circumstances could cause it to lose that status earlier, including if its total annual gross revenue exceeds $1.235 billion, if it issues more than $1.0 billion in non-convertible debt securities during any three-year period, or if before that time it is a “large accelerated filer” under U.S. securities laws.

Gorilla cannot predict if investors find its securities less attractive because it relies on these exemptions. If some investors find its securities less attractive as a result, there may be a less active trading market for its securities and the price of Gorilla’s securities may be more volatile. Further, there is no guarantee that the exemptions available to Gorilla under the JOBS Act will result in significant savings. To the extent that Gorilla chooses not to use exemptions from various reporting requirements under the JOBS Act, it will incur additional compliance costs, which may impact Gorilla’s financial condition.

Risks Related to this Offering

Sales of a substantial number of our securities in the public market by the Selling Securityholders and/or by our existing securityholders could cause the price of our ordinary shares and warrants to fall.

The Selling Securityholders can sell, under this prospectus, up to (a) 71,210,599 ordinary shares constituting (on a post-exercise basis) approximately 99.8% of our issued and outstanding ordinary shares (assuming the exercise of all of our warrants) and (b) 1,273,125 warrants constituting approximately 12.8% of our issued and outstanding warrants. Sales of a substantial number of ordinary shares and/or warrants in the public market by the Selling Securityholders and/or by our other existing securityholders, or the perception that those sales might occur, could depress the market price of our ordinary shares and warrants and could impair our ability to raise capital through the sale of additional equity securities. We are unable to predict the effect that such sales may have on the prevailing market price of our ordinary shares and warrants.

The Selling Securityholders will determine the timing, pricing and rate at which they sell such shares into the public market. Although the current trading price or our common stock is below $10.00 per share, which was the sales price for units in the Global IPO, certain of the Selling Securityholders, including holders of Founder Shares which were initially purchased for approximately $0.00435 per share and represent approximately 5.9% of our issued and outstanding ordinary shares as of February 10, 2023, have an incentive to sell because they purchased share at prices below the initial public offering price and/or below the recent trading prices of our securities. Sales by such investors may prevent the trading price of our securities from exceeding the initial public offering price and may cause the trading prices of our securities to experience a further decline.

A certain number of our warrants will become exercisable for our ordinary shares, which would increase the number of shares eligible for future resale in the public market and result in dilution to our shareholders.

Our warrants to purchase up to approximately 10.0 million ordinary shares are exercisable as of August 13, 2022 in accordance with the terms of the Assignment, Assumption and Amendment to Warrant Agreement and the warrant agreement governing those securities. To the extent such warrants are exercised, additional ordinary shares will be issued, which will result in dilution to the existing holders of ordinary shares and increase the number of shares eligible for resale in the public market. Sales of substantial numbers of such shares in the public market or the fact that such warrants may be exercised could adversely affect the market price of ordinary shares. Assuming the exercise of all outstanding warrants for cash, we would receive aggregate proceeds of approximately $115.3 million. However, we will only receive such proceeds if all the warrant holders exercise all of their warrants. The exercise price of our warrants is $11.50 per share, subject to adjustment. We believe that the likelihood that warrant holders determine to exercise their warrants, and therefore the amount of cash proceeds that we would receive, is dependent upon the market price of ordinary shares. If the market price for our ordinary shares is less than the exercise price of the warrants (on a per share basis), we believe that warrant holders will be very unlikely to exercise any of their warrants, and accordingly, we will not receive any such proceeds. As of February 10, 2023, the closing price of our ordinary shares was $6.31 per share. There is no guarantee that the warrants will ever be “in the money” prior to their expiration, and as such, the warrants may expire worthless.

Certain of the Selling Securityholders acquired their shares at a price that is less than the market price of our ordinary shares as of the date of this prospectus, may earn a positive rate of return even if the price of our ordinary shares declines and may be willing to sell their shares at a price less than shareholders that acquired our shares in the public market.

Certain of our securityholders may have purchased their respective ordinary shares at prices lower than current market prices and may therefore experience a positive rate of return on their investment, even if our public securityholders experience a negative rate of return on their investment. In particular, prior to the consummation of the Global IPO, Sponsor purchased 5,750,000 (which some shares were forfeited) Class B ordinary shares of Global (“Founder Shares”), which were converted into Class A ordinary shares at the closing of the Business Combination, for an aggregate purchase price of $25,000, or approximately $0.00435 per share and represent approximately 5.9% of our issued and outstanding ordinary shares as of February 10, 2023. As a result, the Sponsor and other shareholders are able to recognize a greater return on their investment than shareholders or holders of warrants that purchased Global ordinary shares in Global’s IPO, in the public market thereafter, or our ordinary shares after the closing of the Business Combination. Furthermore, such shareholders may earn a positive rate of return even if the price of our ordinary shares declines significantly. As a result, such securityholders may be willing to sell their shares at a price less than shareholders that acquired our shares in the public market or at higher prices than the price paid by such securityholders. The sale or possibility of sale of these ordinary shares, including those pursuant to this prospectus, could have the effect of increasing the volatility in ordinary share price or putting significant downward pressure on the price of ordinary shares. For more details concerning the prices at which the Selling Securityholders acquired their securities, see the section entitled “Selling Securityholders.”

USE OF PROCEEDS

We may receive up to an aggregate of $115.3 million from the exercise of all of the Gorilla warrants issued and outstanding, assuming the exercise in full of all of the warrants for cash. If the warrants are exercised pursuant to a cashless exercise feature, we will not receive any cash from these exercises. We expect to use the net proceeds from the exercise of the warrants, if any, for general corporate purposes. Our management will have broad discretion over the use of proceeds from the exercise of the warrants.

All of the ordinary shares, warrants (including shares issuable upon the exercise of such warrants), and CVRs (including shares issuable upon the exercise of such CVRs) offered by the Selling Securityholders pursuant to this prospectus will be sold by the Selling Securityholders for their respective accounts. We will not receive any of the proceeds from these sales.

There is no assurance that the holders of the warrants will elect to exercise any or all of the warrants. The exercise price of our warrants is $11.50 per share, subject to adjustment. We believe that the likelihood that warrant holders determine to exercise their warrants, and therefore the amount of cash proceeds that we would receive, is dependent upon the market price of our ordinary shares. If the market price for our ordinary shares is less than the exercise price of the warrants (on a per share basis), we believe that warrant holders will be very unlikely to exercise any of their warrants, and accordingly, we will not receive any such proceeds. There is no assurance that the warrants will be “in the money” prior to their expiration or that the warrant holders will exercise their warrants. As of February 10, 2023, the closing price of our ordinary shares was $6.31 per share. Holders of the private placement warrants have the option to exercise the private placement warrants on a cashless basis in accordance with the warrant agreement. To the extent that the warrants are exercised on a “cashless basis,” the amount of cash we would receive from the exercise of the warrants will decrease.

MARKET PRICE OF OUR SECURITIES

Our ordinary shares and warrants began trading on Nasdaq under the symbols “GRRR” and “GRRRW,” respectively, on July 14, 2022. Global’s units, subunits and warrants were previously listed on the Nasdaq under the symbols “GLSPU,” “GLSPT,” and “GLSPW,” respectively. Global’s securities each commenced separate public trading on April 13, 2021. Global’s subunits and units automatically separated into the component securities upon consummation of the Business Combination and, as a result, no longer trade as a separate security. Upon the closing of the Business Combination, Global’s ordinary shares were converted into our ordinary shares, and Global’s warrants were converted into our warrants. On February 10, 2023, the closing prices for our ordinary shares and warrants on the Nasdaq Stock Market LLC were $6.31 per ordinary share and $0.24 per warrant. As of February 10, 2023, there were approximately 103 holders of record of our ordinary shares and 13 holder of record of our warrants. Such numbers do not include beneficial owners holding our securities through nominee names.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Introduction

The following unaudited pro forma condensed combined statement of financial position as of June 30, 2022 combines the historical unaudited balance sheet of Global as of June 30, 2022 with the historical unaudited consolidated balance sheet of Gorilla as of June 30, 2022 on a pro forma basis, giving effect to the Business Combination and related transactions as if they had been consummated on June 30, 2022.

The following unaudited pro forma condensed combined statement of profit or loss for the six months ended June 30, 2022 combines the historical statement of operations of Global and the historical consolidated statement of comprehensive loss of Gorilla for such period on a pro forma basis, giving effect to the Business Combination and related transactions as if they had been consummated on January 1, 2021, the beginning of the earliest periods presented.

The following unaudited pro forma condensed combined statement of profit or loss for the year ended December 31, 2021 combines the historical statement of operations of Global and the historical consolidated statement of comprehensive loss of Gorilla for such period on a pro forma basis, giving effect to the Business Combination and related transactions as if they had been consummated on January 1, 2021, the beginning of the earliest periods presented.

The unaudited pro forma condensed combined financial information has been derived from and should be read in conjunction with Gorilla’s and Global’s financial statements and related notes, as applicable.

Description of the Transactions

On July 13, 2022, the Business Combination was closed, pursuant to the Business Combination Agreement dated December 21, 2021. The closing of the Business Combination resulted in the following transactions:

•        Recapitalization:    Each Gorilla preference share converted into ordinary shares of Gorilla, and immediately following such conversion, each then outstanding Gorilla ordinary share converted into such number of Gorilla ordinary shares as is determined by multiplying (1) such Gorilla ordinary share by (2) the quotient obtained by dividing (A) $650 million, by (B) $10.00, and subsequently dividing such quotient by (C) the sum of (i) the number of Gorilla ordinary shares then outstanding and (ii) the number of Gorilla ordinary shares issuable upon the exercise of all then outstanding options to purchase Gorilla ordinary shares, on a net exercise basis.

•        Merger:    Immediately following the consummation of the Recapitalization, each Global Class A ordinary share and each Global Class B ordinary share issued and outstanding immediately prior to the Merger was automatically cancelled in exchange for the right of the holder thereof to receive an equivalent number of Gorilla ordinary shares.

Accounting for the Business Combination

The Business Combination was accounted for as a capital reorganization. Under this method of accounting, Global was treated as the accounting acquiree for financial reporting purposes. Accordingly, the Business Combination was treated as the equivalent of Gorilla issuing shares at the closing of the Business Combination for the net assets of Global as of the Closing Date, accompanied by a recapitalization. The net assets of Global were stated at historical cost, with no goodwill or other intangible assets recorded.

Gorilla was determined to be the accounting acquirer based on the evaluation of the following facts and circumstances:

•        The former owners of Gorilla hold the largest portion of voting rights in the Combined Company;

•        Gorilla has the right to appoint a majority of the directors in the Combined Company;

•        Gorilla’s existing senior management team comprises a majority of management of the Combined Company;

•        The operations of Gorilla represent the ongoing operations of the Combined Company; and

•        Gorilla is the larger of the combining entities based on fair value, assets, revenues and profits.

The Business Combination was not within the scope of IFRS 3 — Business Combinations, since Global does not meet the definition of a business. The Business Combination was accounted for within the scope of IFRS 2 — Share-based Payments. As a result, any excess of fair value of Gorilla ordinary shares issued over the fair value of Global’s identifiable net assets acquired represents compensation for the service of a stock exchange listing for its shares and is expensed upon consummation.

Terms of PIPE

In connection with the business combination between Global and Gorilla, Global and Gorilla entered into the Original Subscription Agreements with the investors named therein (the “PIPE Investors”), pursuant to which the PIPE Investors agreed to purchase an aggregate of 5,000,000 units (the “Units”) of Global, each Unit consisting of one Global Class A ordinary share and one-quarter of redeemable Global warrant, at a price of $10.10 per Unit in a private placement to be consummated concurrently with the Closing (the “PIPE Investment”).

On May 18, 2022, Global, Gorilla, and PIPE Investors amended the Subscription Agreements (the “Amended Subscription Agreements”), pursuant to which the PIPE Investors were given the right to reduce their $50.5 million subscription amount to a minimum of $30.3 million for any reason whatsoever, in their sole discretion.

On July 13, 2022, immediately prior to the Closing of the Business Combination, the PIPE Investment was closed. Gross proceeds from the PIPE Investment were $30.3 million.

Contingent Value Rights

Class A Contingent Value Rights

Upon the Closing, each PIPE Investor and each holder of Global Ordinary Shares who has not redeemed their Globally ordinary shares in connection with the Business Combination received one Class A CVR. Each Class A CVR entitles the holder to receive, in the event that any Earnout Shares are forfeited by Gorilla shareholders in accordance with the Business Combination Agreement, from Gorilla a pro rata portion (along with the holders of Class B CVRs with respect to Revenue Protection Shares only) of newly issued ordinary shares and other securities or property in the escrow account that are forfeited by Gorilla shareholders with respect to the Earnout Shares (as defined below). The Class A CVRs will be issued pursuant to the Contingent Value Rights Agreement.

Class B Contingent Value Rights

Upon the Closing, each PIPE Investor received one-half (1/2) of a Class B CVR for each PIPE Subunit. Each Class B CVR entitles the holder to receive, in the event that any Revenue Protection Shares are forfeited by Gorilla shareholders in accordance with the Business Combination Agreement, from Gorilla a pro rata portion (along with the holders of Class A CVRs) of newly issued Gorilla Ordinary Shares and other securities or property in the escrow account that are forfeited by Gorilla shareholders with respect to such Revenue Protection Shares, provided, that a Class B CVR shall not have any rights with respect to any Price Protection Shares. The Class B CVRs will be issued pursuant to the Contingent Value Rights Agreement.

The Company assessed the CVRs and determined that it does not generate a liability on the Unaudited Pro Forma Condensed Combined Statement of Financial Position. The shares underlying the CVRs will be accounted for as issued and outstanding from inception. The Company also considered the CVRs under IFRS 2 and determined that the value will be inherently reflected within the quoted price of Global’s shares used in valuing the consideration given to Global’s shareholders, in deriving the deemed cost of listing services.

Basis of Pro Forma Presentation

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule.

Pursuant to Global’s charter, Global’s public shareholders were offered the opportunity to redeem, upon closing of the Business Combination, Global Class A ordinary shares held by them for cash equal to their pro rata share of the aggregate amount on deposit in the Trust Account. The unaudited pro forma condensed combined financial statements reflect the actual redemption of 11,440,338 Global Class A ordinary shares for an aggregate redemption payment of $116.8 million at a redemption price of approximately $10.21 per share on July 12, 2022.

The following summarized the number of Gorilla ordinary shares outstanding after the Closing:

	Ownership in Shares	%
Global Public Shareholders	43,035	0.1%
Gorilla Shareholders(1)	63,225,599	86.9%
Sponsor and underwriter(2)	5,310,000	7.3%
PIPE Investors(3)	4,139,840	5.7%
Total	72,718,474	100.0%

____________

(1)      This number excludes 1,774,401 ordinary shares issuable with exercise of Gorilla options.

(2)      325,000 shares were transferred from Global Public Shareholders to underwriter upon the Closing.

(3)      3,000,000 shares were issued to PIPE Investors upon the Closing, and another 1,139,840 shares were transferred from Global Public Shareholders to the PIPE Investors upon the Closing.

Unaudited Pro Forma Condensed Combined Statement of Financial Position
June 30, 2022
(In thousands)

	Gorilla (IFRS, Historical)	Global (US GAAP, Historical)	IFRS conversion and presentation alignment (Note 2)	Transaction Accounting Adjustments		Pro Forma Combined
Non-current assets
Financial assets at amortized cost – non-current	$57	$—	$—	$—		$57
Property, plant and equipment	31,838	—	—	—		31,838
Right-of-use assets	89	—	—	—		89
Intangible assets	2,324	—	—	—		2,324
Deferred income tax assets	75	—	—	—		75
Other non-current assets	639	—	—	—		639
Total non-current assets	35,022	—	—	—		35,022

Current assets
Marketable securities held in Trust Account	—	132,181	—	(132,181)	B	—
Financial assets at amortized cost – current	6,777	—	—	—		6,777
Contract assets	1,238	—	—	—		1,238
Accounts receivable	34,800	—	—	—		34,800
Inventories	75	—	—	—		75
Other current assets	4	—	—	—		4
Prepayments	1,171	—	767	(292)	D	1,646
Other receivables	1,189	—	—	(1,165)	L	24
Prepaid expenses	—	767	(767)	—		—
Cash and cash equivalents	5,550	5	—	30,300	A	37,639
	—	—	—	132,181	B	—
	—	—	—	(4,690)	C	—
	—	—	—	(8,890)	D	—
	—	—	—	(116,817)	I	—
Total current assets	50,804	132,953	—	(101,554)		82,203
Total Assets	$85,826	$132,953	$—	$(101,554)		$117,225

Commitments and contingencies
Class A ordinary shares subject to possible redemption	$—	$132,181	$(132,181)	$—		$—

Equity
Gorilla preferred share	5,813	—	—	(5,813)	E	—
Gorilla ordinary share	6,197	—	—	1	E	7
	—	—	—	(6,192)	F	—
	—	—	—	1	H	—

Unaudited Pro Forma Condensed Combined Statement of Financial Position — (Continued)
June 30, 2022
(In thousands)

	Gorilla (IFRS, Historical)	Global (US GAAP, Historical)	IFRS conversion and presentation alignment (Note 2)	Transaction Accounting Adjustments		Pro Forma Combined
Global preference shares	—	—	—	—		—
Global Class A ordinary shares	—	—	—	—		—
Global Class B ordinary shares	—	—	—	—		—
Capital surplus	41,515	270	—	30,113	A	153,850
	—	—	—	1,173	C	—
	—	—	—	(3,434)	D	—
	—	—	—	5,812	E	—
	—	—	—	6,192	F	—
	—	—	—	(12,001)	G	—
	—	—	—	15,363	H	—
	—	—	—	68,590	J	—
	—	—	—	257	K	—
Accumulated deficit	(18,091)	(10,192)	—	(1,809)	D	(86,681)
	—	—	—	12,001	G	—
	—	—	—	(68,590)	J	—
Financial statements translation differences of foreign operations	1,168	—	—	—		1,168
Total equity	36,602	(9,922)	—	41,664		68,344
Non-current liabilities
Long-term borrowings	10,038	—	—	—		10,038
Provisions – non-current	80	—	—	—		80
Deferred income tax liabilities	110	—	—	—		110
Lease liabilities – non-current	40	—	—	—		40
Warrant liabilities	—	1,095	—	187	A	1,025
	—	—	—	(257)	K	—
Class A ordinary shares subject to possible redemption	—	—	132,181	(15,364)	H	—
	—	—	—	(116,817)	I	—
Total non-current liabilities	10,268	1,095	132,181	(132,251)		11,293

Current liabilities
Short-term borrowings	22,355	—	—	—		22,355
Contract liabilities	19	—	—	—		19
Notes payable	1	—	—	—		1
Accounts payable	9,215	—	2,564	(3,939)	D	7,840
Other payables	5,270	—	—	—		5,270
Provision – current	119	—	—	—		119
Lease liabilities – current	50	—	—	—		50
Long-term borrowings, current portion	1,834	—	—	—		1,834
Other current liabilities, others	93	—	—	—		93
Promissory note – Gorilla	—	1,165	—	(1,165)	L	—
Due to related party	—	7	—	—		7
Accrued offering costs and expenses	—	2,564	(2,564)	—		—
Deferred underwriting discount	—	5,863	—	(5,863)	C	—
Total current liabilities	38,956	9,599	—	(10,967)		37,588
Total liabilities	49,224	10,694	132,181	(143,218)		48,881
Total Equity and Liabilities	$85,826	$132,953	$—	$(101,554)		$117,225

See accompanying notes to the unaudited pro forma condensed combined financial information.

Unaudited Pro Forma Condensed Combined Statement of Profit or Loss
For the Six Months ended June 30, 2022
(In thousands, except per share data)

	Gorilla (IFRS, Historical)	Global (US GAAP, Historical)	IFRS Conversion and presentation alignment (Note 2)	Transaction Accounting Adjustments		Pro Forma Combined
Revenue	$13,801	$—	$—	$—		$13,801
Cost of revenue	(9,227)	—	—	—		(9,227)
Gross profit	4,574	—	—	—		4,574

Operating expenses
Selling expenses	(1,981)	—	—	—		(1,981)
General and administrative expenses	(3,296)	—	(1,704)	60	BB	(2,788)
	—	—	—	2,152	DD	—
Research and development expenses	(7,767)	—	—	—		(7,767)
Other income	11	—	—	—		11
Other gains – net	631	—	—	—		631
Formation and operating costs	—	(1,704)	1,704	—		—
Total operating expenses	(12,402)	(1,704)	—	2,212		(11,894)
Operating loss	(7,828)	(1,704)	—	2,212		(7,320)
Non-operating income and expenses
Interest income	12	—	217	(217)	AA	12
Finance costs	(464)	—	—	—		(464)
Change in fair value of warrants	—	4,955	—	(1,123)	CC	3,832
Trust interest income	—	217	(217)	—		—
Total other non-operating income and (expenses)	(452)	5,172	—	(1,340)		3,380
(Loss) income before income tax	(8,280)	3,468	—	872		(3,940)
Income tax expense	(356)	—	—	—		(356)
(Loss) income for the period	(8,636)	3,468	—	872		(4,296)
Net loss per share – basic and diluted	$(0.29)
Basic and diluted net income per share, redeemable ordinary shares		$0.20
Basic and diluted net income per share, non-redeemable ordinary shares		$0.10
Weighted average shares outstanding – basic and diluted						72,718,474
Net loss per share – basic and diluted						$(0.06)

See accompanying notes to the unaudited pro forma condensed combined financial information.

Unaudited Pro Forma Condensed Combined Statement of Profit or Loss
For the Year ended December 31, 2021
(In thousands, except per share data)

	Gorilla (IFRS, Historical)	Global (US GAAP, Historical)	IFRS Conversion and presentation alignment (Note 2)	Transaction Accounting Adjustments		Pro Forma Combined
Revenue	$42,243	$—	$—	$—		$42,243
Cost of revenue	(26,469)	—	—	—		(26,469)
Gross profit	15,774	—	—	—		15,774

Operating expenses
Selling expenses	(4,962)	—	—	—		(4,962)
General and administrative expenses	(3,430)	—	(2,175)	88	BB	(76,259)
	—	—	—	(2,152)	DD	—
	—	—	—	(68,590)	EE	—
Research and development expenses	(15,053)	—	—	—		(15,053)
Expected credit losses	(404)	—	—	—		(404)
Other income	44	—	—	—		44
Other losses – net	(127)	—	—	—		(127)
Formation and operating costs	—	(1,195)	1,195	—		—
Total operating expenses	(23,932)	(1,195)	(980)	(70,654)		(96,761)
Operating loss	(8,158)	(1,195)	(980)	(70,654)		(80,987)
Non-operating income and expenses
Interest income	38	—	35	(35)	AA	38
Finance costs	(666)	—	—	—		(666)
Warrant issuance costs	—	(980)	980	—		—
Change in fair value of warrants	—	10,642	—	(2,325)	CC	8,317
Trust interest income	—	35	(35)	—		—
Total other non-operating income and (expenses)	(628)	9,697	980	(2,360)		7,689
(Loss) income before income tax	(8,786)	8,502	—	(73,014)		(73,298)
Income tax benefit	238	—	—	—		238
(Loss) income for the period	(8,548)	8,502	—	(73,014)		(73,060)
Net loss per share – basic and diluted	$(1.39)
Basic and diluted net income per share, redeemable ordinary shares		$1.16
Basic and diluted net loss per share, non-redeemable ordinary shares		$(1.09)
Weighted average shares outstanding – basic and diluted						72,718,474
Net loss per share – basic and diluted						$(1.00)

See accompanying notes to the unaudited pro forma condensed combined financial information.

Notes to the Unaudited Pro Forma Condensed Combined Financial Information

1. Basis of the presentation

The unaudited pro forma condensed combined statement of financial position as of June 30, 2022 assumes that the Business Combination occurred on June 30, 2022. The unaudited pro forma condensed combined statements of profit or loss for the six months ended June 30, 2022 present the pro forma effect of the Business Combination as if they had been completed on January 1, 2021. The unaudited pro forma condensed combined statements of profit or loss for the year ended December 31, 2021 present the pro forma effect of the Business Combination as if they had been completed on January 1, 2021. These periods are presented on the basis that Gorilla is the accounting acquirer.

The historical financial information of Gorilla was derived from Gorilla’s audited consolidated financial statements as of and for the year ended December 31, 2021 and unaudited consolidated financial statements as of and for the six months ended June 30, 2022, included elsewhere in this prospectus. The historical financial information of Global was derived from Global’s audited financial statements as of and for the year ended December 31, 2021 and unaudited condensed financial statements as of and for the six months ended June 30, 2022, included elsewhere in this prospectus. This information should be read together with Gorilla’s and Global’s financial statements and related notes, as applicable, and the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in this prospectus.

Gorilla’s historical consolidated financial statements are prepared in accordance with IFRS. The historical financial statements of Global were prepared in accordance with U.S. GAAP and, for purposes of the unaudited pro forma financial information, have been converted to IFRS on a basis consistent with the accounting policies and presentation adopted by Gorilla.

The unaudited pro forma condensed combined financial information was prepared in accordance with Article 11 of SEC Regulation S-X. Global and Gorilla have not had any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The adjustments presented in the unaudited pro forma condensed combined financial information have been identified and presented to provide relevant information necessary for an understanding of Gorilla upon consummation of the Business Combination. The pro forma adjustments reflecting the consummation of the Business Combination are based on certain currently available information and certain assumptions and methodologies that Gorilla believes are reasonable under the circumstances. The pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments, and it is possible that the difference may be material. Gorilla management believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination based on information available to management at this time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information assumes that the Global warrants will be accounted for as liabilities in accordance with IAS 32 following consummation of the Business Combination and, accordingly, would be subject to ongoing mark-to-market adjustments through the statement of profit or loss.

2. Conversion and Reclassification of Global’s Financial Statement

The historical financial information of Global has been adjusted to give effect to the differences between U.S. GAAP and IFRS for the purposes of the unaudited pro forma condensed combined financial information. The only adjustment required to convert Global’s financial statements from U.S. GAAP to IFRS for purposes of the unaudited pro forma condensed combined financial information was to reclassify Global Class A ordinary shares subject to redemption to non-current financial liabilities under IFRS 2.

Further, as part of the preparation of the unaudited pro forma condensed combined financial information, certain reclassifications were made to align Global’s historical financial information in accordance with the presentation of Gorilla’s historical financial information.

3. Adjustments to Unaudited pro forma Condensed Combined Statement of Financial Position as of June 30, 2022.

The Transaction Account Adjustments, based on preliminary estimates that could change materially as additional information is obtained, are as follows. The exchange of Global warrants to Gorilla warrants is not adjusted because the Gorilla warrants to be converted from the Global warrants have the same terms and conditions set forth in the Global warrants.

A.     To record proceeds received from the PIPE Investment of $30.3 million with the corresponding issuance of 3,000,000 Global Class A ordinary shares and 750,000 Global warrants. The fair value of warrants issued was based on the market price of $0.2489 per warrant as of July 13, 2022.

B.      Reflects the liquidation and reclassification of $132.2 million of funds held in the Trust Account to cash and cash equivalents.

C.     Reflects the settlement of deferred underwriting commissions upon the closing of the Business Combination. The underwriters have agreed that the deferred underwriting commissions will be reduced pro rata for redemptions from the trust account up to a maximum reduction of 20%.

D.     Represents the total transaction costs expected to be incurred by Global and Gorilla of approximately $6.5 million and $3.5 million, respectively, for legal, accounting and printing fees incurred as part of the Business Combination.

For the Global transaction costs, $1.6 million of these fees have been accrued as of the pro forma balance sheet date. $3.1 million represent equity issuance costs capitalized in share premium related to the PIPE Financing. The remaining amount of $1.8 million is reflected as an adjustment to accumulated deficit. These costs have been excluded from the unaudited pro forma condensed combined statement of profit or loss. The Global estimated transaction costs excludes the deferred underwriting commissions included in (C) above.

For the Gorilla transaction costs, $2.3 million of these fees have been accrued and $1.2 million of these fees have been paid as of the pro forma balance sheet date.

E.      Represents the exchange of 5,844,892 Gorilla preference shares into 5,844,892 ordinary shares at par value of $0.0001 per share after giving effect to the Recapitalization.

F.      Represents the exchange of outstanding Gorilla ordinary shares, including the shares converted from preference shares in (E) above, into 63,225,599 Gorilla ordinary shares at par value of $0.0001 per share after giving effect to the Recapitalization.

G.     Represents the elimination of Global’s historical accumulated deficit after recording the transaction costs to be incurred by Global as described in (D) above

H.     Represents the exchange of 5,205,375 Global Class A ordinary shares and 4,287,500 Global Class B ordinary shares into an equivalent number of Gorilla ordinary shares at par value of $0.0001 per share.

I.       Reflects the redemption of 11,440,338 Global Class A ordinary shares for an aggregate redemption payment of $116.8 million at a redemption price of approximately $10.21 per share based on the actual redemption result on July 12, 2022.

J.       Represents the preliminary estimated expense recognized, in accordance with IFRS 2, for the excess of the fair value of Gorilla ordinary shares issued and the fair value of Global’s identifiable net assets at the date of the Business Combination should be recorded as a share-based compensation, resulting in a $68.6 million increase to accumulated loss. The Company has determined that the fair value of the Earnout Shares should be accounted for as a component of the deemed cost of the listing services upon consummation of the Business Combination. However, the Company also determined that no separate adjustment is necessary as the fair value of the Earnout Shares will be inherently reflected within the quoted price of Global’s shares used in valuing the consideration given to Global’s shareholders, in deriving the deemed cost of listing services. The fair value of shares issued was based on the market price of $10.60 per share as of July 13, 2022.

	Shares	(in 000s)
Global shareholders
Class A shareholders	5,205,375
Class B shareholders	4,287,500
Total Gorilla shares to be issued to Global shareholders		$100,624
Net assets of Global as of June 30, 2022		122,259
Less: Global transaction costs, net		(3,778)
Add: Effect of PIPE financing		30,113
Add: Effect of elimination of warrant liability		257
Less: Effect of redemption of 11,440,338 Global Class A ordinary shares		(116,817)
Adjusted net assets of Global as of June 30, 2022		32,034
Difference – being IFRS 2 charge for listing services		$68,590

K.     Represents the elimination of warrant liability after giving effect to the forfeiture of one-quarter warrant included in the Public Subunit when Global public shareholders redeem the shares upon consummation.

L.      Represents the elimination of intercompany loan upon consummation.

4. Adjustments to Unaudited Pro Forma Condensed Combined Statements of Profit or Loss for the Six Months Ended June 30, 2022 and for the Year Ended December 31, 2021

The Transaction Accounting Adjustments, based on preliminary estimates that could change materially as additional information is obtained, are as follows:

AA.  To eliminate interest income earned on funds in the Trust Account which will be released upon closing of the Business Combination.

BB.   To eliminate administrative service fees that will be ceased paying upon closing of the Business Combination.

CC.   To eliminate change in fair value of warrants after giving effect to the forfeiture of one-quarter warrant included in the Public Subunit when Global public shareholders redeem the shares upon consummation.

DD.   To eliminate the transaction costs incurred by Gorilla of $2.2 million during the six months ended June 30, 2020 and reflect such amounts during the year ended December 31, 2021.

EE.   Represents $68.6 million of share-based compensation expense recognized, in accordance with IFRS 2, for the difference between the fair value of Gorilla ordinary shares issued and the fair value of Global’s identifiable net assets, as described in (J) above. This cost is a nonrecurring item.

5. Loss per Share

Represents the net loss per share calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Business Combination, assuming the shares were outstanding since January 1, 2021. As the Business Combination are being reflected as if they had occurred at the beginning of the periods presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issued in connection with the Business Combination have been outstanding for the entire periods presented.

For the six months ended June 30, 2022 And For the year ended December 31, 2021
(in thousands, except share and per share data)
Weighted average shares outstanding – basic and diluted
Gorilla shareholders	63,225,599
Global shareholders	43,035
Sponsor and underwriter	5,310,000
PIPE Investor	4,139,840
Total	72,718,474

The above table assumes that the Earnout Shares fully vest and are released to Gorilla shareholders

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of Gorilla’s financial condition and results of operations should be read in conjunction with the consolidated financial statements and related notes included elsewhere in this Form F-1. Some of the information contained in this discussion and analysis, including information with respect to Gorilla’s planned investments in its research and development, sales and marketing, and general and administrative functions, includes forward-looking statements that involve risks and uncertainties. You should review the sections titled “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” for a discussion of forward-looking statements and important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis. In this section the “Company,” “we,” “us” and “our” refer to Gorilla.

Overview

Gorilla Technology Group Inc. is a market-leading provider of video intelligence, Internet of Things (IoT) security and edge content management in the Asia Pacific region with operations and established distribution and sales channels in other key regions across the globe.

We have operated in the field of video analytics since our incorporation in 2001. As video moved from analog to digital formats, we leveraged this core competency to create innovative and business transformative technology utilizing artificial intelligence (AI) and edge AI computing.

Our developed technologies in edge AI computing, video analytics and operational technology (OT) security are the backbone of our suite of product and service solutions for our diversified customer base of commercial, industrial, municipal and government entities. We partner with industry leading companies from cloud infrastructure providers, telecoms, chipset vendors and storage manufacturers to provide end-to-end solutions for different verticals. Our machine learning and deep learning proprietary algorithms underpin our product and service offerings which help our customers to securely move, store and analyze data for actionable use in biometric authentication, account management, device management, business intelligence, and other applications.

We generate our revenue from the sale of hardware, software and services to customers directly under sale contracts and through resellers and distributors under reseller agreements and distribution agreements. Our two primary business segments include Video IoT and Security Convergence. For additional details see the section titled “— Sales and Marketing” below.

Business Combination and Public Company Costs

On December 21, 2021, Gorilla entered into the Business Combination Agreement with Global SPAC Partners Co. (“Global SPAC” or “Global”) Pursuant to the Business Combination Agreement, Gorilla Merger Sub, Inc. a wholly owned subsidiary of Gorilla, merged with and into Global SPAC with Global SPAC surviving the merger. As a result of the Business Combination, and upon consummation of the Business Combination and other transactions contemplated thereof, Global SPAC became a wholly owned subsidiary of Gorilla, with the security holders of Global SPAC becoming security holders of Gorilla.

The Business Combination was accounted for as a capital reorganization. Under this method of accounting, Global was treated as the “acquired” company for financial reporting purposes. Accordingly, the Business Combination was treated as the equivalent of Gorilla issuing shares at the closing of the Business Combination for the net assets of Global as of the closing date, accompanied by a recapitalization. The net assets of Global was stated at historical cost, with no goodwill or other intangible assets recorded.

As a consequence of the Business Combination, the Gorilla ordinary shares are registered under the Exchange Act and listed on Nasdaq, which require Gorilla to hire additional personnel and implement procedures and processes to address public company regulatory requirements and customary practices. Gorilla expects to incur additional annual expenses as a public company for, among other things, directors’ and officers’ liability insurance, director fees and additional internal and external accounting and legal and administrative resources, including increased audit and legal fees.

Trends and Key Factors Affecting Gorilla’s Performance

The performance of our business depends on a number of factors, such as the following.

Adoption of Gorilla’s product and service offering

Gorilla’s future success depends on a large part on the market adoption of our product and services and the level to which they can be integrated into their pre-existing information technology (“IT”) and operational technology infrastructure. While Gorilla sees growing demand for our platform, particularly from large enterprises, seeking access to our product and service offerings, it is difficult to predict customer adoption rates and future demand. We believe that the benefits of our platform put it in a strong position to capture the significant market opportunity ahead.

Recurring revenue from existing customers

Gorilla’s diverse base of customers represents a significant opportunity for further adoption of our broad product and service offerings. While we have seen an increase in the number of our customers, we believe that there is a substantial opportunity to expand the sale of our products and services among our existing customers. We plan to continue investing in our direct sales force to encourage increased sales among our existing customers.

Once utilized, Gorilla’s customers often expand their use more broadly within the enterprise as they identify new cases and realize the benefits of our products and services. In any given period, there is a risk that customer consumption of our products and services will be lower than we expect, which may cause fluctuations in Gorilla’s revenue and results of operations. Gorilla’s ability to increase usage of our products and services by existing customers, and, in particular, by large enterprise customers, will depend on a number of factors, including customers’ satisfaction, competition, pricing, overall changes in our customers’ spending levels and the effectiveness of our sales and marketing efforts.

In addition, changes in spending policies, budget priorities and funding levels, including current and future stimulus packages, are key factors influencing the purchasing levels of Government customers. As the duration and ongoing economic impacts of the COVID-19 pandemic remain uncertain, current and future budget priorities and funding levels for Government customers may be adversely affected.

Expansion of Gorilla’s geographic coverage and customer base/Acquiring new customers

We believe there is a substantial opportunity to further grow our customer base by continuing to make significant investments in sales, marketing and brand awareness. Gorilla’s ability to attract new customers will depend on a number of factors, including our success in recruiting and scaling our sales and marketing organization and competitive dynamics in our targeted new geographical markets in Japan. We intend to expand our direct sales force, with a focus on increasing sales in targeted geographies and customer segments. We may not achieve anticipated revenue growth from expanding our sales force to focus on large enterprises if we are unable to hire, develop, integrate, and retain talented and effective sales personnel; if our new and existing sales personnel are unable to achieve desired productivity levels in a reasonable period of time; or if our sales and marketing programs are not effective.

Investing in growth and scaling our business

We are focused on our long-term revenue potential. We believe that our market opportunity is large, and we will continue to invest significantly in scaling across all organizational functions in order to grow our operations both domestically and internationally. We have a history of introducing successful new features and capabilities on our platform, and we intend to continue to invest heavily into research and development & sales and marketing to grow our business to take advantage of our expansive market opportunity rather than optimize for profitability or cash flow in the near future.

Key Business Metric(s)

Gorilla monitors a number of financial and non-financial key business metric to measures on a regular basis in order to help it evaluate its business and growth trends, establish budgets, measure the effectiveness of its sales and marketing efforts, and assess operational efficiencies. We believe that the most important of these measures include gross margin, operating margin, net income (loss) as well as the non-financial key metric discussed below which may differ from other similarly titled metrics used by other companies, securities analysts or investors.

Number of contracts of sale

Gorilla will continue to monitor the number of direct and indirect agreements with customers for the provision of our suite of products and services. The number of agreements will directly impact the results of operations, including revenues and gross margins for the foreseeable future.

Number of strategic partnerships with industry leaders

Gorilla will monitor the number of partnerships held with leading companies within the cloud infrastructure providers, telecoms, chipset vendors and storage manufacturers for the provision of our technology. The number of partnerships will influence the dissemination of our product and service offering and will impact future revenue and gross margins.

Six Months Overview

The results of certain key business metrics are as follows:

	Six Months Ended June 30
Items	2022	2021
	(dollars in thousands)
Revenue	$13,801	$15,101
Cost of revenue	(9,227)	(10,256)
Gross margin	4,574	4,845
Operating expense	12,402	10,505
Operating loss	(7,828)	(5,660)
Net loss	$(8,636)	$(5,828)
Number of contracts of sales	183	138
Number of strategic partnerships with industry leaders	69	61

Impact of COVID-19

Our financial performance has been affected by the outbreak of COVID-19. The Company’s significant operation is in Taiwan, which has been affected by the spread of COVID-19 since 2020. More broadly, the COVID-19 pandemic has affected almost all countries of the world, and resulted in border closures, production stoppages, workplace closures, movement controls and other measures imposed by the various governments.

Resultantly, COVID-19 has disrupted our operations and the operations of our suppliers, customers, and other business partners and may continue to do so for an indefinite period of time, including as a result of travel restrictions and/or business shutdowns.

Gorilla has experienced, and may continue to experience, an adverse impact on certain parts of its business following the implementation of shelter-in-place orders to mitigate the outbreak of COVID-19, including a lengthening of the sales cycle for some prospective customers and delays in the delivery of professional services and trainings to Gorilla’s customers.

While a reduction in operating expenses may have an immediate positive impact on our results of operations, we do not yet have visibility into the full impact this will have on our business. We cannot predict how long we will continue to experience these impacts as shelter-in-place orders and other related measures are expected to change over time. Our results of operations, cash flows, and financial condition have not been adversely impacted to date. However, as certain of our customers or partners experience downturns or uncertainty in their own business operations or revenue resulting from the spread of COVID-19, they may continue to decrease or delay their spending, request pricing discounts, or seek renegotiations of their contracts, any of which may result in decreased revenue and cash receipts for Gorilla. In addition, we may experience customer losses, including due to customer bankruptcies or customers ceasing operations, which may result in an inability to collect accounts receivable from these customers. In addition, in response to the spread of COVID-19, we have required substantially all of our employees to work remotely to minimize the risk of the virus to our employees and the communities in which we operate. We may take further actions as may be required by government authorities or that we determine are in the best interests of our employees, customers, and business partners.

The global impact of COVID-19 continues to rapidly evolve, and Gorilla will continue to monitor the situation and the effects on our business and operations closely. Gorilla has considered the market conditions (including the impact of COVID-19) as of the balance sheet date, in making estimates and judgements on the recoverability of assets and provisions for sales and service contracts as of June 30, 2022. However, we do not yet know the full extent of potential impacts on our business or operations or on the global economy as a whole, particularly if the COVID-19 pandemic continues and persists for an extended period of time. Given the uncertainty, we cannot reasonably estimate the impact on our future results of operations, cash flows, or financial condition. For additional details, see the section of this proxy statement/prospectus titled “Risk Factors.”

Components of Results of Operations

Revenue

Our primary sources of revenue are derived from the sale of hardware, software and services to customers directly under sales contracts, through resellers and distributors under reseller agreements and distribution and software license agreements, and through partnerships with system integrators under sales agreements.

Reseller

Under our typical reseller agreement, resellers purchase Gorilla products and sets their own prices for the end customer’s license of our product line. Resellers earn the difference on the purchase price from Gorilla and the price they set to provide the products and services to end customers. Warranty coverage is maintained by Gorilla. However, the reseller provides maintenance services to customers.

These contracts are automatically renewed for an additional year unless prior notice otherwise is given.

Distributors

Under our typical distribution and software license agreement, distributors purchase our products and are permitted to distribute, sell, bundle, promote and advertise our products directly to end customers. Distributors receive a discount on the purchase price and earn an agreed margin on the resale price. These contracts are automatically renewed for a year unless prior notice otherwise is given.

System integrators

Under our typical sales agreement, system integrators purchase our products and data services and are permitted to integrate our products and services with theirs to sell directly to their customers in their respective regions of operations.

As part of our sales contracts, system integrators receive a discount on the purchase price of our products and services which are then on-sold by the system integrators to their customers. These contracts are automatically renewed for a year unless prior 60-day notice is given by either party to terminate the agreement.

Cost of Revenue

Cost of revenue consists primarily of expenses associated with salaries, labor, health insurance fees, benefits for personnel, outsourcing costs, warranties and hardware such as servers and storage devices needed for total solutions. We expect that cost of revenue will increase in absolute dollars as our revenue grows and will vary from period-to-period as a percentage of revenue.

Operating Expenses

Our operating expenses consist of research and development, sales and marketing, and general and administrative expenses. Personnel costs are the most significant component of operating expenses and consist of salaries, benefits, bonuses, share-based compensation, and sales commissions.

Research and Development

Research and development expenses consist primarily of personnel-related expenses associated with Gorilla’s research and development and product development teams, including salaries, benefits, bonuses, and share-based compensation. Research and development expenses also include contractor or professional services fees, third-party cloud infrastructure expenses incurred in developing Gorilla’s platform, and computer equipment, software, and subscription services dedicated for use by its research and development and organization. Gorilla expects that our research and development expenses will increase as a percentage of our annual sales as our business grows and related labor cost increases due to the inflation and competitive employment market demands for talented people and will continue to maintain a relatively large expenditure to maintain our innovative approach to the market.

Sales and Marketing

Sales and marketing expenses consist primarily of personnel-related expenses associated with Gorilla’s sales and marketing staff, including salaries, benefits, bonuses, share-based compensation and travel. Marketing expenses also include third-party software tools required for marketing automation and consultation and advertising costs. Gorilla expects these costs to increase over time as our expansion into different markets continues and additional tools and personnel are implemented.

In addition to the costs paid to our directly employed sales and marketing staff, we contract with sales representatives to support marketing activities for Gorilla in specific regions and territories. We license these representatives to use our software to market, promote and solicit orders of our product line on a non-transferable and non-sub-licensable and limited basis. The contracts are not automatically renewed. We pay these sales representatives commission on their sales, which are included in our sales and marketing expenses.

Gorilla expects increases in sales and marketing expenses with:

•        the establishment of sales support operations for AI manufacturer ecosystems in Taiwan, Indonesia, Thailand, Malaysia, Singapore, Japan, US and Vietnam; and

•        enhancement of technical support for AI models to device manufacture, AI Appliances to distributors and system integrators, and AI SaaS to telecommunication and managing service providers in US, Europe, Middle East and Africa, Latin America, India and expand the local support in Australia, Thailand, Indonesia, Singapore, Malaysia, Vietnam and Japan.

Prior to the disruption of international travel caused by the COVID-19 pandemic, sales and marketing expenses also included international travel of personnel and expenses related to trade shows, demonstrations and other marketing events. Gorilla expects that our sales and marketing expenses will grow in absolute dollars as well as a percentage of its revenue over time as Gorilla grows its business.

General and Administrative

General and administrative expenses consist primarily of personnel-related expenses for Gorilla’s finance, legal, human resources, facilities and administrative personnel, including salaries, benefits, bonuses, and share-based compensation. General and administrative expenses also include external legal, accounting, bookkeeping and other professional services fees, software and subscription services dedicated for use by Gorilla’s general and administrative functions, and other corporate expenses. General and administrative expenses also include allocated overhead costs.

Following the closing of this Business Combination, Gorilla expects to incur additional expenses as a result of becoming a public company, including costs to comply with the rules and regulations applicable to companies listed on a national securities exchange, costs related to compliance and reporting obligations, and increased expenses for insurance, investor relations, and professional services. We expect that our general and administrative expenses will increase in absolute dollars as our business grows.

Financial Income (Expense), Net

Financial income (expense), net consists primarily of interest expenses relating to Gorilla’s short-term and long-term borrowings and bank facilities, as well as interest income relating to bank deposits.

Income Tax Benefit (Expense)

Income tax benefit (expense) consists primarily of income taxes in certain foreign and state jurisdictions in which Gorilla conducts business. Valuation allowances are provided when necessary to reduce deferred tax assets to the amount more likely than not to be realized.

Results of Operations

The results of operations presented below should be reviewed in conjunction with the consolidated financial statements and notes included elsewhere in this Form F-1. The following table sets forth Gorilla’s consolidated results of operations data for the periods presented:

Six Months Ended June 30, 2022 Compared with to Six Months Ended June 30, 2021

The following table summarizes our historical results of operations for the periods indicated:

	Six Months Ended June 30				Change $	Change %
	2022		2021
	Dollars in Thousands	Percentage of Net Revenue	Dollars in Thousands	Percentage of Net Revenue
Revenue	$13,801	100.0%	$15,101	100.0%	$(1,300)	(8.6)%
Cost of revenue	(9,227)	(66.9)%	(10,256)	(67.9)%	1,029	(10.0)%
Gross profit	4,574	33.1%	4,845	32.1%	(271)	(5.6)%
Operating expense	12,402	89.9%	10,505	69.6%	1,897	18.1%
Financial income (expense), net	(452)	(3.3)%	(228)	(1.5)%	(224)	98.2%
Loss for the year	$(8,636)	(62.6)%	$(5,828)	(38.6)%	$(2,808)	48.2%
Total comprehensive loss for the year	$(9,511)	(68.9)%	$(5,639)	(37.3)%	$(3,872)	68.7%

Net Revenue:

Net revenue by segment, in dollars and as a percentage of total net revenue, and the period-over-period dollar and percentage change in net revenue are as follows:

	Six Months Ended June 30				Change $	Change %
	2022		2021
	Dollars in Thousands	Percentage of Net Revenue	Dollars in Thousands	Percentage of Net Revenue
Security Convergence	$6,875	49.8%	$4,194	27.8%	$2,681	63.9%
Video IoT	$6,926	50.2%	$10,907	72.2%	$(3,981)	(36.5)%
Total	$13,801	100.0%	$15,101	100.0%	$(1,300)	(8.6)%

Our revenue decreased by $1.30 million, or -8.6%, to $13.80 million for the six months ended June 30, 2022 compared to approximately $15.10 million for the six months ended June 30, 2021. For segment disclosure, our revenue increased by $2.7 million, or 63.9% in security convergence and decreased by $4.0 million, or -36.5% in Video IoT for the six months ended June 30, 2022, compared to the six months ended June 30, 2021. The primary reasons for the increase in the revenue from the security convergence segment are increases in numbers of projects including hardware, software, and services revenue, while the primary reasons for the decrease in the revenue from the Video IoT segment are decreases in hardware and software sales. We have been trying to change in business focus to our security convergence segment starting from 2021 to pursue larger projects with healthy gross margins and to reduce hardware infrastructure and service for the Video IoT segment. The shifting of focus to security convergence segment continues to grow in 2022.

Our revenue decreased as no new material services were rendered to existing customers under the circumstances of the COVID-19 pandemic. Additionally, major components of a telecom 4G project and a major sale of ecommerce equipment were completed and revenue was recognized in the six months ended June 30, 2021. The revenue from new customers decreased by $0.42 million, or -12.2%, to $3.01 million for the six months ended June 30, 2022 compared to approximately $3.43 million, for the six months ended June 30, 2021. The revenue from existing customers decreased by $0.88 million, or -7.60%, to $10.79 million for the six months ended June 30, 2022 compared to approximately $11.67 million, for the six months ended June 30, 2021. The primary reason for the decreased revenue from both new and existing customers was due to more revenues recognized during the first two quarters of 2021 compared to 2022 as the projects were near the completion stage with only small remaining amount to be recognized in 2022. Another driver was that no new material services were rendered under the circumstances of the COVID-19 pandemic.

Cost of Revenue:

Cost of revenue by segment, in dollars and as a percentage of total net revenue, and the period-over-period dollar and percentage change in cost of revenue are as follows:

	Six Months Ended June 30				Change $	Change %
	2022		2021
	Dollars in Thousands	Percentage of Net Revenue	Dollars in Thousands	Percentage of Net Revenue
Security Convergence	$4,810	70.0%	$2,866	68.3%	$1,944	67.8%
Video IoT	$4,417	63.8%	$7,390	67.8%	$(2,973)	(40.2)%
Total	$9,227	66.9%	$10,256	67.9%	$(1,029)	(10.0)%

Our cost of revenue decreased by $1.03 million, or -10.0%, to $9.23 million for the six months ended June 30, 2022, compared to $10.26 million for the six months ended June 30, 2021. For segment disclosure, our cost of revenue increased by $1.94 million, or 67.8% in security convergence and decreased by $2.97 million, or -40.2% in Video IoT for the six months ended June 30, 2022, compared to the six months ended June 30, 2021. The primary reason for the increase in the cost of revenue from the security convergence segment is an increase in hardware cost associated with a few oversea sales which were requested by our customers to bundle the software integration service with the hardware equipment. The bundle of hardware equipment drove the higher costs. The primary reason for the decrease in the cost of revenue from Video IoT segment is the decrease in hardware, software and service costs associated with the overall decrease in the revenue in this segment. Although we have been trying to change in business focus to our security convergence segment starting from 2021 to pursue larger projects with higher gross margins and to reduce hardware infrastructure and service for the Video IoT segment, the increase in costs in security convergence segment and the decrease in costs in the Video IoT segment in 2022 was not as expected but we continue to adjust our sales portfolios and price strategy.

Gross Margin:

Gross margin by segment, in dollars and as a percentage of total net revenue, and the period-over-period dollar and percentage change in gross margin are as follows:

	Six Months Ended June 30				Change $	Change bps
	2022		2021
	Dollars in Thousands	Percentage of Net Revenue	Dollars in Thousands	Percentage of Net Revenue
Security Convergence	$2,065	30.0%	$1,328	31.7%	$737	(163)
Video IoT	$2,509	36.2%	$3,517	32.2%	$(1,008)	398
Total	$4,574	33.1%	$4,845	32.1%	$(271)	106

Our gross margin decreased by $0.27 million to $4.57 million for the six months ended June 30, 2022, compared to $4.85 million for the six months ended June 30, 2021. As a percentage of net revenue, gross margin increased 106 basis points to 33.1% for the six months ended June 30, 2022. The decrease in revenue was outpaced by the decrease in cost of revenue leading to an increase in gross margin.

For segment disclosure, as a percentage of net revenue, gross margin of our security convergence segment decreased 163 basis points to 30.0% for the six months ended June 30, 2022. The decrease in gross margin was primarily driven by higher hardware costs from vendors due to shortage of supplies in the markets, leading to decreased gross margin.

As a percentage of net revenue, gross margin of our video IoT segment increased 398 basis points to 36.2% for the six months ended June 30, 2022. The increase in gross margin was primarily driven by the composition of more software and less hardware and service demanded by the customers.

Operating Expenses:

	Six Months Ended June 30		Change $	Change %
	2022	2021
	Dollars in Thousands
Research and development	$7,767	$7,254	$513	7.1%
Sales and marketing	$1,981	$2,193	$(212)	(9.7)%
General and administrative	$3,295	$983	$2,312	235.2%
Other (income) loss, net	$(641)	$75	$(716)	(954.7)%
Operating expense	$12,402	$10,505	$1,897	18.1%

Research and Development

Research and development expenses increased by $0.51 million, or 7.1%, to $7.77 million for the six months ended June 30, 2022, compared to $7.25 million, for the six months ended June 30, 2021. The increase was primarily due to expenditures for additional research and development relating to our new service offerings, such as high-bandwidth applications, threat intelligence and secure systems in our security convergence segment.

Sales and Marketing

Sales and marketing expenses decreased by $0.21 million, or -9.7%, to $1.98 million for the six month ended June 30, 2022, compared to $2.19 million, for the six months ended June 30, 2021. The slight decrease was primarily due to no new material services being rendered and less marketing efforts in promoting our AI appliances due to the COVID-19 pandemic.

General and Administrative

General and administrative expenses increased by $2.31 million, or 235.2%, to $3.30 million for the six months ended June 30, 2022, compared to $0.98 million, for the six months ended June 30, 2021. The increase was primarily due to additional professional expenses incurred to service providers for business combination ($2.16 million) and a ramp up in personnel in the US based administrative expenses.

Financial Income (Expense), Net

	Six Months Ended June 30		Change $	Change %
	2022	2021
	Dollars in Thousands
Financial income (expense), net	$(452)	$(228)	$(224)	98.2%

Financial expense increased by $0.22 million, or 98.2%, to $0.45 million for the six months ended June 30, 2022, compared to $0.23 million, for the six months ended June 30, 2021. The increase was primarily due to additional short-term and long-term borrowing facilities.

Income Tax Benefit (Expense)

	Six Months Ended June 30		Change $	Change %
	2022	2021
	Dollars in Thousands
Income tax benefit (expense)	$(356)	$61	$(417)	(683.6)%

Income tax expense increased by $0.42 million, or -683.6%, to $0.36 million for the six months ended June 30, 2022, compared to $0.06 million of income tax benefit, for the six months ended June 30, 2021. The increase was primarily due to temporary tax difference for deferred assets or liabilities.

Net Loss:

Net loss was $8.64 million for the six months ended June 30, 2022, compared with $5.83 million for the six months ended June 30, 2021. The increase of $2.81 million, or 48.2%, in net loss was caused primarily by a decrease of revenue and an increase in operating expenses related to a ramp up in personnel in the US-based administrative personnel as well as research and development expenses.

Comparison of the Years Ended December 31, 2020 and December 31, 2021

The following table summarizes our historical results of operations for the periods indicated:

	Year Ended December 31
Items	2021	2020
	(dollars in thousands)
Revenue	$42,243	$45,413
Cost of revenue	(26,469)	(26,857)
Gross profit	15,774	18,556
Operating expense	$23,932	24,249
Financial Income (Expense), Net	(628)	(302)
Loss for the year	$(8,548)	$(5,921)
Total comprehensive loss for the year	$(8,082)	$(5,150)

Revenue

	Year Ended December 31		Change $	Change %
	2021	2020
	(dollars in thousands)
Total	$42,243	$45,413	$(3,170)	(6.98)%
Security Convergence	$12,055	$8,905	3,150	35.39%
Video IoT	$30,188	$36,508	$(6,320)	(17.31)%

Our revenue decreased by $3.17 million, or -6.98%, to $42.24 million for the year ended December 31, 2021 compared to approximately $45.41 million for the year ended December 31, 2020. For segment disclosure, our revenue increased by $3.15 million, or 35.39% in security convergence and decreased by $6.32 million, or — 17.31% in Video IoT for the year ended December 31, 2021, compared to year ended December 31, 2020. The primary reason for the increase in the revenue from the security convergence segment are increases in software sales, while the primary reason for the decrease in the revenue from the Video IoT segment are decreases in hardware and service sales.

Our revenue decreased as no new material services were rendered to existing customers under the circumstances of the COVID-19 pandemic. Additionally, major components of a telecom 4G project and a major sale of ecommerce equipment were completed and revenue was recognized in the fiscal year ended December 31, 2020. The revenue from new customers increased by $1.25 million, or 21.95%, to $6.95 million for the year ended December 31, 2021 compared to approximately $5.70 million, for the year ended December 31, 2020. The revenue from existing customers decreased by $4.42 million, or -11.14%, to $35.29 million for the year ended December 31, 2021 compared to approximately $39.71 million, for the year ended December 31, 2020. The primary reason for increased revenue from new customers was new overseas data center projects and domestic biometric identification projects while the decreased revenue from existing customers was because no new material services were rendered under the circumstances of the COVID-19 pandemic.

Cost of Revenue and Gross Margin

	Year Ended December 31		Change $	Change %
	2021	2020
	(dollars in thousands)
Cost of revenue	$26,469	$26,857	$(388)	(1.45)%
Gross margin	37.34%	40.86%	$(2,782)	(14.99)%

Our cost of revenue remained relatively flat with a slight decrease of $0.39 million, or -1.45%, to $26.47 million for the year ended December 31, 2021, compared to $26.86 million for the year ended December 31, 2020. The reason for the decrease in the cost of revenue is a decrease of $2.20 million, or -18.53% to $9.68 million in the cost of services for the year ended December 2021, compared to $11.88 million for the year ended December 31, 2020. This was partially offset by an increase in the cost of goods sold of $1.81 million, or 12.10% to $16.79 million for the year ended December 31, 2021, compared to $14.98 million for the year ended December 31, 2020.

For segment disclosure, our cost of revenue increased by $0.94 million, or 20.46% in security convergence and decreased by $1.33 million, or -5.97% in Video IoT for the year ended December 31, 2021, compared to the year ended December 31, 2020. The primary reason for the increase in the cost of revenue from the security convergence segment is an increase in software costs due to an increase of direct material and labor costs while the primary reason for the decrease in the cost of revenue from Video IoT segment is a decrease in hardware and service costs due to less customer demand for products within the segment. The differential between the increase in costs in the security convergence segment and decrease in costs in the Video IoT segment was due to a change in business focus to our security convergence segment in 2021 to pursue larger projects with higher gross margins and to reduce hardware infrastructure and service for the Video IoT segment due to less customer demand.

Our gross margin decreased by $2.78 million, or -14.99%, to $15.78 million for the year ended December 31, 2021, compared to $18.56 million, for the year ended December 31, 2020. The decrease in revenue outpaced a slight decrease in cost of revenue leading to a decrease in gross margin. Additionally, a portion of this change was attributable to the security convergence segment which incurred greater cost of revenue due to additional software costs as a result of increases in direct material and labor costs as well as increased sales in territories with lower profit margins.

For segment disclosure, gross margin of our security convergence segment increased by $2.21 million for the year ended December 31, 2021, compared to $4.31 million for the year ended December 31, 2020. The primary reason for the increase is due to significant increases in our software sales to non-government entities. Software sales in our security convergence segment increased by $4.04 million or 298.72% to $5.39 million for the year ended December 31, 2021 compared to $1.35 million for the year ended December 31, 2020 whilst the cost of revenue for the security convergence segment increased $0.94 million. The reason for the increase in software sales was a change in business focus to our security convergence segment in 2021 as we pursued larger projects which carry higher gross margins.

Gross margin of our Video IoT segment decreased by $4.99 million for the year ended December 31, 2021, compared to $14.25 million for the year ended December 31, 2020.The primary reason for the decrease in gross margin was due to decreases in our hardware sales and the revenue generated from the provision of services. Hardware revenue decreased $2.48 million or 39.34% to $3.82 million for the year ended December 31, 2021, compared to $6.30 million for the year ended December 31, 2020. Services revenue decreased $3.23 million or 23.84% to $10.30 million for the year ended December 31, 2021 compared to $13.53 million for the year ended December 31, 2020, whilst the cost of revenue for the segment decreased $1.33 million. The reason for the decreases in hardware and services revenue was due to less customer demand due to the COVID-19 pandemic.

The differences in gross margin between our business segments can be attributed to a change in business focus to the security convergence segment in 2021 in order to pursue larger projects that carry higher gross margins despite a greater cost of revenue and additional software costs as a result of increases in direct material and labor costs. Additionally, no new material services were rendered under the circumstances of the COVID-19 pandemic for the Video IoT segment.

Operating Expenses

	Year Ended December 31		Change $	Change %
	2021	2020
	(dollars in thousands)
Research and development	$15,053	$14,343	$710	4.95%
Sales and marketing	$4,962	$5,331	$(369)	(6.92)%
General and administrative	$3,430	$2,932	$498	16.99%
Expected credit losses	$404	$—	$404	—
Other income	$(44)	(59)	15	(25.42)%
Other losses – net	$127	1,702	(1,575)	(92.54)%
Total operating expenses	$23,932	$24,249	$(317)	(1.31)%

Research and Development

Research and development expenses increased by $0.71 million, or 4.95%, to $15.05 million for the year ended December 31, 2021, compared to $14.34 million, for the year ended December 31, 2020. For segment disclosure, our research and development expenses increased by $1.04 million, or 23% in security convergence and decreased by $0.33 million, or -3% in Video IoT for the year ended December 31, 2021, compared to year ended December 31, 2020. The increase was primarily due to greater expenditures for additional research and development relating to our new service offerings, such as high-bandwidth applications, threat intelligence and secure systems in our security convergence segment.

Sales and Marketing

Sales and marketing expenses decreased by $0.37 million, or -6.92%, to $4.96 million for the year ended December 31, 2021, compared to $5.33 million, for the year ended December 31, 2020. For segment disclosure, our sales and marketing expenses increased by $0.62 million, or 109.40% in security convergence and decreased by $0.92 million, or -20.63%, in Video IoT for the year ended December 31, 2021, compared to the year ended December 31, 2020. The increase was due to a shift in our business focus in promoting our security convergence segment and a related increase in expenditures for sales and marketing and service for presales, while the decrease was primarily due to no new material services being rendered and less marketing efforts in promoting our AI appliances due to the COVID-19 pandemic.

General and Administrative

General and administrative expenses increased by $0.50 million, or 16.99%, to $3.43 million for the year ended December 31, 2021, compared to $2.93 million, for the year ended December 31, 2020. For segment disclosure, our general and administrative expenses decreased by $0.13 million, or -28.24% in security convergence, decreased by $0.02 million, or -1.04% in Video IoT and increased by $0.65 million, or 131.76% in others for the year ended December 31, 2021, compared to the year ended December 31, 2020. The increase was primarily due to additional professional expenses incurred to service provider for business combination project.

Financial Income (Expense), Net

	Year Ended December 31		Change $	Change %
	2021	2020
	(dollars in thousands)
Financial Income (Expense), Net	$(628)	$(302)	$(326)	107.94%

Financial expense increased by $0.33 million, or 107.94%, to $0.63 million for the year ended December 31, 2021, compared to $0.30 million, for the year ended December 31, 2020. For segment disclosure, our financial expense about flat in security convergence, increased by $0.14 million in Video IoT and increased by $0.16 million in financial expense in others for the year ended December 31, 2021, compared to the year ended December 31, 2020. The increase was primarily due to additional short-term and long-term borrowing facilities. See the section titled “Credit Facilities”.

Provision for (benefit from) Income Taxes

	Year Ended December 31		Change $	Change %
	2021	2020
	(dollars in thousands)
Provision for (benefit from) income taxes	$(238)	$(75)	$(163)	217.33%

Benefit from income taxes increased by $0.16 million, or 217.33%, to $0.24 million for the year ended December 31, 2021, compared to $0.08 million, for the year ended December 31, 2020. The increase was primarily due to temporary tax difference for deferred assets or liabilities.

Liquidity and Capital Resources

Our capital requirements have primarily been for capital expenditures related to the research and development, debt service, and operating expenses. Historically, we have generated negative cash flows from operations and have financed our operations through the borrowings under our credit facilities, equity contributions and payments received from our customers. We anticipate funding our future capital requirements and debt service payments with cash generated from our operations, funds received through the business combination and future borrowings. To the extent we choose to seek additional financing in the future (whether for development, acquisition opportunities as they arise or the refinancing of the financing facilities when due at more favorable terms), we expect to fund such activities through cash generated from operations and through securing further debt financing from banks and the capital markets.

Our cash and cash equivalents as of June 30, 2022 was $5.55 million. Restricted cash and time deposits with maturity over three months were $6.83 million. We had $3.24 million of availability for borrowings under our revolving loan facility. Our short-term bank borrowings as of June 30, 2022 was $22.35 million. In addition, as of June 30, 2022, our shareholders’ loans were $5.00 million and our long-term bank borrowings, including current portion, was $11.87 million.

Our management minimizes liquidity risk through credit facilities and ongoing future cash flow management and planning. Our treasury monitors rolling forecasts of our liquidity requirements to ensure it has sufficient cash to meet operational needs while maintain sufficient headroom on its undrawn committed borrowing facilities at all times so that the Company does not breach borrowing limits or covenants on any of its borrowing facilities. The forecasting takes into consideration the Company’s debt financing plans, covenant compliance and compliance with internal balance sheet ratio targets.

We believe that we will have sufficient cash flows, after taking into the amount of cash and cash equivalent, time deposits recognized under financial assets at amortized cost (restricted cash), current, unused credit lines from bank loans, shareholder loans and funds from the merger with Global, to meet our obligations on a timely basis for the next 12 months.

Despite a significant number of redemptions by holders of Global ordinary shares and warrant holders may not choose to exercise their warrants for so long as the warrants remain out-of-the money, we believe our current cash on hand is sufficient to meet our operating and capital requirement for at least the next twelve months from the date these financial statements are issued.

We will receive up to an aggregate of $115.3 million from the exercise of all of the Gorilla warrants issued and outstanding, assuming the exercise in full of all of the warrants for cash. If the warrants are exercised pursuant to a cashless exercise feature, we will not receive any cash from these exercises. The exercise price of our warrants is $11.50 per share, subject to adjustment. We believe that the likelihood that warrant holders determine to exercise their warrants, and therefore the amount of cash proceeds that we would receive, is dependent upon the market price of our ordinary shares. If the market price for our ordinary shares is less than the exercise price of the warrants (on a per share basis), we believe that warrant holders will be very unlikely to exercise any of their warrants, and accordingly, we will not receive any such proceeds. There is no assurance that the warrants will be “in the money” prior to their expiration or that the warrant holders will exercise their warrants. As of February 10, 2023, the closing price of our ordinary shares was $6.31 per share. Holders of the private placement warrants have the option to exercise the private placement warrants on a cashless basis in accordance with the warrant agreement. To the extent that any warrants are exercised on a cashless basis, the amount of cash we would receive from the exercise of the warrants will decrease.

Given the substantial number of ordinary shares being registered for potential resale by Selling Securityholders pursuant to this prospectus, the sale of shares by the Selling Securityholders, or the perception in the market that the Selling Securityholders of a large number of shares intend to sell shares, could harm the prevailing market price of the ordinary shares. The Selling Securityholders, including several institutional owners, beneficially own 99.8% of our ordinary shares will be able to sell all of their ordinary shares for so long as the registration statement, of which this prospectus forms a part, is available for use or pursuant to an exemption from registration under the Securities Act and any applicable lock-up restrictions expire. These sales, or the possibility that these sales may occur, also might make it more difficult for Gorilla to sell equity securities in the future at a time and at a price that it deems appropriate. Despite such a decline in the public trading price of our ordinary shares, the Selling Securityholders may still experience a positive rate of return on the securities that they sell pursuant to this prospectus to the extent that such sales are made at prices that exceed the prices at which such securities were purchased. Certain of the securities being registered for sale pursuant to this prospectus were purchased by the corresponding Selling Securityholders at prices below the current market price of our ordinary shares, as described above. Accordingly, such Selling Securityholders may have an incentive to sell their securities. See “Risk Factors — Risks Related to this Offeing — Sales of a substantial number of our securities in the public market by the Selling Securityholders and/or by our existing securityholders could cause the price of our ordinary shares and warrants to fall” and “Risk Factors — Risks Related to this Offering — Certain of the Selling Securityholders acquired their shares at a price that is less than the market price of our ordinary shares as of the date of this prospectus, may earn a positive rate of return even if the price of our ordinary shares declines and may be willing to sell their shares at a price less than shareholders that acquired our shares in the public market.”

We believe that we will have sufficient cash flows, after taking into the amount of cash and cash equivalent, time deposits recognized under financial assets at amortized cost (restricted cash), current, unused credit lines from bank loans, shareholder loans and funds from the merger with Global SPAC, to meet our obligations on a timely basis for the next 12 months from the date our financial statements as of and for the six months ended June 30, 2022 was authorized for issuance. However, there are a number of factors that may negatively impact our available sources of funds. The amount of cash generated from operations will be dependent upon factors such as the successful execution of our business plan, general economic conditions and working capital management.

The following table shows a summary of Gorilla’s cash flows for the periods presented (dollars in thousands):

	Six Months Ended 30-Jun
	2022	2021
Net cash used in operating activities	$(3,811)	$(4,883)
Net cash used in investing activities	$(1,736)	$(3,532)
Net cash (provided by) financing activities	$622	$307
Net decrease in cash and cash equivalents	$(4,395)*	$(7,947)*

____________

*        The amounts included the effect of foreign exchange rate changes.

Working Capital

Six Months Ended June 30, 2022

As of June 30, 2022, we had a working capital of $11.85 million. This was due to the following:

•        Our cash and cash equivalents and our current portion of financial assets at amortized cost were $10.03 million lower than short-term borrowings, and

•        Our accounts receivable of $34.80 million was $25.58 million more than the accounts and notes payable.

Six Months Ended June 30, 2021

As of June 30, 2021, we had a working capital of $21.10 million. This was due to the following:

•        Our cash and cash equivalents and our current portion of financial assets at amortized cost were $5.95 million lower than short-term borrowings, and

•        Our accounts receivable of $33.18 million was $28.54 million more than the accounts and notes payable.

Capital Expenditures

Gorilla books its capital expenditures of $2.83 million and $2.32 million for the six months ended June 30, 2022 and 2021, respectively on acquisition of property, plants and equipment as well as intangible assets. The acquired equipment and intangible assets are mainly for the purpose of research and development of new technology and services.

Operating Activities

Gorilla’s primary uses of cash from operating activities are for personnel-related expenses, sales and marketing expenses and overhead expenses. Gorilla has generated negative cash flows and has supplemented working capital through short- and long-term bank borrowings during the first two quarters of 2022.

During the six months ended June 30, 2022 and 2021, net cash used in operating activities was approximately $3.81 and $4.88 million, respectively. The primary factors affecting operating cash flows between these periods were from our accounts receivable collection efforts and timing of payments for the vendors.

Investing Activities

Cash used in investing activities for the six months ended June 30, 2022 was $1.74 million. The primary factors affecting the investing cash flows were purchases of property, plant and equipment, a loan to the Global SPAC Partner Co., and disposal of financial assets at amortized cost. The significant portion of the equipment we purchased was the equipment for research and development activities, which were for the purposes of developing products and services to meet our new customers’ needs. As to the loan to the Global SPAC Partner Co. the purpose of the loan is the extension period fund for Global SPAC Partner Co. to obtain the shareholders’ approval of business combination. Disposal of financial assets at amortized cost is the decrease in the time deposits as collateral to secure the provision of the performance guarantee and deposit letter of credit issued by the relevant banks as bid bond or performance bond.

Cash used in investing activities for the six months ended June 30, 2021 was $3.53 million. The primary factors affecting the investing cash flows were purchases of property, plant and equipment and the investment in financial assets at amortized cost. The significant portion of the equipment we purchased was the equipment for research and development activities. As to the investment in financial assets at amortized cost, it was invested in the time deposits as collateral to secure the provision of the performance guarantee and deposit letter of credit issued by the relevant banks as bid bond or performance bond.

Financing Activities

Cash provided by financing activities for the six months ended June 30, 2022 and 2021 was $0.62 million and $0.31 million, respectively, primarily as a result of repayment or proceeds from short term and long term borrowings for the purpose of supporting the working capital needs.

Credit Facilities

As of June 30, 2022, we had total unsecured and secured indebtedness of $34.23 million. At June 30, 2022, we were in compliance with the covenants under our credit agreements and indentures.

For additional information regarding our debt and refinancing activities, see Note 12 (Short-term borrowings), Note 14 (Long-term borrowings) and Note 32 (Capital management) to the accompanying unaudited consolidated Financial Statements.

Quarterly Revenue Trends

Gorilla’s revenue generally increased sequentially in each of the quarterly periods presented due to the fiscal year and procurement cycle of our customers. We generally experience seasonality in the timing of the execution of our contracts as we typically execute many of our contracts in the fourth quarter due to the fiscal year ends and procurement cycles of our customers. In certain instances, we have experienced a decline in revenue in the six months ended June 30 followed by sequential increases in revenue throughout the year as a result of the timing of when contracts are executed and the period of performance begins. Because we recognize the majority of our revenue ratably over the contractual term with respect to the multi-year contracts, a substantial portion of revenue recognized each period is from agreements that we entered into during previous periods. As such, increases or decreases in such multi-year contracts with new or existing customers may not immediately be reflected as revenue for that period.

Disclosures about Market Risk

Gorilla is exposed to market risk in the ordinary course of our business. Market risk represents the risk of loss that may impact our financial position due to adverse changes in financial market prices and rates. Gorilla’s market risk exposure is primarily the result of fluctuations in interest rates and foreign currency exchange rates. For market risk, see Note 33 (Financial instruments) to the accompanying unaudited consolidated Financial Statements.

Interest Rate Risk

Our businesses are exposed to the risk of interest rate fluctuation on their activities since interest-bearing liabilities have various maturities or remeasurement dates or are due or remeasured in different amounts. The risk arising from fluctuations in market interest rates primarily relates to our short-term credit facilities bearing variable interest rates.

Foreign Currency Exchange Risk

The activities of our business are transacted mainly in US dollars and the presentation of our historical financial information is in US dollars while Taiwanese activity is conducted in NT dollars.

Our financial statements are presented in US dollars incurring some translation risk when converting our NT dollar denominated figures to US dollars.

We also have certain borrowings in NT dollars, including our short- and long-term credit facilities. Therefore, we are exposed to foreign exchange risk as a result of certain currency fluctuations. Our management regularly reviews potential currency risks prior to the conclusion of significant contracts or business transactions and analyzes potential mitigants. We seek to manage our currency risk by matching the currency of our costs and liabilities (including financial debt) with those of our revenues to the extent feasible.

Our management also regularly monitors potential currency risks prior to the conclusion of significant contracts or business transactions.

Liquidity Risk

Liquidity risk is the risk that we will encounter in meeting our obligations associated with our financial liabilities that are settled by delivering cash or another financial asset.

For more details, please refer to the section titled, “Liquidity and Capital Resources” above.

Credit Risk

Credit risk is a risk of financial loss if a customer or counterparty fails to meet its contractual obligations. We are exposed to credit risk primarily as a result of our receivables from our customers.

Under our systems and procedures, each new customer is analyzed individually for creditworthiness before our standard payment and terms and conditions are offered. The exposure to credit risk is monitored on an ongoing basis. The review includes external ratings, when available.

Critical Accounting Estimates

Our consolidated financial statements for the six months ended June 30, 2022 and 2021 have been prepared in accordance with IFRS as issued by the IASB. The preparation of these consolidated financial statements requires management to make critical judgements in applying the Company’s accounting policies and make critical assumptions and estimates concerning future events. Assumptions and estimates may differ from the actual results and are continually evaluated and adjusted based on historical experience and other factors. Such assumptions and estimates have a significant risk of causing a material adjustment to the carrying amounts of assets and liabilities within the next financial year.

Revenue recognition-sales of system integration services

Gorilla recognizes revenue from providing system integration services based on the actual service provided to the end of the reporting period as a proportion of the total services to be provided, because the customer receives and uses the benefits simultaneously. This is determined based on the proportion of labor services that have been performed as of the financial reporting date to the total labor services expected to be rendered. Recognition of revenue and profit is dependent upon a number of factors, including the accuracy of a variety of estimates made at the balance sheet date, such as engineering progress, material quantities, the achievement of milestones, labor productivity and cost estimates. Any significant variances in estimations of the total costs will impact the measurement of progress which drives the revenue recognition of contract works in an accounting period. Management continuously monitors factors that may affect the quality of its estimates and conducts periodic review of the relevance of factors by reviewing the actual amounts incurred and comparing with previous estimated amounts in order to mitigate the exposure to significant variances.

Recent Accounting Pronouncements

For information on recently issued accounting pronouncements, refer to Note 3 to our unaudited consolidated financial statements included elsewhere in this Form F-1.

EBIT, EBITDA and adjusted EBITDA

Although EBIT, EBITDA and adjusted EBITDA are not measures of performance that are recognized under GAAP, the management of Gorilla believes that the non-GAAP information, when taken collectively, may be helpful to investors because they provide consistency and comparability with past financial performance and may assist in comparisons with other companies to the extent that such other companies may use similar non-GAAP measures to supplement their IFRS or GAAP results. The management of Gorilla has presented adjusted EBITDA because it provides investors with greater comparability of Gorilla’s operating performance without the effects of unusual, non-repeating or non-cash adjustments. EBIT, EBITDA and adjusted EBITDA do not purport to represent operating income (loss), net income (loss) or cash flow from operating activities and should not be considered in isolation or as a substitute for measures of performance in accordance with GAAP. In addition, because EBIT, EBITDA or adjusted EBITDA are not calculated identically by all companies, the presentation of these non-GAAP financial measures may not be comparable to other similarly titled measures of other companies.

The following table shows our EBIT, EBITDA and adjusted EBITDA, together reconciled to the loss for the six months ended June 30, 2022 and 2021 (net of operating expenses and non-operating income and expenses and excluding other comprehensive income).

	Six months ended June 30
	2022	2021
	(dollars in thousands)
Loss for the period	$(8,636)	$(5,828)
Income tax expense (benefit)	356	(61)
Financial expense, net	452	228
EBIT	$(7,828)	(5,661)
Depreciation	3,420	2,958
Amortization	1,030	1,199
EBITDA	$(3,378)	$(1,504)
Transaction costs(1)	$2,152	$—
Adjusted EBITDA	$(1,226)	$(1,467)

____________

(1)      Transaction costs are one-off expenses for professional services related to the Business Combination, which are considered as non-recurring corporate development events, and added back for calculation of adjusted EBITDA.

BUSINESS

Gorilla is a leading market provider of video intelligence, Internet of Things (“IoT”) security, edge AI data analytics and operational technology (“OT”) security solutions and services in Asia Pacific with operations and established distribution and sales channels in other key regions around the world, including the United States, Europe, the Middle East and Latin America.

We have been working in the field of video analytics since our incorporation in 2001. We have used this core competence to produce revolutionary and transformational technology using artificial intelligence (“AI”) and edge AI computing as video technologies transitioned from analog to digital formats.

Our established technologies in edge AI computing, video analytics, and OT security solutions and services form the foundation of our line of product and service offerings for a wide range of commercial, industrial, municipal and government customers. To provide end-to-end solutions for various sectors, we partner with industry-leading firms such as cloud infrastructure providers, telecoms, chipset vendors and storage manufacturers.

Our proprietary machine learning and deep learning algorithms are foundational to our products and services, which enable our customers to securely move, store and analyze data for use in biometric authentication, account management, device management, business intelligence, and other applications. We divided our products and services into two segments, namely Video IoT and Security Convergence, each containing the video intelligence and Internet of Things (IoT) and convergence of information technology (IT) and operational technology (OT) security solutions, respectively.

History

Gorilla was incorporated in 2001 as a Cayman Islands exempted company. Our initial operations focused on supporting broadcasting firms with video content for storage, labeling, processing and retrieval. Gorilla’s video analysis and AI capabilities were built on this foundation. We invested in research and development to enhance our platform to deploy facial recognition technology in 2010 as Gorilla’s expertise developed. Since then, we have grown our expertise in IoT, video intelligence, edge AI computing and cybersecurity, with product and service offerings spanning a wide range of sectors and customers.

As of December 31, 2021, Gorilla has been deploying our products and solutions in over 900 retail stores, 100 offices, 6 highways, 22 train station, 97 parking buildings, 2 international airports, 9 ports, 300 city traffic, 6 logistics of air-freight and container ships, seven city police departments, five national law enforcement agencies, one national weather bureau, one ocean affairs council, and 12 correctional facilities, among many other vertical entities, to collect, process and analyze raw data in order to create actionable data points for our customers.

An Overview of Our Business

Edge AI significantly underlies Gorilla’s business offering. When data is processed at a network’s “edge” (or where the data is generated and consumed) on devices where it was originally created it lessens the need for additional computation or power requirements or traditional hardware and software, not to mention the bandwidth needed in constantly pushing video data from edge to server. There are four primary advantages to moving AI processing to the edge:

•        Highly economical and cost-effective.    Moving AI processing to the edge reduces the quantity of data processed by larger devices, which have become computationally more powerful, and reduces the volume of data being transferred to the cloud.

•        Faster speeds for processing and storage.    Latency for real-time processing is minimized by keeping and processing data closer to the edge.

•        Ensures security and reduces disruption.    Keeping data on the local device and dispersing storage, processing and applications across a variety of devices and data centers ensures security and prevents the entire network from being brought down by a single outage.

•        Reliable connections and workflows.    Our proprietary edge AI virtualization technology enables a highly dependable mesh architecture for distributed computing and storage, especially inside the low latency of a 5G Private Network, and minimizes workflow interruptions due to network outages.

A significant portion of our customers are governmental agencies. To meet the accounting, invoicing and budgeting procedures applicable to those customers, our income generated by particular governmental agency customers will be recognized upon the customers’ acceptance of our invoice. For example, a project with governmental agency was won by the end of previous fiscal year or at the beginning of the current fiscal year, the customer will accept our billing upon the completion of such project, which could be by the end of the current fiscal year or potentially, the next fiscal year. Seasonality may cause fluctuations in our results of operations and position. See the sections of this prospectus titled “Risk Factors — Seasonality may cause fluctuations in our results of operations and position” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and Capital Resources — Quarterly Revenue Trends” for more information.

AI Lifecycle Framework: Turning Video & Network Intelligence into Actionable Insights Using a Big Data Platform

Edge AI Computing

By boosting accuracy and minimizing human error through automation, edge AI and edge computing devices help numerous sectors become more efficient and safer. According to MarketsandMarkets Research, “edge AI may considerably increase surveillance and monitoring while minimizing the amount of raw data that is transmitted to the cloud leading to the adoption of edge AI for video surveillance.” Machine learning intelligent camera systems can gather raw data, process it, and analyze it using facial recognition to identify persons of interest and questionable actions that may be occurring immediately at the edge, due to the emergence of edge AI.

Numerous industries across the board are already seeing the potential of these edge computing devices to benefit people’s daily life. Transportation/driverless cars, education, medical/healthcare, agriculture, manufacturing/factories, retail/shopping and video surveillance are all early users of edge AI and edge computing technologies.

As edge AI and video analytics grow more entwined, Fortune Business Insights forecasts a 21.3% compound annual growth rate (“CAGR”) for the worldwide video analytics market to 2027. Additionally, increased usage of video analysis solutions in retail, healthcare, building and construction, and other sectors is offering attractive prospects for market participants.

To make the most of these new trends, Gorilla is increasingly turning to AI at the edge. Gorilla’s technology in edge AI computing makes up a comprehensive video surveillance system that is designed for CPU efficiency. Recognizing the high computing demand it needs, Gorilla’s edge AI and deep learning technology can “piggyback” on big data at the edge, and with better algorithms, a new generation of video analytics is created. The result is increased accuracy with optimized video processing.

Gorilla IVAR® has cutting-edge edge AI technology that enables real-time responses to events from edge and IoT devices and security equipment. Users obtain advanced insights about people, vehicles and moving objects in the form of information for unique use-cases in surveillance and security, retail and customer service, traffic and parking, staff and visitor management, and other areas. As the first certified computer vision MRS partner of Intel® to optimize their solution with OpenVINO™, Gorilla’s IVAR® is on the pulse of the market, enabling clients to benefit from the Open Visual Inference & Neural Network Optimization toolkit in new and unexpected ways. Gorilla’s AI technology is helping fast-track the deployment of computer vision for edge computing involving cameras and IoT devices, and it is being used to help develop solutions that emulate human sight, useful for addressing the growing markets in deep learning and computer vision. It has been used successfully in edge implementations, useful for single, stand-alone device locations like when pointed at a point-of-sale system, in an edge/gateway configuration, used in larger areas encompassing multiple moving pieces like for large train stations, and in server configurations, which ensure expansive areas like hospitals, airports and smart cities can keep their citizens safe.

Gorilla is not only working with Intel®, but also working with cross-platform edge device manufactories, including NVidia GPU, VPU, TPU, ARM and Qualcomm SoC to provide optimized AI capabilities on various edge devices.

Gorilla OT Security uses AI technology to deliver endpoint and network security in the OT environment. Gorilla OT Security may be used in a wide range of OT fields, including ports, airports, power, medical care, factory automation, intelligent traffic management, retail, financial, entertainment, logistics and smart cities, among others and easily converges with existing IT security.

By boosting accuracy and minimizing human error through automation, Gorilla’s edge AI system is assisting industries in becoming more efficient and safer. Gorilla offers high-performance video analysis to bring edge and IoT data and business intelligence into the age of machine learning while ensuring operational security. This solution delivers advanced dataset services for cloud servers and enables value-added applications in numerous sectors such as retail, industrial markets, banking, education and public safety. Interest in the solution is expected to continue to rise as industries understand the potential of these devices to improve their day-to-day lives, as well as their businesses and overall safety.

AI Big Data Platform

Edge AI devices not only process various types of structured data but can also analyze and transform the unstructured video and image data into structured data via deep learning, a form of AI technology.

Once processed, the data is encrypted and sent with the time of collection as an event for analysis in vertical application services built on top of Gorilla’s AI Big Data Platform, which is a distributed system that can be easily scaled out by adding more nodes to improve its capacity and computation power. It can accommodate structured data, such as relational database, CSV/Excel/JSON/XML files and OpenAPI, and unstructured data such as video, images and text from edge AI devices and various other heterogeneous data sources. The data can be pre-processed according to the characteristics of the data source to ensure consistency and availability during the import process.

After data is imported into the AI Big Data Platform, it will be indexed according to its time, location information, and the characteristics of each data field to form a temporal-spatial database, so that we can build various vertical applications and services to process, correlate and analyze data on top of the platform.

The core of the Gorilla AI Big Data Platform is AI Hyper Learning. After the data is collected by the edge device being sent to the Big Data Platform, in addition to analyzing with pre-trained analysis models, you can also use the AI Hyper Learning core to train a more accurate AI algorithm based on the field-specific data and then apply the new AI model to the edge AI device to form a complete AI Lifecycle. Integrating the features of 5G multi-access edge computing (“MEC”), data can stay in the field and the AI Hyper Learning core can be deployed to the MEC Server on the field side. In this way, data privacy and real-time and in-field training can be taken into account at the same time.

Vertical AI Application Services

We are building Vertical AI Application on the rapidly evolving Hybrid Edge-Cloud environment, which will eventually overlap with our core technology. Multiple vertical applications will be built on top of the AI Big Data Platform to provide real-time and statistics AI data and visualization dashboard, which will support both video analytics data and cybersecurity analytics AI data.

Gorilla provides a variety of AI solutions and services that combines video analytics and IoT technology to deliver business intelligence insights for improving performance in sales, operations and understanding of customer needs. Smart cities, commercial and major enterprise settings, in retail and hospitality, and academia are just a few of the key industries where this technology is already implemented. While security and safety are at the root of these solutions, governments and enterprises are using Gorilla’s vertical solutions and services in new and innovative ways, like to ease traffic congestion or better manage customers in a busy retail environment.

Enterprises, small business and smart cities are increasingly seeing the advantage of implementing AI. Gorilla’s vertical solutions are a real-time video analytics solution that creates many benefits in the business and security intelligence fields by being an Intel certified Market Ready Solution (MRS), performance-driven edge AI and computer vision software. Gorilla’s vertical solutions are fueled by the need to make sense of large data sets from video applications and the need for AI optimization.

Gorilla’s solutions and services have already been implemented in the following key vertical markets:

•        Smart City — For public safety, driverless cars and to monitor changes in the environment;

•        Transportation — Traffic monitoring, parking management and more;

•        Business and Enterprise — In building safety and security, as well as employer/employee turnout;

•        Retail and Hospitality — For targeted marketing, customer management and loss prevention; and

•        Education — For campus security and professor/student course engagement.

Business for Major Verticals

Smart City & Transportation

•        Stadium and Public Spaces

•        Airports, Ports & Stations

•        Traffic & Parking Management

•        Highway, Street & Intersection

•        Power Plants & Key Infrastructure Projects

•        Environmental Monitoring

Government, smart parking, campus and arena administrators can use Gorilla Smart City and Safe City solutions to better monitor, manage and make large-scale decisions. Gorilla’s comprehensive Smart Municipal solution, which is based on IVAR®’s cutting-edge AI technology, has been used in a number of city projects and excels at traffic control, public safety, and central management. Our edge computing technologies like IVAR® are influencing how people use intelligent video analytics around the world.

Scenarios	Benefits

•   Enhanced Post-pandemics management (ID & temperature checking, AI social distancing)

•   Public space customers entrance control

•   Traffic violation & abnormal situation notification

•   Intelligent Transportation System connected with road site unit (includes traffic light signal)

•   Best Cost & Performance:

- Improve predictive maintenance & performance operation management

•   Low Latency:

- Edge AI & data analytics to shorten data transform latency & response time (detect dangerous situations and respond on time)

•   Advanced Security:

- On-site big data collection & analytics for instant response & decision making

•   High Reliability:

- Vertical certificated AI appliance & SaaS, and provide AI training/machine learning eco-system

Industrial

•        Automobiles

•        Energy & Oil

•        Manufacturing & Robotics

•        Architecture & Construction

•        Medical Instruments

•        Defense

To efficiently manage people and spaces, Gorilla Industrial Solutions delivers AI-based video surveillance and OT security. Integrating access control, attendance, scheduling and intrusion detection can easily be integrated with current departments or company-wide systems. It merges traditional processes with IoT, facial recognition, and temperature and mask detection technologies, which allows businesses to access, control and manage employee and visitor records in a single location.

Scenarios	Benefits
AI plug-in instrument for vertical based scenario (production line, operation/medical process) Automatically vehicle/people access control & management Risk prediction and real-time alerting

•   Best Cost & Performance:

- Improve predictive maintenance & provide performance operation management

•   Low Latency:

- Edge AI & data analytics to shorten data transform latency & response time (detect dangerous/abnormal situations on time)

•   Advanced Security

- Big data collection & analytics for prediction and instant response & decision making

•   High Reliability

- AI Appliance & SaaS for easy plug & play, and provide AI training/machine learning eco-system

Commercial

•        Retail

•        Healthcare

•        Education

•        Financial & Banking

•        Telecommunication

•        Data Center & ISP

Scenarios	Benefits

•   Shopper Behavior Analysis

- Shopper Demographics

- Number of Passers/Visitors

- Shopper Path

•   Heatmap

- Customer Stay Time

- Best Sellers

•   Membership/VIP

- Loyal customer target based special service

- Watch list

•   POS/Merchandise

- Customer type/behavior and shopping item connection & analytics

•   Loss Prevention

- Prevent money loss from improper operation & robbery

•   Best Cost & Performance

- Increase customer loyalty

- Precise marketing and promotion

- Less human resource since customer self-service POS/Kiosk

•   Low Latency

- Interactive & real time response for customer service

- Real-time alert when abnormal physical/cyber behavior occurs

•   Advanced Security

- Lost prevention: prevent money loss and intrusion

- Prevent malware/ransomware attack

•   High Reliability

- Easy Plug & play AI Appliance with high stability

- Multi-tenancy AI SaaS with data backup mechanism

Intelligent video analytics are used by Gorilla’s Commercial Solutions to safely manage personnel. Access control, attendance, scheduling and performance monitoring are all easily integrated into current departments or corporate systems. It combines traditional processes with IoT, facial recognition and temperature and mask detection technologies to enable enterprises to access, regulate and manage employee and visitor records in a single location.

Government & Public Services

•        Criminal Investigation Agencies

•        Prosecutors’ Offices

•        State & City Police

•        Correction Agencies

•        Border & Coast Guards

•        Intelligence Agencies

•        National Security Agencies

Intelligent video analytics are used by Government and Public Service Solutions to help people and traffic flow more safely. Access control, attendance, scheduling and behavior tracking may all be simply linked into current departmental or corporate systems. Organizations can effectively control and monitor traffic in crucial locations by using license plate recognition and vehicle detection analytics.

Scenarios	Benefits
Target vehicle/people search & tracking Watch list target monitoring & alerting Abnormal behavior detection Criminal investigation big data analytics National level cyber security

•   Best Cost & Performance:

- Easy integration with existing device/Infrastructure — provide performance operation management

•   Low Latency:

- Edge AI & data analytics to shorten data transform latency & response time (detect dangerous target/situations on time)

•   Advanced Security:

- Big data collection for criminal investigation & public safety analytics

- Intelligent data/device/network/s cyber security

•   High Reliability:

- AI Appliance & SaaS for easy plug & play

- Stable E2E solution with AI training/machine learning eco-system

Gorilla’s Suite of Products and Services

By creating and modifying our unique technology to meet industry standards, we hope to distinguish ourselves from our competition. Our edge AI platform was one of the first to use Intel’s OpenVINO toolkit to bring edge computing, IoT data and business intelligence into the machine-learning era.

To provide various and highly accurate insights in edge computing, we use a combination of machine learning and deep learning. All of the data is encrypted, and the service is protected by our endpoints and network security solution. Edge AI is the corner stone of our product and service offerings, and it underlies our entire array of solutions.

AI Models, AI Appliances and AI SaaS Platforms are among our products and services we offer to our customers.

AI Models and Platform Independent Offerings

OT security and video analytics AI Models can be easily incorporated into AI Boards, AI Appliances, OEM hardware, and third party platforms to enable AI functionality and address business and operational needs.

Video Analytics

Intelligent video analytics (“IVAs”) are AI models that can scan video for patterns and distinguish specific items using AI algorithms and metadata. The video data can then be queried and searched for various/specific outcomes after it has been processed.

Gorilla is a one of the leading companies in combining our video analytic specialization of over 40 IVAs with leading industrial PCs, network appliances, car PCs and servers from various partners. Given the digital transformations that COVID-19 has prompted, the delivery and quick deployment of cutting-edge AI appliances that focus on physical, data, and network security has proven invaluable.

Based on the categories below, video is processed to generate analytic data. Video analytics for various verticals will be launched in tandem with the launch of vertical applications on a well-defined timeline:

•        Behavioral Analytics

•        People/Face Recognition

•        Vehicle Analysis

•        Object Recognition

•        Business Intelligence

Behavioral Analytics

Algorithms are used in these analytics to look for specific behavior. A behavior might be characterized as action over time. As a result, each behavior analytics algorithm requires more than one frame from the video to identify whether or not an event or behavior has occurred. Behavior analytics algorithms search for changes from frame to frame over time in frames to detect a very particular and predefined event or activity.

The following behavior analytics algorithms are used in our solutions:

•        The People Counting IVA detects and counts people for a specified amount of time as they enter a zone and/or cross a line that users define in the software.

•        The Line Crossing IVA detects when people cross a line (or lines) of user-defined length and position.

•        The Intrusion Detection IVA monitors user-created zones to detect any activity or entries by moving objects (like people).

•        The Direction Detection IVA monitors a user-created zone for people moving within the zone and in the marked direction. Movements in the opposite direction do not trigger an alert.

•        The Direction Violation Detection IVA operates the same as the Direction Detection IVA but also detects and alerts to movements in the opposite direction. Security checks at airports and other transportation hubs benefit from this type of IVA.

•        The Loitering Detection IVA monitors figures or people entering and then remaining in a user-created zone for a specified period.

People/Face Recognition

We categorize People/Face Recognition IVAs into two core groups:

•        The Human Detection IVA detects human figures within the video. Once detected, features like clothing color, gender, eyewear, masks and age group can be detected as well.

•        The Face Recognition IVA, which is subject to the privacy regulation applied to each region, recognizes and identifies faces and is used in conjunction with our Business Automation Platform (BAP) software and its facial recognition database. While there are a myriad of uses for this, Face Recognition IVAs are often used for watch lists, VIP identification, attendance systems and black lists.

Vehicle Analysis

Vehicle analysis IVAs have been widely deployed by transportation authorities to keep traffic flowing smoothly, reduce traffic violations and assist with criminal investigations. These IVAs generate real-time events and statistical data that can be used to make quick decisions and deploy fewer workers.

•        The Vehicle Classification IVA detects vehicle types, e.g. motorbikes, cars and buses.

•        The Vehicle Direction Detection & Counting IVA counts the number of vehicles moving in a specific direction.

•        The Traffic Violation Detection IVA recognizes the vehicles that violate traffic regulations or enter into prohibited areas.

•        The License Plate Recognition IVA recognizes license plates on static or moving vehicles under the privacy regulation applied to each region.

Object Recognition

Similar to the People/Face Recognition IVAs, the Object Recognition IVAs utilize algorithms to train software to detect and recognize specific objects. Once trained, the IVAs generate real-time recognition and identification of objects within the parameters set by the end-user for a number of uses — most notably, the identification of weapons for immediate security response.

Business Intelligence

Gorilla’s business intelligence analytics models provide visual overviews of top-performing traffic, people count, gender, and ages for single and multi-store environments to assist clients in better target product marketing strategies, especially when combined with POS data, conversion rate, and consumer preference analysis. Additionally, clients utilize Gorilla’s business intelligence analytics models to further optimize shop layout, product promotion, and marketing/advertising strategy and compare analytics data from one period of time to another and across multiple data sources.

Smart Retail also offers targeted marketing management solutions such as tailored content delivery and smart signage. It provides a comprehensive, real-time, portable analytical tool for single to multi-store operational managers and retail marketers, incorporating camera and IoT correlation analytical data to store operation overviews of top-performing traffic, shopper, revenue count and conversion rates to deliver actionable insight for better advertising strategy, staffing management and drive business outcomes. In almost every retail or commercial scenario, business intelligence dashboards that present data about numerous business activities are a valuable asset.

IT-OT Security Convergence

Industrial systems are becoming increasingly connected in order to create powerful, networked businesses, but they are also becoming more vulnerable to cyber assaults. When an OT network is connected to an IT network, the OT network and any connected OT devices are instantaneously exposed to the dangerous landscape. Malicious attacks are always developing and other risk factors such as the fact that certain endpoints are running old software make them more vulnerable to hackers. Furthermore, the growing use of third-party suppliers to gain remote access to OT networks widens the attack surface and introduces new vulnerabilities.

The enormous cost of industrial equipment, as well as the potential for a cyber-attack to destroy businesses and communities, are important considerations for companies trying to define their industrial networks.

The blending of various IT and OT technologies into an integrated system, fueled by digital transformation, is known as security convergence. Having a strong security convergence plan in place and providing endpoint protection would secure processes, people and profits while lowering security vulnerabilities and incidents dramatically. Security convergence provides businesses with a unified picture of industrial systems, as well as process management solutions that ensure accurate data is supplied to people, machines, switches, sensors and devices.

AI algorithms for anomaly detection applied to both network and endpoints are at the heart of Gorilla IT-OT Security Convergence, allowing system administrators and security engineers to detect suspicious behaviors in real time and respond quickly to reduce security risk and damage caused by hackers or malware. These algorithms can be used to offer AI features to third-party software and hardware platforms, in addition to Gorilla’s own products and solutions.

Network Anomaly Detection

A network anomaly is a state or condition in which network operation deviates from normal. Many network security devices compare network packets for known anomalies using rules or signatures. We employ AI to learn diverse anomalous in network behaviors in order to create AI models for network anomaly detection. These AI models can detect a variety of anomalous network behaviors, including denial of service, network topology abnormality, abnormal network traffic, abnormal communication protocol, network intrusion, and so on.

Endpoint Malware and Suspicious Behavior Detection

Traditional antivirus software detects harmful programs in the endpoint environment mostly through signatures or rules. The advantage of this strategy is that it can detect malware rapidly and effectively, but the disadvantage is that it has a very poor detection rate for unknown malware.

We collect a huge number of harmful programs and footprints created by various malicious behaviors in the endpoint environment and train AI models to detect malicious programs and behaviors using Deep Learning technology. The key benefit of employing these AI models is that they still have a high detection rate when confronted with unknown dangerous programs or behaviors; therefore, there is no need to update virus patterns or detection criteria on a regular basis.

AI Appliances

Intelligent Video Analytics (IVA) Appliances

Our edge AI IVA Appliances install Gorilla software on hardware bundles, resulting in all-in-one solutions. IVA Appliances use deep learning to analyze and turn unstructured video and picture data into structured data. Once processed, the encrypted data is delivered to in public, private, or hybrid servers as an event with the time of capture for analysis. The data is then transformed into useful, real-time insights by our numerous AI algorithms, which include people, vehicle and object detection capabilities.

IVAR® Appliance

IVAR® by Gorilla is a comprehensive all-in-one surveillance solution that combines video management and intelligent video analytics (IVAs). The real-time analytics solution from IVAR® provides insight into business and operations in a single, easy-to-read statistics dashboard. People and face recognition, vehicle detection and recognition, object detection and classification, behavior analysis, business intelligence and COVID-19 management and prevention are among the platform’s primary capabilities.

IVAR® allows government, transportation, business and retail administrators to better monitor, manage and make decisions on a large scale. Many projects throughout the world have used IVAR®, including traffic control, public safety, enterprise security and retail analytics. Our edge computing solutions, such as IVAR® are having an impact on how society employs intelligent video analytics around the world.

Smart Attendance

We offer a complete workforce management solution with our Smart Attendance. Smart Attendance makes use of IVAs to allow businesses to track employee health and safety, work hours, clock-ins/outs, absenteeism and HR management departments in a secure environment, ensuring the protection of company assets and intellectual property.

Smart Attendance’s primary features include:

•        contactless access via facial recognition and RFID/card recognition;

•        biometric security temperature detection; and

•        two-factor authentication.

Smart Attendance automatically logs employee timestamps directly to a database, minimizing manual data input costs and payroll processing. Smart Attendance works with existing systems such as clock-in machines, iPads and computers with webcams. Clients can install clock-in/out devices anywhere within a facility, and attendance records will be synchronized over the network. Our product enables accurate facial recognition, even when staff wear masks, and is combined with temperature detection to empower organizations to create the safest work environments possible.

Event & Video Management System Appliances

Gorilla Event & Video Management System (EVMS) is an advanced VMS with AI-based event search and management system to store event/object attributes in temporal-spatial big data database from Gorilla, which delivers comprehensive operational management and business insights.

The primary benefits of EVMS are:

•        Cost Efficiency — AI-based video analytics are embedded to replace manual video monitoring, save human resource costs and increase efficiency.

•        Event Alert — Real-time abnormal event alerts provide management efficiency and perform effective and near instant event handling and event searches.

•        Interoperable — Interoperability to work with standard camera and NVR in one VMS platform, manage video and events from any number of Gorilla or third party VMS/NVR and IVA systems.

•        At-a-Glance Awareness — The visualized and customizable event dashboard gives at-a-glance situational and system awareness.

Operation Technology (OT) Security Appliance

OT is a type of hardware and software used to monitor and control physical devices, processes, and infrastructure. OT Security is a common form of cybersecurity used to protect industrial systems and networks from various threats.

Gorilla offers robust cybersecurity solutions leveraging AI and machine learning for OT networks to protect customer’s data and devices. To defend against attacks, we offer a wide-range of data, network, and endpoint security solutions to ward off attacks, along with AI-based forensic tools and comprehensive data monitoring and alert systems.

Security convergence is a guiding philosophy for Gorilla’s cybersecurity products. We see how digital transformation is enabling businesses to become more resilient and strong in their networks, but we also see the potential for cyber threats and endpoint protection. Malicious attacks are always developing and other risk factors such as the fact that certain endpoints are running obsolete software make them to be more vulnerable to hackers, highlighting the significance of solid endpoint protection and other advanced network security measures.

Our OT Security Appliance includes the following:

•        NetProbe is an AI-based intrusion detection and prevention system that learns localized cyber-attack patterns and blocks threats from outside of your network, ensuring the safety and security of your data.

•        NetTrap imitates many network services and HW devices to broaden the breadth of threat detection. It adopts AI-based technology detects suspicious activities in your networks. It can also isolate and control cyber risks before they occur, preventing internal users or devices from connecting to hostile IPs with or without their awareness. By utilizing automated methods and deep learning to identify harmful websites, network administrators can save time.

•        EdgeGuard recognizes threat patterns and prevents attacks from outside the network. EdgeGuard is a cybersecurity system designed for tough industrial OT environments. It leverages edge AI to identify cyber threats and offers a comprehensive protection system.

•        FR-MOTP strengthens authentication processes by combining facial recognition with a one-time password sent to a mobile device. The additional stages of verification protect IT and OT systems from identity theft and brute force attacks.

AI SaaS Platform

Smart Retail SaaS

Smart Retail is a comprehensive, real-time, analytical tool for single/multi-store operations and retail marketers, incorporating camera and IoT-gathered data to store information relating to traffic, shopper identification, revenue and conversion rates to deliver insights for more targeted advertising and efficient staffing management.

The core capabilities of Smart Retail are:

•        Shopper Demographics.    Smart Retail provides detailed information on customer traffic, gender and age. This data, when combined with point-of-sale data, conversion rates and shopper preferences, allows companies to create more targeted promotional campaigns to increase sales.

•        Visualized Shopper Behavior.    Smart Retail leverages IoT devices and cameras to gather data relating to a shopper’s location and their time spent in certain areas to visualize behaviors and help clients understand product attractiveness.

•        Advanced Data Analytics.    Smart Retail’s analytics dashboard provides clients with real-time, actionable data so they can take advantage of market momentum or avoid potential losses. It provides high-priority items that are integrated with external databases, such as point-of-sale devices, to produce comprehensive and in-depth and insights.

Smart City and Transportation SaaS

Through our Smart City SaaS, we provide superior traffic management, public safety and planning data for governments, transportation entities, campus and arena managers. Smart City can provide IVAs for the management of large-scale areas with considerable traffic volumes using camera and IoT data.

The core capabilities of Smart City are:

•        People tracking and experience reporting.    Smart City gives clients actionable items to manage services within defined zones by giving real-time data on foot traffic and congestion in defined locations.

•        Access control.    Face recognition is used in Smart City to improve security by authenticating access to specific areas.

•        Vehicle management.    Smart City improves traffic management by diverting traffic to less congested regions using license plate recognition and vehicle location searches.

•        Public safety.    Smart City employs video analytics to detect and warn clients to area intrusions into restricted areas, suspicious loiterers and black-listed individuals. It can also monitor and identify traffic violations in real time, allowing for increased enforcement while lowering the number of officers on the street.

Endpoint Security SaaS

Endpoint Security SaaS, as the name suggests, is a service that protects endpoints against security threats. Malware and suspicious activities detection, vulnerability warning, policy conformance and Biometric Multi-factor Authentication are all part of the solution. The endpoint’s safety factor may be assessed, and information security risks and threats can be reduced, due to different protective measures.

•        AI-based malware and behavior detection can supplement the endpoint’s existing antivirus software, detect unknown malware, and lower the risk of APT assaults on endpoints.

•        Examine whether the endpoint adheres to the organization’s security policies. Many government organizations, for example, have established a government configuration baseline (GCB) that sets the organization’s standard security setup for each endpoint. When an endpoint’s configuration does not match the GCB, it may indicate that there is a risk.

•        Check for the presence of software with known vulnerabilities on the endpoint to prevent hackers or malware from exploring these flaws to compromise the system.

•        When logging or executing high-privilege commands, the user must pass biometric multi-factor authentication. It can prevent a hacker from gaining access to the endpoint’s high privileges and causing significant damage.

The global edge AI software market size to grow from $590 million in 2020 to $1,835 million by 2026, at a Compound Annual Growth Rate (CAGR) of 20.8% during the forecast period. According to MarketsandMarkets, various factors such as increasing enterprise workloads on the cloud and rapid growth in the number of intelligent applications are expected to drive the adoption of the edge AI solutions and services. Enterprises are increasingly adopting edge AI software, as they support critical AI applications, such as autonomous vehicles and robotics. Moreover, the considerable growth in the use of wearable devices is a potential factor, which is expected to drive the growth of edge AI software, as they need computing on-the-go and cannot depend on distant cloud services. With the proliferation of digital devices, edge AI software is expected to gain significant market traction in the coming years.

As edge AI and video analytics grow more entwined, Fortune Business Insights forecasts a 21.3% CAGR for the worldwide video analytics market to 2027, with Gorilla cited as a key player in that prediction. “... the rise of intuitive technology, most notably AI-enabled surveillance systems, is luring consumers and employees, resulting in disruptive corporate outcomes.” Additionally, increased usage of video analysis solutions in retail, healthcare, building & construction, and other sectors is offering attractive prospects for market participants.”

Despite the rising cloud computing market, the demand for more efficient and responsive systems has grown significantly. Moving AI and computation closer to the network edge reduces bandwidth requirements, provides for more agile transfer and response times, and ensures secure and private data protection by allowing close physical proximity to the end-user.

Gorilla, along with a dozen other significant companies, has been recognized by market research firms such as Fortune Business Insights and MarketsandMarkets as a key player in the development of edge computing solutions. Gorilla has a distinct advantage over its competitors in terms of end-to-end solutions and a diverse variety of vertical solutions.

Edge AI Computing, AI Big Data Platforms, and Vertical AI Application Services are all part of Gorilla AI lifecycle framework. Gorilla also offers a wide range of vertical solutions for edge computing in Government & Public Service, Smart City and Safe City, Industrial, and Commercial, whereas cloud-based solutions providers such as Alphabet, Microsoft, and Amazon Web Services mostly provide cloud-based AI services for general use. As a result, clients would have to customize solutions to meet their specific needs while also being willing to accept privacy concerns and the risk of network latency.

Gorilla has advanced edge AI technology that allows for real-time responses to events from edge and IoT devices, as well as security equipment. Users obtain advanced insights about people, cars, and moving objects in the form of information for unique use-cases in surveillance and security, retail and customer service, traffic and parking, employee and visitor management, and other areas. As the first certified computer vision MRS (Market Ready Solution) partner of a global leading technology company, Gorilla’s AI technology is helping fast-track the deployment of computer vision for edge computing involving cameras and IoT devices.

Gorilla is engaging with a variety of cross-platform edge device makers for SoC to provide optimized AI capabilities on various edge devices.

Avigilon, Axis, and Genetec, for instance, are three leading video surveillance system providers that specialize in video surveillance equipment and video management systems. However, they have recently shifted their focus to video analytics as well. In addition to video analytics, Gorilla provides comprehensive end-to-end solutions including OT security and Big Data, which are ideal for solving complex issues that customers face in a range of circumstances.

Nozomi Networks, Claroty, and Dragos are OT security companies that provide solutions for network visualization and threat detection in the OT environment. With our AI-based threat detection and comprehensive data monitoring and alerting systems, Gorilla also provides a wide range of data, network, and endpoint security solutions to defend against cyberattacks, all of which can work alone or seamlessly with Vision AI Appliance and SaaS.

Gorilla is building Vertical AI Applications on the rapidly evolving Hybrid Edge-Cloud environment, which will converge with our core technology. On top of the AI Big Data platform, multiple vertical applications will be developed to provide a real-time and statistical AI data and visualization dashboard that would integrate both video analytics and cybersecurity analytics AI data.

Gorilla offers a wide range of AI solutions and services that integrate video analytics and IoT technology to provide business intelligence insights for improving sales, operations, and customer experience. Smart cities, commercial and major enterprise settings, retail, and hospitality are just a few of the key industries that have already implemented this technology. Governments and businesses are using Gorilla’s vertical solutions and services in innovative ways, such as easing traffic congestion or better managing customers in a busy retail setting.

Key Industry Drivers

Acceleration of Digital Transformation

The rise of the Internet of Things, referred to as IoT, is a sign of global digital change. The COVID-19 epidemic, as well as the increasing acceptance of remote learning and working, have promoted businesses and individuals throughout the world to use a wide range of technology solutions and tools to achieve their potential and become more productive with data. The market for IoT devices has grown considerably and the International Data Corporation (“IDC”) predicts that by 2025 there will be 55.7 billion connected devices worldwide, 75% of which will be connected to an IoT platform, which bridges the gap between devices and networks.

IDC predicts that data generated by these devices is estimated to be 73.1 zettabytes (73.1 billion terabytes) by 2025, mostly arising from security and video surveillance but an increasing portion of this data will be generated from industrial IoT applications. The increasing need to process, store and analyze this data is anticipated to help drive demand for edge AI and security coverage and fuel growth for the market.

Cloud-based Data and Computing Solutions

We anticipate that customers will continue to seek open, cloud-based solutions that facilitate the sharing of data across enterprise functions in an agile and convenient manner. Accordingly, the need for off-site servers along with the increased bandwidth required to share data between devices in the cloud is expected to generate additional demand for efficient computing technology.

Further, as the market transitions to more cloud-based solutions, operators will require agile, efficient and robust solutions to deal with increased data, computational capacity and security requirements.

5G Networks

Fifth Generation, or “5G,” technology enables mobile devices to process data at faster speeds, which, in turn, improves functionality and connectivity. The improvement in the capabilities of mobile networks with the growing adoption of 5G will increase the volume of data being generated, processed and shared from IoT devices exponentially. The faster and more reliable data flows will lead to improved connection density. The IoT market will continue to grow as more devices become equipped to handle the bandwidth capabilities provided by 5G networks.

The adoption of 5G networks and the increased bandwidth provided is expected to transform industries from all business sectors, exponentially increasing the agility of such companies to process and share data. The increase in the volume of data being shared will require technology capable of securely processing, storing and analyzing data from end-to-end and from cloud-to-edge.

Proliferation of AI and Machine Learning

The value of AI and machine learning in driving innovation in technology has grown considerably over the last decade. The automation of processing vast amounts of data is a key concern of many businesses, organizations and individuals globally and helps stakeholders make sense of data to realize potential.

This growing market has expanded the range of solutions required by end-users from edge to cloud. With machine learning and AI no longer limited to the realm of supercomputers and prohibitively expensive technology, businesses and individuals are increasingly exposed to, and have increased access to, the capabilities of these technologies.

The Intelligent Edge

Despite the aforementioned growing cloud computing market, the need for more efficient and responsive systems has increased considerably. The movement of AI and computing closer to the network edge ensures lower bandwidth requirements, enables more agile transfer and response times and allows close physical proximity to the end-user to ensure secure and private data retention.

Edge AI and edge computing is projected to grow as businesses seek to ensure transferability, reduce latency and maintain the security of their data. According to Valuates Reports, the edge AI market size is projected to reach $2,773.2 million by 2027 and was valued at approximately $576 million in 2020.

Cybersecurity Issues and Ransomware

Cybersecurity threats and the entry of hostile attackers have increased as a result of digital transformation and the adoption of cloud solutions. Industrial systems and OT devices have become more networked and interwoven with IT systems, making them more vulnerable to cyberattacks. For commercial and government entities, this is becoming an increasingly serious operational and reputational challenge.

Malware, ransomware and malicious attackers have increased in recent years, attempting to gain access to networks or data centers, disrupt systems and services or demand ransom to return control of data and services. Cybersecurity threats are continually growing and becoming more complex and sophisticated, which makes detecting and properly protecting against them more difficult. These considerations have prompted businesses and governments to look for ways to protect their IT, OT and data, necessitating the development of more complex and comprehensive cybersecurity solutions.

Key Strengths

Visionary leadership with a strong track record in video analytics and technology development

Gorilla’s basis is built on the digitization and archiving of large volume of video for the purpose of storage, retrieval and analysis by broadcasting industry clients. Based on their breadth of experience, Gorilla’s leadership group has built a strong track record in video analytics and has extended this knowledge to developing advanced AI and machine learning solutions for a variety of digital applications.

With over 20 years of tech development and video processing experience, as well as the vision and expertise of our leadership group and robust research and development team, Gorilla has been at the forefront of high-performance video analysis optimized by Intel’s OpenVINO toolkit. We have been recognized in the marketplace for innovative design, best-in-class edge computing products and are a consistent top performer in facial recognition technology.

Diverse product portfolio which easily integrates with existing system infrastructure of clients

Gorilla has strong, market-exclusive technology that may be applied across a wide range of industries and sectors. Gorilla’s extensive product offering can meet a wide range of customer objectives and provide solutions to satisfy all video analysis needs, including retail, education, government and law enforcement.

Gorilla’s product offerings and solutions are compatible with the existing architecture of leading CPU manufacturers. As a result, Gorilla’s products are readily accepted and incorporated into existing system infrastructures.

Gorilla has integrated our video analytics and IoT technology on edge gateways, which are compatible with most of the enterprise level servers in the market. Softbank’s AI analytics platform is a global IoT partner. In its AI engine for retail industry applications, Softbank’s AI analytics platform uses Gorilla’s technology. Gorilla’s technology is deployed by market leaders thanks to strategic collaborations with other important companies in several fields.

Diverse customer base including government (from state to municipal level), transportation, enterprise and retail administrators

Gorilla engages with both private and public sector customers. Retail, construction, manufacturing, medical and office administration are among our private sector customers, while state and local governments, transportation entities, correctional facilities, educational institutions and law enforcement agencies are among our public sector customers.

This broad customer base helps ensure the proliferation and general acceptance of our technology, as well as a diversified source of revenue.

Pursue geographic diversity to capitalize on the global opportunity

While some competitors are focused on specific regions, Gorilla offers global coverage and a large ecosystem of partners across the world that provides our product and service offerings and help customers integrate these offerings.

Gorilla’s solutions meet a variety of market needs without the need to engage additional partners, allowing for faster scaling and lower costs.

In geographic regions where Gorilla does not have an operating subsidiary, we provide our product and service solutions through a suite of non-exclusive agreements that appoint sales representatives, resellers and distributors to engage with end customers.

Sales representatives are granted rights to use our products and services to market, promote and solicit orders of products on a non-transferable, non-sub-licensable and limited basis in designated regions. Sales representatives earn sales commission and contracts are not automatically renewed.

Resellers purchase our products and services for resale to end customers and provide maintenance services in their areas of operation. They are permitted to use our software for demonstration, training and maintenance services. The contracts are automatically renewed unless prior notice is otherwise provided.

Distributors purchase our products at a discount and are permitted to market, distribute, sell, bundle, promote and advertise the products directly to end customers in their region of operation. The contracts are automatically renewed unless prior notice otherwise is provided.

Our agreements provide us with the flexibility to enter markets without an established presence in a cost effective and efficient manner.

Core Strategies

Gorilla’s core strategies revolve around the growth of our business, which requires continuous refinement and development of our product and service offerings, expansion of our customer base and geographic reach, scaling of our sales and marketing efforts and the pursuit of key partnerships to ensure that our technology is the foremost choice in the market.

Gorilla provides edge AI appliances and smart edge devices with embedded Gorilla AI models to generate actionable insights across the edge to the edge datacenter using our AI Lifecycle eco-growth recurring business model. AI data analytics SaaS and new scenario-based AI inference educated by AI training SaaS can be dispatched to edge AI appliance to generate a new set of AI data analytics forming an eco-growth AI Lifecycle for the public sectors, Fortune 500 enterprises, and small and media size companies.

We will continue to innovate across all areas that are key to product leadership as we pursue end-to-end solutions for our customers’ rapidly evolving needs, while leveraging existing core competencies.

We have been investing in continuous research and development, or “R&D,” to help develop new solutions to market problems as they arise as well as improve our current offerings. Gorilla is committed to introducing new product features, capabilities and solutions in response to our customers’ requirements and preferences. We plan to utilize a strong intellectual property framework to secure the valuable, unique technology we develop.

We are committed to thoughtfully deploying capital and scaling investment as we seek market penetration in new geographies.

Gorilla will seek reseller partnerships for AI SaaS services and AI Appliances in regions without operating subsidiaries in order to expand into new markets while avoiding regulatory hurdles and overhead expenditures. We intend to execute this strategy in order to enter and establish a foothold in such markets, after which we plan to use additional capital to grow our operations in successful markets.

Gorilla is recruiting key salesforce in the United States to allow cross-ecosystem relationships that are reshaping sectors and introducing new business models. We are strategically hiring key sales heads in important regions in Europe and the Middle East, with a focus on backend infrastructure. As a part of Gorilla’s anticipated international expansion strategy, Gorilla recently moved its headquarters to United Kingdom. In Asia, we are growing market access and promoting innovation by building on existing ties in the Asia Pacific region.

Our sales and marketing expenditures have begun to grow, with a significant increase in staff specializing in such operations, increasing from 82 to 92 employees from 2020 to 2021. We intend to engage with new customer segments, expand existing customer segments and continue to leverage sales and lead generation activities.

We are pursuing collaborative partnerships with other key players in sectors relating to chipset production, cloud services, telecommunications and consumer devices.

To ensure uptake and easy integration of our products, Gorilla will seek to pair our video analysis expertise with leading industrial IT and OT infrastructures. We anticipate that Gorilla’s product and service offerings will be able to operate with third-party products and services, as well as pre-existing infrastructure, due to these strategic alliances, partnerships and other similar arrangements.

This strategy is designed to help Gorilla increase the likely that its potential future innovations are adopted in a timely and cost-effective manner, avoiding resistance from the market due to incompatibilities with their respective systems.

Marketing and Sales

Within Asia, Gorilla has established a strong brand and is recognized as one of the leading companies in edge AI technology, IoT technologies and cybersecurity products and services. Gorilla believes that its reputation as a reliable and proven partner in Asia, as well as its well-publicized ties with top firms like Intel and Telstra, will allow for further worldwide brand recognition.

Gorilla is developing new AI models for all verticals in Asia’s rising economies, leveraging its extensive manufacturing supply chain to produce AI Appliances and AI SaaS that can be delivered and implemented quickly in the United States and European markets. Gorilla is accelerating cooperative growth by utilizing hybrid cloud business infrastructure, which comprises Edge, Private Cloud and Public Cloud.

In each location, Gorilla has sales, pre-sales and after-sales teams that provide around the clock service. Gorilla regional sales and support teams educate and collaborate with all reseller and deployment partners to discover the right customers and deliver quality service under reseller and/or memorandum of understanding agreements.

The majority of Gorilla’s global sales forces are based in Taiwan, Tokyo, Japan and Bangkok, Thailand (covering Thailand, Indonesia, Philippines, Vietnam, Singapore and Malaysia). We plan to expand our sales force in United Kingdom to cover European business opportunities, as well as in certain regions of the United States to expand our business into North America.

Research and Development

Gorilla has invested a significant amount of time and resources into research and development in order to expand our product line, improve our current product and service offerings and further drive our efficiency.

Our development process takes place in Taipei, Taiwan and, as of December 31, 2021, our expenses for R&D activities constitute approximately 35.63% of our revenue. For segment disclosure, as of December 31, 2021, our expenses for R&D activities in security convergence constitute approximately 22.46% of our revenue and in Video IoT constitute approximately 13.17% of our revenue. As we reach the maturity of our product offerings, R&D expenses will likely decrease, but will continually constitute a large portion of our use of proceeds in order to maintain our innovative approach to the market.

As of December 31, 2021, we had more than 153 employees within our R&D department, and approximately 65% of the R&D employees hold master degrees or philosophy doctor degrees in ICT, Physics or Math. Approximately 45% of our R&D employees have over 10 years of professional experience in the relevant vertical fields.

Intellectual Property

The ability of Gorilla to develop and maintain proprietary IT and OT is crucial to our success.

Gorilla currently holds 25 patents and 6 applications for patents currently under review. Of the total 31 patents or patent applications, 13 are located in Taiwan (expiring between 2028 and 2038), 10 are located in PRC (expiring between 2029 and 2035), and 7 are located in the United States (expiring between 2030 and 2038). Our application in Europe is still pending. Our patents relate to hardware platforms, AI models, AI appliances and AI SaaS modules.

In addition to our patents, Gorilla relies on copyright and trademarks to protect our software and marketing materials. Gorilla currently holds 33 trademarks, all of which are granted. Out of the total 33 trademarks, 16 are located in Taiwan, 6 in the United States, 7 in China, 2 in Australia, 1 in Japan and 1 in Europe. Gorilla currently holds 5 software copyrights in China. Also, Gorilla currently holds 13 different domain names covering our business operations, 8 of which are currently not in use.

Regulation

Data Privacy

Gorilla primarily deals with significant amounts of data, including vehicle data and personal identifiable information (“PII”), which are subject to emerging regulatory federal, state, national and international frameworks that are prone to constant change.

To operate its business, Gorilla’s devices receive, process and share video data and depending on the natural of such data, may be subject to the EU and UK GDPR, the EU Directive on Privacy and Electronic Communications, California’s CCPA promoting open access to data and neutrality. Neither any data received by Gorilla’s devices nor any PII contained therein is transmitted to, or stored in Gorilla’s servers.

Currently, in certain markets such as the U.K. and the U.S., Gorilla’s services only deal with images and videos without PII. For example, the edge AI computing detects the number of people walking by a certain area during a period of time to control the brightness of street lamps for the energy saving purpose. However, the edge AI computing applied in such markets does not catch clear facial images of such pedestrians so no PII is collected, processed or shared accordingly. If in the future other applications of the edge AI computing involving PII are desired by the U.K. or the U.S. customers, local data privacy regulations will apply.

In Taiwan, the major market where Gorilla’s revenues come from, the facial recognition technology is comprehensively used by Gorilla’s customers to collect and process PII, therefore Gorilla and its customers are subject to Taiwan’s Personal Data Protection Act and the Enforcement Rules thereof.

In other markets where Gorilla only supplies hardware devices to local service integrators, except that such hardware devices will be in compliance with EU ETSI Standards, it is local integrators’ sole discretion whether to activate any function to collect, process or share PII, and if yes, it is local integrators’ responsibility to obtain sufficient assurances from data providers that the subject of the date has been provided with clear and appropriate notice and explicitly consented to provide such data, or with sufficient authorization under applicable laws and regulations.

Criminal Investigation and Security Surveillance

Gorilla’s services are utilized by its customers who are regulatory authorities empowered to conduct criminal investigations and transportation/public facilities (airports, seaports, railway stations and hospitals) authorized to conduct security surveillance for the protection of public safety. Gorilla’s processing and sharing of data with such customers are subject to local laws and regulations regarding human right protection. Gorilla ensures that all services and data provided to its customers are authorized by applicable laws and/or court writs. For example, Gorilla has entered into multiple agreements with CIB, a criminal investigation agency in Taiwan, during fiscal year 2021. Such agreements were either for the provision of integrated systems which the duration were ranging from 1 to 2 years or system maintenance projects which were mostly on a one-year basis. As to the provision of integrated systems, Gorilla established certain integrated systems (including AI algorithm, big data analysis, other software and hardware) for CIB’s criminal investigation works, including, among others, mobile telecommunication surveillance, suspected vehicle image data analysis, internet hacking investigation, internet-based crime information analysis, AI criminal investigation and tracking, etc.

Government Procurement Laws

Many customers of Gorilla are government agencies or state-owned companies in Taiwan. The procurement of Gorilla’s services and/or products by such customers is subject to the Government Procurement Act of Taiwan and public tender processes. Subject to the tendering agencies’ discretion and the rules set forth in the tender documents, ownership of 30% or above of the equity interests or controlling power in Gorilla by ultimate beneficiaries who are nationals or corporations of the People’s Republic of China may disqualify Gorilla from tendering such bids, or constitute a termination cause of the awarded contracts.

Radio Frequency Regulation

Radio frequency devices Gorilla imports, exports, installs and uses are subject to local radio frequency regulations, approvals authorizations and/or certifications. Gorilla compliances with the standards, criteria and procedures regarding radio frequency devices promulgated by various regulators including the Federal Communications Commission of the U.S., European Commission and National Communications Commission of Taiwan.

Supply Chain Restrictions

As there are national security concerns that the hardware devices might automatically collect, process and transmit data to People’s Republic of China, in many service contracts with Taiwan government agencies and state-owned companies, it is expressly stated that no hardware or equipment supplied by People’s Republic of China’s manufacturers is allowed for the services.

Subsidiaries

The following diagram shows the current structure of Gorilla Technology Group Inc. and all subsidiaries thereof.

Facilities

Our headquarters are located in London, United Kingdom, with leased office. Additionally, where we own an office in Taipei, Taiwan, with approximately 1,910.4 square meters. Our headquarters houses our Chief Executive Officer’s office and Global HR, R&D and operations. We also have material business units in Taiwan, which include Video IoT & Security Convergence, R&D, general administrative, human resources and finance & accounting.

We lease additional offices around the world, including in New Taipei City, Taiwan, Hong Kong and Japan.

We lease part of our facilities and own real property in Taipei, Taiwan. We intend to procure additional space as we add employees and expand geographically. We believe our facilities are adequate and suitable for our current needs and that, if necessary, additional or alternative space will be available to accommodate any expansion of our business.

Legal Proceedings

Gorilla may become involved in actions, claims, litigation, and other legal proceedings occurring in the ordinary course of its business from time to time, including assertions by third parties relating to intellectual property infringement, contract or warranty breaches, or employment-related matters. Gorilla is not currently a party to any actions, claims, suits, or other legal procedures whose conclusion, if not determined in its favor, would have a major adverse effect on Gorilla’s business, financial condition, or results of operations, either individually or in the aggregate.

MANAGEMENT

Following the Business Combination, Gorilla reclassified various positions as it evaluated its management team. In addition, Mr. Chandan became Chairman and Chief Executive Officer of the Company in September 2022, following the concurrent retirement of Dr. Sih-Ping “Spincer” Koh, the founder of Gorilla. The following table provides information about those persons who currently serve as directors and executive officers of Gorilla. The address for each of the directors and executive officers is 7F-1, No.302, Ruey Kuang Road, Neihu 114720, Taipei, Taiwan, R.O.C.

Name	Age	Position
Jayesh Chandan	48	Chief Executive Officer/Executive Chairman
Daphne Huang	51	Chief Financial Officer
Dr. Rajesh “Raj” Natarajan	48	Chief Innovation Officer
Dr. Evan Medeiros	51	Director
Yoichiro Hirano	58	Director
Rt. Hon. Ruth Kelly	53	Director
Gregg Walker	50	Director

Jayesh “Jay” Chandan is the Executive Chairman of the Board as of the date of the Closing, and he became Chairman and Chief Executive Officer of the Company in September 2022, following the concurrent retirement of Dr. Sih-Ping “Spincer” Koh, the founder of Gorilla. Since April 2021, Mr. Chandan has been the Chairman of Global SPAC Partners Co., a blank check company which completed a $168 million IPO in April 2021, and which announced in December 2021, its intention to merge with Gorilla. Since 2019, Mr. Chandan has been the Founder & Managing Partner of KASS Capital, an investment advisory firm that invests globally in the technology industry and provide alternative liquidity solutions to equity investors, debt holders, founders and management teams. Since 2017, Mr. Chandan has also been the Co-Founder and a Partner of Shackleton-Victoria, an investment firm where Mr. Chandan led the firm’s investment in FinLeap, a financial technology accelerator and incubator. Since 2014, Mr. Chandan has also been the Co-Founder and a Director of Mathern Ltd., an investment firm focused on investing in UK companies. From 2010 to 2012, Mr. Chandan was a Co-Founder and Partner at Cortis Capital LLP, a transformation and project management firm focused on global mergers & acquisitions, where he worked on the Minna Airport City, an urban regeneration project in Nigeria. From 2007 to 2008, Mr. Chandan served as the CEO of Invensis (UK) Ltd., a business process outsourcing company. From 2005 to 2007, Mr. Chandan served as Director of Business Development of EXLservice (UK) Ltd., a data analytics company that is now publicly traded on the Nasdaq with approximately $1 billion in revenues and approximately $3 billion in market cap. From 2004 to 2005, Mr. Chandan served as Director of Sales & Strategic Accounts at Exevo (UK) Ltd., a global market research & outsourcing firm that was later acquired by Copal Partners and is now part of Moody’s Corporation. From 1995 to 2004, Mr. Chandan served as the Co-Founder and Executive Director of NPL, an IT services business in Southeast Asia. Mr. Chandan serves as an Advisory Board Member of ConsolFreight LLC, a Fintech FreightTech ecosystem. Mr. Chandan graduated from Madras University, India, with an Engineering Degree, majoring in Computer Sciences. We believe Mr. Chandan is well qualified to serve as a director of our company given his extensive investment and operational experience in emerging markets.

Daphne Huang has served as the Chief Financial Officer of the Company since July 2022. Ms. Huang has over 20 years of senior executive experience in finance within which more than ten years as chief financial officer of global manufacturing, pharmaceutical, and technology sector companies. Ms. Huang most recently served as Chief Financial Officer of Go-For Industries Inc., a technology platform-based logistics company, and prior to that, as Chief Financial Officer and Chief Accounting Officer of Taro Pharmaceutical Industries Ltd., a NYSE listed global pharmaceutical company.

Prior to her career as a chief financial officer, Ms. Huang held positions of increasing responsibilities in the financial service and debt capital markets sectors working for such companies as PriceWaterhouseCoopers, FleetBoston, GE Capital and HSBC.

Dr. Rajesh “Raj” Natarajan has served as Chief Innovation Officer of Gorilla since March 2022. Since 2005, Dr. Natarajan has been leading multiple efforts inside of Microsoft in various roles ranging from Engineering to Product Management. Prior to joining Gorilla, Dr. Natarajan served as a Senior Director of Product Management at Microsoft, when he was developing a new product portfolio within Dynamics focused on helping contact centers realize their Digital Transformation goals. Prior to that, he has built and managed various products like Data

Analytics for Windows Phone, Microsoft Push Notification Service, Windows Media enablement for Streaming and mobile Digital Rights Management, Zune to name a few. Prior to joining Microsoft in 2005, Dr. Natarajan ran the professional services division at Loudeye Corporation where he oversaw the commercialization of Loudeye’s B2B music and video infrastructure, launching notable music stores like O2 Germany, MSN Music, Wurlitzer Jukebox etc. Much of his work there translated into the foundation for Nokia’s own music service infrastructure. From 2004 to 2005, Dr. Natarajan served as the VP of Mobile solutions at Vidiator Technologies, a fully owned subsidiary of Hutchison. Dr. Natarajan helped create industry leading solutions for Video streaming based on H.264 with dynamic bandwidth adaptation, which powered the network operators 3’s core multimedia delivery system across Europe. He also launched services in Hong Kong and the UK based on real-time 3D rendering for mobile delivering news snippets and horoscopes on 3’s platform. From 2001 to 2004, Dr. Natarajan was instrumental in establishing and running engineering for LockStream Corporation who specialized in Digital Rights Management for mobile multimedia devices. He helped create a Content Management system that was central to rights protecting content and delivering the requisite content and licenses to mobile devices on the fly. This was accompanied by SDK’s and applications that were developed and embedded into Motorola devices and Ti Chipsets. Commercialization of this technology was witnessed by Emma.FM and widely deployed across the network operator 3’s European subsidiaries. Dr. Natarajan is an alumnus of Seattle University where in he completed his Management of Business Administration (2010) and his Doctoral dissertation in Education and Leadership (2018). Dr. Natarajan serves as an Adjunct Faculty at Seattle University’s Albers School of Management since 2016, teaching Information Systems, Advanced Python Programming for Data Analytics and courses on Teams Creativity and Decision Making. He has a Bachelor of Engineering (1995) from the University of Madras in Computer Science.

Dr. Evan Medeiros is a renowned expert in international politics and business. A former White House senior advisor to President Obama, he has been the Penner Family Chair in Asia Studies at Georgetown University’s School of Foreign Service since 2018. His research and teaching focuses on the international politics of East Asia, U.S.-China relations and China’s foreign and national security policies. Since 2020, he has served on the board of Blackberry Government Solutions, a wholly owned subsidiary of Blackberry Corporation. From 2015 to 2018, Dr. Medeiros was Managing Director and Asia Practice Head of Eurasia Group. Dr. Medeiros has also served for six years on the staff of the National Security Council as Director for China, Taiwan and Mongolia before serving as Special Assistant to the President and Senior Director for Asia. He was President Obama’s top advisor on Asia-Pacific and was responsible for coordinating U.S. policy toward the region across diplomacy, defense, economics and intelligence, including all aspects of U.S.-China relations. Prior to joining the White House, he served as a senior political scientist at the RAND Corporation and also served in the US Treasury Department as a policy advisor to Secretary of the Treasury Henry Paulson. He holds master’s degrees from the University of Cambridge (International Relations) and SOAS London (China Studies) and a Ph.D. in International Relations from the London School of Economics and Political Science.

Yoichiro Hirano served as a director prior to the Business Combination, and continued in the same capacity after the business combination in July 2022. Mr. Hirano is the founder of Asteria Corporation (TSE:3853) and has been the Chief Executive Officer since 1998. He also serves as a director and Chairman of the Board of the company. Mr. Hirano has over thirty (30) years of experience in the software industry, beginning in 1998 when he founded the Infoteria Corporation, the predecessor to Asteria. He has served as a Visiting Professor at Aoyama Gakuin University, Graduate School of Social Informatics from 2008 to 2011. Prior to founding Asteria, he led the Marketing and Strategic Planning team for ten (10) years at Lotus Development Corporation, which was acquired by IBM. Mr. Hirano attended Kumamoto University where he studied Applied Chemistry.

Rt. Hon. Ruth Kelly has been a director since the closing of the Business Combination on July 13, 2022. Since November 2021, Ms. Kelly has been non-executive Chair of Thames Freeport, a private-sector led, UK government sponsored regeneration initiative, north of the Thames Estuary. Since September 2020, Ms. Kelly has been a member of the Vatican’s Council for the Economy, which oversees the Holy See’s finances. Since April 2019, Ms Kelly has also been a non-executive Director of Heathrow Airport and a member of the airport’s Audit and Finance committees. From April 2016 to March 2019, Ms. Kelly served as a non-executive director of the Financial Conduct Authority, the regulator of the conduct of financial services in the UK; throughout that time, she also served as Chair of the regulator’s Audit Committee and member of its Risk Committee. Between October 2011 and July 2017, Ms. Kelly was a non-executive director of National Grid, one of the world’s largest publicly listed utilities focused on transmission and distribution of electricity and gas across the UK and US, serving on its finance, audit and nomination committees. From September 2015 to August 2019, Ms. Kelly served as Pro Vice Chancellor of St Mary’s University, Twickenham, London, overseeing the development, enterprise and research agendas. From May 2010-August 2015, Ms. Kelly worked as a Managing Director at HSBC Bank, during which time she became Global Head of Client Strategy in

HSBC Global Asset Management, overseeing global marketing and managing global relationships across the banking group. From May 1997 to April 2010, Ms. Kelly was a UK politician, serving in various ministerial capacities including as Economic Secretary to the Treasury, Financial Secretary to the Treasury, Minister of State in the Cabinet Office, Secretary of State for Education, Secretary of State for Communities and Local Government and Secretary of State for Transport. From September 1994 to April 1997, Ms. Kelly worked as an economist at the Bank of England. From August 1990 to September 1994, Ms. Kelly was an economics journalist on The Guardian newspaper. In 1992, Ms. Kelly received a Master of Science from the London School of Economics. Ms. Kelly graduated from The Queen’s College, Oxford, in 1989 in Philosophy, Politics and Economics.

Gregg Walker has been a director since the closing of the Business Combination on July 13, 2022. Mr. Walker joined Muller & Monroe Asset Management as a Partner and Managing Director in July 2021 and leads the co-investment efforts of the firm as well as the firm’s New York City office. Mr. Walker founded G.A. Walker, LLC in July 2016 when he left his position as the Senior Vice President for Corporate Development at Sony Corporation of America (Sony), a position he had held since March 2009, and he has been the Managing Member of G.A. Walker, LLC since its inception. Mr. Walker is currently a member of the Board of Vewd Software A/S and of Blue Whale Acquisition Corp I (a SPAC sponsored by Mubadala Capital). While serving as the Managing Member of G.A. Walker, LLC, Mr. Walker also served as the President and COO of Remarkable, LLC, a live entertainment company based in New York City, from 2017 until January 2021. When Remarkable, LLC invested in the Big Apple Circus in 2017, Mr. Walker added the role of CEO of the Big Apple Circus to his list of responsibilities and served as the CEO of the Big Apple Circus until January 2021. During Mr. Walker’s tenure as CEO, the Big Apple Circus achieved record levels of revenues. At Sony, Mr. Walker worked across all of Sony’s business units including PlayStation, Sony Pictures, Sony Music, and Sony Electronics, and Mr. Walker had helped lead many major transactions and strategic efforts, including Sony’s purchase of the 50% of Sony/ATV Music Publishing previously owned by the Michael Jackson Estate. Mr. Walker served on the Board of Directors of movie studio Metro-Goldwyn-Mayer (MGM) as well as on the Boards of EMI Music Publishing and Sony/ATV Music Publishing. In 2010, he was chosen by Crain’s New York Business as one of New York City’s 40 Under 40 Rising Stars. Prior to joining Sony, Mr. Walker was Vice President of Mergers and Acquisitions at Viacom for three years. Before, Viacom, Mr. Walker was a Vice President at Goldman Sachs in the investment banking division. Mr. Walker was at Goldman Sachs for nearly a decade. Mr. Walker earned an undergraduate degree from Washington University in St. Louis and a law degree from Yale Law School. In 2012, Mr. Walker was honored by Washington University as one of six alumni to receive a Distinguished Alumni Award, and Washington University honored him again in 2016 with the Alumnus of the Year Award for the New York City metro area. Mr. Walker is the former President of the Levitt Foundation, the former Chairman of the Harlem YMCA (where his leadership resulted in the Harlem YMCA achieving the Transformational Leadership Award from the YMCA of New York City — an award that had only ever been awarded once before), and a member of the Board of Harlem RBI (now called “Dream”).

Corporate Governance Practices

We are a “foreign private issuer,” as such term is defined in Rule 405 under the Securities Act. As a foreign private issuer we are permitted to comply with Cayman Islands corporate governance practices instead of the certain listing rules of Nasdaq, provided that we disclose which requirements we are not following and the equivalent Cayman Islands requirements.

We intend to rely on this “foreign private issuer exemption” with respect to the quorum requirement for shareholder meetings and with respect to Nasdaq shareholder approval rules. Whereas under the corporate governance rules of Nasdaq, a quorum requires the presence, in person or by proxy, of holders of at least 33⅓% of the total issued and outstanding voting power of our shares at each general meeting, pursuant to our articles of incorporation, the quorum required for a general meeting will consist of at least two shareholders present in person or by proxy who hold or represent at least 33⅓% of the total outstanding voting power of our shares, except if (i) any such general meeting was initiated by and convened pursuant to a resolution adopted by the board of directors and (ii) at the time of such general meeting, we qualify as a “foreign private issuer,” then in such case, the requisite quorum will consist of two or more shareholders present in person or by proxy who hold or represent at least 25% of the total outstanding voting power of our shares (and if the meeting is adjourned for a lack of quorum, the quorum for such adjourned meeting will be, subject to certain exceptions, any number of shareholders). We otherwise intend to comply with the rules generally applicable to U.S. domestic companies listed on the Nasdaq. We may, however, in the future decide to rely upon the “foreign private issuer exemption” for purposes of opting out of some or all of the other Nasdaq listing rules.

Independence of Directors

As a result of the Gorilla ordinary shares being listed on Nasdaq, Gorilla adheres to the rules of Nasdaq in determining whether a director is independent. The board of directors of Gorilla has consulted, and will consult, with its counsel to ensure that the board’s determinations are consistent with those rules and all relevant securities and other laws and regulations regarding the independence of directors. The Nasdaq listing standards define an “independent director” as a person, other than an executive officer of a company or any other individual having a relationship which, in the opinion of the issuer’s board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Board Leadership Structure and Role in Risk Oversight

Mr. Jayesh “Jay” Chandan is our Chief Executive Officer and Chairman of the Board. The Board does not anticipate implementing a policy requiring the positions of the Chairman of the Board and Chief Executive Officer to be separate or held by the same individual. Any further determination to create such a policy is expected to be based on circumstances existing from time to time, based on criteria that are in Gorilla’s best interests and the best interests of its shareholders, including the composition, skills and experience of the Board and its members, specific challenges faced by Gorilla or the industry in which it operates, and governance efficiency. Combining the roles of Chairman and Chief Executive Officer will help provide strong and consistent leadership for the management team and Board. However, the Board may decide in the future to separate the roles of Chairman and Chief Executive Officers if it determines that such structure provides better and more effective oversight and management of Gorilla. If the Board convenes for a meeting, it is expected that the non-management directors will meet in one or more executive sessions, if the circumstances warrant it. The Board may also consider appointing a lead independent director, if the circumstances warrant it.

Gorilla also believes in the importance of independent oversight. Gorilla will look to ensure that this oversight is truly independent and effective through a variety of means.

Meetings and Committees of the Board of Directors

Gorilla has established a separately standing audit committee, compensation committee, and nominating and corporate governance committee (the “nominating committee”).

Audit Committee Information

Gorilla has established an audit committee comprised of independent directors. The audit committee consists of Ruth Kelly, Gregg Walker, and Tomoyuki Nii. Each of the members of the audit committee is independent under the applicable Nasdaq listing standards. The audit committee has a written charter. The purpose of the audit committee is, among other things, to appoint, retain, set compensation of, and supervise Gorilla’s independent accountants, review the results and scope of the audit and other accounting related services and review Gorilla’s accounting practices and systems of internal accounting and disclosure controls.

Financial Experts on Audit Committee

The audit committee is, will at all times be, composed exclusively of “independent directors,” as defined for audit committee members under the Nasdaq listing standards and the rules and regulations of the SEC, who are “financially literate,” as defined under Nasdaq’s listing standards. Nasdaq’s listing standards define “financially literate” as being able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement. In addition, Gorilla will be required to certify to Nasdaq that the committee has, and will continue to have, at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in the individual’s financial sophistication.

Gregg Walker will serve as a financial expert on the audit committee.

Compensation Committee Information

The board of directors of Gorilla has established a compensation committee. The compensation committee consists of Ruth Kelly, Gregg Walker, and Tomoyuki Nii. The compensation committee has a written charter. The purpose of the compensation committee is to review and approve compensation paid to Gorilla’s officers and directors and to administer Gorilla’s incentive compensation plans, if any, including authority to make and modify awards under such plans.

The compensation committee assists the Board in determining its responsibilities in relation to remuneration, including, amongst other matters, making recommendations to the Board on the Company’s policy on executive compensation, determining the individual remuneration and benefits package of each of the executive directors and recommending and monitoring the remuneration of senior management below Board level.

Nominating Committee

Gorilla’s nominating committee consists of Ruth Kelly, Gregg Walker, Tomoyuki Nii, and Pina Hirano, and be responsible, among other things, for:

•        select the director slate (or recommend the slate to the full board of directors);

•        oversee board governance;

•        develop board meeting procedures; and

•        evaluate the effectiveness of board.

Corporate Governance Practices

As a foreign private issuer, Gorilla may generally follow home country practice with respect to certain matters of corporate governance in lieu of the comparable governance provisions of the Nasdaq Listing Rules, except for certain matters including the composition and responsibilities of the audit committee and the independence of its members within the meaning of the rules and regulations of the SEC.

Gorilla intends to follow home country practice in lieu of Nasdaq corporate governance requirements with respect to the following Nasdaq requirements:

•        Executive Sessions.    We will not be required to and, in reliance on home country practice, we may not, comply with certain Nasdaq rules requiring Gorilla’s independent directors to meet in regularly scheduled executive sessions at which only independent directors are present. Gorilla will follow Cayman Islands practice which does not require independent directors to meet regularly in executive sessions separate from the full board of directors.

•        Proxy Statements.    We will not be required to and, in reliance on home country practice, we may not, comply with certain Nasdaq rules regarding the provision of proxy statements for general meetings of shareholders. Gorilla will follow Cayman Islands practice which does not impose a regulatory regime for the solicitation of proxies.

•        Shareholder Approval.    Gorilla will not be required to and, in reliance on home country practice, it does not intend to, comply with certain Nasdaq rules regarding shareholder approval for certain issuances of securities under Nasdaq Rule 5635. In accordance with the provisions of Gorilla’s Amended and Restated Memorandum and Articles of Association, Gorilla’s board of directors is authorized to issue securities, including ordinary shares, preference shares, warrants and convertible notes.

Gorilla Technology Group Inc. 2022 Omnibus Incentive Plan

Effective as of the Closing Date of the Business Combination, Gorilla’s board of directors approved and adopted the Gorilla Technology Group Inc. 2022 Omnibus Incentive Plan, which reserved for grant a number of Gorilla’s ordinary shares equal to 10% of the number of issued and outstanding Gorilla ordinary shares immediately after the closing of the Business Combination. Additionally, pursuant to the Gorilla Technology Group Inc. 2022 Omnibus Incentive Plan, the Gorilla ordinary shares reserved for issuance thereunder will automatically increase annually by 5% on the first day of each fiscal year beginning with the 2023 fiscal year.

DESCRIPTION OF SECURITIES

The following is a description of our share capital and provisions of the Gorilla Articles, which became effective upon the closing of the Business Combination, a copy of which is filed as an exhibit to this prospectus.

Ordinary Shares

The holders of ordinary shares are entitled to one vote for each share held of record on all matters to be voted on by shareholders.

There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors.

Holders of Gorilla’s ordinary shares do not have any conversion, preemptive or other subscription rights and there will be no sinking fund or Redemption provisions applicable to the ordinary shares.

Preference Shares

The amended and restated memorandum and articles of association of Gorilla authorize the issuance of up to 5,000,000 blank check preference shares with such designations, rights and preferences as may be determined from time to time by Gorilla’s board of directors. Accordingly, Gorilla’s board of directors are empowered, without shareholder approval, to issue preference shares with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of ordinary shares. In addition, the preference shares could be utilized as a method of discouraging, delaying or preventing a change in control of Gorilla.

Warrants

Each outstanding warrant of Global represents the right to purchase one ordinary share of Gorilla in lieu of one ordinary share of Global at a price of $11.50 per share, subject to adjustment as discussed below. However, no Gorilla warrants to be issued in exchange for public warrants will be exercisable for cash unless we have an effective and current registration statement covering the ordinary shares issuable upon exercise of the warrants and a current prospectus relating to such ordinary shares. Notwithstanding the foregoing, if a registration statement covering the shares issuable upon exercise of such warrants is not effective within a specified period following the Closing, warrant holders may, until such time as there is an effective registration statement and during any period when we shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis in the same manner as if we called the warrants for redemption and required all holders to exercise their warrants on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the warrants for that number of ordinary shares equal to the quotient obtained by dividing (x) the product of the number of shares underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” for this purpose will mean the average reported last sale price of the ordinary shares for the ten (10) trading days ending on the trading day prior to the date of exercise. The Gorilla warrants will become exercisable thirty (30) days after the Closing and will expire on the fifth anniversary of the Closing.

The Gorilla warrants to be issued in exchange for private warrants are identical to warrants to be issued in exchange for the public warrants, except that such private warrants will be exercisable for cash (even if a registration statement covering the ordinary shares issuable upon exercise of such warrants is not effective) or on a cashless basis, at the holder’s option, and will not be redeemable by us, in each case so long as they are still held by the initial purchasers or their affiliates.

We may call the warrants for redemption (excluding the private warrants), in whole and not in part, at a price of $0.01 per warrant,

•        at any time while the warrants are exercisable;

•        upon not less than 30 days’ prior written notice of redemption to each warrant holder;

•        if, and only if, the reported last sale price of the ordinary shares equals or exceeds $18.00 per share, for any 20 trading days within a 30-day trading period ending on the third business day prior to the notice of redemption to warrant holders; and

•        if, and only if, there is a current registration statement in effect with respect to the ordinary shares underlying such warrants commencing five business days prior to the 30-day trading period and continuing each day thereafter until the date of redemption.

The right to exercise will be forfeited unless the warrants are exercised prior to the date specified in the notice of Redemption. On and after the redemption date, a record holder of a warrant will have no further rights except to receive the Redemption price for such holder’s warrant upon surrender of such warrant. In the event that we elect to redeem the warrants upon fulfilment above the above condition, we will fix a date for the redemption, or the Redemption Date. Notice of redemption will be mailed by first class mail, postage prepaid, by is not less than thirty (30) days prior to the Redemption Date to the Registered Holders of the Warrants to be redeemed at their last addresses as they shall appear on the registration books. Any notice mailed in such manner shall be conclusively presumed to have been duly given whether or not the person in whose name such warrant is registered in the warrant register received such notice.

The redemption criteria for Gorilla’s warrants have been established at a price which is intended to provide warrant holders a reasonable premium to the initial exercise price and provide a sufficient differential between the then-prevailing share price and the warrant exercise price so that if the share price declines as a result of our Redemption call, the redemption will not cause the share price to drop below the exercise price of the warrants.

If we call the warrants for redemption as described above, our management will have the option to require all holders that wish to exercise warrants to do so on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the warrants for that number of ordinary shares equal to the quotient obtained by dividing (x) the product of the number of ordinary shares underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. In this case, the “fair market value” shall mean the average reported last sale price of the ordinary shares for the 10 trading days ending on the third trading day prior to the date on which the notice of Redemption is sent to the holders of warrants. Whether we will exercise our option to require all holders to exercise their warrants on a “cashless basis” will depend on a variety of factors including the price of our ordinary shares at the time the warrants are called for redemption, our cash needs at such time and concerns regarding dilutive stock issuances.

The exercise price and number of ordinary shares issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a share capitalization, extraordinary dividend or our recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of ordinary shares at a price below their respective exercise prices.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of ordinary shares and any voting rights until they exercise their warrants and receive ordinary shares. After the issuance of ordinary shares upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by shareholders.

Warrant holders may elect to be subject to a restriction on the exercise of their warrants such that an electing warrant holder would not be able to exercise their warrants to the extent that, after giving effect to such exercise, such holder would beneficially own in excess of 9.8% of the ordinary shares outstanding.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up or down to the nearest whole number the number of ordinary shares to be issued to the warrant holder.

Contingent Value Rights

In connection with the Transactions, Gorilla issued one Class A CVR to the holders of the outstanding Global ordinary shares that were not redeemed or converted in the Redemption, including PIPE Subunits purchased under the Amended Subscription Agreement (but not Class B ordinary shares or Global securities purchased in the IPO Private Placement). Following the Redemption, which almost 91% of Global public shareholders redeemed their Global ordinary shares, and the issuance of Gorilla ordinary shares, there were 368,035 Gorilla ordinary shares held by public holders and 4,139,840 Gorilla ordinary shares held by PIPE Investors. Therefore, the total number of Class A CVRs issued is 4,507,875, which were issued to a concentrated number of public holders and the two PIPE Investors. Each Class A CVR entitles the holder to receive (as a new reissuance by Gorilla of equivalent Gorilla ordinary shares or other securities or property forfeited as part of applicable Earnout Shares) (A) a pro rata portion, among holders of Class A CVRs, of the Price Protection Shares, and (B) a pro rata portion, among holders of all CVRs, of the Revenue Protection Shares.

Additionally, each of the PIPE Investors received, for each PIPE Subunit purchased under the Amended Subscription Agreement, one-half (½) of one Class B CVR, entitling them to receive (as a new reissuance by Gorilla of equivalent Gorilla ordinary shares or other securities or property forfeited as part of applicable Earnout Shares) a pro rata portion, among holders of all CVRs, of the Revenue Protection Shares. The Class B CVRs shall only be entitled to receive Revenue Protection Shares, and shall not have any rights with respect to any Price Protection Shares. Global public holders were not be entitled to any Class B CVRs or the Revenue Protection Shares subject thereto. The effect of the separate classification of Class A CVRs and Class B CVRs is to entitle the PIPE Investors to a proportionally larger amount of Revenue Protection Shares than the Global public holders.

The holders of Class A CVRs and Class B CVRs are being provided with a significant valuation protection through the opportunity to obtain additional contingent consideration in the form of additional shares of Gorilla. Two types of valuation protection are offered: revenue protection, based on certain financial performance and reporting milestones for Gorilla; and price protection, based on Gorilla’s stock performance following the Closing.

For more information about the milestones and conditions triggering each of these types of protections, see “The Business Combination Agreement and Ancillary Agreements — Amended and Restated PIPE Subscription Agreements.”

2022 Price Protection

The Earnout Shares, as Price Protection Shares, will be forfeited by the Gorilla shareholders and Gorilla ordinary shares will be issued to the holders of Class A CVRs if the 20-day volume weighted average price of Gorilla’s ordinary shares is less than the Redemption Price, such price to be determined as of (i) the end of the third quarter of 2022, (ii) the end of the fourth quarter of 2022, (iii) upon Gorilla’s filing of its fiscal year 2022 audited revenues with the SEC prior to March 31, 2023 and (iv) if the share price of the Gorilla ordinary shares is below $5.00 for five consecutive trading days.

The share price of the Gorilla ordinary shares fell below $5.00 for five consecutive trading days in December 2022. As a result, 1,137,577 Price Protection Shares were cancelled and each Class A CVR holder was issued 0.25200 Gorilla ordinary shares per Class A CVR.

The 20-day volume weighted average price of Gorilla’s ordinary shares was less than the Redemption Price at the end of the fourth quarter of 2022. As a result, an additional 1,384,951 Price Protection Shares were cancelled and each Class A CVR holder was issued 0.30700 Gorilla ordinary shares per Class A CVR.

2022 Consolidated Margin and 2022 Annual Report Test

8.4 million (60%) of the total Earnout Shares (the “2022 Earnout Shares”) are eligible to be earned by the Gorilla shareholders, which will be reduced by the forfeiture of any Price Protection Shares in 2022. If Gorilla fails to maintain its gross margin compared to the gross margin from the prior year, the Gorilla shareholders will forfeit any remaining 2022 Earnout Shares. Additionally, the Gorilla shareholders will forfeit any remaining 2022 Earnout Shares if certain financial reporting requirements are not met.

2022 Revenue Protection

Any remaining 2022 Earnout Shares, after giving effect to any of the forfeitures described above, are eligible to be earned by the Gorilla shareholders for the revenue-based earn-out for 2022 revenue. There are currently 5,877,472 2022 Earnout Shares eligible to be earned for the revenue-based earn-out for 2022 revenue.

The 2022 Earnout Shares will be earned or forfeited by Gorilla shareholders (and new Gorilla ordinary shares will be issued to CVR Holders) depending on Gorilla’s 2022 revenue. If 2022 revenue is at least $65 million, all of the remaining 2022 Earnout Shares will be released to Gorilla shareholders; if the 2022 revenue is less than $51 million, all of the remaining 2022 Earnout Shares will be forfeited by Gorilla shareholders and new Gorilla ordinary shares will be issued to CVR Holders. If the 2022 revenue is equal to or greater than $51 million, but less than $65 million, the 2022 Earnout Shares will be allocated linearly between (i) the Class A CVR holders and Class B CVR holders and (ii) the Gorilla shareholders based on a formula set forth in the CVR Agreement.

By way of example, following the forfeiture of 2,522,528 Price Protection Shares and the corresponding issuances of new Gorilla ordinary shares to the Class A CVR holders as described above, assuming that Gorilla’s fiscal year 2022 (qualifying) revenue is between $51,000,000 and $65,000,000 and assuming the 2022 gross margin and annual reporting tests are met, then 2,400,000 2022 Earnout Shares would be eligible for vesting by the Gorilla shareholders (28.571% of the total Earnout Shares determined by dividing 14 million Earnout Shares by $4,000,000 (the difference between Gorilla’s audited revenue and $51 million)). Additionally, 3,477,472 2022 Earnout Shares would be forfeited and new Gorilla ordinary shares would be issued to the Class A CVR holders and Class B holders (8.4 million minus 2,522,528 minus 2,400,000), which would entitle each Class A CVR holder and Class B CVR holder to receive 0.52900 Gorilla ordinary shares per CVR.

2023 Price Protection

If the 20-day volume weighted average price of Gorilla’s ordinary shares is less than the Redemption Price upon the filing of Gorilla’s fiscal year 2023 audited revenues of Gorilla, all remaining Earnout Shares, after giving effect to any 2022 forfeitures or earnings described above (such remaining Earnout Shares, the “2023 Earnout Shares”) will be forfeited by Gorilla shareholders and Gorilla ordinary shares will be issued to the holders of Class A CVRs.

2023 Consolidated Margin and 2023 Annual Report Test

After giving effect to any forfeiture of Price Protection Shares in 2023, if Gorilla fails to maintain its gross margin compared to the gross margin from the prior year, the Gorilla shareholders will forfeit any remaining 2023 Earnout Shares. Additionally, the Gorilla shareholders will forfeit any remaining 2023 Earnout Shares if certain financial reporting requirements are not met.

2023 Revenue Protection

Any remaining 2023 Earnout Shares, after giving effect to any of the forfeitures described above, will be earned by Gorilla shareholders if the 2023 revenue is at least $90 million. If the 2023 revenue is less than $90 million, all remaining 2023 Earnout Shares will be forfeited and new Gorilla ordinary shares will be issued to the Class A CVR holders and Class B CVR holders.

BENEFICIAL OWNERSHIP OF SECURITIES

The following table shows the beneficial ownership of ordinary shares as of February 10, 2023 by:

•        each person known by Gorilla to beneficially own more than 5% of the outstanding ordinary shares;

•        each of Gorilla named executive officers and directors; and

•        all of Gorilla named executive officers and directors as a group.

Unless otherwise indicated, Gorilla believes that all persons named in the table have sole voting and investment power with respect to all shares beneficially owned by them. Except as otherwise noted herein, the number and percentage of ordinary shares beneficially owned is determined in accordance with Rule 13d-3 of the Exchange Act, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any ordinary shares as to which the holder has sole or shared voting power or investment power and also any ordinary shares which the holder has the right to acquire within 60 days of July 13, 2022 through the exercise of any option, conversion or any other right. As of February 10, 2023, there were 71,377,747 ordinary shares issued and outstanding.

Unless otherwise noted, the business address of each beneficial owner is c/o Gorilla Technology Group Inc., 7F-1, No. 302, Ruey Kuang Road, Neihu, Taipei 114720, Taiwan, R.O.C.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage Outstanding
Directors and Executive
Officers of Gorilla Post-Business Combination:
Yoichiro Hirano	—	—
Evan Medeiros	—	—
Jayesh Chandan, Chief Executive Officer and Chairman of the Board	738,282	*
Gregg Walker	—	—
Ruth Kelly	—	—
Daphne Huang, Chief Financial Officer(1)	—	—
Dr. Rajesh “Raj” Natarajan, Chief Innovation Officer	—	—
All executive officers and directors as a group (7 individuals)	738,282	*
Five Percent or More Holders:
Rivetel Inv. Co., Ltd and affiliates(2)	8,367,875	11.7%
Asteria Vision Fund I, L.P.(3)	9,152,995	12.8%
Telstra Ventures Pty Ltd(4)	4,527,383	6.3%
SBI AB Fund and affiliate(5)	6,907,409	9.7%
Origin Rise Limited(6)	4,101,669	5.7%
Berwick Resources Ltd.(7)	3,725,439	5.2%

____________

*        Less than 1%.

(1)      In July 2022, Ms. Daphne Huang joined Gorilla as the Chief Financial Officer.

(2)      The number of shares represents (i) 1,662,539 ordinary shares held by Rivetel Inv. Co., Ltd (“Rivetel”), (ii) 4,436,452 ordinary shares held by K-May Inv. Ltd. (“K-May”), and (iii) 2,268,884 ordinary shares held by Reich Holding Co., Ltd (“Reich”). K-May is a wholly-owned subsidiary of April Dew Co., Ltd., which is a wholly-owned subsidiary of Sun Finance International Inc. (“Sun”) whose sole director controls the entity. Reich is a wholly-owned subsidiary of Rivetel. Rivetel is controlled by its sole director/chairman, Mr. Chang-Yi Hsu. Sun’s sole director entered into an arrangement with Mr. Chang-Yi Hsu granting him exclusive voting and dispositive power over the 4,436,452 ordinary shares held by K-May. Reich is controlled by its sole director, Rivetel. The registered address is 1F., No. 106, Ln. 737, Sec. 1, Neihu Rd., Neihu Dist., Taipei City, Taiwan (R.O.C.).

(3)      Asteria Vision Fund Inc., as general partner for and on behalf of Asteria Vision Fund I, L.P. Asteria Vision Fund Inc. is controlled by its board of directors. The business address of Asteria Vision Fund Inc. is c/o Asteria Vision Fund Inc., 7300 Lone Star Drive, Suite C200, Plano, Texas 75024.

(4)      T Ventures Fund II, GP, Ltd., as general partner for and on behalf of Telstra Ventures Fund II, L.P. T Ventures Fund II, GP, Ltd. is controlled by its board of directors. The registered office of T Ventures Fund II, GP Ltd. is Langham Hall (Guernsey) Limited North Suite 2, Town Mills Rue Du Pre, St Peter Port Guernsey, GY1 1LT.

(5)      The number of shares represents 6,907,409 Gorilla ordinary shares held by SBI & Capital 22 JV Fund II, L.P. and SBI AI & Blockchain Investment LPS. 920,988 Gorilla ordinary shares were issued to SBI & Capital 22 Management II Co. Ltd., as general partner for and on behalf of SBI & Capital 22 JV Fund II, L.P. The business address is 4th Floor, Harbour Place, 103 South Church Street, P.O. Box 10240, Grand Cayman KY1-1002, Cayman Islands. SBI & Capital 22 Management II Co. Ltd. is controlled by its directors. 5,986,421 Gorilla ordinary shares were issued to SBI Investment Co., Ltd., as general partner for and on behalf of SBI AI & Blockchain Investment LPS. The business address is 1-6-1, Roppongi, Minato Ward, Tokyo 106-0032 Japan. SBI Investment Co., Ltd. is controlled by its directors.

(6)      Origin Rise Limited is controlled by its sole director, Dr. Sih-Ping “Spincer” Koh. The registered address of Origin Rise Limited is at the Offshore Chambers, P.O. Box 217, Apia, Samoa.

(7)      Berwick Resources Limited is controlled by its sole director, Chen, Hsiu-Hsia. The business address of Berwick Resources Limited is 7F, No. 320, Sec. 4, Chung Hsiao E Rd., Taipei, Taiwan, R.O.C..

ORDINARY SHARES ELIGIBLE FOR FUTURE SALE

As of February 10, 2023, Gorilla has 245,000,000 ordinary shares authorized and 71,377,747 ordinary shares issued and outstanding. The ordinary shares held by certain existing Gorilla shareholders are subject to the lock-up restrictions described below. Gorilla’s warrants will become exercisable on August 13, 2022, and we expect the ordinary shares underlying such warrants to be freely transferable upon such exercise. Sales of substantial amounts of ordinary shares in the public market could adversely affect prevailing market prices of Gorilla’s ordinary shares.

Lock-up Periods and Registration Rights

Certain Gorilla shareholders, including all of Gorilla’s existing equityholders owning more than one percent (1%) of Gorilla’s equity prior to the Transactions, each entered into a Lock-Up Agreement with Gorilla, as amended (collectively, the “Lock-Up Agreements”). Pursuant to the Lock-Up Agreements, each Gorilla shareholder party thereto agreed not to, during the period commencing from the Closing and ending on the twelve (12) month anniversary of the Closing (subject to early release if Gorilla consummates a liquidation, merger, share exchange, reorganization or other similar transaction with an unaffiliated third party that results in all Gorilla shareholders having the right to exchange their equity holdings in Gorilla for cash, securities or other property): (i) lend, offer, pledge, hypothecate, encumber, donate, assign, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, establish or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act and the rules and regulations of the SEC promulgated thereunder, or otherwise transfer or dispose of, directly or indirectly, any restricted securities, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the restricted securities, whether any such transaction is to be settled by delivery of such restricted securities, in cash or otherwise, or (iii) publicly disclose the intention to do any of the foregoing, whether any such transaction described in clauses (i), (ii) or (iii) above is to be settled by delivery of restricted securities or other securities, in cash or otherwise (in each case, subject to certain limited permitted transfers where the recipient takes the shares subject to the restrictions in the Lock-Up Agreement). Notwithstanding the foregoing, up to seventy-five percent (75%) of the restricted securities (pro rata among each type of restricted security owned by parties to the Lock-Up Agreements) shall be subject to early release from the restrictions thereunder (and the lock-up period with respect to such Early Release Securities shall be deemed to have expired) if and to the extent that the following occurs after the Closing: (i) one-third (1/3rd) of the Early Release Securities shall be released on the date beginning from and after the six (6) month anniversary of the Closing on which the closing price of Gorilla’s Ordinary Shares exceeds $12.50 per share (as adjusted for share sub-divisions, share capitalizations, share consolidations, subdivisions, share capitalizations, reorganizations, recapitalizations and the like) for any twenty (20) trading days within any thirty (30) trading day period; (ii) one-third (1/3rd) of the Early Release Securities shall be released on the date beginning from and after the six (6) month anniversary of the Closing on which the closing price of Gorilla’s Ordinary Shares exceeds $15.00 per share (as adjusted for share sub-divisions, share capitalizations, share consolidations, subdivisions, share capitalizations, reorganizations, recapitalizations and the like) for any twenty (20) trading days within any thirty (30) trading day period; and (iii) one-third (1/3rd) of the Early Release Securities shall be released on the date beginning from and after the six (6) month anniversary of the Closing on which the closing price of Gorilla’s Ordinary Shares exceeds $17.50 per share (as adjusted for share sub-divisions, share capitalizations, share consolidations, subdivisions, share capitalizations, reorganizations, recapitalizations and the like) for any twenty (20) trading days within any thirty (30) trading day period.

Gorilla Registration Rights Agreement

In connection with the Closing of the Business Combination, certain Gorilla shareholders entered into a Registration Rights Agreement (the “Gorilla Registration Rights Agreement”) pursuant to which Gorilla granted certain registration rights to such Gorilla shareholders with respect to the Company’s ordinary shares. The Gorilla Registration Rights Agreement provided, among other things, certain Gorilla shareholders with certain demand rights in the event of an underwritten offering, as well as piggyback rights in the event Gorilla or any holder of Gorilla’s ordinary shares conducts a registered offering.

Rule 144

Pursuant to Rule 144 under the Securities Act (“Rule 144”), a person who has beneficially owned restricted ordinary shares for at least six months would, subject to the restrictions noted in the section below, be entitled to sell their securities provided that (i) such person is not deemed to have been an affiliate of Gorilla at the time of, or at any time during the three months preceding, a sale and (ii) Gorilla has been subject to the Exchange Act periodic reporting requirements for at least three months before the sale and has filed all required reports under Section 13 or 15(d) of the Exchange Act during the twelve months (or such shorter period as Gorilla was required to file reports) preceding the sale.

Persons who have beneficially owned restricted ordinary shares for at least six months but who are affiliates of Gorilla at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

•        1% of the total number of ordinary shares then outstanding; or

•        the average weekly reported trading volume of the ordinary shares during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by affiliates of Gorilla under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about Gorilla.

SELLING SECURITYHOLDERS

This prospectus relates to the possible resale by the Selling Securityholders of up to 71,210,599 ordinary shares, up to 1,273,125 warrants, up to 1,273,125 ordinary shares issuable upon exercise of warrants held by the Selling Securityholders and 14,000,000 ordinary shares underlying the CVRs.

The Selling Securityholders may from time to time offer and sell any or all of the ordinary shares and warrants set forth below pursuant to this prospectus. In this prospectus, the term “Selling Securityholders” includes (i) the entities identified in the table below (as such table may be amended from time to time by means of an amendment to the registration statement of which this prospectus forms a part or by a supplement to this prospectus) and (ii) any donees, pledgees, transferees or other successors-in-interest that acquire any of the securities covered by this prospectus after the date of this prospectus from the named Selling Securityholders as a gift, pledge, partnership distribution or other non-sale related transfer.

The following table sets forth, as of February 10, 2023, the names of the Selling Securityholders, the aggregate number of ordinary shares, warrants and Class A CVRs beneficially owned, the aggregate number of such securities that the Selling Securityholders may offer pursuant to this prospectus and the number of ordinary shares, warrants and Class A CVRs beneficially owned by the Selling Securityholders after the sale of such securities offered hereby. We have based percentage ownership on 71,377,747 ordinary shares, 9,942,964 warrants, and 4,507,875 Class A CVRs outstanding as of February 10, 2023. We have determined beneficial ownership in accordance with the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose.

In accordance with SEC rules, individuals and entities below are shown as having beneficial ownership over shares they own or have the right to acquire within 60 days, as well as shares for which they have the right to vote or dispose of such shares. Also in accordance with SEC rules, for purposes of calculating percentages of beneficial ownership, shares which a person has the right to acquire within 60 days of February 10, 2023 are included both in that person’s beneficial ownership as well as in the total number of shares issued and outstanding used to calculate that person’s percentage ownership but not for purposes of calculating the percentage for other persons. In some cases, the same ordinary shares are reflected more than once in the table below because more than one holder may be deemed the beneficial owner of the same ordinary shares.

We cannot advise you as to whether the Selling Securityholders will in fact sell any or all of such securities. In addition, the Selling Securityholders may sell, transfer or otherwise dispose of, at any time and from time to time, the ordinary shares, warrants, or Class A CVRs in transactions exempt from the registration requirements of the Securities Act after the date of this prospectus, subject to applicable law.

Selling Securityholder information for each additional Selling Securityholder, if any, will be set forth by prospectus supplement to the extent required prior to the time of any offer or sale of such Selling Securityholder’s securities pursuant to this prospectus. Any prospectus supplement may add, update, substitute, or change the information contained in this prospectus, including the identity of each Selling Securityholder and the number of ordinary shares, warrants and Class A CVRs registered on its behalf. A Selling Securityholder may sell all, some or none of such securities in this offering. See “Plan of Distribution.”

The information in the table below is based upon information provided by the Selling Securityholders. The securities owned by the Selling Securityholders named below do not have voting rights different from the securities owned by other securityholders. Unless otherwise indicated, the business address of each beneficial owner listed in the tables below is c/o Gorilla Technology Group Inc., 7F-1, No. 302, Ruey Kuang Road, Neihu, Taipei 114720, Taiwan, R.O.C.

	Securities Beneficially Owned prior to this offering						Securities to be Sold in this offering			Securities Beneficially Owned after this offering
Names And Addresses	Ordinary Shares	Percentage	Warrants	Percentage	Class A CVRs	Percentage	Ordinary Shares	Warrants	Class A CVRs	Ordinary Shares	Percentage	Warrants	Percentage	Class A CVRs	Percentage
Jayesh Chandan, Chief Executive Officer and Chairman**	713,282	*	—	—	—	—	713,282	—	—	—	—	—	—	—	—
Origin Rise Limited(†)	4,101,669	5.7%	—	—	—	—	6,916,564	—	—	—	—	—	—	—	—
Feng-Shiuh “Felix” Song	437,241	*	—	—	—	—	437,241	—	—	—	—	—	—	—	—
Yi-Chen “Mike” Wang	143,740	*	—	—	—	—	143,740	—	—	—	—	—	—	—	—
Jiann-Cherng “Alan” Luo	459,959	*	—	—	—	—	459,959	—	—	—	—	—	—	—	—
Chao-Chin Chang(1)	24,107	*	—	—	—	—	24,107	—	—	—	—	—	—	—	—
Kai-Chi Chang(2)	36,161	*	—	—	—	—	36,161	—	—	—	—	—	—	—	—
Wei-Yang Chang(3)	42,429	*	—	—	—	—	42,429	—	—	—	—	—	—	—	—
Yu-Jen Chang(4)	4,822	*	—	—	—	—	4,822	—	—	—	—	—	—	—	—
Ting-Ruei Chao(5)	23,143	*	—	—	—	—	23,143	—	—	—	—	—	—	—	—
Quan-Chung Chen(6)	28,929	*	—	—	—	—	28,929	—	—	—	—	—	—	—	—
Chih-Hung Cheng(7)	12,054	*	—	—	—	—	12,054	—	—	—	—	—	—	—	—
Yih-Tsung Chiang(8)	212,782	*	—	—	—	—	212,782	—	—	—	—	—	—	—	—
Lin-Sung Chien(9)	12,054	*	—	—	—	—	12,054	—	—	—	—	—	—	—	—
Wen-Yueh Chiu(10)	69,910	*	—	—	—	—	69,910	—	—	—	—	—	—	—	—
Jui-Hsu Fu(11)	12,054	*	—	—	—	—	12,054	—	—	—	—	—	—	—	—
Yen-Hsi Hou(12)	28,929	*	—	—	—	—	28,929	—	—	—	—	—	—	—	—
Yao-Wei Hsieh(13)	19,286	*	—	—	—	—	19,286	—	—	—	—	—	—	—	—
Keng-Ting Hu(14)	9,643	*	—	—	—	—	9,643	—	—	—	—	—	—	—	—
Alexander Chong Long Huang(15)	23,143	*	—	—	—	—	23,143	—	—	—	—	—	—	—	—
Shi-Xun Huang(16)	4,822	*	—	—	—	—	4,822	—	—	—	—	—	—	—	—
Wan-Ling Huang(17)	19,286	*	—	—	—	—	19,286	—	—	—	—	—	—	—	—
Yufeng Kao(18)	69,428	*	—	—	—	—	69,428	—	—	—	—	—	—	—	—
Yuan-Tsung Lan(19)	15,429	*	—	—	—	—	15,429	—	—	—	—	—	—	—	—
Cheng-Huang Lee(20)	33,750	*	—	—	—	—	33,750	—	—	—	—	—	—	—	—
Meng-Te Liao(21)	5,786	*	—	—	—	—	5,786	—	—	—	—	—	—	—	—
Feng-Nien Lin(22)	37,607	*	—	—	—	—	37,607	—	—	—	—	—	—	—	—
Sze-Yao Ni(23)	229,016	*	—	—	—	—	229,016	—	—	—	—	—	—	—	—
Wei-Min Nien(24)	38,571	*	—	—	—	—	38,571	—	—	—	—	—	—	—	—
Glade Norman(25)	28,929	*	—	—	—	—	28,929	—	—	—	—	—	—	—	—
Chun-Yen Teng(26)	24,107	*	—	—	—	—	24,107	—	—	—	—	—	—	—	—
Chi-Chang Tsai(27)	122,463	*	—	—	—	—	122,463	—	—	—	—	—	—	—	—
Wen-Cheng Tsai(28)	36,161	*	—	—	—	—	36,161	—	—	—	—	—	—	—	—
Yin-Tzu Tseng(29)	15,429	*	—	—	—	—	15,429	—	—	—	—	—	—	—	—
Kai-Hung Wang(30)	57,857	*	—	—	—	—	57,857	—	—	—	—	—	—	—	—
Wei-Hua Wang(31)	72,321	*	—	—	—	—	72,321	—	—	—	—	—	—	—	—
Kuo-Chen Wu(32)	12,054	*	—	—	—	—	12,054	—	—	—	—	—	—	—	—
Hui-Chi Yang(33)	32,786	*	—	—	—	—	32,786	—	—	—	—	—	—	—	—
Wen-Chuan Yang(34)	24,107	*	—	—	—	—	24,107	—	—	—	—	—	—	—	—
Chien-Wen Yen(35)	36,161	*	—	—	—	—	36,161	—	—	—	—	—	—	—	—
Alan D. Moore Charitable Remainder Trust(36)	94,470	*	—	—	—	—	94,470	—	—	—	—	—	—	—	—
Yuanta Venture Capital Co., Ltd.(37)	515,689	*	—	—	—	—	515,689	—	—	—	—	—	—	—	—
Rivetel Inv. Co., Ltd.(38)	1,662,539	2.3%	—	—	—	—	1,662,539	—	—	—	—	—	—	—	—
K-May Inv. Ltd.(39)	4,436,452	6.2%	—	—	—	—	4,436,452	—	—	—	—	—	—	—	—
Berwick Resources Ltd.(40)	3,725,439	5.2%	—	—	—	—	3,725,439	—	—	—	—	—	—	—	—

	Securities Beneficially Owned prior to this offering						Securities to be Sold in this offering			Securities Beneficially Owned after this offering
Names And Addresses	Ordinary Shares	Percentage	Warrants	Percentage	Class A CVRs	Percentage	Ordinary Shares	Warrants	Class A CVRs	Ordinary Shares	Percentage	Warrants	Percentage	Class A CVRs	Percentage
Reich Holding Co., Ltd.(41)	2,268,884	3.2%	—	—	—	—	2,268,884	—	—	—	—	—	—	—	—
Asteria Vision Fund Inc., as general partner for and on behalf of Asteria Vision Fund I, L.P.(42)	9,152,995	12.8%	—	—	—	—	9,152,995	—	—	—	—	—	—	—	—
CGH Asia Ltd.(43)	2,634,614	3.7%	—	—	—	—	2,634,614	—	—	—	—	—	—	—	—
Upper Class Investment Holdings S. A.(44)	156,295	*	—	—	—	—	156,295	—	—	—	—	—	—	—	—
Techgains Pan Pacific Corporation(45)	1,417,136	2.0%	—	—	—	—	1,417,136	—	—	—	—	—	—	—	—
Techgains Global Corporation(46)	1,417,136	2.0%	—	—	—	—	1,417,136	—	—	—	—	—	—	—	—
Solid Gain Investments Limited(47)	944,758	1.3%	—	—	—	—	944,758	—	—	—	—	—	—	—	—
Technology Associates Management Co., Ltd(48)	1,281,815	1.8%	—	—	—	—	1,281,815	—	—	—	—	—	—	—	—
Tekkang Management Consulting Inc.(49)	70,855	*	—	—	—	—	70,855	—	—	—	—	—	—	—	—
EMC Corporation(50)	3,263,345	4.6%	—	—	—	—	3,263,345	—	—	—	—	—	—	—	—
EMC Ireland Holdings(51)	781,357	1.1%	—	—	—	—	781,357	—	—	—	—	—	—	—	—
Landtek Corporation(52)	2,088,830	2.9%	—	—	—	—	2,088,830	—	—	—	—	—	—	—	—
Vast Treasures International Investment(53)	2,062,766	2.9%	—	—	—	—	2,062,766	—	—	—	—	—	—	—	—
Chosen Noble Limited(54)	781,357	1.1%	—	—	—	—	781,357	—	—	—	—	—	—	—	—
T Ventures Fund II, GP, Ltd. as general partner for and on behelf of Tesltra Ventures Fund II, L.P.(55)	4,527,383	6.3%	—	—	—	—	4,527,383	—	—	—	—	—	—	—	—
Acer SoftCapital Incorporated(56)	1,175,942	1.6%	—	—	—	—	1,175,942	—	—	—	—	—	—	—	—
SBI & Capital 22 Management II Co. Ltd, as general partner for and on behalf of SBI & Capital 22 JV Fund II, L.P.(57)	920,988	1.3%	—	—	—	—	920,988	—	—	—	—	—	—	—	—
SBI Investment Co., Ltd, as general partner for and on behalf of SBI AI & Blockchain Investment LPS(58)	5,986,421	8.4%	—	—	—	—	5,986,421	—	—	—	—	—	—	—	—
I-Bankers Securities, Inc.(59)	267,500	*	125,625	1.3%	—	—	267,500	125,625	—	—	—	—	—	—	—
Bradbury Private Investments XVI Inc.(60)	3,000,000	4.2%	750,000	7.5%	4,139,842	91.8%	3,000,000	750,000	4,139,842	—	—	—	—	—	—
Akshay Gupta(61)**	13,500	*	3,750	*	—	—	13,500	3,750	—	—	—	—	—	—	—
Alejandro Gonzalez(62)**	4,000	*	—	—	—	—	4,000	—	—	—	—	—	—	—	—
Christy Albeck(63)**	30,000	*	—	—	—	—	30,000	—	—	—	—	—	—	—	—
Andrew Jordan(64)**	50,000	*	—	—	—	—	50,000	—	—	—	—	—	—	—	—
ASTOR Management AG(65)**	47,250	*	13,125	*	—	—	47,250	—	—	—	—	—	—	—	—
Blythe Elizabeth Edwards(66)**	227,067	*	21,755	*	—	—	227,067	—	—	—	—	—	—	—	—
Bryant B. Edwards(67)**	421,696	*	40,402	*	—	—	421,696	—	—	—	—	—	—	—	—
Canaris Holding Ltd.(68)**	81,971	*	—	—	—	—	81,971	—	—	—	—	—	—	—	—
CXI Valley I LLC(69)**	26,750	*	1,875	*	—	—	26,750	—	—	—	—	—	—	—	—

	Securities Beneficially Owned prior to this offering						Securities to be Sold in this offering			Securities Beneficially Owned after this offering
Names And Addresses	Ordinary Shares	Percentage	Warrants	Percentage	Class A CVRs	Percentage	Ordinary Shares	Warrants	Class A CVRs	Ordinary Shares	Percentage	Warrants	Percentage	Class A CVRs	Percentage
Deborah Nichole Hudson(70)**	10,019	*	—	—	—	—	10,019	—	—	—	—	—	—	—	—
Innvotec Investments Limited(71)**	50,000	*	—	—	—	—	50,000	—	—	—	—	—	—	—	—
Ralph Kuskye Jr.(72)**	25,000	*	—	—	—	—	25,000	—	—	—	—	—	—	—	—
Long Long(73)**	475,000	*	—	—	—	—	475,000	—	—	—	—	—	—	—	—
M&F Fund I LP(74)**	150,000	*	37,500	*	—	—	150,000	—	—	—	—	—	—	—	—
Meteora Capital Partners, LP(75)**	61,981	*	6,637	*	—	—	61,981	—	—	—	—	—	—	—	—
Kai Ming Chan(76)**	25,000	*	—	—	—	—	25,000	—	—	—	—	—	—	—	—
Stichting Juridisch Eigendom Mint Tower Arbitrage Fund(77)**	30,991	*	3,319	*	—	—	30,991	—	—	—	—	—	—	—	—
Peter Wright(78)**	20,000	*	—	—	—	—	20,000	—	—	—	—	—	—	—	—
RC Asia Tech LLC(79)**	540,000	*	150,000	1.5%	—	—	540,000	—	—	—	—	—	—	—	—
Sea Otter Securities Group LLC(80)**	61,981	*	6,637	*	—	—	61,981	—	—	—	—	—	—	—	—
Shackleton Ventures Limited(81)**	90,168	*	—	—	—	—	90,168	—	—	—	—	—	—	—	—
Shannon Lynne Casey(82)**	50,000	*	—	—	—	—	50,000	—	—	—	—	—	—	—	—
Sixth Borough Capital Fund LP(83)**	270,000	*	75,000	*	—	—	270,000	—	—	—	—	—	—	—	—
Sophia Laurice Casey Cannon(84)**	25,000	*	—	—	—	—	25,000	—	—	—	—	—	—	—	—
Stephen N. Cannon(85)**	150,000	*	—	—	—	—	150,000	—	—	—	—	—	—	—	—
VB Capital Management AG(86)**	135,000	*	37,500	*	—	—	135,000	—	—	—	—	—	—	—	—
Wing Yee Teresa Yeung(87)**	505,679	*	—	—	—	—	505,679	—	—	—	—	—	—	—	—
Amir Kazmi(88)	25,000	*	—	—	—	—	25,000	—	—	—	—	—	—	—	—
Marwan Aberdin(89)	25,000	*	—	—	—	—	25,000	—	—	—	—	—	—	—	—
IB Capital LLC(90)**	301,165						301,165
Keep A Child Alive, Inc.(91)**	50,000	*	—	—	—	—	50,000	—	—	—	—	—	—	—	—

____________

*        Less than 1%

**      Recipients of sponsor shares

†        The number of shares represents the ordinary shares owned by Origin Rise Limited, which is an investment vehicle controlled by Dr. Koh, Sih-Ping, Origin Rise Limited’s sole director. The registered address of Origin Rise Limited is at the Offshore Chambers, P.O. Box 217, Apia, Samoa.

(1)      No. 17 Ln. 289, Kailan Rd, Toucheng Township, Yilan County

(2)      2F, No. 38, Huanuan 3rd St, Xinyi District, Keelung City 201

(3)      3F., No. 26, Ln. 41, Zhong 3rd St, Xizhi District, New Taipei City 221

(4)      11F.-10, No. 103 Kangding Rd, Wanhua Dist., Taipei City

(5)      4F., No. 22, Ln. 84, Juguang Rd, Zhonghe District, New Taipei City 235

(6)      No. 8, Aly. 12, Ln. 231, Zhonghua Rd, Wuri District, Taichung City 414

(7)      No. 368, Nanjing W. Rd, Datong District, Taipei City 103

(8)      2F., No. 23, Ln. 165, Guangfu N. Rd, Songshan District, Taipei City 105

(9)      4F., No. 10, Sec. 1, Yongxing Rd, Beitou District, Taipei City 112

(10)    6F., No. 7, Ln. 224, Sec. 1, Da’an Rd, Da’an District, Taipei City 106

(11)    7F., No. 170-1, Ren’ai Rd, Xizhi District, New Taipei City

(12)    No. 10, Aly. 34, Ln. 415, Ziqiang Rd, Tamsui District, New Taipei City 251

(13)    2F-3, No. 27-1, Baoqiao Rd, Xindian District, New Taipei City 231

(14)    5F-2, No. 35. Ln. 901, Wenxin S. Rd, South District, Taichung City 402

(15)    City Tower Tokorozawa Classy Apt. 602, 11-1 Higashisumityoshi, Tokorozawa City, Saitama-Ken 359-1124, Japan

(16)    3F., No. 27, Ln. 13, Guangfu S. Rd, Songshan Dist, Taipei City 105,

(17)    2F., No. 23, Ln. 165, Guangfu N. Rd, Songshan District, Taipei City 105

(18)    1F., No. 8-4, Ln. 68, Ning’an St, Songshan District, Taipei City 105

(19)    4F., No. 19, Ln. 33, Shuiyuan St, Yonghe District, New Taipei City 234

(20)    6F, No. 219-12, Sec. 1, ChengTai Rd, Wugu District, New Taipei City 248

(21)    5F., No. 2-4, Ln. 42, Sec. 2, Ren’ai Rd, Zhongzheng District, Taipei City

(22)    No. 535-3, Singfu Rd, Sinjhuang District, New Taipei City 242

(23)    12F., No. 462, Sec. 1, Wenhua 3Rd Rd, Linkou District, New Taipei City 244

(24)    No. 30, Ln. 480, Zhongxiao Rd, Su’ao Township, Yilan County 270009

(25)    3F., No. 30, Ln. 313, Fuxing N. Rd, Songshan Dist, Taipei City 105006

(26)    No. 19, Aly. 18, Ln. 177, Zhongzheng N. Rd, Yongkang District, Tainan City 710

(27)    13F., No. 18, Ln. 203, Sec. 2, Xinglong Rd, Wenshan District, Taipei City 116

(28)    3F., No. 87, Sec. 1, Xiyuan Rd, Wenshan District, Taipei City 108

(29)    6F, No. 16, Lin. 134, Shuangfong Rd, Xin-Zhuang District, New Taipei City 242

(30)    5F-1, No. 39, Sec. 2, Anhe Rd, Da’an District, Taipei City 106

(31)    6F., No. 14, Ln. 202, Ren-ai Rd, Yonghe District, New Taipei City 234

(32)    4F, No. 383, Sec. 1, Neihu Rd, Neihu District, Taipei City 114

(33)    13F., No. 9, Ln. 223, Yumin Rd, Tucheng District, New Taipei City 236

(34)    6F.-22, No. 468, Sec. 3, Linghang S. Rd, Taoyuan County

(35)    5F., No. 12, Ln. 62, Meilun St, Shilin District, Taipei City 111

(36)    12231 Cross Creek, Dallas TX 75243-4603

(37)    10F., No. 66, Dun Hua S. Rd, Sec. 1, Taipei City

(38)    No. 106, Ln. 737, Sec. 1, Neihu Rd., Neihu Dist., Taipei City 11447

(39)    1F., No. 106, Ln.737, Sec. 1, Neihu Rd, Neihu District, Taipei City

(40)    4F., No. 192, Liancheng Rd, Zhonghe District, New Taipei City 235

(41)    Intershore Chambers, Road Town, Tortola, Virgin Islands

(42)    251 Little Falls Drive, Wilmington, DE 19808-1674

(43)    16F., No. 67, Sec. 2, Dun Hua S. Rd, Da’an District, Taipei City

(44)    12F-2, No. 70 Duen-Hwa South Road, Sec. 2, Taipei

(45)    5052 Tennyson Parkway, Ste 100, Plano, TX 75024-3089

(46)    5052 Tennyson Parkway, Ste 100, Plano, TX 75024-3089

(47)    5052 Tennyson Parkway, Ste 100, Plano, TX 75024-3089

(48)    5052 Tennyson Parkway, Ste 100, Plano, TX 75024-3089

(49)    5052 Tennyson Parkway, Ste 100, Plano, TX 75024-3089

(50)    176 South St., Hopkinton, MA 01748-2209

(51)    176 South St., Hopkinton, MA 01748-2209

(52)    7F., No. 531-1, Zhongzheng Rd, Xindian District, New Taipei City

(53)    7F., No. 531-1, Zhongzheng Rd, Xindian District, New Taipei City

(54)    Vistra Corporate Services Centre Wickhams Cay II, Road Town, Tortola, British Virgin Islands

(55)    Langham Hall Limited, North Suite 2, Town Mills Rue Du Pre, St Peter Port, Guernsey

(56)    FH Chambers P.O. Box 4649, Road Town, Tortola, British Virgin Islands

(57)    4th Floor, Harbour Place, 103 South Church Street, P.O. Box 10240, Grand Cayman KYI-1002, Cayman Islands

(58)    Izumi Garden Tower 19F, 1-6-1 Roppongi, Minato-ku, Tokyo 106-6019, Japan

(59)    1208 Shady Lane N, Keller TX 76248

(60)    Suite 5106-07, 51st Floor, The Center 99 Queens Road Central, Hong Kong

(61)    21 Jessica Ln, Southport, CT 06890-1073

(62)    124 Munster Road, London SW6 5RD, United Kingdom

(63)    1303 Heathwick Ln, Houston, TX 77043-4505

(64)    2537 Hayward Drive, Burlingame CA 94010-5441

(65)    Attn: Ashwath Mehra, Gubelstrasse 24, Parktower 12 Zug 6300

(66)    PMB 4-329, 1776 Park Ave, Park City UT 84060-5148

(67)    PMB 4-329, 1776 Park Ave, Park City UT 84060-5148

(68)    12 Frognal Gardens, Flat 1, London NW3 6UX, United Kingdom

(69)    Attn: Amit Mahajan, 60 Forest Dr., Short Hills NJ 07078-2833

(70)    Hill Farm Chesterton Road, Lighthorne, CV35 0AB, United Kingdom

(71)    Attn: Qureshi, 64 New Cavendish Street, London W1G 8TB, United Kingdom

(72)    13290 5C RD, Plymouth In 46563-7767

(73)    180 Greenwood Dr., Wakefield RI 02879-1516

(74)    Attn: Victor Chu, 4F, No. 13-19, Sec. 6, Min-Quan East Road, Neihu District, Taipei City 114, Taiwan

(75)    Attn: Joe Tonnos, 840 Park Dr. E, Boca Raton FL 33432-5126

(76)    21F., CMA Building, 64 Connaught Road Central, Unit #HK10, Central Hong Kong

(77)    Beursplein 5, 1012 JW, Amersterdam, Netherlands

(78)    30 Fuller Rd, Needham MA 02492-4548

(79)    Attn: Shahraab Ahmad, 19 Vestry St. Apt. 5, New York NY 10013-1975

(80)    Attn: Jeff Hwang, 107 Grand St. Fl. 7, New York NY 10013-5903

(81)    Attn: Wendy Stewart, Thistle Court, 1-2 Thistle Street, Edinburgh EH2 1DD, United Kingdom

(82)    603 Owen Dr., Monona, WI 53716-3441

(83)    Attn: Monique Amclaren, 1515 N Federal HWY STE 300, Boca Raton FL 33432-1994

(84)    603 Owen Dr., Monona, WI 53716-3441

(85)    226-232 Argyle St, Garfield Court Flat 14/A, Kowloon Hong Kong

(86)    Attn: Alejandro Gonzalez, Dufourstrasse 49, Zurich 8008, Switzerland

(87)    226-232 Argyle St, Garfield Court Flat 14/A, Kowloon Hong Kong

(88)    4 Naseby Close, Mickelover, Derby DE3 0DQ, United Kingdom

(89)    Villa 68 Al Tawaash Street, Jumairah 3, P.O.Box 634, UAE DUBAI

(90)    Attn: James Mccrory, 1483 Ave. Ashford Apt. 402, San Juan PR 00907-1770

(91)    17 State St. Fl. 21, New York NY 10004-1501

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Certain Relationships and Related Person Transactions-Gorilla

Rights of Appointment

Gorilla’s board of directors previously consisted of seven directors. Pursuant to Gorilla’s articles of association in effect immediately prior to the closing of the Business Combination, certain of Gorilla’s shareholders, including related parties, had rights to appoint directors.

Related Party Loans

On September 6, 2021, Gorilla entered into a loan and promissory agreement with Asteria Corporation. Pursuant to the agreement, Asteria Corporation agreed to provide a loan to Gorilla for the principal amount of $3,000,000 by subscribing the promissory note issued by Gorilla. The loan was guaranteed by a letter of guarantee made by Dr. Koh on August 23, 2021. Gorilla has drawn down $3,000,000 under the loan with Asteria Corporation. The principal amount and accrued interest under the loan have been repaid in full on or before the maturity date.

On or about August 30, 2021, Gorilla entered into a loan and promissory agreement with Dr. Koh. Pursuant to the agreement, Dr. Koh agreed to provide a loan to Gorilla for the principal amount of $1,000,000 by subscribing the promissory note issued by Gorilla. Gorilla has drawn down $1,000,000 under the loan with Koh, Sih-Ping. The principal amount and accrued interest under the loan have been repaid in full on or before the maturity date.

Other Arrangements with Related Party

As of June 30, 2022, Gorilla has 14 credit facilities. Dr. Koh acts as joint guarantor for each such credit facility by entering into the relevant facility agreements or promissory notes, as applicable, in the capacity as a joint guarantor. For the details of the credit facilities, please refer to the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Credit Facilities.”

Exculpation, Indemnification and Insurance.

Our Amended and Restated Gorilla Articles permit Gorilla to exculpate, indemnify and insure certain of its officers to the fullest extent permitted by the Companies Act. Gorilla intends to enter into agreements with certain office holders, exculpating them from a breach of their duty of care to Gorilla to the fullest extent permitted by law and undertaking to indemnify them to the fullest extent permitted by law, including with respect to liabilities resulting from the Transactions to the extent that these liabilities are not covered by insurance.

CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion is a summary of certain material U.S. federal income tax considerations to U.S. Holders and Non-U.S. Holders (each as defined below) of the ownership and disposition of ordinary shares and warrants. This discussion applies only to ordinary shares and warrants, as the case may be, that are held as “capital assets” within the meaning of Section 1221 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”) (generally, property held for investment).

The following does not purport to be a complete analysis of all potential tax considerations arising in connection with the ownership and disposal of ordinary shares and warrants. The effects and considerations of other U.S. federal tax laws, such as estate and gift tax laws, alternative minimum or Medicare contribution tax consequences and any applicable state, local or non-U.S. tax laws are not discussed. This discussion is based on the Code, Treasury regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service (the “IRS”), in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect the tax consequences discussed below. Gorilla has not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS will not take or a court will not sustain a contrary position to that discussed below regarding the tax consequences discussed below.

This discussion does not address all U.S. federal income tax consequences relevant to a holder’s particular circumstances. In addition, it does not address consequences relevant to holders subject to special rules, including, without limitation:

•        regulated investment companies and real estate investment trusts;

•        brokers, dealers or traders in securities;

•        traders in securities that elect to mark to market interested party transactions that require shareholder approval;

•        tax-exempt organizations or governmental organizations;

•        U.S. expatriates and former citizens or long-term residents of the United States;

•        persons holding ordinary shares and/or warrants, as the case may be, as part of a hedge, straddle, constructive sale, or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

•        persons subject to special tax accounting rules as a result of any item of gross income with respect to ordinary shares and/or warrants, as the case may be, being taken into account in an applicable financial statement;

•        persons that actually or constructively own 5% or more (by vote or value) of the ordinary shares;

•        “controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;

•        S corporations, partnerships or other entities or arrangements treated as partnerships or other flow-through entities for U.S. federal income tax purposes (and investors therein);

•        U.S. Holders having a functional currency other than the U.S. dollar;

•        persons who hold or received ordinary shares and/or warrants, as the case may be, pursuant to the exercise of any employee stock option or otherwise as compensation; and

•        tax-qualified retirement plans.

For purposes of this discussion, a “U.S. Holder” is any beneficial owner of ordinary shares and/or warrants, as the case may be, that is for U.S. federal income tax purposes:

•        an individual who is a citizen or resident of the United States;

•        a corporation (or other entity taxable as a corporation) created or organized under the laws of the United States, any state thereof, or the District of Columbia;

•        an estate, the income of which is subject to U.S. federal income tax regardless of its source; or;

•        a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (2) has a valid election in effect to be treated as a “United States person” (within the meaning of Section 7701(a)(30) of the Code) for U.S. federal income tax purposes.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds ordinary shares and/or warrants, the tax treatment of an owner of such entity will depend on the status of the owners, the activities of the entity or arrangement and certain determinations made at the owner level. Accordingly, entities or arrangements treated as partnerships for U.S. federal income tax purposes and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.

THE U.S. FEDERAL INCOME TAX CONSEQUENCES APPLICABLE TO HOLDERS OF ORDINARY SHARES AND WARRANTS WILL DEPEND ON EACH HOLDER’S PARTICULAR TAX CIRCUMSTANCES. YOU ARE URGED TO CONSULT YOUR TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, AND LOCAL, AND NON-U.S. INCOME AND OTHER TAX CONSEQUENCES TO YOU, IN LIGHT OF YOUR PARTICULAR INVESTMENT OR TAX CIRCUMSTANCES, OF ACQUIRING, HOLDING, AND DISPOSING OF ORDINARY SHARES AND WARRANTS.

U.S. Holders

Distributions on ordinary shares

If Gorilla makes distributions of cash or property on the ordinary shares, the gross amount of such distributions (including any amount of foreign taxes withheld) will be treated for U.S. federal income tax purposes first as a dividend to the extent of Gorilla’s current and accumulated earnings and profits (as determined for U.S. federal income tax purposes), and then as a tax-free return of capital to the extent of the U.S. Holder’s tax basis, with any excess treated as capital gain from the sale or exchange of the shares. If Gorilla does not provide calculations of its earnings and profits under U.S. federal income tax principles, a U.S. Holder should expect all cash distributions to be reported as dividends for U.S. federal income tax purposes. Any dividend will not be eligible for the dividends received deduction allowed to corporations in respect of dividends received from U.S. corporations.

Subject to the discussion below under “— Passive Foreign Investment Company Rules,” dividends received by certain non-corporate U.S. Holders (including individuals) may be “qualified dividend income,” which is taxed at the lower applicable capital gains rate, provided that:

•        either (a) the shares are readily tradable on an established securities market in the United States, or (b) Gorilla is eligible for the benefits of a qualifying income tax treaty with the United States that includes an exchange of information program;

•        Gorilla is neither a PFIC (as discussed below under below under “— Passive Foreign Investment Company Rules”) nor treated as such with respect to the U.S. Holder for Gorilla’s in any taxable year in which the dividend is paid or the preceding taxable year;

•        the U.S. Holder satisfies certain holding period requirements; and

•        the U.S. Holder is not under an obligation to make related payments with respect to positions in substantially similar or related property.

It is not expected that Gorilla will be eligible for benefits of an applicable comprehensive income tax treaty with the United States. In addition, there also can be no assurance that ordinary shares will be considered “readily tradable” on an established securities market in the United States in accordance with applicable legal authorities. Furthermore, Gorilla will not constitute a “qualified foreign corporation” for purposes of these rules if it is a PFIC for the taxable year in which it pays a dividend or for the preceding taxable year. See “— Passive Foreign Investment Company Rules.” U.S. Holders should consult their own tax advisors regarding the availability of the lower rate for dividends paid with respect to ordinary shares. Subject to certain exceptions, dividends on ordinary shares will constitute foreign source income for foreign tax credit limitation purposes. If such dividends are qualified dividend income (as discussed above), the amount of the dividend taken into account for purposes of calculating the foreign tax credit limitation will be limited to the gross amount of the dividend, multiplied by a fraction, the numerator of which is the reduced rate applicable to qualified dividend income and the denominator of which is the highest rate of tax normally applicable to dividends. The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income. For this purpose, dividends distributed by Gorilla with respect to the ordinary shares generally will constitute “passive category income” but could, in the case of certain U.S. Holders, constitute “general category income.”

Sale, Exchange, Redemption or Other Taxable Disposition of ordinary shares and warrants.

Subject to the discussion below under “— Passive Foreign Investment Company Rules,” a U.S. Holder generally will recognize gain or loss on any sale, exchange, redemption or other taxable disposition of ordinary shares or warrants in an amount equal to the difference between (i) the amount realized on the disposition and (ii) such U.S. Holder’s adjusted tax basis in such ordinary shares and/or warrants. Any gain or loss recognized by a U.S. Holder on a taxable disposition of ordinary shares or warrants generally will be capital gain or loss. A non-corporate U.S. Holder, including an individual, who has held the ordinary shares and/or warrants for more than one year generally will be eligible for reduced tax rates for such long-term capital gains. The deductibility of capital losses is subject to limitations.

Exercise or Lapse of a Warrant

Except as discussed below with respect to the cashless exercise of a warrant, a U.S. Holder generally will not recognize gain or loss upon the acquisition of an ordinary share on the exercise of a warrant for cash. A U.S. Holder’s tax basis in ordinary shares received upon exercise of the warrant generally should be an amount equal to the sum of the U.S. Holder’s tax basis in the warrant received therefore and the exercise price. The U.S. Holder’s holding period for an ordinary share received upon exercise of the warrant will begin on the date following the date of exercise (or possibly the date of exercise) of the warrant and will not include the period during which the U.S. Holder held the warrant. If a warrant is allowed to lapse unexercised, a U.S. Holder that has otherwise received no proceeds with respect to such warrant generally will recognize a capital loss equal to such U.S. Holder’s tax basis in the warrant.

The tax consequences of a cashless exercise of a warrant are not clear under current U.S. federal income tax law. A cashless exercise may be tax-deferred, either because the exercise is not a realization event or because the exercise is treated as a recapitalization for U.S. federal income tax purposes. In either situation, a U.S. Holder’s basis in the ordinary shares received would equal the U.S. Holder’s basis in the warrants exercised therefore. If the cashless exercise is not treated as a realization event, a U.S. Holder’s holding period in the ordinary shares would be treated as commencing on the date following the date of exercise (or possibly the date of exercise) of the warrants. If the cashless exercise were treated as a recapitalization, the holding period of the ordinary shares would include the holding period of the warrants exercised therefor.

It is also possible that a cashless exercise of a warrant could be treated in part as a taxable exchange in which gain or loss would be recognized in the manner set forth above under “— Sale, Exchange, Redemption or Other Taxable Disposition of ordinary shares and warrants.” In such event, a U.S. Holder could be deemed to have surrendered warrants equal to the number of ordinary shares having an aggregate fair market value equal to the exercise price for the total number of warrants to be exercised. The U.S. Holder would recognize capital gain or loss in an amount generally equal to the difference between (i) the fair market value of the warrants deemed surrendered and (ii) the U.S. Holder’s tax basis in such warrants deemed surrendered. In this case, a U.S. Holder’s tax basis in the ordinary shares received would equal the sum of (i) U.S. Holder’s tax basis in the warrants deemed exercised and (ii) the exercise price of such warrants. A U.S. Holder’s holding period for the ordinary shares received in such case generally would commence on the date following the date of exercise (or possibly the date of exercise) of the warrants.

Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise of warrants, there can be no assurance which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, U.S. Holders should consult their own tax advisors regarding the tax consequences of a cashless exercise of warrants.

Possible Constructive Distributions

The terms of each warrant provide for an adjustment to the number of ordinary shares for which the warrant may be exercised or to the exercise price of the warrant in certain events, as discussed under “Description of warrants.” An adjustment which has the effect of preventing dilution generally is not taxable. A U.S. Holder of a warrant would, however, be treated as receiving a constructive distribution from Gorilla if, for example, the adjustment increases the holder’s proportionate interest in Gorilla’s assets or earnings and profits (for instance, through an increase in the number of ordinary shares that would be obtained upon exercise of such warrant) as a result of a distribution of cash or other property such as other securities to the holders of the ordinary shares which is taxable to the holders of such shares as described under “— Distributions on ordinary shares” above. Such constructive distribution would be subject to tax as described under that section in the same manner as if the U.S. Holder of such warrant received a cash distribution from Gorilla equal to the fair market value of such increased interest.

Passive Foreign Investment Company Rules

The treatment of U.S. Holders of the ordinary shares could be materially different from that described above, if Gorilla is treated as a PFIC for U.S. federal income tax purposes. A non-U.S. entity treated as a corporation for U.S. federal income tax purposes generally will be a PFIC for U.S. federal income tax purposes for any taxable year if either:

•        at least 75% of its gross income for such year is passive income; or

•        at least 50% of the value of its assets (generally based on an average of the quarterly values of the assets) during such year is attributable to assets that produce passive income or are held for the production of passive income.

For this purpose, Gorilla will be treated as owning its proportionate share of the assets and earning its proportionate share of the income of any other entity treated as a corporation for U.S. federal income tax purposes in which Gorilla owns, directly or indirectly, 25% or more (by value) of the stock.

Based on the current and anticipated composition of the income, assets and operations of Gorilla and its subsidiaries, there is a risk Gorilla may be treated as a PFIC for the current taxable year. However, there can be no assurances in this regard, nor can there be any assurances that Gorilla will not be treated as a PFIC in any future taxable year. Moreover, the application of the PFIC rules is subject to uncertainty in several respects, and Gorilla can make no assurances that the IRS will not take a contrary position or that a court will not sustain such a challenge by the IRS.

Whether Gorilla or any of its subsidiaries is treated as a PFIC is determined on an annual basis. The determination of whether Gorilla or any of its subsidiaries is a PFIC is a factual determination that depends on, among other things, the composition of Gorilla’s income and assets, and the market value of its and its subsidiaries’ shares and assets. Changes in the composition of Gorilla’s or any of its subsidiaries’ income or composition of Gorilla’s or any of its subsidiaries’ assets may cause it to be or become a PFIC for the current or subsequent taxable years. Under the PFIC rules, if Gorilla were considered a PFIC at any time that a U.S. Holder owns ordinary shares or warrants, Gorilla would continue to be treated as a PFIC with respect to such investment unless (i) it ceased to be a PFIC and (ii) the U.S. Holder made a “deemed sale” election under the PFIC rules. If such election is made, a U.S. Holder will be deemed to have sold its ordinary shares or warrants at their fair market value on the last day of the last taxable year in which Gorilla is classified as a PFIC, and any gain from such deemed sale would be subject to the consequences described below. After the deemed sale election, the ordinary shares or warrants with respect to which the deemed sale election was made will not be treated as shares in a PFIC unless Gorilla subsequently becomes a PFIC.

For each taxable year that Gorilla is treated as a PFIC with respect to a U.S. Holder’s ordinary shares or warrants, the U.S. Holder will be subject to special tax rules with respect to any “excess distribution” (as defined below) received and any gain realized from a sale or disposition (including a pledge) of its ordinary shares (collectively the “Excess Distribution Rules”), unless the U.S. Holder makes a valid QEF election or mark-to-market election as discussed below. Distributions received by a U.S. Holder in a taxable year that are greater than 125% of the average annual distributions received during the shorter of the three preceding taxable years or the U.S. Holder’s holding period for the ordinary shares will be treated as excess distributions. Under these special tax rules:

•        the excess distribution or gain will be allocated ratably over the U.S. Holder’s holding period for the ordinary shares;

•        the amount allocated to the current taxable year, and any taxable years in the U.S. Holder’s holding period prior to the first taxable year in which Gorilla is a PFIC, will be treated as ordinary income; and

•        the amount allocated to each other taxable year will be subject to the highest tax rate in effect for individuals or corporations, as applicable, for each such year and the interest charge generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each such year.

Under the Excess Distribution Rules, the tax liability for amounts allocated to taxable years prior to the year of disposition or excess distribution cannot be offset by any net operating losses, and gains (but not losses) realized on the sale of the ordinary shares or warrants cannot be treated as capital gains, even though the U.S. Holder holds the ordinary shares or warrants as capital assets.

Certain of the PFIC rules may impact U.S. Holders with respect to equity interests in subsidiaries and other entities which Gorilla may hold, directly or indirectly, that are PFICs (collectively, “Lower-Tier PFICs”). There can be no assurance, however, that Gorilla does not own, or will not in the future acquire, an interest in a subsidiary or other entity that is or would be treated as a Lower-Tier PFIC. U.S. Holders should consult their own tax advisors regarding the application of the PFIC rules to any of Gorilla’s subsidiaries.

If Gorilla is a PFIC, a U.S. Holder of ordinary shares (but not warrants) may avoid taxation under the Excess Distribution Rules described above by making a “qualified electing fund” (“QEF”) election. However, a U.S. Holder may make a QEF election with respect to its ordinary shares only if Gorilla provides U.S. Holders on an annual basis with certain financial information specified under applicable U.S. Treasury regulations. Gorilla will endeavor to provide U.S. Holders with the required information on an annual basis to allow U.S. Holders to make a QEF election with respect to the ordinary shares in the event Gorilla is treated as a PFIC for any taxable year. There can be no assurance, however, that Gorilla will timely provide such information for the current year or subsequent years. The failure to provide such information on an annual basis could prevent a U.S. Holder from making a QEF election or result in the invalidation or termination of a U.S. Holder’s prior QEF election. In addition, U.S. Holders of warrants will not be able to make a QEF election with respect to their warrants.

In the event Gorilla is a PFIC, a U.S. Holder that makes a QEF election with respect to its ordinary shares would generally be required to include in income for each year that Gorilla is treated as a PFIC the U.S. Holder’s pro rata share of Gorilla’s ordinary earnings for the year (which would be subject to tax as ordinary income) and net capital gains for the year (which would be subject to tax at the rates applicable to long-term capital gains), without regard to the amount of any distributions made in respect of the ordinary shares. Any net deficits or net capital losses of Gorilla for a taxable year would not be passed through and included on the tax return of the U.S. Holder, however. A U.S. Holder’s basis in the ordinary shares would be increased by the amount of income inclusions under the qualified electing fund rules. Dividends actually paid on the ordinary shares generally would not be subject to U.S. federal income tax to the extent of prior income inclusions and would reduce the U.S. Holder’s basis in the ordinary shares by a corresponding amount.

If Gorilla owns any interests in a Lower-Tier PFIC, a U.S. Holder generally must make a separate QEF election for each Lower-Tier PFIC, subject to Gorilla’s providing the relevant tax information for each Lower-Tier PFIC on an annual basis.

If a U.S. Holder does not make a QEF election (or a mark-to-market election, as discussed below) effective from the first taxable year of a U.S. Holder’s holding period for the ordinary shares in which Gorilla is a PFIC, then the ordinary shares will generally continue to be treated as an interest in a PFIC, and the U.S. Holder generally will remain subject to the Excess Distribution Rules. A U.S. Holder that first makes a QEF election in a later year may avoid the continued application of the Excess Distribution Rules to its ordinary shares by making a “deemed sale” election. In that case, the U.S. Holder will be deemed to have sold the ordinary shares at their fair market value on the first day of the taxable year in which the QEF election becomes effective, and any gain from such deemed sale would be subject to the Excess Distribution Rules described above. A U.S. Holder that is eligible to make a QEF election with respect to its ordinary shares generally may do so by providing the appropriate information to the IRS in the U.S. Holder’s timely filed tax return for the year in which the election becomes effective.

U.S. Holders should consult their own tax advisors as to the availability and desirability of a QEF election.

Alternatively, a U.S. Holder of “marketable stock” (as defined below) may make a mark-to-market election for its ordinary shares to elect out of the Excess Distribution Rules discussed above if Gorilla is treated as a PFIC. If a U.S. Holder makes a mark-to-market election with respect to its ordinary shares, such U.S. Holder will include in income for each year that Gorilla is treated as a PFIC with respect to such ordinary shares an amount equal to the excess, if any, of the fair market value of the ordinary shares as of the close of the U.S. Holder’s taxable year over the adjusted basis in the ordinary shares. A U.S. Holder will be allowed a deduction for the excess, if any, of the adjusted basis of the ordinary shares over their fair market value as of the close of the taxable year. However, deductions will be allowed only to the extent of any net mark-to-market gains on the ordinary shares included in the U.S. Holder’s income for prior taxable years. Amounts included in income under a mark-to-market election, as well as gain on the actual sale or other disposition of the ordinary shares, will be treated as ordinary income. Ordinary loss treatment will also apply to the deductible portion of any mark-to-market loss on the ordinary shares, as well as to any loss realized on the actual sale or disposition of the ordinary shares, to the extent the amount of such loss does not exceed the net mark-to-market gains for such ordinary shares previously included in income. A U.S. Holder’s basis in the ordinary shares will be adjusted to reflect any mark-to-market income or loss. If a U.S. Holder makes a mark-to-market election, any distributions Gorilla makes would generally be subject to the rules discussed above under “— Distributions on ordinary shares,” except the lower rates applicable to qualified dividend income would not apply. U.S. Holders of warrants will not be able to make a mark-to-market election with respect to their warrants.

The mark-to-market election is available only for “marketable stock,” which is stock that is regularly traded on a qualified exchange or other market, as defined in applicable U.S. Treasury regulations. The ordinary shares, which are listed on Nasdaq, are expected to qualify as marketable stock for purposes of the PFIC rules, but there can be no assurance that ordinary shares will be “regularly traded” for purposes of these rules. Because a mark-to-market election cannot be made for equity interests in any Lower-Tier PFICs, a U.S. Holder that does not make the applicable QEF elections generally will continue to be subject to the Excess Distribution Rules with respect to its indirect interest in any Lower-Tier PFICs as described above, even if a mark-to-market election is made for Gorilla.

If a U.S. Holder does not make a mark-to-market election (or a QEF election, as discussed above) effective from the first taxable year of a U.S. Holder’s holding period for the ordinary shares in which Gorilla is a PFIC, then the U.S. Holder generally will remain subject to the Excess Distribution Rules. A U.S. Holder that first makes a mark-to-market election with respect to the ordinary shares in a later year will continue to be subject to the Excess Distribution Rules during the taxable year for which the mark-to-market election becomes effective, including with respect to any mark-to-market gain recognized at the end of that year. In subsequent years for which a valid mark-to-mark election remains in effect, the Excess Distribution Rules generally will not apply. A U.S. Holder that is eligible to make a mark-to-market with respect to its ordinary shares may do so by providing the appropriate information on IRS Form 8621 and timely filing that form with the U.S. Holder’s tax return for the year in which the election becomes effective. U.S. Holders should consult their own tax advisors as to the availability and desirability of a mark-to-market election, as well as the impact of such election on interests in any Lower-Tier PFICs.

A U.S. Holder of a PFIC may be required to file an IRS Form 8621 on an annual basis. U.S. Holders should consult their own tax advisors regarding any reporting requirements that may apply to them if Gorilla is a PFIC.

U.S. Holders are strongly encouraged to consult their tax advisors regarding the application of the PFIC rules to their particular circumstances.

Non-U.S. Holders

This section applies to Non-U.S. Holders of ordinary shares and warrants. For purposes of this discussion, a Non-U.S. Holder means a beneficial owner (other than a partnership or an entity or arrangement so characterized for U.S. federal income tax purposes) of ordinary shares or warrants that is not a U.S. Holder, including:

•        a nonresident alien individual, other than certain former citizens and residents of the United States;

•        a foreign corporation; or

•        a foreign estate or trust.

U.S. Federal Income Tax Consequences of the Ownership and Disposition of ordinary shares and warrants to Non-U.S. Holders

Any (i) distributions of cash or property paid to a Non-U.S. Holders in respect of ordinary shares or (ii) gain realized upon the sale or other taxable disposition of ordinary shares and/or warrants generally will not be subject to U.S. federal income taxation unless:

•        the gain or distribution is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such gain is attributable); or

•        in the case of any gain, the Non-U.S. Holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met.

Gain or distributions described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular rates. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.

Gain described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty), which may be offset by U.S. source capital losses of the Non-U.S. Holder (even though the individual is not considered a resident of the United States), provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.

The U.S. federal income tax treatment of a Non-U.S. Holder’s exercise of a warrant, or the lapse of a warrant held by a Non-U.S. Holder, generally will correspond to the U.S. federal income tax treatment of the exercise or lapse of a warrant by a U.S. Holder, as described under “— U.S. Holders-Exercise or Lapse of a warrant,” above, although to the extent a cashless exercise or lapse results in a taxable exchange, the consequences would be similar to those described in the preceding paragraphs above for a Non-U.S. Holder’s gain on the sale or other disposition of the ordinary shares and warrants.

Non-U.S. Holders should consult their own tax advisors regarding potentially applicable income tax treaties that may provide for different rules.

Information Reporting and Backup Withholding

Information reporting requirements may apply to distributions received by U.S. Holders of ordinary shares, and the proceeds received on sale or other taxable disposition of ordinary shares or warrants effected within the United States (and, in certain cases, outside the United States), in each case other than U.S. Holders that are exempt recipients (such as corporations). Backup withholding (currently at a rate of 24%) may apply to such amounts if the U.S. Holder fails to provide an accurate taxpayer identification number (generally on an IRS Form W-9 provided to the paying agent of the U.S. Holder’s broker) or is otherwise subject to backup withholding. Any distributions with respect to ordinary shares and proceeds from the sale, exchange, redemption or other disposition of ordinary shares or warrants may be subject to information reporting to the IRS and possible U.S. backup withholding. U.S. Holders should consult their own tax advisors regarding the application of the U.S. information reporting and backup withholding rules.

Information returns may be filed with the IRS in connection with, and Non-U.S. Holders may be subject to backup withholding on amounts received in respect of, a Non-U.S. Holder’s ordinary shares or warrants, unless the Non-U.S. Holder furnishes to the applicable withholding agent the required certification as to its non-U.S. status, such as by providing a valid IRS Form W-8BEN, IRS Form W-8BEN-E or IRS Form W-8ECI, as applicable, or the Non-U.S. Holder otherwise establishes an exemption. Distributions paid with respect to ordinary shares and proceeds from the sale of other disposition of ordinary shares or warrants received in the United States by a Non-U.S. Holder through certain U.S.-related financial intermediaries may be subject to information reporting and backup withholding unless such Non-U.S. Holder provides proof an applicable exemption or complies with certain certification procedures described above, and otherwise complies with the applicable requirements of the backup withholding rules.

Backup withholding is not an additional tax. Amounts withheld as backup withholding generally may be credited against the taxpayer’s U.S. federal income tax liability, and a taxpayer may obtain a refund of any excess amounts withheld under the backup withholding rules by timely filing the appropriate claim for a refund with the IRS and furnishing any required information.

CERTAIN MATERIAL CAYMAN ISLANDS TAX CONSIDERATIONS

The following description is not intended to constitute a complete analysis of all tax consequences relating to the acquisition, ownership and disposition of the Gorilla ordinary shares and Gorilla warrants and should not be construed as legal or professional tax advice. You should consult your own tax advisor concerning the tax consequences of your particular situation, as well as any tax consequences that may arise under the laws of any state, local, foreign or other taxing jurisdiction.

Prospective investors should consult their advisors on the possible tax consequences of investing in our securities under the laws of their country of citizenship, residence or domicile.

Cayman Islands Tax Considerations

The following is a discussion on certain Cayman Islands income tax consequences of an investment in the securities of Gorilla. The discussion is a general summary of present law, which is subject to prospective and retroactive change. It is not intended as tax advice, does not consider any investor’s particular circumstances, and does not consider tax consequences other than those arising under Cayman Islands law.

Under Existing Cayman Islands Laws

Payments of dividends and capital in respect of our securities will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of the securities nor will gains derived from the disposal of the securities be subject to Cayman Islands income or corporate tax. The Cayman Islands currently has no income, corporate or capital gains tax and no estate duty, inheritance tax or gift tax.

No stamp duty is payable in respect of the issue of the warrants. An instrument of transfer in respect of a warrant is stampable if executed in or brought into the Cayman Islands.

No stamp duty is payable in respect of the issue of Gorilla ordinary shares or on an instrument of transfer in respect of such shares.

The Company has been incorporated under the laws of the Cayman Islands as an exempted company with limited liability and, as such, has applied for and received an undertaking from the Financial Secretary of the Cayman Islands in the following form:

The Tax Concessions Act

(As Revised)

Undertaking as to Tax Concessions

In accordance with the provision of Section 6 of The Tax Concessions Act (As Revised), the Financial Secretary undertakes with Gorilla Technology Group Inc. (the “Company”):

1.      That no law which is hereafter enacted in the Islands imposing any tax to be levied on profits, income, gains or appreciations shall apply to the Company or its operations; and

2.      In addition, that no tax to be levied on profits, income, gains or appreciations or which is in the nature of estate duty or inheritance tax shall be payable:

2.1    On or in respect of the shares, debentures or other obligations of the Company; or

2.2    by way of the withholding in whole or part, of any relevant payment as defined in Section 6(3) of the Tax Concessions Act (As Revised).

These concessions shall be for a period of 20 years from the date hereof.

PLAN OF DISTRIBUTION

The securities beneficially owned by the Selling Securityholders covered by this prospectus may be offered and sold from time to time by the Selling Securityholders. The term “Selling Securityholders” includes donees, pledgees, transferees or other successors in interest selling securities received after the date of this prospectus from a Selling Securityholder as a gift, pledge, partnership distribution or other transfer. The Selling Securityholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. Each Selling Securityholder reserves the right to accept and, together with its respective agents, to reject, any proposed purchase of securities to be made directly or through agents. The Selling Securityholders and any of their permitted transferees may sell their securities offered by this prospectus on any stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at a fixed price or varying prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to prevailing market prices or at negotiated prices.

Subject to the limitations set forth in any applicable agreement providing registration rights, the Selling Securityholders may use any one or more of the following methods when selling the securities offered by this prospectus:

•        ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•        block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•        purchases by a broker-dealer as principal and resale by the broker-dealer for their account;

•        an exchange distribution in accordance with the rules of the applicable exchange;

•        privately negotiated transactions;

•        short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;

•        through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•        broker-dealers may agree with the Selling Securityholders to sell a specified number of such shares at a stipulated price per share;

•        a combination of any such methods of sale; and

•        any other method permitted by applicable law.

The Selling Securityholders may, from time to time, pledge or grant a security interest in some or all of the warrants or ordinary shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the warrants or ordinary shares, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of Selling Securityholders to include the pledgee, transferee or other successors in interest as Selling Securityholders under this prospectus. The Selling Securityholders also may transfer the warrants or ordinary shares in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In addition, a Selling Securityholder that is an entity may elect to make a pro rata in-kind distribution of securities to its members, partners or shareholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. Such members, partners or shareholders would thereby receive freely tradeable securities pursuant to the distribution through a registration statement. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may file a prospectus supplement in order to permit the distributees to use the prospectus to resell the securities acquired in the distribution.

In connection with the sale of our warrants, ordinary shares or interests therein, the Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the warrants or ordinary shares in the course of hedging the positions they assume. The Selling

Securityholders may also sell warrants or our ordinary shares short and deliver these securities to close out their short positions, or loan or pledge the warrants or ordinary shares to broker-dealers that in turn may sell these securities. The Selling Securityholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of warrants or shares offered by this prospectus, which warrants or shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

Each of the Selling Securityholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of warrants or ordinary shares to be made directly or through agents. We will not receive any of the proceeds from this offering. Upon any exercise of the warrants by payment of cash, however, we will receive the exercise price of the warrants.

The Selling Securityholders and any underwriters, broker-dealers or agents that participate in the sale of the ordinary shares or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling securityholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the warrants or our ordinary shares to be sold, the names of the Selling Securityholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the warrants or ordinary shares may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the warrants or ordinary shares may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the Selling Securityholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of warrants or shares in the market and to the activities of the Selling Securityholders and their affiliates. In addition, to the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the Selling Securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Securityholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We may be required to amend or supplement this prospectus in the event that (a) a Selling Securityholder transfers securities under conditions which require the purchaser or transferee to be named in the prospectus as a Selling Securityholder, in which case we will be required to amend or supplement this prospectus to name the Selling Securityholder, or (b) a Selling Securityholder sells shares to an underwriter, in which case we will be required to amend or supplement this prospectus to name the underwriter and the method of sale.

We are paying all fees and expenses incident to the registration of the shares. We have agreed to indemnify the Selling Securityholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

The legality of the Gorilla ordinary shares offered by this prospectus and certain other Cayman Islands legal matters will be passed upon for Gorilla by Maples and Calder (Cayman) LLP. The legality of the Gorilla warrants offered by this prospectus and certain legal matters relating to U.S. law and certain Taiwan legal matters will be passed upon for Gorilla by K&L Gates LLP.

EXPERTS

The consolidated financial statements of Gorilla Technology Group Inc. as of December 31, 2021 and December 31, 2020 and for the years then ended included in this prospectus have been so included in reliance on the report of PricewaterhouseCoopers, Taiwan, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The registered business address of PricewaterhouseCoopers, Taiwan is 27F, No. 333, Sec. 1, Keelung Rd., Xinyi Dist., Taipei 11012, Taiwan.

The financial statements of Global SPAC Partners Co. as of December 31, 2021 and 2020, and for the year ended December 31, 2021 and for the period from August 6, 2020 (inception) through December 31, 2020, have been audited by UHY LLP, independent registered public accounting firm, as set forth in their report, thereon, appearing elsewhere in this prospectus, and are included in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

Gorilla has filed with the SEC a registration statement on Form F-1 under the Securities Act with respect to the securities being offered by this prospectus. This prospectus does not contain all of the information included in the registration statement. For further information about us and our securities, you should refer to the registration statement and the exhibits and schedules filed with the registration statement. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are materially complete but may not include a description of all aspects of such contracts, agreements or other documents, and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document.

Gorilla is subject to the information requirements of the Exchange Act and will file annual and other periodic and current event reports, and other information with the SEC. You can read Gorilla’s SEC filings, including the registration statement, over the Internet at the SEC’s website at www.sec.gov.

INDEX TO FINANCIAL STATEMENTS

Page
Gorilla Technology Group Inc.
Unaudited Condensed Consolidated Financial Statements of Gorilla Technology Group Inc.
Unaudited Condensed Interim Consolidated Balance Sheets as at June 30, 2022 and December 31, 2021	F-2
Unaudited Condensed Interim Consolidated Statements of Comprehensive Loss for the six months ended June 30, 2022 and 2021	F-3
Unaudited Condensed Interim Consolidated Statements of Changes in Equity for the six months ended June 30, 2022 and 2021	F-4
Unaudited Condensed Interim Consolidated Statements of Cash Flows for the six months ended June 30, 2022 and 2021	F-5
Notes to the Unaudited Condensed Interim Consolidated Financial Statements	F-6

Audited Consolidated Financial Statements for Gorilla Technology Group Inc. as of and for the Years Ended December 31, 2021 and 2020
Report of Independent Registered Public Accounting Firm	F-35
Consolidated Balance Sheets as of December 31, 2021 and 2020	F-36
Consolidated Statements of Comprehensive Loss for the years ended December 31, 2021 and 2020	F-37
Consolidated Statements of Changes in Equity for the years ended December 31, 2021 and 2020	F-38
Consolidated Statements of Cash Flows for the years ended December 31, 2021 and 2020	F-39
Notes to the Consolidated Financial Statements	F-40

Global SPAC Partners Co.
Unaudited and Unreviewed Condensed Financial Statements for Global SPAC Partners Co.
Unaudited and Unreviewed Condensed Balance Sheets as of June 30, 2022 and December 31, 2021	F-84
Unaudited and Unreviewed Condensed Statements of Operations for the three and six months ended June 30, 2022 and 2021	F-85
Unaudited and Unreviewed Condensed Statements of Changes in Shareholders’ (Deficit) Equity for the three and six months ended June 30, 2022 and 2021	F-86
Unaudited and Unreviewed Condensed Statements of Cash Flows for the six months ended June 30, 2022 and 2021	F-87
Notes to Unaudited and Unreviewed Condensed Financial Statements	F-88

Audited Financial Statements for Global SPAC Partners Co. as of and for the Years Ended December 31, 2021 and 2020
Report of Independent Registered Public Accounting Firm (Firm ID: 1195)	F-105
Balance Sheets as of December 31, 2021 and 2020	F-106
Statements of Operations for the year ended December 31, 2021 and for the period from August 6, 2020 (inception) through December 31, 2020	F-107
Statement of Changes in Stockholders’ Equity for the year ended December 31, 2021 and for the period from August 6, 2020 (inception) through December 31, 2020	F-108
Statement of Cash Flows for the year ended December 31, 2021 and for the period from August 6, 2020 (inception) through December 31, 2020	F-109
Notes to Financial Statements	F-110

GORILLA TECHNOLOGY GROUP INC. AND SUBSIDIARIES
CONDENSED INTERIM CONSOLIDATED BALANCE SHEETS
(Expressed in United States dollars)

Items	Note	June 30, 2022 (Unaudited)	December 31, 2021 (Unaudited)
Assets
Current assets
Cash and cash equivalents	5	$5,550,103	$9,944,748
Financial assets at amortized cost – current	29	6,776,956	9,008,499
Contract assets	19	1,237,738	1,639,893
Accounts receivable	6	34,799,844	34,821,818
Inventories	7	75,189	152,227
Prepayments	8	1,171,431	231,531
Other receivables	9	1,189,279	19,930
Other current assets		3,345	5,971
Total current assets		50,803,885	55,824,617
Non-current assets
Financial assets at amortized cost – non-current	29	56,699	50,578
Property, plant and equipment	10 and 29	31,837,514	34,395,070
Right-of-use assets		89,149	123,375
Intangible assets	11	2,323,576	3,419,469
Deferred income tax assets		74,784	410,203
Other non-current assets		639,999	707,391
Total non-current assets		35,021,721	39,106,086
Total Assets		$85,825,606	$94,930,703
Liabilities and Equity
Liabilities
Current liabilities
Short-term borrowings	12 and 29	$22,354,524	$22,968,092
Contract liabilities	19	18,808	20,194
Notes payable		623	668
Accounts payable		9,214,551	8,060,501
Other payables	13	5,269,927	4,532,628
Provisions – current	16	119,370	152,778
Lease liabilities – current		49,602	54,588
Long-term borrowings, current portion	14 and 29	1,833,732	2,077,634
Other current liabilities, others		94,485	129,356
Total current liabilities		38,955,622	37,996,439
Non-current liabilities
Long-term borrowings	14 and 29	10,037,944	10,751,630
Provisions – non-current	16	79,934	105,542
Deferred income tax liabilities		109,614	78,402
Lease liabilities – non-current		40,433	69,587
Total non-current liabilities		10,267,925	11,005,161
Total liabilities		49,223,547	49,001,600
Equity
Equity attributable to owners of parent
Share capital	17
Ordinary share		6,197,100	6,191,100
Preferred share		5,813,247	5,844,892
Advance receipts for share capital		—	33,720
Capital surplus
Capital surplus		41,514,796	41,301,738
Retained earnings	18
Accumulated deficits		(18,090,605)	(9,454,565)
Other equity interest
Financial statements translation differences of foreign operations		1,167,521	2,042,218
Treasury shares		—	(30,000)
Equity attributable to owners of the parent
Total equity		36,602,059	45,929,103
Total liabilities and equity		$85,825,606	$94,930,703

The accompanying notes are an integral part of these condensed interim consolidated financial statements.

GORILLA TECHNOLOGY GROUP INC. AND SUBSIDIARIES
CONDENSED INTERIM CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
(Expressed in United States dollars)

		Six months ended June 30
Items	Note	2022 (Unaudited)	2021 (Unaudited)
Revenue	19	$13,800,930	$15,100,718
Cost of revenue	7, 22 and 23	(9,226,561)	(10,256,101)
Gross profit		4,574,369	4,844,617
Operating expenses	22, 23, and 28
Selling expenses		(1,980,709)	(2,193,321)
General and administrative expenses		(3,295,612)	(982,828)
Research and development expenses		(7,766,833)	(7,253,697)
Other income		11,037	27,326
Other gains (losses) – net	20	629,929	(102,357)
Total operating expenses		(12,402,188)	(10,504,877)
Operating loss		(7,827,819)	(5,660,260)
Non-operating income and expenses
Interest income		11,957	22,329
Finance costs	21	(464,048)	(250,526)
Total non-operating income and expenses		(452,091)	(228,197)
Loss before income tax		(8,279,910)	(5,888,457)
Income tax (expense) benefit	24	(356,130)	60,869
Loss for the period		$(8,636,040)	$(5,827,588)
Other comprehensive (loss) income
Components of other comprehensive (loss) income that may be reclassified to profit or loss
Exchange differences on translation of foreign operations		$(874,697)	$188,520
Other comprehensive (loss) income for the period, net of tax		$(874,697)	$188,520
Total comprehensive loss for the period		$(9,510,737)	$(5,639,068)
Loss per share
Basic loss per share	25	$(0.29)	$(0.20)
Diluted loss per share	25	$(0.29)	$(0.20)

The accompanying notes are an integral part of these condensed interim consolidated financial statements.

GORILLA TECHNOLOGY GROUP INC. AND SUBSIDIARIES
CONDENSED INTERIM CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY
(Expressed in United States dollars)
(Unaudited)

	Equity attributable to owners of the parent
	Share Capital			Capital Surplus					Aaccumulated deficits	Financial statements translation differences of foreign operations	Treasury shares	Total
	Notes	Share capital – ordinary share	Share capital – preferred share	Advance receipts for share capital	Additional paid in capital in excess of par value of ordinary share	Additional paid in capital-treasury share transactions	Employee share options	Additional paid in capital in excess of par value of preferred share
Year 2021
Balance at January 1, 2021		$6,153,300	$5,844,892	$—	$222,644	$935,731	$1,099,795	$38,603,627	$(919,358)	$1,589,211	$(30,000)	$53,499,842
Loss for the period		—	—	—	—	—	—	—	(5,827,588)	—	—	(5,827,588)
Other comprehensive income		—	—	—	—	—	—	—	—	188,520	—	188,520
Total comprehensive loss for the period		—	—	—	—	—	—	—	(5,827,588)	188,520	—	(5,639,068)
Exercise of share options	15	37,800	—	—	82,895	—	(18,895)	—	—	—	—	101,800
Employee share option plans	15	—	—	—		—	37,319	—	—	—	—	37,319
Balance at June 30, 2021		$6,191,100	$5,844,892	$—	$305,539	$935,731	$1,118,219	$38,603,627	$(6,746,946)	$1,777,731	$(30,000)	$47,999,893

Year 2022
Balance at January 1, 2022		$6,191,100	$5,844,892	$33,720	$486,764	$935,731	$1,275,616	$38,603,627	$(9,454,565)	$2,042,218	$(30,000)	$45,929,103
Loss for the period		—	—	—	—	—	—	—	(8,636,040)	—	—	(8,636,040)
Other comprehensive loss		—	—	—	—	—	—	—	—	(874,697)	—	(874,697)
Total comprehensive loss for the period		—	—	—	—	—	—	—	(8,636,040)	(874,697)	—	(9,510,737)
Cancellation of treasury shares		—	(31,645)	—	—	1,645	—	—	—	—	30,000	—
Issuance of ordinary shares	17	6,000	—	(33,720)	26,470	—	—	—	—	—	—	(1,250)
Expiration of share options		—	—	—	5,169	—	(5,169)	—	—	—	—	—
Employee share option plans	15	—	—	—	—	—	184,943	—	—	—	—	184,943
Balance at June 30, 2022		$6,197,100	$5,813,247	$—	$518,403	$937,376	$1,455,390	$38,603,627	$(18,090,605)	$1,167,521	$—	$36,602,059

The accompanying notes are an integral part of these condensed interim consolidated financial statements.

GORILLA TECHNOLOGY GROUP INC. AND SUBSIDIARIES
CONDENSED INTERIM CONSOLIDATED STATEMENTS OF CASH FLOWS
SIX MONTHS ENDED JUNE 30, 2022 AND 2021
(Expressed in United States dollars)

		Six months ended June 30
	Note	2022	2021
		(Unaudited)	(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
Loss before tax		$(8,279,910)	$(5,888,457)
Adjustments
Adjustments to reconcile profit (loss)
Depreciation expenses	10 and 22	3,420,393	2,958,335
Amortization expenses	11 and 22	1,030,193	1,198,619
Share option expenses	15	184,943	37,319
Interest expense	21	464,048	250,526
Interest income		(11,957)	(22,329)
Changes in operating assets and liabilities
Changes in operating assets
Contract assets		402,155	(653,234)
Accounts receivable		(1,175,393)	209,422
Inventories		77,038	(146,186)
Prepayments		(939,900)	(118,302)
Other receivables		(4,010)	1,648
Other current assets		2,626	(2,079)
Other non-current assets		33,359	(25,368)
Changes in operating liabilities
Contract liabilities		(1,386)	—
Notes payable		(45)	(36,503)
Accounts payable		927,603	(2,047,833)
Other payables		542,481	(368,380)
Provisions		(59,016)	3,974
Other current liabilities		(34,871)	(5,904)
Cash outflow generated from operations		(3,421,649)	(4,654,732)
Interest received		11,957	22,329
Interest paid		(313,902)	(250,248)
Tax paid		(360)	—
Net cash flows used in operating activities		(3,723,954)	(4,882,651)

CASH FLOWS FROM INVESTING ACTIVITIES
Acquisition of property, plant and equipment	26	(2,815,381)	(2,314,652)
Acquisition of intangible assets	26	(14,252)	(5,540)
Investment in financial assets at amortized cost		—	(1,175,021)
Disposal of financial assets at amortized cost		2,225,422	—
Decrease (increase) in guarantee deposits		34,033	(36,292)
Net cash flows used in investing activities		(570,178)	(3,531,505)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from short-term borrowings	27	867,694	701,257
Exercise of share options		—	101,800
Proceeds from long-term borrowings	27	1,574,876	—
Repayments of long-term borrowings	27	(1,793,622)	(487,167)
Principal repayment of lease liabilities	27	(26,503)	(8,520)
Loan to Global SPAC Partner Co.	9	(1,165,339)	—
Payment of transaction costs		(87,419)	—
Net cash flows from financing activities		(630,313)	307,370
Effect of foreign exchange rate changes		529,800	159,920
Net decrease in cash and cash equivalents		(4,394,645)	(7,946,866)
Cash and cash equivalents at beginning of period	5	9,944,748	12,153,256
Cash and cash equivalents at end of period	5	$5,550,103	$4,206,390

The accompanying notes are an integral part of these condensed interim consolidated financial statements.

GORILLA TECHNOLOGY GROUP INC. AND SUBSIDIARIES
Notes to the Unaudited Condensed Interim Consolidated Financial Statements
Six Months Periods Ended June 30, 2022 AND 2021
Expressed in US dollars, except as otherwise indicated

1. Corporate and group information

Gorilla Technology Group Inc. (the “Company”) was incorporated in the Cayman Islands in May 2001. The Company and its subsidiaries (collectively referred herein as the “Group”) are primarily engaged in the sale of hardware, software, providing information, and data processing services.

2. The authorization of the condensed consolidated financial statements

The accompanying unaudited condensed interim consolidated financial statements were authorized for issuance by the Audit Committee on September 30, 2022.

3. Application of new and revised International Financial Reporting Standards (“IFRS”), International Accounting Standards (“IAS”), International Financial Reporting Interpretations Committee (“IFRIC”), Interpretations and Standing Interpretations Committee (“SIC”) Interpretations issued by the International Accounting Standards Board (“IASB”), (collectively, “IFRSs”)

a)      Amendments to IFRSs and the new interpretation that are mandatorily effective for the current year

New Standards, Interpretations and Amendments	Effective date issued by IASB
Amendments to IFRS 3, “Reference to the conceptual framework”	January 1, 2022
Amendments to IAS 16, “Property, plant and equipment: proceeds before intended use”	January 1, 2022
Amendments to IAS 37, “Onerous contracts-cost of fulfilling a contract”	January 1, 2022
Annual improvements to IFRS Standards 2018 – 2020	January 1, 2022

The Group has adopted the above new standards, interpretations and amendments as of the effective date. Based on the Group’s assessment, the above standards and interpretations have no significant impact to the Group’s financial condition and financial performance.

b)      New standards, interpretations and amendments in issue but not yet effective

New standards, interpretations and amendments in issue but not yet effective are as follows:

New Standards, Interpretations and Amendments	Effective date issued by IASB
Amendments to IAS 1, “Disclosure of accounting policies”	January 1, 2023
Amendments to IAS 8, “Definition of accounting estimates”	January 1, 2023
Amendments to IAS 12, “Deferred tax related to assets and liabilities arising from a single transaction”	January 1, 2023
IFRS 17, “Insurance contracts”	January 1, 2023
Amendments to IFRS 17, “Insurance contracts”	January 1, 2023
Amendments to IFRS 17, “Initial application of IFRS 17 and IFRS 9 – comparative information”	January 1, 2023
Amendments to IAS 1, “Classification of liabilities as current or non-current”	January 1, 2023
Amendments to IFRS 16, “Lease liability in a sale and leaseback”	January 1, 2024
Amendments to IFRS 10 and IAS 28, “Sale or contribution of assets between an investor and its associate or joint venture”	To be determined by IASB

Based on the Group’s assessment, the above standards and interpretations have no significant impact to the Group’s financial position and financial performance.

GORILLA TECHNOLOGY GROUP INC. AND SUBSIDIARIES
Notes to the Unaudited Condensed Interim Consolidated Financial Statements
Six Months Periods Ended June 30, 2022 AND 2021
Expressed in US dollars, except as otherwise indicated

4. Summary of significant accounting policies

The significant accounting policies applied in these condensed interim consolidated financial statements are consistent with those applied in the consolidated financial statements for the year ended December 31, 2021, except for the estimation of employee benefit and income tax.

a)      Statement of compliance

The condensed consolidated financial statements of the Group have been prepared in accordance with IAS 34 Interim Financial Reporting.

b)      Basis of preparation

(a)     Except for the following items, the condensed consolidated financial statements have been prepared under the historical cost convention:

Defined benefit assets are recognized based on the net amount of pension fund assets less present value of defined benefit obligation.

(b)    The preparation of financial statements in conformity with IAS 34 Interim Financial Reporting requires the use of certain critical accounting estimates. It also requires management to exercise its judgment in the process of applying the Group’s accounting policies. The areas involving a higher degree of judgment or complexity, or areas where assumptions and estimates are significant to the condensed consolidated financial statements are disclosed in Note 4 f).

c)      Basis of condensed consolidation

(a)     Basis for preparation of condensed consolidated financial statements:

i)       All subsidiaries are included in the Group’s condensed consolidated financial statements. Subsidiaries are all entities controlled by the Group. The Group controls an entity when the Group is exposed, or has rights, to variable returns from its involvement with the entity and has the ability to affect those returns through its power over the entity. Condensed consolidation of subsidiaries begins from the date the Group obtains control of the subsidiaries and ceases when the Group loses control of the subsidiaries.

ii)    Inter-company transactions, balances and unrealized gains or losses on transactions between companies within the Group are eliminated. Accounting policies of subsidiaries have been adjusted where necessary to ensure consistency with the policies adopted by the Group.

GORILLA TECHNOLOGY GROUP INC. AND SUBSIDIARIES
Notes to the Unaudited Condensed Interim Consolidated Financial Statements
Six Months Periods Ended June 30, 2022 AND 2021
Expressed in US dollars, except as otherwise indicated

4. Summary of significant accounting policies (cont.)

(b)    Subsidiaries included in the condensed consolidated financial statements:

Name of Investor	Name of Subsidiary	Main Business Activities	Ownership (%)		Note
			June 30, 2022	December 31, 2021
The Company	Gorilla Science & Technology Holding, Inc. (Gorilla BVI)	Information, software and data processing services	100%	100%
The Company	Gorilla Intelligence Technology Co. Ltd. (Gorilla Shanghai)	Information, software and data processing services	100%	100%
The Company	ISSCore Technology, Inc. (USA)	Information, software and data processing services	100%	100%
The Company	Gorilla Merger Sub, Inc.	Investment holdings	100%	100%	Note
The Company	Telmedia Technology Limited (Telmedia)	Information, software and data processing services	100%	100%
Gorilla BVI	Gorilla Technology Inc. (Gorilla Taiwan)	Information, software and data processing services	100%	100%
Telmedia	NSGUARD Technology Inc.	Information, software and data processing services	100%	100%
Telmedia	Gorilla Technology Japan Inc.	Information, software and data processing services	100%	100%

Note: Gorilla Merger Sub, Inc. was established in December 2021 for a designated purpose as an acquirer to complete the de-SPAC merger with Global SPAC Partners Co. (“Global”).

(c)     Subsidiaries not included in the condensed consolidated financial statements: None.

(d)    Adjustments for subsidiaries with different balance sheet dates: None.

(e)     Significant restrictions: None.

(f)     Subsidiaries that have non-controlling interests that are material to the Group: None.

d)      Employee benefits

Pension cost for the interim period is calculated on a year-to-date basis by using the pension cost rate derived from the actuarial valuation at the end of the prior financial year, adjusted for significant market fluctuations since that time and for significant curtailments, settlements, or other significant one-off events. Also, the related information is disclosed accordingly.

e)      Income tax

(a)     The interim period income tax expense is recognized based on the estimated average annual effective income tax rate expected for the full financial year applied to the pretax income of the interim period, and the related information is disclosed accordingly.

(b)    If a change in tax rate is enacted or substantively enacted in an interim period, the Group recognizes the effect of the change on items recognized outside profit or loss immediately in the interim period in which the change occurs and spread the effect of the change on items recognized in profit or loss over the remainder of the annual reporting period via an adjustment to the estimated annual effective income tax rate.

GORILLA TECHNOLOGY GROUP INC. AND SUBSIDIARIES
Notes to the Unaudited Condensed Interim Consolidated Financial Statements
Six Months Periods Ended June 30, 2022 AND 2021
Expressed in US dollars, except as otherwise indicated

4. Summary of significant accounting policies (cont.)

f)      Critical accounting judgments, estimates and key sources of assumption uncertainty

The Company has considered the economic implications of COVID-19 on critical accounting estimations and will continue evaluating the impact on its financial position and financial performance as a result of the pandemic. In addition, the same critical accounting judgments and key sources of estimates and uncertainty have been followed in these unaudited consolidated financial statements as were applied in the preparation of the Company’s consolidated financial statements for the year ended December 31, 2021.

5. Cash and cash equivalents

	June 30, 2022	December 31, 2021
Cash on hand and petty cash	$8,749	$9,549
Checking accounts	22,355	18,244
Demand deposits	3,518,999	6,416,955
Time deposits	8,833,655	12,559,077
	12,383,758	19,003,825
Transferred to financial assets at amortized cost	(6,833,655)	(9,059,077)
Total	$5,550,103	$9,944,748

a)      The Group transacts with a variety of financial institutions all with high credit quality to disperse credit risk, so it expects that the probability of counterparty default is remote.

b)      As of June 30, 2022 and December 31, 2021, range of interest rate of time deposits was 0.22%~1.2% and 0.18%~1.75%, respectively. Some of time deposits provided as guarantees and with maturity over three months were reclassified as “financial assets at amortized cost” based on its nature.

c)      Details of time deposits pledged to others as collaterals are provided in Note 29.

6. Accounts receivable

	June 30, 2022	December 31, 2021
Accounts receivable	$36,282,996	$36,308,109
Less: Allowance for uncollectable accounts	(1,483,152)	(1,486,291)
	$34,799,844	$34,821,818

a)      The aging analysis of accounts receivable is as follows:

	June 30, 2022	December 31, 2021
Not past due	$29,347,174	$29,794,677
Up to 180 days	2,427,318	5,049,007
181 to 365 days	3,665,720	167,750
Over 366 days	842,784	1,296,675
	$36,282,996	$36,308,109

GORILLA TECHNOLOGY GROUP INC. AND SUBSIDIARIES
Notes to the Unaudited Condensed Interim Consolidated Financial Statements
Six Months Periods Ended June 30, 2022 AND 2021
Expressed in US dollars, except as otherwise indicated

6. Accounts receivable (cont.)

The above aging analysis was based on days overdue.

b)      As of June 30, 2022 and December 31, 2021, accounts receivable were all from contracts with customers.

c)      As of June 30, 2022 and December 31, 2021, without taking into account any collateral held or other credit enhancements, the maximum exposure to credit risk in respect of the amount that best represents the Group’s accounts receivable were $34,799,844 and $34,821,818, respectively.

d)      Information relating to credit risk of accounts receivable is provided in Note 33.

7. Inventories

	June 30, 2022
	Cost	Allowance for valuation loss	Book Value
Finished Goods	$75,189	$—	$75,189
	December 31, 2021
	Cost	Allowance for valuation loss	Book Value
Finished Goods	$152,227	$—	$152,227

The cost of inventories recognized as cost of revenue for the six months ended June 30, 2022 and 2021:

	Six months ended June 30, 2022	Six months ended June 30, 2021
Cost of goods sold	$5,203,829	$8,005,689
Cost of services	4,022,732	2,250,412
Cost of revenue	$9,226,561	$10,256,101

8. Prepayments

	June 30, 2022	December 31, 2021
Prepayments for purchase	$619,879	$2,981
Prepayments for transaction costs	292,416	194,272
Others	259,136	34,278
	$1,171,431	$231,531

9. Other receivables

	June 30, 2022	December 31, 2021
Loan to Global (Note)	$1,165,339	$—
Others	23,940	19,930
	$1,189,279	$19,930

Note: On March 18, 2022, Global filed a Schedule 14A to the U.S. Securities and Exchange Commission (“SEC”) and proposed to its shareholders (the “Extension Amendment Proposal”) to extend the date by which Global has

GORILLA TECHNOLOGY GROUP INC. AND SUBSIDIARIES
Notes to the Unaudited Condensed Interim Consolidated Financial Statements
Six Months Periods Ended June 30, 2022 AND 2021
Expressed in US dollars, except as otherwise indicated

9. Other receivables (cont.)

to consummate a business combination for another three months from April 13, 2022 (the date by which Global is currently required to complete its business combination) to July 13, 2022, or such earlier date as determined by Global’s board.

On April 11, 2022, the Extension Amendment Proposal is approved by the shareholders of Global, and Global issued a promissory note (the “Note”) in the aggregate principal amount approximately of up to $1,165,339 to the Company, pursuant to which the Company loaned to Global up to approximately $1,165,339 (the “Extension Funds”) to deposit into Global’s trust account (the “Trust Account”) for each Class A ordinary share of the Global (“Public Share”) underlying the Global’s public subunits that was not redeemed in connection with the extension of the Global’s termination date from April 13, 2022 to July 13, 2022.

Global will deposit the Extension Funds into the Trust Account, which equates to $0.03 per remaining Public Share, for each month past April 13, 2022 until July 13, 2022 that Global needs to complete an initial business combination (the “Initial Business Combination”), and such amount will be distributed either to: (i) all of the holders of Public Shares upon the Global’s liquidation or (ii) holders of Public Shares who elect to have their shares redeemed in connection with the consummation of the Initial Business Combination. The Note bears no interest and is repayable to the Company in full upon the earlier of (a) the date of the consummation of the Initial Business Combination, or (b) the date of the liquidation of Global.

10. Property, plant and equipment

	Land (Note 1)	Buildings and structures (Note 1)	Transportation equipment	Office equipment	Other equipment (Note 2)	Total
At January 1, 2022
Cost	$14,110,197	$3,575,363	$34,953	$7,238,662	$33,427,990	$58,387,165
Accumulated depreciation	—	(853,996)	(22,879)	(3,065,014)	(20,050,206)	(23,992,095)
	$14,110,197	$2,721,367	$12,074	$4,173,648	$13,377,784	$34,395,070

2022
January 1	$14,110,197	$2,721,367	$12,074	$4,173,648	$13,377,784	$34,395,070
Additions	—	2,924	—	414,020	2,535,194	2,952,138
Depreciation expenses	—	(39,625)	(2,824)	(715,570)	(2,635,720)	(3,393,739)
Net exchange differences	(968,532)	(185,567)	(734)	(46,223)	(914,899)	(2,115,955)
June 30	$13,141,665	$2,499,099	$8,516	$3,825,875	$12,362,359	$31,837,514

At June 30, 2022
Cost	$13,141,665	$3,332,775	$32,554	$7,544,152	$33,583,762	$57,634,908
Accumulated depreciation	—	(833,676)	(24,038)	(3,718,277)	(21,221,403)	(25,797,394)
	$13,141,665	$2,499,099	$8,516	$3,825,875	$12,362,359	$31,837,514

Note 1: Information relating to property, plant and equipment that were pledged to others as collaterals is provided in Note 29.

Note 2: Other equipment primarily includes big data platform for image analytics, data storage equipment and server equipment.

GORILLA TECHNOLOGY GROUP INC. AND SUBSIDIARIES
Notes to the Unaudited Condensed Interim Consolidated Financial Statements
Six Months Periods Ended June 30, 2022 AND 2021
Expressed in US dollars, except as otherwise indicated

11. Intangible assets

Six months ended June 30, 2022
Computer software
At January 1
Cost	$18,144,910
Accumulated amortization	(14,725,441)
Accumulated impairment	—
$3,419,469
At January 1	$3,419,469
Additions – acquired separately	19,199
Amortization expense	(1,030,193)
Net exchange differences	(84,899)
At June 30	$2,323,576

At June 30
Cost	$17,552,188
Accumulated amortization	(15,228,612)
Accumulated impairment	—
$2,323,576

Details of amortization on intangible assets are as follows:

	Six months ended June 30, 2022	Six months ended June 30, 2021
Selling expenses	$250,762	$291,175
General and administrative expenses	10,840	12,907
Research and development expenses	768,591	894,537
	$1,030,193	$1,198,619

12. Short-term borrowings

Type of borrowings	June 30, 2022	Interest rate range
Bank collateralized borrowings	$17,354,524	1.7%~2.27%
Loan from shareholders	5,000,000	Note
	$22,354,524
Type of borrowings	December 31, 2021	Interest rate range
Bank collateralized borrowings	$17,968,092	1.40%~1.86%
Loan from shareholders	5,000,000	Note
	$22,968,092

Note: In 2021, the Group entered into shareholder loan agreements in the amount of $5,000,000 with Kow Shyh-Pin, Asteria Corporation, and Berwick Resources Limited. The Company issued promissory notes with an interest rate of 7.5% per annum and maturity date of September 1, 2022 to the lenders in the same amount as loans made. In addition, Kow Shyh-Pin assumed joint and several liability as guarantor of the Group under the shareholder agreement with Asteria Corporation.

GORILLA TECHNOLOGY GROUP INC. AND SUBSIDIARIES
Notes to the Unaudited Condensed Interim Consolidated Financial Statements
Six Months Periods Ended June 30, 2022 AND 2021
Expressed in US dollars, except as otherwise indicated

12. Short-term borrowings (cont.)

Refer to table below for details of short-term and long-term borrowing. Lender A refers to Shanghai Commercial & Savings Bank, Ltd.; Lender B refers to Taishin International Bank; Lender C refers to Hua Nan Commercial Bank; Lender D refers to Mega International Commercial Bank, and Taiwan SMEG stands for Small and Medium Enterprise Credit Guarantee Fund of Taiwan.

As of June 30, 2022
Lender	Facility Period	Credit Facility	Type	Outstanding Amount	Undrawn Amount	Interest Rate	Guarantor (Note)	Collateral
Lender A	11.2021 – 11.2022	4,323,688	LC Loan	$2,080,631	$—	2.055%	Kow Shyh-Pin	Time deposit $2,000,000, Land, Buildings and Structures
			Short-Term Bank loan	504,711	—	2.055%	Kow Shyh-Pin	Same as above
			Letter of guarantee	1,556,081	182,265	—	Kow Shyh-Pin	Same as above
Lender A	11.2021 – 11.2022	4,037,685	LC Loan	3,038,073	—	2.055%	Kow Shyh-Pin	Same as above
			Letter of credit	—	—	—	Kow Shyh-Pin	Same as above
			Letter of guarantee	982,358	17,254	—	Kow Shyh-Pin	Same as above
Lender A	01.2022 – 01.2025	195,020	Letter of guarantee	194,818	—	—	Kow Shyh-Pin	None
Lender A	10.2021 – 10.2026	672,948	Long-Term Bank loan	383,698	—	1%~1.5%	Kow Shyh-Pin	Guranteed by Taiwan SMEG
Lender A	09.2020 – 09.2025	1,009,421	Long-Term Bank loan	820,155	—	2.47%	Kow Shyh-Pin	80% guranteed by Taiwan SMEG
Lender A	03.2016 – 03.2031	3,196,501	Long-Term Bank loan	3,155,520	—	2.42%	Kow Shyh-Pin	Land, Buildings and Structures
Lender A	03.2016 – 03.2031	1,682,369	Long-Term Bank loan	1,660,800	—	2.42%	Kow Shyh-Pin	Land, Buildings and Structures
Lender A	03.2016 – 03.2026	336,474	Long-Term Bank loan	329,464	—	2.42%	Kow Shyh-Pin	None
Lender B	06.2022 – 04.2023	5,383,580	Short-Term Bank loan	3,230,148	—	1.7%~2.27%	Kow Shyh-Pin	Time deposit $3,300,000, Promissory note $5,383,580
			LC Loan	274,179	1,879,253	2.1%~2.27%	Kow Shyh-Pin	Same as above
Lender C	01.2022 – 01.2023	6,393,001	Short-Term Bank loan	5,921,937	—	1.8%~2.175%	Kow Shyh-Pin	Time deposit $500,000, Land, Buildings and Structures
			Letter of guarantee	357,838	113,226	—	Kow Shyh-Pin	Same as above
Lender C	05.2019 – 03.2026	6,056,528	Long-Term Bank loan	3,252,986	—	2.01%	Kow Shyh-Pin	Land, Buildings and Structures
Lender C	06.2020 – 06.2023	168,237	Long-Term Bank loan	56,078	—	1.78%	Kow Shyh-Pin	85% guranteed by Taiwan SMEG
Lender C	07.2021 – 08.2026	2,523,553	Long-Term Bank loan	2,212,975	—	1.21%	Kow Shyh-Pin	70% guranteed by Taiwan SMEG
Lender C	05.2022 – 11.2022	2,523,553	Short-Term Bank loan	2,304,845	—	2.05%~2.175%	Kow Shyh-Pin	Time deposit $800,000
			Letter of guarantee	172,208	46,500	—	Kow Shyh-Pin	Same as above
Lender D	01.2022 – 01.2023	1,009,421	Credit Loan	—	1,005,771	—	Kow Shyh-Pin	65% guranteed by Taiwan SMEG
			Letter of guarantee	3,651	—	—	Kow Shyh-Pin	Same as above

GORILLA TECHNOLOGY GROUP INC. AND SUBSIDIARIES
Notes to the Unaudited Condensed Interim Consolidated Financial Statements
Six Months Periods Ended June 30, 2022 AND 2021
Expressed in US dollars, except as otherwise indicated

12. Short-term borrowings (cont.)

As of December 31, 2021
Lender	Facility Period	Credit Facility	Type	Outstanding Amount	Undrawn Amount	Interest Rate	Guarantor (Note)	Collateral
Lender A	11.2021 – 11.2022	4,642,341	LC loan	$2,288,900	$—	1.68%	Kow Shyh-Pin	Time deposit $2,000,000, Land, Buildings and Structures
			Short-Term Bank loan	541,907	—	1.68%	Kow Shyh-Pin	Same as above
			Letter of guarantee	1,596,377	215,157	—	Kow Shyh-Pin	Same as above
Lender A	11.2021 – 11.2022	4,335,260	LC loan	3,282,872	—	1.68%	Kow Shyh-Pin	Time deposit $2,000,000, Land, Buildings and Structures
			Letter of credit	234,993	—	—	Kow Shyh-Pin	Same as above
			Letter of guarantee	957,736	94,652	—	Kow Shyh-Pin	Same as above
Lender A	09.2020 – 09.2025	1,083,815	Long-Term Bank loan	1,016,077	67,738	2.10%	Kow Shyh-Pin	80% guranteed by Taiwan SMEG
Lender A	03.2016 – 03.2031	3,432,081	Long-Term Bank loan	3,388,080	44,001	2.05%	Kow Shyh-Pin	Land, Buildings and Structures
Lender A	03.2016 – 03.2031	1,806,358	Long-Term Bank loan	1,783,200	23,158	2.05%	Kow Shyh-Pin	Land, Buildings and Structures
Lender A	03.2016 – 03.2026	361,272	Long-Term Bank loan	353,745	7,527	2.05%	Kow Shyh-Pin	Land, Buildings and Structures
Lender A	10.2021 – 10.2026	722,543	Long-Term Bank loan	722,543	—	1.00%~1.50%	Kow Shyh-Pin	Guranteed by Taiwan SMEG
Lender B	05.2021 – 04.2022	5,780,347	Short-Term Bank loan	2,655,347	—	1.40%~1.86%	Kow Shyh-Pin	Time deposit $3,900,000, Promissory note $1,600,000
			LC loan	1,178,669	1,946,331	1.86%	Kow Shyh-Pin	Same as above
Lender C	05.2021 – 05.2022	6,864,162	Short-Term Bank loan	5,310,693	—	1.80%	Kow Shyh-Pin	Time deposit $500,000, Land, Buildings and Structures
			Letter of guarantee	371,471	1,181,998	—	Kow Shyh-Pin	Same as above
Lender C	05.2019 – 03.2026	6,502,890	Long-Term Bank loan	3,958,427	2,544,463	1.63%	Kow Shyh-Pin	Same as above
Lender C	11.2021 – 05.2022	2,709,538	Short-Term Bank loan	2,474,711	—	1.80%	Kow Shyh-Pin	Time deposit $800,000
			Letter of guarantee	219,220	15,607	—	Kow Shyh-Pin	Same as above
Lender C	06.2020 – 06.2023	180,636	Long-Term Bank loan	90,317	90,319	1.50%	Kow Shyh-Pin	85% guranteed by Taiwan SMEG
Lender C	07.2021 – 08.2026	1,625,723	Long-Term Bank loan	1,516,875	108,848	0.90%~1.60%	Kow Shyh-Pin	70% guranteed by Taiwan SMEG
Lender D	01.2021 – 01.2022	1,083,815	Letter of guarantee	3,920	1,079,895	—	Kow Shyh-Pin	65% guranteed by Taiwan SMEG

Note: As of June 30, 2022, Kow Shyh-Pin is the director of the Company.

13. Other payables

	June 30, 2022	December 31, 2021
Salaries and bonuses payable	$1,270,970	$1,886,156
Professional fee payable	2,375,112	1,138,543
Payables on intangible assets	732,007	727,060
Payables on machinery and equipment	264,770	128,013
Pension payable	114,817	83,049
Others	512,251	569,807
	$5,269,927	$4,532,628

GORILLA TECHNOLOGY GROUP INC. AND SUBSIDIARIES
Notes to the Unaudited Condensed Interim Consolidated Financial Statements
Six Months Periods Ended June 30, 2022 AND 2021
Expressed in US dollars, except as otherwise indicated

14. Long-term borrowings

Type of borrowings	Interest rate range	June 30, 2022
Bank borrowings
Collateralized borrowings	1.78%	$56,078
Collateralized borrowings	2.47%	820,155
Collateralized borrowings	2.01%	3,252,986
Uncollateralized borrowings	2.42%	329,464
Collateralized borrowings	2.42%	3,155,520
Collateralized borrowings	2.42%	1,660,800
Collateralized borrowings	1.21%	2,212,975
Collateralized borrowings	1.00%~1.50%	383,698
		11,871,676
Less: Current portion		(1,833,732)
		$10,037,944
Type of borrowings	Interest rate range	December 31, 2021
Bank borrowings
Collateralized borrowings	1.50%	$90,317
Collateralized borrowings	2.10%	1,016,077
Collateralized borrowings	1.63%	3,958,427
Uncollateralized borrowings	2.05%	353,745
Collateralized borrowings	2.05%	3,388,080
Collateralized borrowings	2.05%	1,783,200
Collateralized borrowings	0.90%~1.60%	1,516,875
Collateralized borrowings	1.00%~1.50%	722,543
		12,829,264
Less: Current portion		(2,077,634)
		$10,751,630

Please refer to Note 12 for details of long-term borrowings.

15. Share-based payment

a)      For the six months ended June 30, 2022 and 2021, the Company’s share-based payment transactions were as follow:

Type of arrangement	Grant date	Quantity granted (Units)	Contract period	Vesting conditions
Employee share options	2017.1.1	106,300	5 years	Note 1
Employee share options	2018.1.1	34,000	5 years	Note 1
Employee share options	2019.1.1	186,000	5 years	Note 1
Employee share options	2021.10.5	207,412	5 years	Note 2
Employee share options	2021.10.5	113,524	5 years	Note 1
Employee share options	2022.2.23	274,682	5 years	Note 1

GORILLA TECHNOLOGY GROUP INC. AND SUBSIDIARIES
Notes to the Unaudited Condensed Interim Consolidated Financial Statements
Six Months Periods Ended June 30, 2022 AND 2021
Expressed in US dollars, except as otherwise indicated

15. Share-based payment (cont.)

Note 1: Employee share options granting period and exercise conditions are as follows:

Vesting period	Accumulated maximum exercisable employee share options
After 1 year	25%
After 2 years	50%
After 3 years	75%
After 4 years	100%

Note 2: Employee share options granting period and exercise conditions are as follows:

Vesting period	Accumulated maximum exercisable employee share options
At the beginning of year 1	25%
At the beginning of year 2	50%
At the beginning of year 3	75%
At the beginning of year 4	100%

The share-based payment arrangements above are settled by equity.

b)      Details of the share-based payment arrangements are as follows:

	Six months ended June 30, 2022		Six months ended June 30, 2021
	No. of options	Weighted average exercise price	No. of options	Weighted average exercise price
Options outstanding at January 1	404,454	$5.62	209,818	$5.24
Options granted	274,682	5.62	—	—
Options cancelled	(19,200)	5.62	—	—
Options exercised	—	—	(37,800)	5.16
Options outstanding at June 30	659,936	$5.62	172,018	$5.26
Options exercisable at June 30	230,053	$5.62	152,619	$4.95

c)      The weighted-average share price of share options at exercise dates for the six months ended June 30, 2021 was $5.16. No share options were exercised for the six months ended June 30, 2022.

d)      As of June 30, 2022 and 2021, the range of exercise prices of share options outstanding was $5.62 and $1.20 ~ $5.62, respectively; the weighted-average remaining contractual period was 3.28 years and 1.54 years, respectively.

GORILLA TECHNOLOGY GROUP INC. AND SUBSIDIARIES
Notes to the Unaudited Condensed Interim Consolidated Financial Statements
Six Months Periods Ended June 30, 2022 AND 2021
Expressed in US dollars, except as otherwise indicated

15. Share-based payment (cont.)

e)      The fair value of share options granted on grant date is measured using the Black-Scholes option-pricing model. Relevant information is as follows:

Type of arrangement	Grant Date	Share price (par value)	Exercise price	Expected price volatility (Note 1)		Expected option life	Expected dividends	Risk-free interest rate	Fair value per share (Note 2)
Employee share options	2017.1.1	$1.00	$5.62	32.11	%~42.11%	4.5 Years	—	1.05%	$5.73
Employee share options	2018.1.1	$1.00	$5.62	34.14	%~40.79%	4.5 Years	—	0.96%	$6.13
Employee share options	2019.1.1	$1.00	$5.62	33.35	%~38.93%	4.5 Years	—	1.01%	$6.86
Employee share options	2021.10.5	$1.00	$5.62	47.34	%~52.14%	3.5 Years	—	1.01%	$6.91
Employee share options	2021.10.5	$1.00	$5.62	45.32	%~51.27%	4.5 Years	—	1.01%	$6.91
Employee share options	2022.2.23	$1.00	$5.62	31.49	%~46.31%	4.5 Years	—	0.72%	$7.11

Note 1: Expected price volatility rate was estimated by using the share prices of the most recent period with length of this period approximate to the length of the share options’ expected life, and the standard deviation of return on the share during this period.

Note 2: Share-based payment expenses are recorded over each vesting period based on the fair value of share options granted. Relevant information is as follows:

Grant date	Exercise price	Fair value of first year	Fair value of second year	Fair value of third year	Fair value of fourth year
2017.1.1	$5.62	$0.90	$1.50	$1.70	$2.00
2018.1.1	$5.62	$1.20	$1.60	$2.00	$2.30
2019.1.1	$5.62	$1.70	$2.10	$2.40	$2.80
2021.10.5	$5.62	$1.90	$2.30	$2.70	$2.90
2021.10.5	$5.62	$2.30	$2.70	$2.90	$3.10
2022.2.23	$5.62	$1.90	$2.50	$3.00	$3.20

f)      Expenses incurred on share-based payment transactions are shown below:

	Six months ended June 30, 2022	Six months ended June 30, 2021
Equity-settled	$184,943	$37,319

16. Provisions

Six months ended June 30, 2022
Warranty
At January 1	$258,320
Additional provisions	30,895
Used during the period	(33,765)
Reversal of unused amounts	(39,846)
Net exchange differences	(16,300)
At June 30	$199,304

GORILLA TECHNOLOGY GROUP INC. AND SUBSIDIARIES
Notes to the Unaudited Condensed Interim Consolidated Financial Statements
Six Months Periods Ended June 30, 2022 AND 2021
Expressed in US dollars, except as otherwise indicated

16. Provisions (cont.)

Analysis of total provisions:

	June 30, 2022	December 31, 2021
Current	$119,370	$152,778
Non-current	$79,934	$105,542

The Group’s warranty provisions were associated with the sales of information, software and data processing services, and were estimated in accordance with the historical warranty data of products.

17. Share capital

a)      As of June 30, 2022, the Company’s authorized capital was $8,350,000, consisting of 8,350,000 shares of ordinary shares, and the issued and outstanding capital was $6,197,100, consisting of 6,197,100 shares of ordinary shares with par value of $1.

Movements in the number of the Company’s ordinary shares outstanding are as follows:

	2022	2021
At January 1	6,191,100	6,153,300
Employee share options exercised	6,000	37,800
At June 30	6,197,100	6,191,100

b)      The Company’s authorized and issued preferred share with par value of $1 are as follow:

	June 30, 2022		December 31, 2021
	Authorized	Issued	Authorized	Issued
Series A	1,650,000	1,639,344	1,650,000	1,639,344
Series B	1,600,000	1,558,312	1,600,000	1,589,957
Series C	1,220,000	1,182,926	1,220,000	1,182,926
Series D	1,450,000	1,432,665	1,450,000	1,432,665
	$5,920,000	$5,813,247	$5,920,000	$5,844,892

c)      Preferred shares are embedded with conversion option. Preferred shareholders are entitled to exercise their conversion option under the prescribed conditions at the prescribed exercise price.

Preferred shareholders are also entitled to convert any or all of their preferred shares at any time at certain conversion price for each of Series A, Series B, Series C, and Series D. In addition, all preferred shares will be converted into ordinary shares either before the date of Qualified IPO or with the acknowledgement of 80% of the preferred shareholders. When either condition stated above is met, the Company shall retract all outstanding preferred shares in accordance with the decisions of the Board of Directors and preferred shareholders’ meeting at the price prescribed in the Company’s Articles of Incorporation.

Preferred shares are non-cumulative and non-participating and are classified as equity instrument as the following criteria are met: i) holders of preferred shares have no redemption right, and ii) the conversion option to the holders of preferred shares are to be settled by the Company by delivering a fixed number of the Company’s ordinary shares.

d)      At the issuance of preferred shares, the Company accounted for the preferred shares as equity instrument. The portion of proceeds from each preferred share in excess of par value and the par value are recognized under “additional paid-in capital — preferred shares” and “preferred shares”.

Refer to Note 31 (a) for more information on the business combination.

GORILLA TECHNOLOGY GROUP INC. AND SUBSIDIARIES
Notes to the Unaudited Condensed Interim Consolidated Financial Statements
Six Months Periods Ended June 30, 2022 AND 2021
Expressed in US dollars, except as otherwise indicated

18. Retained earnings

a)      Under the Company’s Articles of Incorporation, the Company shall first take into consideration the Company’s financial structure, operating results and future expansion plans, then appropriate the remaining earnings to the preferred shareholders, then to the ordinary shareholders. If preferred shareholders were to convert their preferred share to ordinary share prior to the ex-dividend date, they shall enjoy the same rights as all other ordinary shareholders.

b)      The Group was in a net loss position for the six months ended June 30, 2022 and 2021, and no earnings distribution was resolved by the Board of Directors.

19. Revenue

	Six months ended June 30, 2022	Six months ended June 30, 2021
Revenue from contracts with customers
Hardware sales
Government
– Video IoT	$464	$—
Non-Government
– Video IoT	1,007,545	1,877,325
– Security Convergence	1,540,812	1,048,028
Software sales
Government
– Video IoT	24,402	—
Non-Government
– Video IoT	1,962,839	6,389,615
– Security Convergence	3,063,250	1,258,930
Service revenue
Government
– Video IoT	2,126,322	1,930,553
– Security Convergence	2,143,845	1,308,669
Non-Government
– Video IoT	1,804,438	709,216
– Security Convergence	127,013	578,382
	$13,800,930	$15,100,718

GORILLA TECHNOLOGY GROUP INC. AND SUBSIDIARIES
Notes to the Unaudited Condensed Interim Consolidated Financial Statements
Six Months Periods Ended June 30, 2022 AND 2021
Expressed in US dollars, except as otherwise indicated

19. Revenue (cont.)

a)      Disaggregation of revenue from contracts with customers

The Group derives revenue from the transfer of goods and services over time and at a point in time in the following major products lines and all revenue took place in Asia:

Six months ended June 30, 2022	Hardware	Software	Service	Total
Total segment revenue	$2,668,638	$5,050,491	$6,201,618	$13,920,747
Inter-segment revenue	(119,817)	—	—	(119,817)
Revenue from external customer contracts	$2,548,821	$5,050,491	$6,201,618	$13,800,930
Timing of revenue recognition
At a point in time	$2,548,821	$5,050,491	$—	$7,599,312
Over time	—	—	6,201,618	6,201,618
	$2,548,821	$5,050,491	$6,201,618	$13,800,930
Six months ended June 30, 2021	Hardware	Software	Service	Total
Total segment revenue	$3,091,734	$7,648,545	$4,526,820	$15,267,099
Inter-segment revenue	(166,381)	—	—	(166,381)
Revenue from external customer contracts	$2,925,353	$7,648,545	$4,526,820	$15,100,718
Timing of revenue recognition
At a point in time	$2,925,353	$7,648,545	$—	$10,573,898
Over time	—	—	4,526,820	4,526,820
	$2,925,353	$7,648,545	$4,526,820	$15,100,718

b)      Contract assets and liabilities

The Group has recognized the following revenue-related contract assets and liabilities:

	June 30, 2022	December 31, 2021
Contract assets:
Contract assets relating to service revenue	$1,237,738	$1,639,893

Contract liabilities:
Contract liabilities relating to service revenue	$18,808	$20,194

Revenue recognized that was included in the contract liability balance at the beginning of the period:

	Six months ended June 30, 2021	Six months ended June 30, 2022
Revenue recognized that was included in the contract liability balance at the beginning of the period
Service revenue	$20,194	$—

GORILLA TECHNOLOGY GROUP INC. AND SUBSIDIARIES
Notes to the Unaudited Condensed Interim Consolidated Financial Statements
Six Months Periods Ended June 30, 2022 AND 2021
Expressed in US dollars, except as otherwise indicated

19. Revenue (cont.)

c)      Significant changes in contract assets

The decrease in contract assets during the six months ended June 30, 2022 was attributed to progress of projects towards contract activities and is close to the agreed payment schedule.

d)      Unfulfilled long-term contracts

Aggregate amount of the transaction price allocated to long-term service contracts that are partially or fully unsatisfied as of June 30, 2022 and December 31, 2021, amounting to $6,022,100 and $9,371,628, respectively. Management expects that the transaction price allocated to the unsatisfied contracts as of June 30, 2022 and December 31, 2021, will be recognized as revenue from the second-half of 2022 to 2027 and from year 2022 to 2027, respectively. Except for the abovementioned contracts, all other service contracts are for periods of one year or less or are billed based on the amount of time incurred.

20. Other gains (losses) — net

	Six months ended June 30, 2021	Six months ended June 30, 2022
Net currency exchange gains (losses)	$705,601	$(84,589)
Other losses	(75,672)	(17,768)
	$629,929	$(102,357)

21. Finance costs

	Six months ended June 30, 2022	Six months ended June 30, 2021
Interest expense:
Bank borrowings	$275,653	$250,248
Loan from shareholders	187,500	—
Lease liabilities	895	278
	$464,048	$250,526

22. Expenses by nature

	Six months ended June 30, 2022	Six months ended June 30, 2021
Change in inventory of finished goods	$5,203,829	$8,005,689
Outsourcing charges	4,022,732	2,103,484
Depreciation charges on property, plant and equipment	3,393,739	2,949,842
Depreciation charges on right-of-use asset	26,654	8,493
Amortization charges on intangible assets	1,030,193	1,198,619
Employee benefit expense	5,973,286	5,710,300
Professional services expenses	2,178,586	48,408
Others	440,696	661,112
	$22,269,715	$20,685,947

GORILLA TECHNOLOGY GROUP INC. AND SUBSIDIARIES
Notes to the Unaudited Condensed Interim Consolidated Financial Statements
Six Months Periods Ended June 30, 2022 AND 2021
Expressed in US dollars, except as otherwise indicated

23. Employee benefit expense

	Six months ended June 30, 2022
	Operating costs	Operating expenses	Total
Wages and salaries	$87,074	$4,940,647	$5,027,721
Labour and health insurance fees	9,218	395,730	404,948
Pension	5,121	229,273	234,394
Share option expenses	—	184,943	184,943
Other personnel expenses	—	121,280	121,280
	$101,413	$5,871,873	$5,973,286
	Six months ended June 30, 2021
	Operating costs	Operating expenses	Total
Wages and salaries	$70,603	$4,852,090	$4,922,693
Labour and health insurance fees	7,553	385,230	392,783
Pension	4,051	219,304	223,355
Share option expenses	—	37,319	37,319
Other personnel expenses	—	134,150	134,150
	$82,207	$5,628,093	$5,710,300

24. Income tax

a)      Taiwan taxation

Taiwan profits tax has been provided for at the rate of 20% on the estimated assessable profits.

b)      Hong Kong taxation

Hong Kong profits tax has been provided for at the rate of 16.5% on the estimated assessable profits.

c)      Japan taxation

Japan profits tax has been provided for at the rate of 30.62% on the estimated assessable profits.

d)      United States taxation

United States profits tax has been provided for at the rate of 29.84% on the estimated assessable profits.

e)      Income tax expense (benefit)

Components of income tax expense (benefit):

	Six months ended June 30, 2022	Six months ended June 30, 2021
Current tax:
Current tax on profits for the period	$2,258	$1,392
Prior period income tax overestimation	(1,898)	—
Total current tax	360	1,392

Deferred tax:
Origination and reversal of temporary differences	366,631	(62,169)
Effect of exchange rates	(10,861)	(92)
Total deferred tax	355,770	(62,261)
Income tax expense (benefit)	$356,130	$(60,869)

GORILLA TECHNOLOGY GROUP INC. AND SUBSIDIARIES
Notes to the Unaudited Condensed Interim Consolidated Financial Statements
Six Months Periods Ended June 30, 2022 AND 2021
Expressed in US dollars, except as otherwise indicated

25. Loss per share

	Six months ended June 30, 2022
	Amount after tax	Weighted average number of ordinary shares outstanding	Loss per share
Basic/diluted loss per share
Basic/diluted loss per share
Loss attributable to the parent (Note 2)	$(8,636,040)	29,878,512	$(0.29)
	Six months ended June 30, 2021
	Amount after tax	Weighted average number of ordinary shares outstanding	Loss per share
Basic/diluted loss per share
Basic/diluted loss per share
Loss attributable to the parent (Note 2)	$(5,827,588)	29,669,014	$(0.20)

Note 1: On July 13, 2022, pursuant to the business combination agreement, the Company effected in the form of recapitalization, with 65,000,000 ordinary shares in total to be issued (the conversion ratio approximately of 4.82 on the shares of the Company’s ordinary share). Each eligible shareholder of record on July 13, 2022, including preferred shares converted into ordinary shares in accordance with the Company’s organizational documents and employees who holds vested stock options, received approximately 4.82 shares of ordinary share for each share of ordinary share then held or as converted. The increase in the number of ordinary shares outstanding of the Company as a result of the recapitalization occurred after the reporting period but before the condensed consolidated financial statements are authorized for issue, therefore the calculation of basic and diluted loss per share for all periods presented is based on the new number of shares and are adjusted retrospectively. Refer to Note 31 (a) for more information on the business combination.

Note 2: Employee share options and convertible preferred shares were excluded in the computation of diluted EPS since they were anti-dilutive for six months ended June 30, 2022 and December 31, 2021. The number of shares that were excluded from the EPS calculation above for six months ended June 30, 2022 and December 31, 2021 that could be dilutive in the future were 32,851,194 and 32,417,339, respectively.

26. Supplemental cash flow information

Investing activities with partial cash payments:

	Six months ended June 30, 2022	Six months ended June 30, 2021
Acquisition of property, plant and equipment	$2,952,138	$3,028,004
Add: Opening balance of payable on equipment	128,013	128,446
Less: Ending balance of payable on equipment	(264,770)	(841,798)
Cash paid during the period	$2,815,381	$2,314,652

GORILLA TECHNOLOGY GROUP INC. AND SUBSIDIARIES
Notes to the Unaudited Condensed Interim Consolidated Financial Statements
Six Months Periods Ended June 30, 2022 AND 2021
Expressed in US dollars, except as otherwise indicated

26. Supplemental cash flow information (cont.)

	Six months ended June 30, 2022	Six months ended June 30, 2021
	(Unaudited)	(Unaudited)
Acquisition of intangible Assets	$19,199	$5,540
Add: Opening balance of payable on intangible assets	727,060	—
Less: Ending balance of payable on intangible assets	(732,007)	—
Cash paid during the period	$14,252	$5,540

27. Changes in liabilities from financing activities

	Short-term borrowings	Long-term borrowings (including current portion)	Lease liabilities	Liabilities from financing activities-gross
At January 1, 2022	$22,968,092	$12,829,264	$124,175	$35,921,531
Changes in cash flow from financing activities	867,694	(218,746)	(26,503)	622,445
Changes in other noncash items	—	—	895	895
Impact of changes in foreign exchange rate	(1,481,262)	(738,842)	(8,532)	(2,228,636)
At June 30, 2022	$22,354,524	$11,871,676	$90,035	$34,316,235
	Short-term borrowings	Long-term borrowings (including current portion)	Lease liabilities	Liabilities from Financing activities-gross
At January 1, 2021	$17,785,057	$11,321,966	$34,685	$29,141,708
Changes in cash flow from financing activities	701,257	(487,167)	(8,520)	205,570
Changes in other noncash items	—	—	278	278
Impact of changes in foreign exchange rate	403,617	246,529	399	650,545
At June 30, 2021	$18,889,931	$11,081,328	$26,842	$29,998,101

28. Related party transactions

a)      Names of related parties and relationship

Names of related parties	Relationship with the Company
Kow Shyh-Pin	Director of the Company
Asteria Corporation	Director of the Company

b)      The Group lists Kow Shyh-Pin, the former chairman of the Board of Directors of Gorilla Taiwan, as the joint guarantor for its short-term borrowings and long-term borrowings for the six months ended June 30, 2022 and 2021. Please refer to Note 12 and Note 14 for further details.

GORILLA TECHNOLOGY GROUP INC. AND SUBSIDIARIES
Notes to the Unaudited Condensed Interim Consolidated Financial Statements
Six Months Periods Ended June 30, 2022 AND 2021
Expressed in US dollars, except as otherwise indicated

28. Related party transactions (cont.)

The Company’s interest expense and interest payable related to the loan from related parties are as below:

	Six months ended June 30, 2022	Six months ended June 30, 2021
Interest expense	$150,000	$—

	June 30, 2022	December 31, 2021
Interest payable	$246,987	$96,987

c)      Please refer to Note 12 for further details on loan from shareholders.

d)      Key management compensation

	Six months ended June 30, 2022	Six months ended June 30, 2021
Salaries and other short-term employee benefits	$393,331	$348,099
Post-employment benefits	7,495	7,667
Share option expenses	74,272	4,098
	$475,098	$359,864

29. Pledged assets

The Group’s assets pledged as collateral are as follows:

Pledged assets	Book value		Purpose
	June 30, 2022	December 31, 2021
Time deposits (shown as “Financial assets at amortized cost”)	$6,673,561	$8,820,613	Performance guarantee, deposit letter of credit and short-term borrowings
Land	13,141,665	14,110,197	Long-term and short-term borrowings
Buildings and structures	2,499,099	2,721,367	Long-term and short-term borrowings
	$22,314,325	$25,652,177

30. Significant contingent liabilities and unrecognized contract commitments

a)      On December 21, 2021, the Group entered into a business combination agreement with Global in respect of de- SPAC merger and this business combination agreement was amended and restated on May 18, 2022. The business combination agreement was entered into to raise capital through a merger with Global, a NASDAQ-listed entity, and includes a minimum of $50 million gross cash at closing, along with customary closing conditions. Refer to Note 31 (a) for more information.

b)      The significant unrecognized contract commitments are listed below:

i)       As of June 30, 2022 and December 31, 2021, the guaranteed notes secured for service project or warranty of NSGUARD Technology Inc. amounted to $60,565 and $65,029, respectively.

ii)      As of June 30, 2022 and December 31, 2021, the banker’s letter of guarantee issued by the bank at the request of Gorilla Technology Inc. amounted to $2,134,646 and $3,813,021, respectively.

GORILLA TECHNOLOGY GROUP INC. AND SUBSIDIARIES
Notes to the Unaudited Condensed Interim Consolidated Financial Statements
Six Months Periods Ended June 30, 2022 AND 2021
Expressed in US dollars, except as otherwise indicated

30. Significant contingent liabilities and unrecognized contract commitments (cont.)

iii)    As of June 30, 2022 and December 31, 2021, the banker’s letter of guarantee issued by the bank at the request of NSGUARD Technology Inc. amounted to $1,132,308 and $866,279, respectively.

iv)     As of June 30, 2022, the Company issued a promissory note of $5,000,000 under the shareholder loan agreement with Kow Shyh-Pin, Asteria Corporation, and Berwick Resources Limited.

31. Significant events after the balance date

a)      On July 13, 2022 (the “Closing Date”), the business combination pursuant to the business combination agreement dated on May 18, 2022 was approved at an extraordinary general meeting of Gorilla’s shareholders and an extraordinary general meeting of Global’s shareholders, with holders of subunits of Global redeeming approximately 88.4% of the pre-merger outstanding subunits. As contemplated by the business combination agreement, Gorilla Merger Sub, Inc. merged with and into Global, with Global surviving as a wholly-owned subsidiary of Gorilla (the “Merger”, and together with the other transactions contemplated by the business combination agreement and certain ancillary documents, the “Transactions”).

Pursuant to the business combination agreement, immediately prior to the Effective Time (as defined in the business combination agreement), the Company effected a recapitalization pursuant to which the preference shares of the Company were converted into ordinary shares of the Company (the “Gorilla Ordinary Shares”) in accordance with the Company’s organizational documents.

On the Closing Date, the following securities issuances were made by the Company to Global’s securityholders: (i) each outstanding ordinary share of Global (including Global Class A ordinary shares and Global Class B ordinary shares, (the “Global Ordinary Shares”) and including the Global Class A ordinary shares included as part of the PIPE Investment (as defined below)) was exchanged for (A) one Gorilla Ordinary Share and (B) one Class A contingent value right of the Company (“Class A CVR”), and (ii) each outstanding warrant of Global was converted into a warrant to purchase the same number of Gorilla Ordinary Shares at the same exercise price and for the same exercise period (“Gorilla Warrant”).

Concurrently with the execution of the business combination agreement, the Company waived a minimum of $50 million gross cash condition to close the business combination and the Company and Global entered into subscription agreements (as amended, the “Subscription Agreements”) with certain investors (the “PIPE Investors”). Net proceeds received from the PIPE Investors were $30.3 million (the “PIPE Investment”).

The Gorilla Ordinary Shares and Gorilla Warrants commenced trading on The Nasdaq Capital Market on July 14, 2022 under the ticker symbols “GRRR” and “GRRRW,” respectively.

The business combination is accounted for as a capital reorganization. The business combination, which is not within the scope of IFRS 3 as Global does not meet the definition of a business in accordance with IFRS 3, is accounted for within the scope of IFRS 2. As such, the business combination is treated as the equivalent of the Company issuing shares at the closing of the business combination for the net assets of Global as of Closing Date, accompanied by a recapitalization. The net assets of Global are stated at historical cost, with no goodwill or other intangible assets recorded. Any excess of the fair value of the Company’s shares issued considering a fair value of the Gorilla Ordinary Shares of $10.6 per share (price of Gorilla’s Ordinary Shares at Closing Date) over the fair value of Global’s identifiable net assets acquired represents compensation for the service of a stock exchange listing for its shares and is expensed as incurred (“share listing expense”).

GORILLA TECHNOLOGY GROUP INC. AND SUBSIDIARIES
Notes to the Unaudited Condensed Interim Consolidated Financial Statements
Six Months Periods Ended June 30, 2022 AND 2021
Expressed in US dollars, except as otherwise indicated

31. Significant events after the balance date (cont.)

As of July 13, 2022 (dollars in thousands)
Fair value of equity consideration issued by the Company
Fair value of Global Class A ordinary shares outstanding	$55,177
Fair value of Global Class B ordinary shares outstanding	45,447
$100,624
Fair value of Global net assets acquired
Net cash proceeds from Global and PIPE Investment	$32,324
Warrant liabilities	(2,496)
Others	695
$30,523

Estimated share listing expense	$70,101

b)      On September 1, 2022, the Company filed dissolution of Gorilla Intelligence Technology Co. Ltd. (Gorilla Shanghai), a wholly owned subsidiary which was incorporated in the Shanghai, China and dormant since year 2021.

c)      In September 2022, the loan from shareholders were repaid to Kow Shyh-Pin in the amount of $1,000,000 and Asteria Corporation in the amount of $3,000,000, and the maturity date of the Note issued to Berwick Resources Limited was extended to January 31, 2023.

32. Capital management

The Group’s objectives when managing capital are to safeguard the Group’s ability to continue as a going concern in order to provide returns for shareholders and to maintain an optimal capital structure to reduce the cost of capital. In order to maintain or adjust the capital structure, the Group may adjust the amount of dividends paid to shareholders, return capital to shareholders, issue new shares or sell assets to reduce debt. The Group monitors capital on the basis of the gearing ratio. This ratio is calculated as net debt divided by total capital. Net debt is calculated as total borrowings (including ‘current and non-current borrowings’ as shown in the condensed interim consolidated balance sheet) less cash and cash equivalents. Total capital is calculated as ‘equity’ as shown in the condensed consolidated balance sheet plus net debt.

The gearing ratios at June 30, 2022 and December 31, 2021 were as follows:

	June 30, 2022	December 31, 2021
Total borrowings	$34,226,200	$35,797,356
Less: Cash and cash equivalents	(5,550,103)	(9,944,748)
Net debt	28,676,097	25,852,608
Total equity	36,602,059	45,929,103
Total capital	$65,278,156	$71,781,711
Gearing ratio	44%	36%

GORILLA TECHNOLOGY GROUP INC. AND SUBSIDIARIES
Notes to the Unaudited Condensed Interim Consolidated Financial Statements
Six Months Periods Ended June 30, 2022 AND 2021
Expressed in US dollars, except as otherwise indicated

33. Financial instruments

a)      Financial instruments by category

	June 30, 2022	December 31, 2021
Financial assets
Financial assets at amortized cost (Note)	$48,560,218	$54,047,013
	June 30, 2022	December 31, 2021
Financial liabilities
Financial liabilities at amortized cost (Note)	$48,711,301	$48,391,153

Note: Financial assets at amortized cost include cash and cash equivalents, financial assets at amortized cost, accounts receivable, other receivables and part of other non-current assets. Financial liabilities at amortized cost include short-term borrowings, notes and accounts payable, other payables and long-term borrowings (including current portion).

b)      Financial risk management policies

i)       The Group’s activities expose it to a variety of financial risks: market risk (including foreign exchange risk and interest rate risk), credit risk and liquidity risk. The Group’s overall risk management programme focuses on the unpredictability of financial markets and seeks to minimize potential adverse effects on the Group’s financial condition and financial performance.

ii)      Risk management is carried out by a central treasury department (Group treasury) under policies approved by the Board of Directors. Group treasury identifies and evaluates financial risks in close cooperation with the Group’s operating units. The Board provides written principles for overall risk management, as well as written policies covering specific areas and matters, such as foreign exchange risk, interest rate risk, credit risk, use of non-derivative financial instruments, and investment of excess liquidity.

c)      Significant financial risks and degrees of financial risks

i)       Market risk

Foreign exchange risk

1.      The Group’s businesses involve some non-functional currency operations (the Company’s and certain subsidiaries’ functional currency: USD; other certain subsidiaries’ functional currency: NTD). The information on assets and liabilities denominated in foreign currencies whose values would be materially affected by the exchange rate fluctuations is as follows:

	June 30, 2022
	Foreign currency amount (in thousands)	Exchange rate	Book value (USD)
(Foreign currency: functional currency)
Financial assets
Monetary items
NTD:USD	$563,200	0.034	$18,950,216
Financial liabilities
Monetary items
NTD:USD	375,144	0.034	12,622,618

GORILLA TECHNOLOGY GROUP INC. AND SUBSIDIARIES
Notes to the Unaudited Condensed Interim Consolidated Financial Statements
Six Months Periods Ended June 30, 2022 AND 2021
Expressed in US dollars, except as otherwise indicated

33. Financial instruments (cont.)

	December 31, 2021
	Foreign currency amount (in thousands)	Exchange rate	Book value (USD)
(Foreign currency: functional currency)
Financial assets
Monetary items
NTD:USD	$606,583	0.036	$21,836,770
Financial liabilities
Monetary items
NTD:USD	304,944	0.036	10,978,261

2.      The total exchange gain or (loss) (including realized and unrealized) arising from significant foreign exchange variation on the monetary items held by the Group for the six months ended June 30, 2022 and 2021 amounting to $705,601 and ($84,589), respectively.

3.      Analysis of foreign currency market risk arising from significant foreign exchange variation:

	Six months ended June 30, 2022
	Sensitivity analysis
	Degree of variation	Effect on profit or loss (USD)	Effect on other comprehensive income
(Foreign currency: functional currency)
Financial assets
Monetary items
NTD:USD	1%	$189,502	$—
Financial liabilities
Monetary items
NTD:USD	1%	126,226	—
	Six months ended June 30, 2021
	Sensitivity analysis
	Degree of variation	Effect on profit or loss (USD)	Effect on other comprehensive income
(Foreign currency: functional currency)
Financial assets
Monetary items
NTD:USD	1%	$140,909	$—
Financial liabilities
Monetary items
NTD:USD	1%	103,757	—

GORILLA TECHNOLOGY GROUP INC. AND SUBSIDIARIES
Notes to the Unaudited Condensed Interim Consolidated Financial Statements
Six Months Periods Ended June 30, 2022 AND 2021
Expressed in US dollars, except as otherwise indicated

33. Financial instruments (cont.)

Price risk

As of June 30, 2022 and December 31, 2021, the Group is not exposed to material price risk of equity instrument.

Cash flow and interest rate risk

The Group held short-term borrowings with variable rates, of which short-term effective rate would change with market interest rate, and then affect the future cash flow. Every 1% increase in the market interest rate would result to an increase of $89,418 and $94,450 in the cash outflow for the six months ended June 30, 2022 and 2021, respectively.

ii)      Credit risk

1.      Credit risk refers to the risk of financial loss to the Group arising from default by the clients or counterparties of financial instruments on the contract obligations. The main factor is that counterparties could not repay the outstanding accounts receivable based on the agreed terms.

2.       The Group manages its credit risk taking into consideration the entire Group’s concern. For banks and financial institutions, only independently rated parties with at least BBB+ credit rating determined by Standard & Poor’s are accepted. According to the Group’s credit policy, each local entity in the Group is responsible for managing and analyzing the credit risk for each of their new clients before standard payment and delivery terms and conditions are offered. Internal risk control assesses the credit quality of the customers, taking into account their financial position, past experience and other factors. Individual risk limits are set based on internal or external ratings in accordance with limits set by the Board of Directors. The utilization of credit limits is regularly monitored.

3.      The Group adopts the following assumption under IFRS 9 to assess whether there has been a significant increase in credit risk on that instrument since initial recognition: If the domestic and foreign contract payments were past due over 180 days based on the terms, there has been a significant increase in credit risk on that instrument since initial recognition.

4.      The Group adopts the assumption under IFRS 9, that is, the default occurs when the contract payments are past due over one year. Longer payment terms are given to customers and default barely occurred even though the contract payments are past due within one year in the past because of the industry characteristics of the Group and positive long-term relationship with customers. Therefore, a more lagging default criterion is appropriate to determine the risk of default occurring.

5.      The Group classifies customer’s accounts receivable in accordance with customer types. The Group applies the modified approach using the provision matrix and loss rate methodology to estimate expected credit loss.

6.      The Group used the forecast ability to adjust historical and timely information to assess the default possibility of accounts receivable. On June 30, 2022 and December 31, 2021, the provision matrix is as follows:

	Not past due	Up to 180 days past due	Up to 365 days past due	Over 366 days past due	Total
At June 30, 2022
Expected loss rate	0.03%~5%	5%	12%~15%	100%
Total book value	$29,347,174	$2,427,318	$3,665,720	$842,784	$36,282,996
Loss allowance	8,804	121,366	510,198	842,784	1,483,152

GORILLA TECHNOLOGY GROUP INC. AND SUBSIDIARIES
Notes to the Unaudited Condensed Interim Consolidated Financial Statements
Six Months Periods Ended June 30, 2022 AND 2021
Expressed in US dollars, except as otherwise indicated

33. Financial instruments (cont.)

	Not past due	Up to 180 days past due	Up to 365 days past due	Over 366 days past due	Total
At December 31, 2021
Expected loss rate	0.24%~0.29%	1%~2%	21.45%	100%
Total book value	$29,794,677	$5,049,007	$167,750	$1,296,675	$36,308,109
Loss allowance	77,930	75,704	35,982	1,296,675	1,486,291

7.      Movements in relation to the Group applying the modified approach to provide loss allowance for accounts receivable are as follows:

2022
Notes and accounts receivable
At January 1	$1,486,291
Effect of foreign exchange	(3,139)
At June 30	$1,483,152
2021
Notes and accounts receivable
At January 1	$2,082,229
Effect of foreign exchange	297
At June 30	$2,082,526

8.      The Group’s credit risk exposure in relation to contract assets under IFRS 9 as at June 30, 2022 and December 31, 2021 are immaterial.

9.       The Group held cash and cash equivalents and financial assets at amortized cost of $12,383,758 and $19,003,825 with banks as at June 30, 2022 and December 31, 2021, respectively which are considered to have low credit risk. The balances are measured on 12-months expected credit losses and subject to immaterial credit loss.

10.    Other receivables and non-current assets of $1,376,616 and $241,300 as at June 30, 2022 and December 31, 2021, respectively are considered to have low credit risk. The other receivables and other non-current assets are measured on 12-months expected credit losses and subject to immaterial credit loss.

iii)    Liquidity risk

1.      Cash flow forecasting is performed in the operating entities of the Group and aggregated by Group treasury. Group treasury monitors rolling forecasts of the Group’s liquidity requirements to ensure it has sufficient cash to meet operational needs while maintaining sufficient headroom on its undrawn committed borrowing facilities at all times so that the Group does not breach borrowing limits or covenants on any of its borrowing facilities. Such forecasting takes into consideration the Group’s debt financing plans, covenant compliance, compliance with internal balance sheet ratio targets.

GORILLA TECHNOLOGY GROUP INC. AND SUBSIDIARIES
Notes to the Unaudited Condensed Interim Consolidated Financial Statements
Six Months Periods Ended June 30, 2022 AND 2021
Expressed in US dollars, except as otherwise indicated

33. Financial instruments (cont.)

2.      Please refer to Note 12 for undrawn borrowing facilities as at June 30, 2022 and December 31, 2021.

3.      The table below analyzes the Group’s non-derivative financial liabilities into relevant maturity groupings based on the remaining period at the balance sheet date to the contractual maturity date for non-derivative financial liabilities. The amounts disclosed in the table are the contractual undiscounted cash flows.

Non-derivative financial liabilities:	Less than 1 year	Over 1 year
June 30, 2022
Lease liabilities	$52,446	$42,223
Long-term borrowings (including current portion)	1,833,732	10,037,944
Non-derivative financial liabilities:	Less than 1 year	Over 1 year
December 31, 2021
Lease liabilities	$56,214	$70,461
Long-term borrowings (including current portion)	2,307,619	11,569,683

Except for the above, the Group’s non-derivative financial liabilities are due less than 1 year.

4.      The Group does not expect the timing of occurrence of the cash flows estimated through the maturity date analysis will be significantly earlier, nor expect the actual cash flow amount will be significantly different.

34. Fair value information

Details of the fair value of the Group’s financial assets and financial liabilities not measured at fair value are provided in Note 33. The Group has no financial assets and non-financial assets that are measured at fair value.

35. Segment Information

a)      General information

The Group uses the product line as basis for providing information to the chief operating decision-maker. The Group currently divides the sales order district into three major product lines: video IoT, security convergence and other. The chief operating decision-maker makes decision concerning financial management as well as evaluation of the business performance based on these three product lines; therefore, the reportable segments are video IoT, security convergence and other.

b)      Measurement of segment information

The Group evaluates the performance of the operating segments based on a measure of revenue and income before tax, in a manner consistent with that in the statement of income. The accounting policies of the operating segments are in agreement with the significant accounting policies in the consolidated financial statements for the year ended December 31, 2021. Sale transactions among segments are based on arms-length principle.

GORILLA TECHNOLOGY GROUP INC. AND SUBSIDIARIES
Notes to the Unaudited Condensed Interim Consolidated Financial Statements
Six Months Periods Ended June 30, 2022 AND 2021
Expressed in US dollars, except as otherwise indicated

35. Segment Information (cont.)

c)      Reconciliation of segment income, assets and liabilities

The segment information provided to the chief operating decision-maker for the reportable segments is as follows:

	Six months ended June 30, 2022
	Security Convergence	Video IoT	Other segment (Note 1)	Adjustment and write-off (Note 2)	Consolidation
Revenue from external customers	$6,874,920	$6,926,010	$—	$—	$13,800,930
Inter-segment revenue	119,817	—		(119,817)	—
Total segment revenue	$6,994,737	$6,926,010	$—	$(119,817)	$13,800,930
Segment loss before tax	$1,719,657	$4,058,139	$2,502,114	$—	$8,279,910
Segment including:
Depreciation	$1,289,474	$2,130,919	$—	$—	$3,420,393
Amortization	$499,814	$530,379	$—	$—	$1,030,193
Interest income	$(1,293)	$(8,715)	$(1,949)	$—	$(11,957)
Interest expense	$105,632	$170,916	$187,500	$—	$464,048
Tax expense	$23,366	$330,507	$2,257	$—	$356,130
Segment assets	$35,363,269	$55,173,715	$54,962,700	$(59,674,078)	$85,825,606
Segment liabilities	$36,038,406	$48,388,812	$15,594,541	$(50,798,212)	$49,223,547
	Six months ended June 30, 2021
	Security Convergence	Video IoT	Other segment (Note 1)	Adjustment and write-off (Note 2)	Consolidation
Revenue from external	$4,194,009	$10,906,709	$—	$—	$15,100,718
Inter-segment revenue	166,381	—		(166,381)	—
Total segment revenue	$4,360,390	$10,906,709	$—	$(166,381)	$15,100,718
Segment loss before tax	$1,873,069	$3,815,878	$199,510	$—	$5,888,457
Segment including:
Depreciation	$1,031,190	$1,927,145	$—	$—	$2,958,335
Amortization	$413,533	$785,086	$—	$—	$1,198,619
Interest income	$(1,323)	$(18,460)	$(2,546)	$—	$(22,329)
Interest expense	$88,033	$161,104	$1,389	$—	$250,526
Tax benefit	$(14,662)	$(39,211)	$(6,996)	$—	$(60,869)
Segment assets	$26,663,667	$64,081,234	$58,299,118	$(63,179,193)	$85,864,826
Segment liabilities	$24,697,247	$54,570,900	$1,914,989	$(43,318,203)	$37,864,933

Note 1: Other segment is composed of holding companies and oversea subsidiaries which are excluded from reportable segments of Security Convergence or Video IoT.

Note 2: Adjustment and write-off represents elimination for intercompany transactions for consolidation purpose.

d)      Reconciliation for segment income (loss)

i)       Sales between segments are carried out at arm’s length. The revenue from external customers reported to the chief operating decision-maker is measured in a manner consistent with that in the statement of comprehensive income.

ii)      Please refer to Note 35 c) for information on total condensed consolidated profit or loss after reconciliation and reconciliation for profit after tax of reportable segments during the current period.

GORILLA TECHNOLOGY GROUP INC. AND SUBSIDIARIES
Notes to the Unaudited Condensed Interim Consolidated Financial Statements
Six Months Periods Ended June 30, 2022 AND 2021
Expressed in US dollars, except as otherwise indicated

35. Segment Information (cont.)

e)      Information on product and service

The main business of the Group are providing information, software and data processing services. Please refer to Note 19 for the disclosure information by products and services.

f)      Geographical information

Geographical information for the six months ended June 30, 2022 and 2021 is as follows:

	Six months ended June 30, 2022		Six months ended June 30, 2021
	Revenue	Non-current assets	Revenue	Non-current assets
Asia	$13,797,420	$34,319,160	$15,097,208	$36,748,195
Americas	3,510	158	3,510	158
	$13,800,930	$34,319,318	$15,100,718	$36,748,353

g)      Major customer information

Information of major customers that exceed 10% of the revenue in the statements of comprehensive income for the six months ended June 30, 2022 and 2021 is as follows:

	Six months ended June 30, 2022		Six months ended June 30, 2021
Customer	Revenue	Segment	Revenue	Segment
Customer A	$2,515,624	Security Convergence	$2,324,427	Video IoT
Customer B	—	Not applicable	1,734,351	Note 1

Note 1: The Group sells products from both segments, Video IoT and security convergence.

Note 2: No customer accounted for over 10% of total accounts receivable as of June 30, 2022 and 2021.

36. Other disclosure

The COVID-19 pandemic has affected almost all countries of the world, and resulted in border closures, production stoppages, workplace closures, movement controls and other measures imposed by the various governments. The Group’s significant operation is Taiwan, of which has been affected by the spread of COVID-19 since 2020.

Our financial performance has been affected by the outbreak of COVID-19. COVID-19 has disrupted our operations and the operations of our suppliers, customers, and other business partners and may continue to do so for an indefinite period of time, including as a result of travel restrictions and/or business shutdowns. A slowdown in economic activity as a result of COVID-19 can be expected to result in a reduction in demand for our products.

The Group has considered the market conditions (including the impact of COVID-19) as at the balance sheet date, in making estimates and judgements on the recoverability of assets and provisions for sales and service contracts as at June 30, 2022. Estimates and judgements may differ from the actual result.

This is a rapidly evolving situation and the impact of COVID-19 on the global economy and our business is uncertain at this time. While it is not possible at this time to estimate the impact that COVID-19 could have on worldwide economic activity and our business, the continued spread of COVID-19 and the measures taken by governments, businesses and other organizations in response to COVID-19 are expected to reduce our financial performance and could have an adverse impact our business, financial condition and results of operations.

Report of Independent Registered Public Accounting Firm

To the Shareholders and the Board of Directors of Gorilla Technology Group Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Gorilla Technology Group Inc. and its subsidiaries (the “Company”) as of December 31, 2021 and 2020, and the related consolidated statements of comprehensive loss, of changes in equity and of cash flows for the years then ended, including the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021 and 2020, and the results of its operations and its cash flows for the years then ended, in conformity with International Financial Reporting Standards as issued by the International Accounting Standards Board.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits of these consolidated financial statements in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers, Taiwan

Taipei, Taiwan
Republic of China
May 18, 2022

We have served as the Company’s auditor since 2007.

GORILLA TECHNOLOGY GROUP INC. AND SUBSIDIARIES
BALANCE SHEETS
DECEMBER 31, 2021 AND 2020
(Expressed in United States dollars)

Items	Notes	December 31, 2021	December 31, 2020
Assets
Current assets
Cash and cash equivalents	5	$9,944,748	$12,153,256
Financial assets at amortized cost – current	6 and 34	9,008,499	7,434,940
Contract assets	21	1,639,893	1,480,923
Accounts receivable	7	34,821,818	33,386,894
Inventories	8	152,227	89,778
Other current assets		257,432	219,806
Total current assets		55,824,617	54,765,597
Non-current assets
Financial assets at amortized cost – non-current	6 and 34	50,578	180,745
Property, plant and equipment	9 and 34	34,395,070	32,391,612
Right-of-use assets	10	123,375	34,075
Intangible assets	11	3,419,469	4,108,878
Deferred income tax assets	29	410,203	214,608
Other non-current assets	16	707,391	591,927
Total non-current assets		39,106,086	37,521,845
Total assets		$94,930,703	$92,287,442
Liabilities and Equity
Liabilities
Current liabilities
Short-term borrowings	13, 33 and 34	$22,968,092	$17,785,057
Contract liabilities	21	20,194	—
Notes payable		668	36,503
Accounts payable		8,060,501	6,689,484
Other payables	14	4,532,628	2,433,858
Provisions – current	18	152,778	109,669
Lease liabilities – current		54,588	15,488
Long-term borrowings, current portion	15, 33 and 34	2,077,634	1,344,507
Other current liabilities, others		129,356	100,790
Total current liabilities		37,996,439	28,515,356
Non-current liabilities
Long-term borrowings	15, 33 and 34	10,751,630	9,977,459
Provisions – non-current	18	105,542	147,814
Deferred income tax liabilities	29	78,402	127,774
Lease liabilities – non-current		69,587	19,197
Total non-current liabilities		11,005,161	10,272,244
Total liabilities		49,001,600	38,787,600
Equity
Equity attributable to owners of parent
Share capital	19
Ordinary share		6,191,100	6,153,300
Preferred share		5,844,892	5,844,892
Advance receipts for share capital		33,720	—
Capital surplus
Capital surplus		41,301,738	40,861,797
Retained earnings	20
Accumulated deficit		(9,454,565)	(919,358)
Other equity interest
Financial statements translation differences of foreign operations		2,042,218	1,589,211
Treasury shares		(30,000)	(30,000)
Equity attributable to owners of the parent		45,929,103	53,499,842
Total equity		45,929,103	53,499,842
Significant contingent liabilities and unrecognized contract commitments	35
Total liabilities and equity		$94,930,703	$92,287,442

The accompanying notes are an integral part of these financial statements.

GORILLA TECHNOLOGY GROUP INC. AND SUBSIDIARIES
STATEMENTS OF COMPREHENSIVE LOSS
YEARS ENDED DECEMBER 31, 2021 AND 2020
(Expressed in United States dollars)

	Year ended December 31
Items	Notes	2021	2020
Revenue	21	$42,242,863	$45,412,589
Cost of revenue	8, 26 and 27	(26,468,662)	(26,857,201)
Gross profit		15,774,201	18,555,388
Operating expenses	26, 27 and 33
Selling expenses		(4,961,639)	(5,331,150)
General and administrative expenses		(3,430,230)	(2,932,144)
Research and development expenses		(15,053,175)	(14,342,826)
Expected credit losses	38	(404,210)	—
Other income	22	43,819	59,198
Other losses – net	23	(127,025)	(1,702,379)
Total operating expenses		(23,932,460)	(24,249,301)
Operating loss		(8,158,259)	(5,693,913)
Non-operating income and expenses
Interest income	24	37,869	159,275
Finance costs	25	(666,349)	(461,118)
Total non-operating income and expenses		(628,480)	(301,843)
Loss before income tax		(8,786,739)	(5,995,756)
Income tax benefit	29	238,445	74,903
Loss for the year		$(8,548,294)	$(5,920,853)
Other comprehensive income
Components of other comprehensive income that may not be reclassified to profit or loss
Remeasurement of defined benefit plans	16	$13,087	$(7,589)
Components of other comprehensive income that may be reclassified to profit or loss
Exchange differences on translation of foreign operations		453,007	778,758
Other comprehensive income for the year, net of tax		$466,094	$771,169
Total comprehensive loss for the year		$(8,082,200)	$(5,149,684)
Loss per share
Basic loss per share	30	$(1.39)	$(0.96)
Diluted loss per share	30	$(1.39)	$(0.96)

The accompanying notes are an integral part of these financial statements.

GORILLA TECHNOLOGY GROUP INC. AND SUBSIDIARIES
STATEMENTS OF CHANGES IN EQUITY
YEARS ENDED DECEMBER 31, 2021 AND 2020
(Expressed in United States dollars)

		Equity attributable to owners of the parent
		Share Capital			Capital Surplus
	Notes	Share capital – ordinary share	Share capital – preferred share	Advance receipts for share capital	Additional paid in capital in excess of par value of common share	Additional paid in capital- treasury share transactions	Employee share options	Additional paid in capital in excess of par value of preferred share	Unappropriated retained earnings/ (accumulated deficit)	Financial statements translation differences of foreign operations	Treasury shares	Total
Year 2020
Balance at January 1, 2020		$6,099,525	$5,844,892	$—	$142,966	$935,731	$978,828	$38,603,627	$5,009,084	$810,453	$(30,000)	$58,395,106
Loss for the year		—	—	—	—	—	—	—	(5,920,853)	—	—	(5,920,853)
Other comprehensive income		—	—	—	—	—	—	—	(7,589)	778,758	—	771,169
Total comprehensive loss for the year		—	—	—	—	—	—	—	(5,928,442)	778,758	—	(5,149,684)
Exercise of share options	17	53,775	—	—	79,678	—	(21,449)	—	—	—	—	112,004
Employee share option plans	17	—	—	—	—	—	142,416	—	—	—	—	142,416
Balance at December 31, 2020		$6,153,300	$5,844,892	$—	$222,644	$935,731	$1,099,795	$38,603,627	$(919,358)	$1,589,211	$(30,000)	$53,499,842
Year 2021
Balance at January 1, 2021		$6,153,300	$5,844,892	$—	$222,644	$935,731	$1,099,795	$38,603,627	$(919,358)	$1,589,211	$(30,000)	$53,499,842
Loss for the year		—	—	—	—	—	—	—	(8,548,294)	—	—	(8,548,294)
Other comprehensive income		—	—	—	—	—	—	—	13,087	453,007	—	466,094
Total comprehensive loss for the year		—	—	—	—	—	—	—	(8,535,207)	453,007	—	(8,082,200)
Exercise of share options	17	37,800	—	33,720	138,590	—	(74,590)	—	—	—	—	135,520
Expiration of share options		—	—	—	125,530	—	(125,530)	—	—	—	—	—
Employee share option plans	17	—	—	—	—	—	375,941	—	—	—	—	375,941
Balance at December 31, 2021		$6,191,100	$5,844,892	$33,720	$486,764	$935,731	$1,275,616	$38,603,627	$(9,454,565)	$2,042,218	$(30,000)	$45,929,103

The accompanying notes are an integral part of these financial statements.

GORILLA TECHNOLOGY GROUP INC. AND SUBSIDIARIES
Statements of Cash Flows
YEARS ENDED DECEMBER 31, 2021 AND 2020
(Expressed in United States dollars)

	Year ended December 31
	Notes	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES
Loss before tax		$(8,786,739)	$(5,995,756)
Adjustments
Adjustments to reconcile profit (loss)
Expected credit losses	38	404,210	—
Depreciation expenses	9, 10 and 26	6,385,999	5,307,581
Amortization expenses	11 and 26	2,361,009	2,897,975
(Gain) loss on disposal of property, plant and equipment	23	(459)	856
Impairment loss	12 and 23	—	1,238,548
Share option expenses	17	375,941	142,416
Interest expense	25	666,349	461,118
Interest income	24	(37,869)	(159,275)
Gains on reversal of accounts payable	22	—	(25,523)
Losses on disposal of subsidiaries	23	—	124,441
Changes in operating assets and liabilities
Changes in operating assets
Contract assets		(158,970)	(972,189)
Notes receivable		—	3,074,266
Accounts receivable		(1,579,304)	(5,060,026)
Inventories		(62,449)	68,568
Other current assets		156,646	(50,786)
Other non-current assets		(30,235)	(18,657)
Changes in operating liabilities
Contract liabilities		20,194	—
Notes payable		(35,835)	(5,850,712)
Accounts payable		1,371,017	3,102,523
Other payables		1,163,036	31,344
Provisions		837	103,850
Other current liabilities		28,566	(64,222)
Cash inflow (outflow) generated from operations		2,241,944	(1,643,660)
Interest received		37,869	159,275
Interest paid		(655,673)	(461,118)
Tax paid		(1,167)	—
Net cash flows from (used in) operating activities		1,622,973	(1,945,503)
CASH FLOWS FROM INVESTING ACTIVITIES
Acquisition of property, plant and equipment	31	(7,496,271)	(4,121,887)
Proceeds from disposal of property, plant and equipment		459	6,180
Acquisition of intangible assets	31	(899,005)	(1,404,192)
Disposal in financial assets at amortized cost		135,937	26,483
Investment in financial assets at amortized cost		(1,579,329)	(2,245,333)
(Increase) decrease in guarantee deposits		(72,142)	5,087
Net cash flows used in investing activities		(9,910,351)	(7,733,662)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from short-term borrowings	13, 32 and 33	5,000,000	3,508,961
Repayments of short-term borrowings	32	(327,098)	—
Proceeds from long-term borrowings	32	6,146,341	1,184,469
Repayments of long-term borrowings	32	(4,933,134)	(900,682)
Principal repayment of lease liabilities	32	(33,864)	(29,716)
Exercise of share options		135,520	112,004
Net cash flows from financing activities		5,987,765	3,875,036
Effect of foreign exchange rate changes		91,105	324,900
Net decrease in cash and cash equivalents		(2,208,508)	(5,479,229)
Cash and cash equivalents at beginning of year	5	12,153,256	17,632,485
Cash and cash equivalents at end of year	5	$9,944,748	$12,153,256

The accompanying notes are an integral part of these financial statements.

GORILLA TECHNOLOGY GROUP INC. AND SUBSIDIARIES

Notes to the Consolidated Financial Statements

Years Ended December 31, 2021 and 2020

Expressed in US dollars, except as otherwise indicated

1. Corporate and group information

Gorilla Technology Group Inc. (the “Company”) was incorporated in the Cayman Islands in May 2001. The Company and its subsidiaries (collectively referred herein as the “Group”) are primarily engaged in providing information, software and data processing services.

2. The authorization of the consolidated financial statements

The accompanying consolidated financial statements were authorized for issuance by the Board of Directors on May 18, 2022.

3. Application of new and revised International Financial Reporting Standards (“IFRS”), International Accounting Standards (“IAS”), International Financial Reporting Interpretations Committee (“IFRIC”) Interpretations and Standing Interpretations Committee (“SIC”) Interpretations issued by the International Accounting Standards Board (“IASB”), (collectively, “IFRSs”)

a)      Amendments to IFRSs and the new interpretation that are mandatorily effective for the current year

New Standards, Interpretations and Amendments	Effective date issued by IASB
Amendments to IFRS 4, ‘Extension of the temporary exemption from applying IFRS 9’	January 1, 2021
Amendments to IFRS 9, IAS 39, IFRS 7, IFRS 4 and IFRS 16, ‘Interest Rate Benchmark Reform – Phase 2’	January 1, 2021
Amendment to IFRS 16, ‘Covid-19-related rent concessions beyond 30 June 2021’	April 1, 2021

The Group has adopted the above new standards, interpretations and amendments as of the effective date. Based on the Group’s assessment, the above standards and interpretations have no significant impact to the Group’s financial condition and financial performance.

b)      New standards, interpretations and amendments in issue but not yet effective

New standards, interpretations and amendments in issue but not yet effective are as follows:

New Standards, Interpretations and Amendments	Effective date issued by IASB
Amendments to IFRS 3, ‘Reference to the conceptual framework’	January 1, 2022
Amendments to IAS 16, ‘Property, plant and equipment: proceeds before intended use’	January 1, 2022
Amendments to IAS 37, ‘Onerous contracts – cost of fulfilling a contract’	January 1, 2022
Annual improvements to IFRS Standards 2018-2020	January 1, 2022
IFRS 17, ‘Insurance contracts’	January 1, 2023
Amendments to IFRS 17, ‘Insurance contracts’	January 1, 2023
Amendment to IFRS 17, ‘Initial application of IFRS 17 and IFRS 9 – comparative information’	January 1, 2023
Amendments to IAS 1, ‘Classification of liabilities as current or non-current’	January 1, 2023
Amendments to IAS 1, ‘Disclosure of accounting policies’	January 1, 2023
Amendments to IAS 8, ‘Definition of accounting estimates’	January 1, 2023
Amendments to IAS 12, ‘Deferred tax related to assets and liabilities arising from a single transaction’	January 1, 2023
Amendments to IFRS 10 and IAS 28, ‘Sale or contribution of assets between an investor and its associate or joint venture’	To be determined by IASB

Based on the Group’s assessment, the above standards and interpretations have no significant impact to the Group’s financial condition and financial performance.

GORILLA TECHNOLOGY GROUP INC. AND SUBSIDIARIES

Notes to the Consolidated Financial Statements

Years Ended December 31, 2021 and 2020

Expressed in US dollars, except as otherwise indicated

4. Summary of significant accounting policies

The principal accounting policies applied in the preparation of these consolidated financial statements are set out below. These policies have been consistently applied to all the periods presented, unless otherwise stated.

a)      Statement of compliance

The consolidated financial statements of the Group have been prepared in accordance with IFRSs as issued by the IASB.

b)      Basis of preparation

(a)     Except for the following items, the consolidated financial statements have been prepared under the historical cost convention:

Defined benefit assets are recognized based on the net amount of pension fund assets less present value of defined benefit obligation.

(b)    The preparation of financial statements in conformity with IFRSs requires the use of certain critical accounting estimates. It also requires management to exercise its judgment in the process of applying the Group’s accounting policies. The areas involving a higher degree of judgment or complexity, or areas where assumptions and estimates are significant to the consolidated financial statements are disclosed in Note 4 aa).

c)      Basis of consolidation

(a)     Basis for preparation of consolidated financial statements:

i)       All subsidiaries are included in the Group’s consolidated financial statements. Subsidiaries are all entities controlled by the Group. The Group controls an entity when the Group is exposed, or has rights, to variable returns from its involvement with the entity and has the ability to affect those returns through its power over the entity. Consolidation of subsidiaries begins from the date the Group obtains control of the subsidiaries and ceases when the Group loses control of the subsidiaries.

ii)      Inter-company transactions, balances and unrealized gains or losses on transactions between companies within the Group are eliminated. Accounting policies of subsidiaries have been adjusted where necessary to ensure consistency with the policies adopted by the Group.

GORILLA TECHNOLOGY GROUP INC. AND SUBSIDIARIES

Notes to the Consolidated Financial Statements

Years Ended December 31, 2021 and 2020

Expressed in US dollars, except as otherwise indicated

4. Summary of significant accounting policies (cont.)

(b)    Subsidiaries included in the consolidated financial statements:

Name of Investor	Name of Subsidiary	Main Business Activities	Ownership (%)		Note
			December 31, 2021	December 31, 2020
The Company	Gorilla Science & Technology Holding, Inc. (Gorilla BVI)	Information, software and data processing services	100%	100%
The Company	Gorilla Intelligence Technology Co. Ltd. (Gorilla Shanghai)	Information, software and data processing services	100%	100%
The Company	ISSCore Technology, Inc.	Information, software and data processing services	100%	100%
The Company	Telmedia Technology Limited (Telmedia)	Information, software and data processing services	100%	100%
The Company	Gorilla Merger Sub, Inc.	Investment holdings	100%	0%	Note
Gorilla BVI	Gorilla Technology Inc. (Gorilla Taiwan)	Information, software and data processing services	100%	100%
Telmedia	NSGUARD Technology Inc.	Information, software and data processing services	100%	100%
Telmedia	Gorilla Technology Japan Inc.	Information, software and data processing services	100%	100%

Note : Gorilla Merger Sub, Inc. was established in December 2021 for a designated purpose as an acquirer to complete the de-SPAC merger with Global SPAC Partners Co. (“Global”).

(c)     Subsidiaries not included in the consolidated financial statements: None.

(d)    Adjustments for subsidiaries with different balance sheet dates: None.

(e)     Significant restrictions: None.

(f)     Subsidiaries that have non-controlling interests that are material to the Group: None.

d)      Foreign currency translation

Items included in the financial statements of each of the Group’s entities are measured using the currency of the primary economic environment in which the entity operates (the “functional currency”). The consolidated financial statements are presented in United States dollars, which is the Company’s functional and the Group’s presentation currency.

(a)     Foreign currency transactions and balances

i)       Foreign currency transactions are translated into the functional currency using the exchange rates prevailing at the dates of the transactions or valuation where items are remeasured. Foreign exchange gains and losses resulting from the settlement of such transactions are recognized in profit or loss in the period in which they arise.

ii)      Monetary assets and liabilities denominated in foreign currencies at the period end are retranslated at the exchange rates prevailing at the balance sheet date. Exchange differences arising upon re-translation at the balance sheet date are recognized in profit or loss.

GORILLA TECHNOLOGY GROUP INC. AND SUBSIDIARIES

Notes to the Consolidated Financial Statements

Years Ended December 31, 2021 and 2020

Expressed in US dollars, except as otherwise indicated

4. Summary of significant accounting policies (cont.)

iii)    Non-monetary assets and liabilities denominated in foreign currencies that are not measures at fair value are translated using the historical exchange rates at the dates of the initial transactions. All foreign exchange gains and losses are presented in the statement of comprehensive income within ‘other losses-net’.

(b)    Translation of foreign operations

i)       The operating results and financial position of all the group entities that have a functional currency different from the presentation currency are translated into the presentation currency as follows:

•        Assets and liabilities for each balance sheet presented are translated at the closing exchange rate at the date of that balance sheet;

•        Income and expenses for each statement of comprehensive income are translated at average exchange rates of that period; and

•        All resulting exchange differences are recognized in other comprehensive income.

ii)      When the foreign operation partially disposed of or sold is a subsidiary, cumulative exchange differences that were recorded in other comprehensive income are proportionately transferred to the non-controlling interest in this foreign operation. In addition, even when the Group retains partial interest in the former foreign subsidiary after losing control of the former foreign subsidiary, such transactions should be accounted for as disposal of all interest in the foreign operation.

e)      Classification of current and non-current items

(a)     Assets that meet one of the following criteria are classified as current assets; otherwise they are classified as non-current assets:

i)       Assets arising from operating activities that are expected to be realized, or are intended to be sold or consumed within the normal operating cycle;

ii)      Assets held mainly for trading purposes;

iii)    Assets that are expected to be realized within twelve months from the balance sheet date;

iv)     Cash and cash equivalents, excluding restricted cash and cash equivalents.

(b)    Liabilities that meet one of the following criteria are classified as current liabilities; otherwise they are classified as non-current liabilities:

i)       Liabilities that are expected to be paid off within the normal operating cycle;

ii)      Liabilities arising mainly from trading activities;

iii)    Liabilities that are to be paid off within twelve months from the balance sheet date;

iv)     Liabilities for which the repayment date cannot be extended unconditionally to more than twelve months after the balance sheet date.

GORILLA TECHNOLOGY GROUP INC. AND SUBSIDIARIES

Notes to the Consolidated Financial Statements

Years Ended December 31, 2021 and 2020

Expressed in US dollars, except as otherwise indicated

4. Summary of significant accounting policies (cont.)

f)      Cash equivalents

Cash equivalents refer to short-term, highly liquid investments that are readily convertible to known amounts of cash and which are subject to an insignificant risk of changes in value. Time deposits that meet the definition above and are held for the purpose of meeting short-term cash commitments in operations are classified as cash equivalents.

g)      Financial assets at amortized cost

(a)     The group classifies its financial assets as at amortized cost only if both of the following criteria are met:

i)       the asset is held within a business model whose objective is to collect the contractual cash flows, and

ii)      the contractual terms give rise to cash flows that are solely payments of principal and interest.

(b)    The Group’s time deposit which do not fall under cash equivalents are those with a short maturity period and are measured at initial investment amount as the effect of discounting is immaterial.

h)      Accounts receivable

(a)     Accounts receivable represent the Group’s contractual right to receive consideration in exchange for transferred goods or rendered services.

(b)    Non-interest bearing short-term accounts receivable are measured at the original invoice amount as the effect of discounting is immaterial.

i)       Impairment of financial assets

For debt instruments measured at financial assets at amortized cost, at each reporting date, the Group recognizes the impairment provision for 12 months expected credit losses if there has not been a significant increase in credit risk since initial recognition or recognizes the impairment provision for the lifetime expected credit losses (ECLs) if such credit risk has increased since initial recognition after taking into consideration all reasonable and verifiable information that includes forecasts. On the other hand, for accounts receivable or contract assets that do not contain a significant financing component, the Group recognizes the impairment provision for lifetime ECLs.

j)      Derecognition of financial assets

The Group derecognizes a financial asset when the contractual rights to receive the cash flows from the financial asset have expired.

k)      Operating leases (lessor)

Lease income from an operating lease (net of any incentives given to the lessee) is recognized in profit or loss on a straight-line basis over the lease term.

l)       Inventories

Inventories are stated at the lower of cost and net realizable value. Cost is determined using the weighted-average method. The item by item approach is used in applying the lower of cost and net realizable value. Net realizable value is the estimated selling price in the ordinary course of business, less the estimated cost of completion and applicable variable selling expenses.

GORILLA TECHNOLOGY GROUP INC. AND SUBSIDIARIES

Notes to the Consolidated Financial Statements

Years Ended December 31, 2021 and 2020

Expressed in US dollars, except as otherwise indicated

4. Summary of significant accounting policies (cont.)

m)    Property, plant and equipment

(a)     Property, plant and equipment are initially recorded at cost. Borrowing costs incurred during the construction period are capitalized.

(b)    Subsequent costs are included in the asset’s carrying amount or recognized as a separate asset, as appropriate, only when it is probable that future economic benefits associated with the item will flow to the Group and the cost of the item can be measured reliably. The carrying amount of the replaced part is derecognized. All other repairs and maintenance are charged to profit or loss during the financial period in which they are incurred.

(c)     Land is not depreciated. Property, plant and equipment apply cost model and are depreciated using the straight-line method over their estimated useful lives. Each part of an item of property, plant, and equipment with a cost that is significant in relation to the total cost of the item must be depreciated separately.

(d)    The assets’ residual values, useful lives and depreciation methods are reviewed, and adjusted if appropriate, at each financial year-end. If expectations for the assets’ residual values and useful lives differ from previous estimates or the patterns of consumption of the assets’ future economic benefits embodied in the assets have changed significantly, any change is accounted for as a change in estimate under IAS 8, ‘Accounting Policies, Changes in Accounting Estimates and Errors’, from the date of the change. The estimated useful lives of property, plant and equipment are as follows:

Buildings and structures	50 years
Transportation equipment	5 years
Office equipment	3~5 years
Leasehold equipment	3~5 years
Other equipment (Note)	2~5 years

Note: Other equipment primarily includes big data platform for image analytics, data storage equipment and server equipment.

n)      Leasing arrangements (lessee) — right-of-use assets/lease liabilities

(a)     Leases are recognized as a right-of-use asset and a corresponding lease liability at the date at which the leased asset is available for use by the Group. For short-term leases or leases of low-value assets, lease payments are recognized as an expense on a straight-line basis over the lease term.

(b)    Lease liabilities include the net present value of the remaining lease payments at the commencement date, discounted using the incremental borrowing interest rate. Lease payments are comprised of fixed payments, less any lease incentives receivable.

The Group subsequently measures lease liabilities at amortized cost using the interest method and recognizes interest expense over the lease term. The lease liability is remeasured and the amount of remeasurement is recognized as an adjustment to the right-of-use asset when there are changes in the lease term or lease payments and such changes do not arise from contract modifications.

(c)     At the commencement date, the right-of-use asset is stated at cost comprising the amount of the initial measurement of lease liability. The right-of-use asset is measured subsequently using the cost model and is depreciated from the commencement date to the earlier of the end of the asset’s useful life or the end of the lease term. When the lease liability is remeasured, the amount of remeasurement is recognized as an adjustment to the right-of-use asset.

GORILLA TECHNOLOGY GROUP INC. AND SUBSIDIARIES

Notes to the Consolidated Financial Statements

Years Ended December 31, 2021 and 2020

Expressed in US dollars, except as otherwise indicated

4. Summary of significant accounting policies (cont.)

o)      Intangible assets

Computer software is stated at cost and amortized on a straight-line basis over its estimated useful life of 2 to 10 years.

p)      Impairment of non-financial assets

The Group assesses at each balance sheet date the recoverable amounts of those assets where there is an indication that they are impaired. An impairment loss is recognized for the amount by which the asset’s carrying amount exceeds its recoverable amount. The recoverable amount is the higher of an asset’s fair value less costs to sell or value in use. The fair value less costs of disposal calculation is based on available data from binding sales transactions, conducted at arm’s length, for similar assets or observable market prices less incremental costs for disposing of the asset. The value in use calculation is based on a discounted cash flow (‘DCF’) model. The cash flows are derived from the budget for the next five years and do not include restructuring activities that the Group is not yet committed to or significant future investments that will enhance the asset’s performance of the cash generating unit being tested. The recoverable amount is sensitive to the discount rate used for the DCF model as well as the expected future cash-inflows and the growth rate used for the extrapolation purposes. When the circumstances or reasons for recognizing impairment loss for an asset in prior years no longer exist or diminish, the impairment loss is reversed. The increased carrying amount due to reversal should not be more than what the depreciated or amortized historical cost would have been if the impairment had not been recognized. There was no impairment of non-financial assets for the years ended December 31, 2021 and 2020.

q)      Loans

Loans comprise long-term and short-term bank borrowings. Loans are recognized initially at fair value, net of transaction costs incurred. Loans are subsequently stated at amortized cost; any difference between the proceeds (net of transaction costs) and the redemption value is recognized in profit or loss over the period of the borrowings using the effective interest method.

r)      Notes and accounts payable

(a)     Accounts payable are liabilities for purchases of goods or services and notes payable are those resulting from operating and non-operating activities.

(b)    Non-interest bearing short-term notes and accounts payable are measured at the original invoice amount as the effect of discounting is immaterial.

s)      Derecognition of financial liabilities

A financial liability is derecognized when the obligation under the liability specified in the contract is discharged, cancelled or expired.

t)      Provisions

Assurance-type warranties are recognized when the Group has a present legal obligation as a result of past events, and it is probable that an outflow of economic resources will be required to settle the obligation and the amount of the obligation can be reliably estimated. Warranties are measured at the present value of the expenditures expected to be required to settle the obligation on the balance sheet date.

GORILLA TECHNOLOGY GROUP INC. AND SUBSIDIARIES

Notes to the Consolidated Financial Statements

Years Ended December 31, 2021 and 2020

Expressed in US dollars, except as otherwise indicated

4. Summary of significant accounting policies (cont.)

u)      Employee benefits

(a)     Short-term employee benefits

Short-term employee benefits are recognized when the employee has rendered the service and are measured at undiscounted amount of benefits expected to be paid in exchange for that service.

(b)    Pensions

i)       Defined contribution plans

Under defined contribution plans, contributions are recognized as pension expenses when they are due on an accrual basis. Prepaid contributions are recognized as an asset to the extent of a cash refund or a reduction in the future payments.

ii)      Defined benefit plans

•        Net obligation under a defined benefit plan is defined as the present value of an amount of pension benefits that employees will receive on retirement for their services with the Group in current period or prior periods. The liability recognized in the balance sheet in respect of defined benefit pension plans is the present value of the defined benefit obligation at the balance sheet date less the fair value of plan assets. The net defined benefit obligation is calculated annually by independent actuaries using the projected unit credit method. The rate used to discount is determined by using interest rates of government bonds (at the balance sheet date) of a currency and term consistent with the currency and term of the employment benefit obligations.

•        Remeasurements arising on defined benefit plans are recognized in other comprehensive income in the period in which they arise and are recorded as retained earnings.

(c)     Employees’ compensation and directors’ remuneration

Employees’ compensation and directors’ remuneration are recognized as expenses and liabilities, provided that such recognition is required under legal or constructive obligation and those amounts can be reliably estimated. Any difference between the resolved amounts and the subsequently actual distributed amounts is accounted for as changes in estimates.

v)      Employee share-based payment

Under the equity-settled share-based payment arrangements, the employee services received are measured at the fair value of the equity instruments granted at the grant date, and are recognized as compensation cost over the vesting period, with a corresponding adjustment to equity. The fair value of the equity instruments granted shall reflect the impact of market vesting conditions and non-vesting conditions. Compensation cost is subject to adjustment based on the service conditions that are expected to be satisfied and the estimates of the number of equity instruments that are expected to vest under the non-market vesting conditions at each balance sheet date. Ultimately, the amount of compensation cost recognized is based on the number of equity instruments that eventually vest.

Having recognized the goods or services received and a corresponding increase in equity, the Company shall make no subsequent adjustment to total equity after vesting date. However this requirement does not preclude the Company from recognizing a transfer within equity.

GORILLA TECHNOLOGY GROUP INC. AND SUBSIDIARIES

Notes to the Consolidated Financial Statements

Years Ended December 31, 2021 and 2020

Expressed in US dollars, except as otherwise indicated

4. Summary of significant accounting policies (cont.)

w)     Income tax

(a)     The tax expense for the period comprises current and deferred tax. Tax is recognized in profit or loss.

(b)    The current income tax expense is calculated on the basis of the tax laws enacted or substantively enacted at the balance sheet date in the countries where the Company and its subsidiaries operate and generate taxable income. Management periodically evaluates positions taken in tax returns with respect to situations in accordance with applicable tax regulations. It establishes provisions where appropriate based on the amounts expected to be paid to the tax authorities.

(c)     Deferred tax is recognized, using the balance sheet liability method, on temporary differences between the tax bases of assets and liabilities and their carrying amounts in the consolidated balance sheet. Deferred tax is provided on temporary differences arising from investments in subsidiaries, except where the timing of the reversal of the temporary difference is controlled by the Group and it is probable that the temporary difference will not be reversed in the foreseeable future. Deferred tax assets and liabilities are measured based on the tax rates that are expected to apply when the assets and liabilities will be realized or settled.

(d)    Deferred tax assets are recognized only to the extent that it is probable that future taxable profit will be available against which the temporary differences can be utilized. At each balance sheet date, unrecognized and recognized deferred tax assets are reassessed.

(e)     Current income tax assets and liabilities are offset and the net amount reported in the balance sheet when there is a legally enforceable right to offset the recognized amounts and an intention to settle on a net basis or realize the asset and settle the liability simultaneously. Deferred tax assets and liabilities are offset on the balance sheet when the entity has the legally enforceable right to offset current tax assets against current tax liabilities and they are levied by the same taxation authority on either the same entity or different entities that intend to settle on a net basis or realize the asset and settle the liability simultaneously.

x)      Share capital

(a)     Ordinary shares are classified as equity. The classification of preference shares is determined according to the special rights attached to preference shares based on the substance of the contract and the definition of financial liabilities and equity instruments. Incremental costs directly attributable to the issue of new shares or share options are shown in equity as a deduction from the proceeds.

(b)    Where the Company repurchases the Company’s equity share capital that has been issued, the consideration paid, including any directly attributable incremental costs (net of income taxes) is deducted from equity attributable to the Company’s equity holders. Where such shares are subsequently reissued, the difference between their book value and any consideration received, net of any directly attributable incremental transaction costs and the related income tax effects, is included in equity attributable to the Company’s equity holders.

y)      Revenue recognition

The Group generates revenue from offering hardware and software products as well as professional services to its customers. Sales of hardware consists of single performance obligation. Sales of software consists of both single or multiple performance obligations and transaction price of which is allocated to each performance obligation on a relative stand-alone selling price basis. Major types of sales of services offered are system integration service and maintenance service. The Group only offers one contract when a customer purchases more than one offering at or near the same time. Such contract including more than one offering is only made

GORILLA TECHNOLOGY GROUP INC. AND SUBSIDIARIES

Notes to the Consolidated Financial Statements

Years Ended December 31, 2021 and 2020

Expressed in US dollars, except as otherwise indicated

4. Summary of significant accounting policies (cont.)

in relation to system integration service. For system integration service, services promised in the contract are highly dependent on and highly interrelated with each other and is not separately identifiable from other promises in the contract. Therefore, all goods and services in the contract are exclusively accounted for as a single performance obligation. For maintenance service project, the inputs of labor hours and resources are expended evenly throughout the performance period. Therefore, the Group recognizes revenue on a straight-line basis.

(a)     Sales of goods-hardware

i)       The Group’s sales of goods-hardware are primarily selling of externally purchased server, solid state drive, hard drives, and computer peripheral to the customer. Sales are recognized when control of the products has transferred, being when the products are delivered to the customer, the customer has full discretion over the channel and price to sell the products, and there is no unfulfilled obligation that could affect the customer’s acceptance of the products. Delivery occurs when the products have been shipped to the specific location, the risks of obsolescence and loss have been transferred to the customer, and either the customer has accepted the products in accordance with the sales contract, or the Group has objective evidence that all criteria for acceptance have been satisfied.

ii)      Revenue is recognized based on the price specified in the contract, net of estimated business tax, sales return and discounts. Accumulated experience is used to estimate and provide for the discounts, using the expected value method, and revenue is only recognized to the extent that it is highly probable that a significant reversal will not occur. The estimation is subject to an assessment at each reporting date.

iii)    A receivable is recognized when the goods are delivered as the right to consideration is unconditional because only a passage of time is required before the payment of that consideration is due.

(b)    Sales of goods-software

i)       The Group develops and sells video intelligence and security convergence products. Sales are from sell of software products such as system software, database and platform by providing a right of use to customers which can be accounted for as a single or multiple performance obligations, depending on whether or not the customer can benefit from the good on its own and the Group’s promise to transfer the goods to the customer is separately identifiable from other promises in the contract. The Group only offers one offering in sales of software contract and it may offer several software products within the same contract and each software product is distinct and independent from one another. Under such circumstance, a contract contains multiple performance obligations and revenue is recognized upon fulfilment of each performance obligation.

ii)      The only post-sale obligation to customers is in respect of warranties that provide assurance that products will operate in accordance with agreed-upon specifications and function as intended. These warranty provisions are only invoked when a customer makes requests relating to flawed, malfunctional or defective products. Since customers do not have the option to purchase the warranty separately and the warranty does not offer any technical support or the right to receive unspecified updates, upgrades or enhancements, the warranty is not considered a separate performance obligation pursuant to IFRS 15. B28 through B33 and, accordingly, is accounted for as a liability in accordance with IAS 37.

GORILLA TECHNOLOGY GROUP INC. AND SUBSIDIARIES

Notes to the Consolidated Financial Statements

Years Ended December 31, 2021 and 2020

Expressed in US dollars, except as otherwise indicated

4. Summary of significant accounting policies (cont.)

iii)    Transaction prices are determined at contract inception based on the price specified in the contract, net of estimated business tax, sales return and discounts. Accumulated experience is used to estimate and provide for the discounts, using the expected value method, and revenue is only recognized to the extent that it is highly probable that a significant reversal will not occur. The estimation is subject to an assessment at each reporting date. The Group allocates the transaction price to each performance obligation on a relative stand-alone selling price basis. The Group sells each of its software products separately so that the relative stand-alone selling price can be determined accordingly. Revenue is recognized as the control of each performance obligations is transferred at a point in time, being when the software installed to the customer. The customer can direct the use of, and obtain substantially all of the remaining benefits from, the software at the point in time at which the software is installed, and there is no unfulfilled obligation that could affect the customer’s acceptance of the products.

iv)     A receivable is recognized when the goods are delivered as the right to consideration is unconditional because only a passage of time is required before the payment of that consideration is due.

(c)     Sales of services

i)       The Group provides information, software and data processing services. Main types of services offered are system integration service contract and maintenance service contract. System integration service includes information and communication systems, installation of software and hardware equipment as well as implementation and integration of various systems whereas maintenance service is to provide maintenance work for equipment at the performance location during the contractual period. The consideration promised in the most of service contracts with customer of the Group are generally at fixed amount, and the amounts of variable consideration in certain service contracts which also include fixed amount of consideration are insignificant.

ii)      For system integration service projects, the arrangements typically include sales of hardware, software, and services within the same contract. However, since the goods and services promised in the contract are significantly affected by one or more of the other goods or services in the contract to function as intended, they are highly dependent on and highly interrelated with each other and is not separately identifiable from other promises in the contract. Therefore, all of the arrangements in the contract are deemed a single performance obligation and allocation of transaction price is not required. Revenue is recognized based on the actual service provided to the end of the reporting period as a proportion of the total services to be provided, because the customer receives and uses the benefits simultaneously. This is determined based on the proportion of labor services that have been performed as of the financial reporting date to the total labor services expected to be rendered.

iii)    For maintenance service project, the Group regularly assigns employees to perform inspection and maintenance work at each performing location and the inputs of labor hours and resources are expended evenly throughout the performance period. The Group recognizes revenue on a straight-line basis.

iv)     The customer pays at the time specified in the payment schedule. If the services rendered exceed the payment, a contract asset is recognized. If the payments exceed the services rendered, a contract liability is recognized.

GORILLA TECHNOLOGY GROUP INC. AND SUBSIDIARIES

Notes to the Consolidated Financial Statements

Years Ended December 31, 2021 and 2020

Expressed in US dollars, except as otherwise indicated

4. Summary of significant accounting policies (cont.)

v)      Estimates of revenues, costs or extent of progress toward completion are revised if circumstances change. Any resulting increases or decreases in estimated revenues or costs are reflected in profit or loss in the period in which the circumstances that give rise to the revision become known by management.

(d)    Sales arrangement with system integrators

i)       The Group has relied, in part, on a variety of partnerships with system integrators (“partners”) to allow the Group to provide data services as part of services provided by the partners, and they integrate the Group’s products and services with theirs’ and sell directly to their customers in their region of operation.

ii)      In such arrangement, the Group enters into sales agreement with the partners directly and is only responsible for delivering goods and services to the partners. Revenue is recognized when the Group fulfils its performance obligations as stated in the executed contracts with the partners in accordance with Group’s revenue recognition policy as stated in the preceding paragraphs.

(e)     Sales arrangement with sales representatives, resellers and distributors

i)       In geographic regions where the Group does not have an operating subsidiary, the Group provides its products and services solutions through a suite of non-exclusive agreements that appoint sales representatives, resellers and distributors to engage with end customers. Revenue recognition for each type of these arrangements is as follows:

ii)      Sales representatives are granted rights to use the Group’s products and services to market, promote and solicit orders of products on a non-transferable, non-sub-licensable and limited basis in designated regions. Sales representatives earn sales commission and contracts are not automatically renewed. In such arrangement, the Group enters into sales agreement with the customers directly. Goods and services are provided directly by the Group to the customers in accordance with the executed contracts. Revenue is recognized when the Group fulfils its performance obligations as stated in the executed contracts with customers in accordance with the Group’s revenue recognition policy as stated in the preceding paragraphs.

iii)    Resellers purchase the Group’s products and services for resale to end customers and provide maintenance services in their areas of operation. They are permitted to use the Group’s software for demonstration, training, and maintenance services. The contracts are automatically renewed unless prior notice is otherwise provided. In such arrangement, the Group enters into sales agreement with resellers directly and is only responsible for delivering its goods and services to resellers. Revenue is recognized when the Group fulfils its performance obligations as stated in the executed contracts with resellers in accordance with Group’s revenue recognition policy as stated in the preceding paragraphs.

iv)     Distributors purchase the Group’s products at a discount and are permitted to market, distribute, sell, bundle, promote and advertise the products directly to end customers in their region of operation. The contracts are automatically renewed unless prior notice otherwise is provided. In such arrangement, the Group enters into sales agreement with distributors directly and is only responsible for delivering its goods and services to distributors. Revenue is recognized when the Group fulfils its performance obligations as stated in the executed contracts with distributors in accordance with Group’s revenue recognition policy as stated in the preceding paragraphs.

GORILLA TECHNOLOGY GROUP INC. AND SUBSIDIARIES

Notes to the Consolidated Financial Statements

Years Ended December 31, 2021 and 2020

Expressed in US dollars, except as otherwise indicated

4. Summary of significant accounting policies (cont.)

z)      Operating segments

Operating segments are defined as components of an entity for which separate financial information is available and that is regularly reviewed by the Chief Operating Decision Maker (“CODM”) in deciding how to allocate resources to an individual segment and in assessing performance. The Company’s Chief Executive Officer is the CODM. The Company’s CODM reviews financial information provided based on product lines and presented on a consolidated basis for purposes of making operating decisions, allocating resources, and evaluating financial performance. As such, the Company currently has determined that it operates in three operating segments and has three reportable segments which are Video IoT, Security Convergence and other segment.

aa)    Critical accounting judgments, estimates and key sources of assumption uncertainty

The preparation of these consolidated financial statements requires management to make critical judgements in applying the Group’s accounting policies and make critical assumptions and estimates concerning future events. Assumptions and estimates may differ from the actual results and are continually evaluated and adjusted based on historical experience and other factors. Such assumptions and estimates have a significant risk of causing a material adjustment to the carrying amounts of assets and liabilities within the next financial year; and the related information is addressed below:

(a)     Critical judgements in applying the Group’s accounting policies

None.

(b)    Critical accounting estimates and assumptions

Revenue recognition-sales of system integration services

The Group recognizes revenue from providing system integration services based on the actual service provided to the end of the reporting period as a proportion of the total services to be provided, because the customer receives and uses the benefits simultaneously. This is determined based on the proportion of labor services that have been performed as of the financial reporting date to the total labor services expected to be rendered.

Recognition of revenue and profit is dependent upon a number of factors, including the accuracy of a variety of estimates made at the balance sheet date, such as engineering progress, material quantities, the achievement of milestones, labor productivity and cost estimates. Any significant variances in estimations of the total costs will impact the measurement of progress which drives the revenue recognition of contract works in an accounting period. Management continuously monitors factors that may affect the quality of its estimates and conducts periodic review of the relevance of factors by reviewing the actual amounts incurred and comparing with previous estimated amounts in order to mitigate the exposure to significant variances. For the years ended December 31, 2021 and 2020, the Group recognized service revenue of $15,910,023 and $20,477,655, respectively.

GORILLA TECHNOLOGY GROUP INC. AND SUBSIDIARIES

Notes to the Consolidated Financial Statements

Years Ended December 31, 2021 and 2020

Expressed in US dollars, except as otherwise indicated

5. Cash and cash equivalents

	December 31, 2021	December 31, 2020
Cash on hand and petty cash	$9,549	$9,914
Checking accounts	18,244	45,000
Demand deposits	6,416,955	6,518,286
Time deposits	12,559,077	13,195,741
	19,003,825	19,768,941
Transferred to financial assets at amortized cost	(9,059,077)	(7,615,685)
	$9,944,748	$12,153,256

a)      The Group transacts with a variety of financial institutions all with high credit quality to disperse credit risk, so it expects that the probability of counterparty default is remote.

b)      As of December 31, 2021 and 2020, range of interest rate of time deposits was 0.18%~1.75% and 0.20%~1.75%, respectively. Some of the time deposits were provided as guarantees and were reclassified as “financial assets at amortized cost” based on its nature. Details of the Group’s time deposits transferred to investments in debt instruments without active market are provided in Note 6.

c)      Details of time deposits pledged to others as collaterals are provided in Note 34.

6. Financial assets at amortized cost

Items	December 31, 2021	December 31, 2020
Current items:
Time deposits	$9,008,499	$7,434,940
Non-current items:
Time deposits	$50,578	$180,745

a)      Amounts recognized in profit or loss in relation to financial assets at amortized cost are listed below:

	Year ended December 31, 2021	Year ended December 31, 2020
Interest income	$12,810	$20,603

b)      As of December 31, 2021 and 2020, without taking into account any collateral held or other credit enhancements, the maximum exposure to credit risk in respect of the amount that best represents the financial assets at amortized cost held by the Group was $9,059,077 and $7,615,685, respectively.

c)      As of December 31, 2021 and 2020, the interest rate of time deposits was 0.18%~1.75% and 0.20%~1.75%, respectively.

d)      Information relating to financial assets at amortized cost that were pledged to others as collaterals is provided in Note 34.

e)      The Group transacts with a variety of financial institutions all with high credit quality to disperse credit risk, so it expects that the probability of counterparty default is remote.

GORILLA TECHNOLOGY GROUP INC. AND SUBSIDIARIES

Notes to the Consolidated Financial Statements

Years Ended December 31, 2021 and 2020

Expressed in US dollars, except as otherwise indicated

7. Accounts receivable

	December 31, 2021	December 31, 2020
Accounts receivable	$36,308,109	$35,469,123
Less: Allowance for uncollectable accounts	(1,486,291)	(2,082,229)
	$34,821,818	$33,386,894

a)      The aging analysis of accounts receivable is as follows:

	December 31, 2021	December 31, 2020
Not past due	$29,794,677	$33,532,018
Up to 180 days	5,049,007	93,423
181 to 365 days	167,750	—
Over 366 days	1,296,675	1,843,682
	$36,308,109	$35,469,123

The above aging analysis was based on days overdue.

b)      As of December 31, 2021 and 2020, accounts receivable were all from contracts with customers. As of January 1, 2020, the balance of receivables from contracts with customers amounting to $33,482,696.

c)      As at December 31, 2021 and 2020, without taking into account any collateral held or other credit enhancements, the maximum exposure to credit risk in respect of the amount that best represents the Group’s accounts receivable were $34,821,818and $33,386,894, respectively.

d)      Information relating to credit risk of accounts receivable is provided in Note 38.

8. Inventories

	December 31, 2021
	Cost	Allowance for valuation loss	Book value
Finished goods	$152,227	$—	$152,227
	December 31, 2020
	Cost	Allowance for valuation loss	Book value
Finished goods	$575,769	$(485,991)	$89,778

The cost of inventories recognized as expense for the year:

	Year ended December 31, 2021	Year ended December 31, 2020
Cost of goods sold	$16,790,457	$14,977,217
Cost of services	9,678,205	11,879,984
	$26,468,662	$26,857,201

GORILLA TECHNOLOGY GROUP INC. AND SUBSIDIARIES

Notes to the Consolidated Financial Statements

Years Ended December 31, 2021 and 2020

Expressed in US dollars, except as otherwise indicated

9. Property, plant and equipment

	Land (Note 2)	Buildings and structures (Note 2)	Transportation equipment	Office equipment	Other equipment (Note 3)	Total
At January 1, 2021
Cost	$13,713,844	$3,469,595	$44,903	$5,905,654	$27,338,767	$50,472,763
Accumulated depreciation	—	(750,555)	(27,493)	(2,357,547)	(14,564,161)	(17,699,756)
Accumulated impairment	—	—	—	(381,395)	—	(381,395)
	$13,713,844	$2,719,040	$17,410	$3,166,712	$12,774,606	$32,391,612
2021
January 1	$13,713,844	$2,719,040	$17,410	$3,166,712	$12,774,606	$32,391,612
Additions	—	5,427	—	2,253,533	5,236,878	7,495,838
Depreciation expenses	—	(80,788)	(5,771)	(1,259,346)	(5,005,656)	(6,351,561)
Net exchange differences	396,353	77,688	435	12,749	371,956	859,181
December 31	$14,110,197	$2,721,367	$12,074	$4,173,648	$13,377,784	$34,395,070

At December 31, 2021
Cost	$14,110,197	$3,575,363	$34,953	$7,238,662	$33,427,990	$58,387,165
Accumulated depreciation	—	(853,996)	(22,879)	(3,065,014)	(20,050,206)	(23,992,095)
	$14,110,197	$2,721,367	$12,074	$4,173,648	$13,377,784	$34,395,070
At January 1, 2020
Cost	$13,027,694	$3,295,998	$42,656	$4,877,671	$23,528,412	$44,772,431
Accumulated depreciation	—	(636,059)	(20,745)	(1,827,814)	(9,696,154)	(12,180,772)
	$13,027,694	$2,659,939	$21,911	$3,049,857	$13,832,258	$32,591,659
2020
January 1	$13,027,694	$2,659,939	$21,911	$3,049,857	$13,832,258	$32,591,659
Additions	—	—	—	1,452,821	2,478,125	3,930,946
Disposals	—	—	—	(7,036)	—	(7,036)
Impairment losses (Note 1)	—	—	—	(381,395)	—	(381,395)
Depreciation expenses	—	(78,065)	(5,450)	(994,636)	(4,199,674)	(5,277,825)
Net exchange differences	686,150	137,166	949	47,101	663,897	1,535,263
December 31	$13,713,844	$2,719,040	$17,410	$3,166,712	$12,774,606	$32,391,612

At December 31, 2020
Cost	$13,713,844	$3,469,595	$44,903	$5,905,654	$27,338,767	$50,472,763
Accumulated depreciation	—	(750,555)	(27,493)	(2,357,547)	(14,564,161)	(17,699,756)
Accumulated impairment	—	—	—	(381,395)	—	(381,395)
	$13,713,844	$2,719,040	$17,410	$3,166,712	$12,774,606	$32,391,612

Note 1: Information relating to impairment losses is provided in Note 12.

Note 2: Information relating to property, plant and equipment that were pledged to others as collaterals is provided in Note 34.

Note 3: Other equipment primarily includes big data platform for image analytics, data storage equipment and server equipment.

10. Leasing arrangements — lessee

a)      The Group leases various assets including buildings (office and warehouse) and business vehicles. Rental contracts are typically made for periods of 1 to 4 years. Lease terms are negotiated on an individual basis and contain a wide range of different terms and conditions. The lease agreements do not impose covenants, but leased assets may not be used as security for borrowing purposes.

b)      Short-term leases with a lease term of 12 months or less comprise rental of office. Low-value assets comprise rental of office equipment.

GORILLA TECHNOLOGY GROUP INC. AND SUBSIDIARIES

Notes to the Consolidated Financial Statements

Years Ended December 31, 2021 and 2020

Expressed in US dollars, except as otherwise indicated

10. Leasing arrangements — lessee (cont.)

c)      The carrying amount of right-of-use assets and the depreciation charge are as follows:

	December 31, 2021	Year ended December 31, 2021	December 31, 2020	Year ended December 31, 2020
	Carrying amount	Depreciation charge	Carrying amount	Depreciation charge
Buildings	$19,219	$14,394	$32,668	$13,484
(Office and warehouse)
Transportation equipment	104,156	20,044	1,407	16,272
(Business vehicles)
	$123,375	$34,438	$34,075	$29,756

d)      For the years ended December 31, 2021 and 2020, the additions to right-of-use assets were $121,312 and $2,486, respectively.

e)      The information on profit and loss accounts relating to lease contracts is as follows:

	Year ended December 31, 2021	Year ended December 31, 2020
Items affecting profit or loss
Interest expense on lease liabilities	$1,196	$887
Expense on short-term lease contracts	2,142	12,435
Expense on leases of low-value assets	4,872	1,423

f)      For the years ended December 31, 2021 and 2020, the Group’s total cash outflow for leases were $42,074 and $44,461, respectively.

11. Intangible assets

	Year ended December 31, 2021	Year ended December 31, 2020
	Computer software	Computer software
January 1
Cost	$17,338,683	$15,646,987
Accumulated amortization	(12,705,022)	(9,655,980)
Accumulated impairment	(524,783)	—
	$4,108,878	$5,991,007

At January 1	$4,108,878	$5,991,007
Additions – acquired separately	1,626,065	1,404,192
Amortization expenses	(2,361,009)	(2,897,975)
Impairment losses (Note)	—	(524,783)
Net exchange differences	45,535	136,437
At December 31	$3,419,469	$4,108,878

December 31
Cost	$18,144,910	$17,338,683
Accumulated amortization	(14,725,441)	(12,705,022)
Accumulated impairment	—	(524,783)
	$3,419,469	$4,108,878

Note: Information relating to impairment losses is provided in Note 12.

GORILLA TECHNOLOGY GROUP INC. AND SUBSIDIARIES

Notes to the Consolidated Financial Statements

Years Ended December 31, 2021 and 2020

Expressed in US dollars, except as otherwise indicated

11. Intangible assets (cont.)

Details of amortization on intangible assets are as follows:

	Year ended December 31, 2021	Year ended December 31, 2020
Selling expenses	$574,913	$915,944
General and administrative expenses	23,144	203,336
Research and development expenses	1,762,952	1,778,695
	$2,361,009	$2,897,975

12. Impairment of non-financial assets

a)      The Group recognized impairment losses of $1,238,548 for the year ended December 31, 2020. Details of such losses are as follows:

	Year ended December 31, 2020
	Recognized in profit or loss	Recognized in other comprehensive income
Impairment loss – intangible assets	$524,783	$—
Impairment loss – property, plant and equipment	381,395	—
Impairment loss – other current assets	332,370	—
	$1,238,548	$—

b)      The impairment loss reported by operating segments is as follows:

	Year ended December 31, 2020
	Recognized in profit or loss	Recognized in other comprehensive income
Other segments	$1,238,548	$—

c)      Non-financial assets are purchased, generated, and utilized by the subsidiary of the Company, Gorilla Intelligence Technology Co. Ltd. (“Gorilla Shanghai”), in prior years. In December 2020, management of the Group decided to terminate business operations in Mainland China and considered that the assets of Gorilla Shanghai are no longer recoverable, therefore, the Group recognized impairment losses amounting to $1,238,548 during the year ended December 31, 2020.

13. Short-term borrowings

Type of borrowings	December 31, 2021	Interest rate range
Bank collaterialized borrowings	$17,968,092	1.40%~1.86%
Loan from shareholders	5,000,000	Note
	$22,968,092
Type of borrowings	December 31, 2020	Interest rate range
Bank collaterialized borrowings	$17,785,057	1.41%~1.86%

Note : In 2021, the Group entered into shareholder loan agreements in the amount of $5,000,000 with Kow Shyh-Pin, Asteria Corporation, and Berwick Resources Limited. The Company issued promissory notes with an

GORILLA TECHNOLOGY GROUP INC. AND SUBSIDIARIES

Notes to the Consolidated Financial Statements

Years Ended December 31, 2021 and 2020

Expressed in US dollars, except as otherwise indicated

13. Short-term borrowings (cont.)

interest rate of 7.5% per annum and maturity date of September 1, 2022 to the lenders in the same amount as loans made. In addition, Kow Shyh-Pin assumed joint and several liability as guarantor of the Group under the shareholder agreement with Asteria Corporation.

Refer to table below for details of short-term and long-term borrowing. Lender A refers to Shanghai Commercial & Savings Bank, Ltd.; Lender B refers to Taishin International Bank; Lender C refers to Hua Nan Commercial Bank; Lender D refers to Mega International Commercial Bank, and Taiwan SMEG stands for Small and Medium Enterprise Credit Guarantee Fund of Taiwan.

As of December 31, 2021
Lender	Facility Period	Credit Facility	Type	Outstanding Amount	Undrawn Amount	Interest Rate	Guarantor (Note 1)	Collateral
Lender A	11.2021 – 11.2022	$4,642,341	LC loan	$2,288,900	$—	1.68%	Kow Shyh-Pin	Time deposit $2,000,000, Land, Buildings and Structures
			Short-Term Bank loan	541,907	—	1.68%	Kow Shyh-Pin	Same as above
			Letter of guarantee	1,596,377	215,157	—	Kow Shyh-Pin	Same as above
Lender A	11.2021 – 11.2022	4,335,260	LC loan	3,282,872	—	1.68%	Kow Shyh-Pin	Time deposit $2,000,000, Land,
								Buildings and Structures
			Letter of credit	234,993	—	—	Kow Shyh-Pin	Same as above
			Letter of guarantee	957,736	94,652	—	Kow Shyh-Pin	Same as above
Lender A	09.2020 – 09.2025	1,083,815	Long-Term Bank loan	1,016,077	67,738	2.10%	Kow Shyh-Pin	80% guranteed by Taiwan SMEG
Lender A	03.2016 – 03.2031	3,432,081	Long-Term Bank loan	3,388,080	44,001	2.05%	Kow Shyh-Pin	Land, Buildings and Structures
Lender A	03.2016 – 03.2031	1,806,358	Long-Term Bank loan	1,783,200	23,158	2.05%	Kow Shyh-Pin	Land, Buildings and Structures
Lender A	03.2016 – 03.2026	361,272	Long-Term Bank loan	353,745	7,527	2.05%	Kow Shyh-Pin	Land, Buildings and Structures
Lender A	10.2021 – 10.2026	722,543	Long-Term Bank loan	722,543	—	1.00%~1.50%	Kow Shyh-Pin	Guranteed by Taiwan SMEG
Lender B	05.2021 – 04.2022	5,780,347	Short-Term Bank loan	2,655,347	—	1.40%~1.86%	Kow Shyh-Pin	Time deposit $3,900,000, Promissory note $1,600,000
			LC loan	1,178,669	1,946,331	1.86%	Kow Shyh-Pin	Same as above
Lender C	05.2021 – 05.2022	6,864,162	Short-Term Bank loan	5,310,693	—	1.80%	Kow Shyh-Pin	Time deposit $500,000, Land,
								Buildings and Structures
			Letter of guarantee	371,471	1,181,998	—	Kow Shyh-Pin	Same as above
Lender C	05.2019 – 03.2026	6,502,890	Long-Term Bank loan	3,958,427	2,544,463	1.63%	Kow Shyh-Pin	Same as above
Lender C	11.2021 – 05.2022	2,709,538	Short-Term Bank loan	2,474,711	—	1.80%	Kow Shyh-Pin	Time deposit $800,000
			Letter of guarantee	219,220	15,607	—	Kow Shyh-Pin	Same as above
Lender C	06.2020 – 06.2023	180,636	Long-Term Bank loan	90,317	90,319	1.50%	Kow Shyh-Pin	85% guranteed by Taiwan SMEG
Lender C	07.2021 – 08.2026	1,625,723	Long-Term Bank loan	1,516,875	108,848	0.90%~1.60%	Kow Shyh-Pin	70% guranteed by Taiwan SMEG
Lender D	01.2021 – 01.2022	1,083,815	Letter of guarantee	3,920	1,079,895	—	Kow Shyh-Pin	65% guranteed by Taiwan SMEG

GORILLA TECHNOLOGY GROUP INC. AND SUBSIDIARIES

Notes to the Consolidated Financial Statements

Years Ended December 31, 2021 and 2020

Expressed in US dollars, except as otherwise indicated

13. Short-term borrowings (cont.)

As of December 31, 2020
Lender	Facility Period	Credit Facility	Type	Outstanding Amount	Undrawn Amount	Interest Rate	Guarantor (Note 1)	Collateral
Lender A	11.2020 – 11.2021	$4,511,939	LC loan	$4,015,156	$—	1.56%~1.81%	Kow Shyh-Pin	Time deposit $2,000,000, Land,
								Buildings and Structures
			Letter of guarantee	481,499	15,284	—	Kow Shyh-Pin	Same as above
Lender A	11.2020 – 11.2021	4,213,483	LC loan	3,127,765	—	1.56%~1.81%	Kow Shyh-Pin	Time deposit $2,000,000, Land,
								Buildings and Structures
			Letter of credit	321,278	—	—	Kow Shyh-Pin	Same as above
			Letter of guarantee	719,570	44,870	—	Kow Shyh-Pin	Same as above
Lender A	09.2020 – 09.2025	1,053,371	Long-Term Bank loan	1,053,371	—	2.10%	Kow Shyh-Pin	80% guranteed by Taiwan SMEG
Lender A	03.2016 – 03.2031	3,335,674	Long-Term Bank loan	3,292,909	42,765	2.05%	Kow Shyh-Pin	Land, Buildings and Structures
Lender A	03.2016 – 03.2031	1,755,618	Long-Term Bank loan	1,733,110	22,508	2.05%	Kow Shyh-Pin	Land, Buildings and Structures
Lender A	03.2016 – 03.2026	351,124	Long-Term Bank loan	343,808	7,316	2.05%	Kow Shyh-Pin	Land, Buildings and Structures
Lender B	04.2020 – 04.2021	5,617,978	Short-Term Bank loan	3,600,353	2,017,625	1.41%~1.86%	Kow Shyh-Pin	Time deposit $3,900,000, Promissory note $1,600,000
Lender C	05.2020 – 05.2021	11,235,955	Short-Term Bank loan	4,810,393	—	1.80%	Kow Shyh-Pin	Time deposit $500,000, Land,
								Buildings and Structures
			Letter of guarantee	829,298	—	—	Kow Shyh-Pin	Same as above
	05.2019 – 03.2026		Long-Term Bank loan	4,752,467	843,797	1.63%	Kow Shyh-Pin	Same as above
Lender C	10.2020 – 04.2021	2,633,427	Short-Term Bank loan	1,910,112	324,180	1.80%	Kow Shyh-Pin	Time deposit $700,000
			Letter of guarantee	399,135	—	—	Kow Shyh-Pin	Same as above
Lender C	06.2020 – 06.2023	175,562	Long-Term Bank loan	146,301	29,261	1.50%	Kow Shyh-Pin	85% guranteed by Taiwan SMEG

Note 1: Kow Shyh-Pin is the director of the Company.

14. Other payables

	December 31, 2021	December 31, 2020
Salaries and bonuses payable	$1,886,156	$1,740,776
Professional fee payable	1,138,543	22,841
Payables on intangible assets	727,060	—
Payables on machinery and equipment	128,013	128,446
Pension payable	83,049	114,325
Others	569,807	427,470
	$4,532,628	$2,433,858

GORILLA TECHNOLOGY GROUP INC. AND SUBSIDIARIES

Notes to the Consolidated Financial Statements

Years Ended December 31, 2021 and 2020

Expressed in US dollars, except as otherwise indicated

15. Long-term borrowings

Type of borrowings	Interest rate	December 31, 2021
Bank borrowings
Collaterialized borrowings	1.50%	$90,317
Collaterialized borrowings	2.10%	1,016,077
Collaterialized borrowings	1.63%	3,958,427
Uncollaterialized borrowings	2.05%	353,745
Collaterialized borrowings	2.05%	3,388,080
Collaterialized borrowings	2.05%	1,783,200
Collaterialized borrowings	0.90%~1.60%	1,516,875
Collaterialized borrowings	1.00%~1.50%	722,543
		12,829,264
Less: Current portion		(2,077,634)
		$10,751,630
Type of borrowings	Interest rate	December 31, 2020
Bank borrowings
Collaterialized borrowings	1.50%	$146,301
Collaterialized borrowings	2.10%	1,053,371
Collaterialized borrowings	1.63%	4,752,467
Uncollaterialized borrowings	2.05%	343,808
Collaterialized borrowings	2.05%	3,292,909
Collaterialized borrowings	2.05%	1,733,110
		11,321,966
		(1,344,507)
Less: Current portion		$9,977,459

Please refer to Note 13 for details of long-term borrowings.

16. Pensions

a)      Gorilla Taiwan has a defined benefit pension plan in accordance with the Labor Standards Act, covering all regular employees’ service years prior to the enforcement of the Labor Pension Act on July 1, 2005 and service years thereafter of employees who choose to continue to be subject to the pension mechanism under the Labor Standards Act. Under the defined benefit plan, two units are accrued for each year of service for the first 15 years and one unit for each additional year thereafter, subject to a maximum of 45 units. Pension benefits are based on the number of units accrued and the average monthly salaries and wages of the last six months prior to retirement. Gorilla Taiwan contributes monthly to the employees’ individual pension accounts based on 2% of the employees’ monthly salaries with the Trust Department, Bank of Taiwan. The trustee is under the name of the independent retirement fund committee. Also, Gorilla Taiwan would assess the balance in the aforementioned labor pension reserve account by December 31, every year. If the account balance is not enough to pay the pension calculated by the aforementioned method to the employees expected to qualify for retirement in the following year, Gorilla Taiwan will make contribution for the deficit by next March.

GORILLA TECHNOLOGY GROUP INC. AND SUBSIDIARIES

Notes to the Consolidated Financial Statements

Years Ended December 31, 2021 and 2020

Expressed in US dollars, except as otherwise indicated

16. Pensions (cont.)

b)      The amounts recognized in the balance sheet are as follows:

	December 31, 2021	December 31, 2020
Present value of defined benefit obligation	$83,205	$86,767
Fair value of plan assets	(495,059)	(472,560)
Net defined benefit asset	$(411,854)	$(385,793)

c)      Movements in net defined benefit assets are as follows:

	Present value of defined benefit obligation	Fair value of plan assets	Net defined benefit asset
Year ended December 31, 2021
Balance at January 1	$86,767	$(472,560)	$(385,793)
Interest expense (income)	371	(2,018)	(1,647)
Net exchange differences	2,435	(13,762)	(11,327)
	89,573	(488,340)	(398,767)
Remeasurements:
Return on plan assets	$—	$(6,719)	$(6,719)
Change in financial assumptions	(5,900)	—	(5,900)
Experience adjustments	(468)	—	(468)
	(6,368)	(6,719)	(13,087)
Balance at December 31	$83,205	$(495,059)	$(411,854)
	Present value of defined benefit obligation	Fair value of plan assets	Net defined benefit asset
Year ended December 31, 2020
Balance at January 1	$60,229	$(430,975)	$(370,746)
Interest expense (income)	532	(3,804)	(3,272)
Net exchange differences	4,018	(23,382)	(19,364)
	64,779	(458,161)	(393,382)
Remeasurements:
Return on plan assets	$—	$(14,399)	$(14,399)
Change in financial assumptions	6,612	—	6,612
Experience adjustments	15,376	—	15,376
	21,988	(14,399)	7,589
Balance at December 31	$86,767	$(472,560)	$(385,793)

d)      The Bank of Taiwan was commissioned to manage the Fund of the Group’s defined benefit pension plan in accordance with the Fund’s annual investment and utilization plan and the “Regulations for Revenues, Expenditures, Safeguard and Utilization of the Labor Retirement Fund” (Article 6: The scope of utilization for the Fund includes deposit in domestic or foreign financial institutions, investment in domestic or foreign listed, over-the counter, or private placement equity securities, investment in domestic or foreign real estate securitization products, etc.). With regard to the utilization of the Fund, its minimum earnings in the annual distributions on the final financial statements shall be no less than the earnings attainable from the amounts accrued from two-year time deposits with the interest rates offered by local banks. If the earnings is less than aforementioned rates, government shall make payment

GORILLA TECHNOLOGY GROUP INC. AND SUBSIDIARIES

Notes to the Consolidated Financial Statements

Years Ended December 31, 2021 and 2020

Expressed in US dollars, except as otherwise indicated

16. Pensions (cont.)

for the deficit after approval by the Regulator. The Group has no right to participate in managing and operating that fund and hence the Group is unable to disclose the classification of plan asset fair value in accordance with IAS 19 paragraph 142. The composition of fair value of plan assets as of December 31, 2021 and 2020 is given in the Annual Labor Retirement Fund Utilization Report announced by the government.

e)      The principal actuarial assumptions used were as follows:

	Year ended December 31, 2021	Year ended December 31, 2020
Discount rate	0.82%	0.42%
Future salary increases	3.50%	3.50%

Future mortality rate was estimated based on the 5th Taiwan Standard Ordinary Experience Mortality Table.

Because the main actuarial assumption changed, the present value of defined benefit obligation is affected. The analysis was as follows:

	Discount rate		Future salary increases
	Increase 0.5%	Decrease 0.5%	Increase 0.5%	Decrease 0.5%
December 31, 2021
Effect on present value of defined benefit obligation	$(6,864)	$7,551	$7,298	$(6,720)
December 31, 2020
Effect on present value of defined benefit obligation	$(7,584)	$8,357	$8,076	$(7,409)

The sensitivity analysis above was based on one assumption which changed while the other conditions remain unchanged. In practice, more than one assumption may change all at once. The method of analyzing sensitivity and the method of calculating net pension liability in the balance sheet are the same.

The methods and types of assumptions used in preparing the sensitivity analysis did not change compared to the previous period.

f)       Expected contributions to the defined benefit pension plans of the Group for the year ending December 31, 2022 amount to $0.

g)      As of December 31, 2021, the weighted average duration of that retirement plan is 18 years. The analysis of timing of the future pension payment was as follows:

Within 1 year	$—
1 – 2 year(s)	—
2 – 5 years	—
Over 5 years	71,865
$71,865

GORILLA TECHNOLOGY GROUP INC. AND SUBSIDIARIES

Notes to the Consolidated Financial Statements

Years Ended December 31, 2021 and 2020

Expressed in US dollars, except as otherwise indicated

16. Pensions (cont.)

h)      Effective July 1, 2005, Gorilla Taiwan and NSGUARD Technology Inc. have established a defined contribution pension plan (the “New Plan”) under the Labor Pension Act (the “Act”), covering all regular employees with R.O.C. nationality. Under the New Plan, Gorilla Taiwan and NSGUARD Technology Inc. contribute monthly an amount based on 6% of the employees’ monthly salaries and wages to the employees’ individual pension accounts at the Bureau of Labor Insurance. The benefits accrued are paid monthly or in lump sum upon termination of employment.

i)       The Company’s overseas subsidiaries have established defined contribution plans. Monthly contributions to an independent fund administered by the government are in accordance with the pension regulations. Other than the monthly contribution, the subsidiaries have no further obligations.

j)       The pension costs under the defined contribution pension plans of the Group for the years ended December 31, 2021 and 2020 were $467,076 and $437,658, respectively.

17. Share-based payment

a)      For the years ended December 31, 2021 and 2020, the Company’s share-based payment transactions were as follow:

Type of arrangement	Grant date	Quantity granted (Units)	Contract period	Vesting conditions
Employee share options	2017.1.1	106,300	5 years	Note 1
Employee share options	2018.1.1	34,000	5 years	Note 1
Employee share options	2019.1.1	186,000	5 years	Note 1
Employee share options	2021.10.5	207,412	5 years	Note 2
Employee share options	2021.10.5	113,524	5 years	Note 1

Note1: Employee share options granting period and exercise conditions are as follows:

Vesting period	Accumulated maximum exercisable employee share options
After 1 year	25%
After 2 years	50%
After 3 years	75%
After 4 years	100%

Note2: Employee share options granting period and exercise conditions are as follows:

Vesting period	Accumulated maximum exercisable employee share options
At the beginning of year 1	25%
At the beginning of year 2	50%
At the beginning of year 3	75%
At the beginning of year 4	100%

The share-based payment arrangements above are settled by equity.

GORILLA TECHNOLOGY GROUP INC. AND SUBSIDIARIES

Notes to the Consolidated Financial Statements

Years Ended December 31, 2021 and 2020

Expressed in US dollars, except as otherwise indicated

17. Share-based payment (cont.)

b)      Details of the share-based payment arrangements are as follows:

	2021		2020
	No. of options	Weighted average exercise price	No. of options	Weighted average exercise price
Options outstanding at January 1	209,818	$5.24	263,593	$5.27
Options granted	320,936	5.62	—	—
Options expired	(82,500)	5.51	—	—
Options exercised	(43,800)	5.23	(53,775)	5.37
Options outstanding at December 31	404,454	$5.62	209,818	$5.24
Options exercisable at December 31	196,553	$5.62	111,831	$5.27

c)      The weighted-average share price of share options at exercise dates for the year ended December 31, 2021 and 2020 was $5.23 and $5.37, respectively.

d)      As of December 31, 2021 and 2020, the range of exercise prices of share options outstanding was $5.62 and $1.20 ~ $5.62, respectively; the weighted-average remaining contractual period was 2.24 years and 1.93 years, respectively.

e)      The fair value of share options granted on grant date is measured using the Black-Scholes option-pricing model. Relevant information is as follows:

Type of arrangement	Grant date	Share price (par value)	Exercise price	Expected price volatility (Note 1)		Expected option life	Expected dividends	Risk-free interest rate	Fair value per share
Employee share options	2017.1.1	$1.00	$5.62	32.11	%~42.11%	4.5 Years	—	1.05%	$5.73
Employee share options	2018.1.1	$1.00	$5.62	34.14	%~40.79%	4.5 Years	—	0.96%	$6.13
Employee share options	2019.1.1	$1.00	$5.62	33.35	%~38.93%	4.5 Years	—	1.01%	$6.86
Employee share options	2021.10.5	$1.00	$5.62	47.34	%~52.14%	3.5 Years	—	1.01%	$6.91
Employee share options	2021.10.5	$1.00	$5.62	45.32	%~51.27%	4.5 Years	—	1.01%	$6.91

Note 1: Expected price volatility rate was estimated by using the share prices of the most recent period with length of this period approximate to the length of the share options’ expected life, and the standard deviation of return on the share during this period.

Note 2: Share-based payment expenses are recorded over each vesting period based on the fair value of share options granted. Relevant information is as follows:

Grant date	Exercise price	Fair value of first year	Fair value of second year	Fair value of third year	Fair value of fourth year
2017.1.1	5.62	0.90	1.50	1.70	2.00
2018.1.1	5.62	1.20	1.60	2.00	2.30
2019.1.1	5.62	1.70	2.10	2.40	2.80
2021.10.5	5.62	1.90	2.30	2.70	2.90
2021.10.5	5.62	2.30	2.70	2.90	3.10

f)      Expenses incurred on share-based payment transactions are shown below:

	Year ended December 31, 2021	Year ended December 31, 2020
Equity-settled	$375,941	$142,416

GORILLA TECHNOLOGY GROUP INC. AND SUBSIDIARIES

Notes to the Consolidated Financial Statements

Years Ended December 31, 2021 and 2020

Expressed in US dollars, except as otherwise indicated

18. Provisions

Year ended December 31, 2021
Warranty
At January 1	$257,483
Additional provisions	136,026
Used during the year	(64,998)
Reversal of unused amounts	(77,555)
Exchange differences	7,364
At December 31	$258,320

Analysis of total provisions:

	December 31, 2021	December 31, 2020
Current	$152,778	$109,669
Non-current	$105,542	$147,814

The Group’s warranty provisions were associated with the sales of information, software and data processing services, and were estimated in accordance with the historical warranty data of products.

19. Share capital

a)      As of December 31, 2021, the Company’s authorized capital was $8,350,000, consisting of 8,350,000 shares of ordinary shares, and the issued and outstanding capital was $6,191,100, consisting of 6,191,100 shares of ordinary shares with par value of $1.

Movements in the number of the Company’s ordinary shares outstanding are as follows:

	2021	2020
At January 1	6,153,300	6,099,525
Employee share options exercised	37,800	53,775
At December 31	6,191,100	6,153,300

b)      As of December 31, 2021, the Company’s authorized preferred share amounting to $5,920,000 (Series A: $1,650,000, Series B: $1,600,000, Series C: $1,220,000 and Series D: $1,450,000), with par value of $1 per share. The Company issued 1,639,344 shares of Series A preferred share, 1,589,957 shares of Series B preferred share, 1,182,926 shares of Series C preferred share and 1,432,665 shares of Series D preferred share in the sum of $5,844,892.

c)       Preferred shares are embedded with conversion option. Preferred shareholders are entitled to exercise their conversion option under the prescribed conditions at the prescribed exercise price. Preferred shareholders are also entitled to convert any or all of their preferred shares at any time at certain conversion price for each of Series A, Series B, Series C, and Series D. In addition, all preferred shares should be converted into ordinary shares either before the date of Qualified IPO or with the acknowledgement of 80% of the preferred shareholders. When either condition stated above is met, the Company shall retract all outstanding preferred shares in accordance with the decisions of the Board of Directors and preferred shareholders’ meeting at the price prescribed in the Company’s Articles of Incorporation.

GORILLA TECHNOLOGY GROUP INC. AND SUBSIDIARIES

Notes to the Consolidated Financial Statements

Years Ended December 31, 2021 and 2020

Expressed in US dollars, except as otherwise indicated

19. Share capital (cont.)

Preferred shares are non-cumulative and non-participating and are classified as equity instrument as the following criteria are met: i) holders of preferred shares have no redemption right, and ii) the conversion option to the holders of preferred shares are to be settled by the Company by delivering a fixed number of the Company’s ordinary shares.

d)      At the issuance of preferred shares, the Company accounted for the preferred shares as equity instrument. The portion of proceeds from each preferred share in excess of par value and the par value are recognized under “additional paid-in capital — preferred shares” and “preferred shares.”

20. Retained earnings

a)      Under the Company’s Articles of Incorporation, the Company shall first take into consideration the Company’s financial structure, operating results and future expansion plans, then appropriate the remaining earnings to the preferred shareholders, then to the common shareholders. If preferred shareholders were to convert their preferred share to common share prior to the ex-dividend date, they shall enjoy the same rights as all other common shareholders.

b)      The Group was in a net loss position for years ended December 31, 2021 and 2020, and no earnings distribution was resolved by the Board of Directors.

c)      For the information relating to employees’ compensation and directors’ remuneration, please refer to Note 28.

21. Revenue

	Year ended December 31, 2021	Year ended December 31, 2020
Revenue from contracts with customers
Hardware sales
Government
–Video IoT	$5,992	$2,961
–Security Convergence	3,630	4,681
Non-Government
–Video IoT	3,816,489	6,298,043
–Security Convergence	1,054,116	597,288
Software sales
Government
–Security Convergence	70,413	—
Non-Government
–Video IoT	16,063,123	16,680,260
–Security Convergence	5,319,077	1,351,701
Service revenue
Government
–Video IoT	7,842,465	10,882,416
–Security Convergence	5,356,881	6,476,225
Non-Government
–Video IoT	2,459,435	2,644,478
–Security Convergence	251,242	474,536
	$42,242,863	$45,412,589

GORILLA TECHNOLOGY GROUP INC. AND SUBSIDIARIES

Notes to the Consolidated Financial Statements

Years Ended December 31, 2021 and 2020

Expressed in US dollars, except as otherwise indicated

21. Revenue (cont.)

a)      Disaggregation of revenue from contracts with customers

The Group derives revenue from the transfer of goods and services over time and at a point in time in the following major products lines and all revenue took place in Asia:

2021	Hardware	Software	Service	Total
Total segment revenue	$5,236,331	$22,654,095	$15,933,436	$43,823,862
Inter-segment revenue	(356,104)	(1,201,482)	(23,413)	(1,580,999)
Revenue from external customer contracts	$4,880,227	$21,452,613	$15,910,023	$42,242,863
Timing of revenue recognition
At a point in time	$4,880,227	$21,452,613	$—	$26,332,840
Over time	—	—	15,910,023	15,910,023
	$4,880,227	$21,452,613	$15,910,023	$42,242,863
2020	Hardware	Software	Service	Total
Total segment revenue	$7,129,051	$19,302,195	$20,477,655	$46,908,901
Inter-segment revenue	(226,078)	(1,270,234)	—	(1,496,312)
Revenue from external customer contracts	$6,902,973	$18,031,961	$20,477,655	$45,412,589
Timing of revenue recognition
At a point in time	$6,902,973	$18,031,961	$—	$24,934,934
Over time	—	—	20,477,655	20,477,655
	$6,902,973	$18,031,961	$20,477,655	$45,412,589

b)      Contract assets and liabilities

The Group has recognized the following revenue-related contract assets and liabilities:

	December 31, 2021	December 31, 2020
Contract assets:
Contract assets relating to service contracts	$1,639,893	$1,480,923
Contract liabilities:
Contract liabilities relating to service contracts	$20,194	$—

As of January 1, 2020, the balance of contract assets and liabilities relating to service contracts was $508,734 and $0, respectively.

c)      Significant changes in contract assets

The increase in contract assets during the year ended December 31, 2021 was attributed to more projects having substantial progress of the contract activities ahead of the agreed payment schedule.

d)      Unfulfilled long-term contracts

Aggregate amount of the transaction price allocated to long-term service contracts that are partially or fully unsatisfied as of December 31, 2021 and 2020, amounting to $9,371,628 and $6,235,484 respectively. Management expects that the transaction price allocated to the unsatisfied contracts as of December 31, 2021 and 2020, will be recognized as revenue from 2022 to 2027 and from 2021 to 2026, respectively. Except for the abovementioned contracts, all other service contracts are for periods of one year or less or are billed based on the amount of time incurred.

GORILLA TECHNOLOGY GROUP INC. AND SUBSIDIARIES

Notes to the Consolidated Financial Statements

Years Ended December 31, 2021 and 2020

Expressed in US dollars, except as otherwise indicated

22. Other income

	Year ended December 31, 2021	Year ended December 31, 2020
Rent income	$24,026	$21,878
Indemnity income	19,793	6,876
Gains on reversal of accounts payable	—	25,523
Others	—	4,921
	$43,819	$59,198

23. Other losses — net

	Year ended December 31, 2021	Year ended December 31, 2020
Impairment losses	$—	$(1,238,548)
Net currency exchange losses	(105,098)	(333,462)
Loss on disposal of subsidiaries	—	(124,441)
Gain (loss) on disposal of property, plant and equipment	459	(856)
Other losses	(22,386)	(5,072)
	$(127,025)	$(1,702,379)

24. Interest income

	Year ended December 31, 2021	Year ended December 31, 2020
Interest income from bank deposits	$25,059	$138,672
Interest income from financial assets measured at amortized cost	12,810	20,603
	$37,869	$159,275

25. Finance costs

	Year ended December 31, 2021	Year ended December 31, 2020
Interest expense:
Bank borrowings	$543,098	$460,231
Loan from shareholders	122,055	—
Lease liabilities	1,196	887
	$666,349	$461,118

GORILLA TECHNOLOGY GROUP INC. AND SUBSIDIARIES

Notes to the Consolidated Financial Statements

Years Ended December 31, 2021 and 2020

Expressed in US dollars, except as otherwise indicated

26. Expenses by nature

	Year ended December 31, 2021	Year ended December 31, 2020
Change in inventory of finished goods	$16,790,457	$14,977,217
Outsourcing charges	9,261,580	11,434,328
Depreciation expenses on property, plant and equipment	6,351,561	5,277,825
Depreciation expenses on right-of-use asset	34,438	29,756
Amortization expenses on intangible assets	2,361,009	2,897,975
Employee benefit expense	11,929,425	10,912,378
Others	3,672,652	5,577,023
	$50,401,122	$51,106,502

27. Employee benefit expense

	Year ended December 31, 2021
	Cost of revenue	Operating expenses	Total
Wages and salaries	$219,051	$9,798,876	$10,017,927
Labour and health insurance fees	23,650	776,948	800,598
Pension	12,942	452,487	465,429
Share option expenses	—	375,941	375,941
Other personnel expenses	—	269,530	269,530
	$255,643	$11,673,782	$11,929,425
	Year ended December 31, 2020
	Cost of revenue	Operating expenses	Total
Wages and salaries	$204,371	$9,145,717	$9,350,088
Labour and health insurance fees	18,991	688,530	707,521
Pension	11,649	422,737	434,386
Share option expenses	—	142,416	142,416
Other personnel expenses	1,900	276,067	277,967
	$236,911	$10,675,467	$10,912,378

28. Employees’ compensation and directors’ remuneration

a)      According to the Articles of Incorporation of Gorilla Technology Co., Ltd. and NSGUARD Technology Inc., employees’ compensation and directors’ remuneration are based on the current year’s earnings, which should first be used to cover accumulated deficits, if any, and then a ratio of the remaining balance distributed as employees’ compensation and directors’ remuneration. The ratio for employees’ compensation shall be 0.5% whereas the ratio for directors’ remuneration is not specified.

b)      For the years ended December 31, 2021 and 2020, Gorilla Taiwan and NSGUARD Technology Inc. have incurred net loss before tax. Accordingly, employees’ compensation was not accrued.

GORILLA TECHNOLOGY GROUP INC. AND SUBSIDIARIES

Notes to the Consolidated Financial Statements

Years Ended December 31, 2021 and 2020

Expressed in US dollars, except as otherwise indicated

29. Income tax

a)      Taiwan taxation

Taiwan profits tax has been provided for at the rate of 20% on the estimated assessable profits.

b)      Hong Kong taxation

Hong Kong profits tax has been provided for at the rate of 16.5% on the estimated assessable profits.

c)      Japan taxation

Japan profits tax has been provided for at the rate of 30.62% on the estimated assessable profits.

d)      United States taxation

United States profits tax has been provided for at the rate of 29.84% on the estimated assessable profits.

e)      Income tax benefit

Components of income tax benefit:

	Year ended December 31, 2021	Year ended December 31, 2020
Current tax:
Current tax on profits for the year	$1,167	$1,403
Prior year income tax underestimation	—	1,845
Total current tax	1,167	3,248

Deferred tax:
Origination and reversal of temporary differences	(239,612)	(78,272)
Effect of exchange rates	—	121
Total deferred tax	(239,612)	(78,151)
Income tax benefit	$(238,445)	$(74,903)

f)      Reconciliation between income tax benefit and accounting loss.

	Year ended December 31, 2021	Year ended December 31, 2020
Tax calculated based on loss before tax and statutory tax rate (Note)	$(1,398,565)	$(952,112)
Prior year income tax underestimation	—	1,845
Effects from items disallowed by tax regulation	108,574	20
Taxable loss not recognized as deferred tax assets	1,051,546	875,223
Effect of exchange rates	—	121
Income tax benefit	$(238,445)	$(74,903)

Note: The basis for computing the applicable tax rate are the rates applicable in the respective countries where the Group entities operate.

GORILLA TECHNOLOGY GROUP INC. AND SUBSIDIARIES

Notes to the Consolidated Financial Statements

Years Ended December 31, 2021 and 2020

Expressed in US dollars, except as otherwise indicated

29. Income tax (cont.)

g)      Amounts of deferred tax assets or liabilities as a result of temporary differences and loss carryforwards are as follows:

	2021
	January 1	Recognized in profit or loss	Translation differences	December 31
Temporary differences:
– Deferred tax assets:
Employee share options	$102,196	$73,532	$3,821	$179,549
Unrealized exchange loss	—	114,945	1,370	116,315
Tax losses carryforward	60,914	—	1,761	62,675
Provisions	51,498	(1,305)	1,471	51,664
	214,608	187,172	8,423	410,203

– Deferred tax liabilities:
Prepayment of pension	(65,913)	(329)	(1,909)	(68,151)
Unrealized exchange gain	(61,861)	52,769	(1,159)	(10,251)
	(127,774)	52,440	(3,068)	(78,402)
	$86,834	$239,612	$5,355	$331,801
	2020
	January 1	Recognized in profit or loss	Translation differences	December 31
Temporary differences:
– Deferred tax assets:
Employee share options	$77,733	$19,632	$4,831	$102,196
Tax losses carryforward	57,867	—	3,047	60,914
Provisions	30,726	18,459	2,313	51,498
Other	109	(111)	2	—
	166,435	37,980	10,193	214,608
– Deferred tax liabilities:
Prepayment of pension	(61,970)	(655)	(3,288)	(65,913)
Gain on long-term foreign investments	(8,387)	8,509	(122)	—
Unrealized exchange gain	(90,738)	32,438	(3,561)	(61,861)
	(161,095)	40,292	(6,971)	(127,774)
	$5,340	$78,272	$3,222	$86,834

h)      Expiration dates of unused tax losses and amounts of unrecognized deferred tax assets are as follows:

	December 31, 2021
Year incurred	Amount filed/ assessed	Unused amount	Unrecognized amount	Expiry year
2016	Assessed	$607,999	$335,807	2026
2017	Assessed	2,006,095	2,006,095	2027
2018	Assessed	1,357,953	1,357,953	2028
2020	Declared	4,771,824	4,771,824	2030
2021	Estimated	2,640,848	2,640,848	2031
		$11,384,719	$11,112,527

GORILLA TECHNOLOGY GROUP INC. AND SUBSIDIARIES

Notes to the Consolidated Financial Statements

Years Ended December 31, 2021 and 2020

Expressed in US dollars, except as otherwise indicated

29. Income tax (cont.)

	December 31, 2020
Year incurred	Amount filed/ assessed	Unused amount	Unrecognized amount	Expiry year
2016	Assessed	$607,999	$335,807	2026
2017	Assessed	2,006,095	2,006,095	2027
2018	Assessed	1,357,953	1,357,953	2028
2020	Declared	4,771,824	4,771,824	2030
		$8,743,871	$8,471,679

i)       The Group’s subsidiaries outside Taiwan have unrecognized tax losses of $3,171,974 and $8,129 as of December 31, 2021 and 2020, respectively, which have no expiry date and can be carried forward and used to offset against future taxable income subject to meeting certain statutory requirements by those companies with unrecognized tax losses in their respective countries of incorporation.

j)       Telmedia was incorporated in Hong Kong Special Administrative Region of the People’s Republic of China. Therefore, Telmedia is only subject to Hong Kong income tax on Hong Kong source income in accordance with “Hong Kong Inland Revenue Ordinance”.

k)      Gorilla Taiwan’s and NSGUARD Technology Inc.’s income tax returns through 2020 and 2019 have been assessed and approved by the Tax Authority, respectively.

30. Loss per share

	Year ended December 31, 2021
Basic/diluted loss per share	Amount after tax	Weighted average number of ordinary shares outstanding	Loss per share
Basic/diluted loss per share
Loss attributable to the parent (Note)	$(8,548,294)	6,156,980	$(1.39)
	Year ended December 31, 2020
Basic/diluted loss per share	Amount after tax	Weighted average number of ordinary shares outstanding	Loss per share
Basic/diluted loss per share
Loss attributable to the parent (Note)	$(5,920,853)	6,137,712	$(0.96)

Note: Employee share options and convertible preference shares were excluded in the computation of diluted EPS since they were anti-dilutive in 2021 and 2020. The number of shares that were excluded from the EPS calculation above in 2021 and 2020 that could be dilutive in the future were 7,201,852 and 6,792,658, respectively.

GORILLA TECHNOLOGY GROUP INC. AND SUBSIDIARIES

Notes to the Consolidated Financial Statements

Years Ended December 31, 2021 and 2020

Expressed in US dollars, except as otherwise indicated

31. Supplemental cash flow information

Investing activities with partial cash payments:

	Year ended December 31, 2021	Year ended December 31, 2020
Purchase of property, plant and equipment	$7,495,838	$3,930,946
Add: Opening balance of payable on equipment	128,446	319,387
Less: Ending balance of payable on equipment	(128,013)	(128,446)
Cash paid during the year	$7,496,271	$4,121,887
	Year ended December 31, 2021	Year ended December 31, 2020
Acquisition of intangible assets	$1,626,065	$1,404,192
Less: Ending balance of payable on intangible assets	(727,060)	—
Cash paid during the year	$899,005	$1,404,192

32. Changes in liabilities from financing activities

	Short-term borrowings	Long-term borrowings (including current portion)	Lease liabilities	Liabilities from financing activities-gross
At January 1, 2021	$17,785,057	$11,321,966	$34,685	$29,141,708
Changes in cash flow from financing activities	4,672,902	1,213,207	(33,864)	5,852,245
Changes in other non-cash items	—	—	122,508	122,508
Impact of changes in foreign exchange rate	510,133	294,091	846	805,070
At December 31, 2021	$22,968,092	$12,829,264	$124,175	$35,921,531
	Short-term borrowings	Long-term borrowings (including current portion)	Lease liabilities	Liabilities from financing activities-gross
At January 1, 2020	$13,436,684	$10,475,782	$59,878	$23,972,344
Changes in cash flow from financing activities	3,508,961	283,787	(29,716)	3,763,032
Changes in other non-cash items	—	—	2,486	2,486
Impact of changes in foreign exchange rate	839,412	562,397	2,037	1,403,846
At December 31, 2020	$17,785,057	$11,321,966	$34,685	$29,141,708

33. Related party transactions

a)      Names of related parties and relationship

Names of related parties	Relationship with the Company
Kow Shyh-Pin	Director of the Company
Asteria Corporation	Director of the Company

b)      The Group lists Kow Shyh-Pin, the chairman of the Board of Directors of Gorilla Taiwan, as the joint guarantor for its short-term borrowings and long-term borrowings in 2021 and 2020. Please refer to Note 13 and Note 15 for further details.

GORILLA TECHNOLOGY GROUP INC. AND SUBSIDIARIES

Notes to the Consolidated Financial Statements

Years Ended December 31, 2021 and 2020

Expressed in US dollars, except as otherwise indicated

33. Related party transactions (cont.)

c)      Please refer to Note 13 for further details on loan from shareholders.

d)      Key management compensation

	Year ended December 31, 2021	Year ended December 31, 2020
Salaries and other short-term employee benefits	$769,956	$716,665
Post-employment benefits	14,814	14,620
Share option expenses	62,974	18,292
	$847,744	$749,577

34. Pledged assets

The Group’s assets pledged as collateral are as follows:

	Book value		Purpose
Pledged assets	December 31, 2021	December 31, 2020
Time deposits (shown as ‘Financial assets at amortized cost’)	$8,820,613	$7,111,117	Performance guarantee, deposit letter of credit and short-term borrowings
Land	14,110,197	13,713,844	Long-term and short-term borrowings
Buildings and structures	2,721,367	2,719,040	Long-term and short-term borrowings
	$25,652,177	$23,544,001

35. Significant contingent liabilities and unrecognized contract commitments

a)      On December 21, 2021, the Group entered into a business combination agreement with Global in respect of de-SPAC merger. The business combination agreement was entered into to raise capital through a merger with Global, a NASDAQ-listed entity, and includes a minimum of $50 million gross cash at closing, along with customary closing conditions.

b)      The significant unrecognized contract commitments are listed below:

i)       As of December 31, 2021, the guaranteed notes secured for service project or warranty of NSGUARD Technology Inc. amounted to $65,029.

ii)      As of December 31, 2020, the guaranteed notes secured for service project or warranty of Gorilla Technology Inc. amounted to $1,758,817.

iii)    As of December 31, 2021 and 2020, the banker’s letter of guarantee of Gorilla Technology Inc. amounted to $3,813,021 and $1,670,918, respectively.

iv)     As of December 31, 2021 and 2020, the banker’s letter of guarantee issued by the bank at the request of NSGUARD Technology Inc. amounted to $866,279 and $862,271, respectively.

v)      As of December 31, 2021, the Company issued a promissory note of $5,000,000 under the shareholder loan agreement with Kow Shyh-Pin, Asteria Corporation, and Berwick Resources Limited.

GORILLA TECHNOLOGY GROUP INC. AND SUBSIDIARIES

Notes to the Consolidated Financial Statements

Years Ended December 31, 2021 and 2020

Expressed in US dollars, except as otherwise indicated

36. Significant events after the reporting period

On March 18, 2022, Global filed a Schedule 14A to the SEC and proposed to its shareholders (the “Extension Amendment Proposal”) to extend the date by which Global has to consummate a business combination for another three months from April 13, 2022 (the date by which Global is currently required to complete its business combination) to July 13, 2022, or such earlier date as determined by Global’s board.

On April 11, 2022, the Extension Amendment Proposal was approved by the shareholders of Global, and Global issued a promissory note (the “Note”) in the aggregate principal amount approximately of up to $1,165,339 to the Company, pursuant to which the Company loaned to Global up to approximately $1,165,339 (the “Extension Funds”) to deposit into Global’s trust account (the “Trust Account”) for each Class A ordinary share of the Global (“Public Share”) underlying the Global’s public subunits that was not redeemed in connection with the extension of the Global’s termination date from April 13, 2022 to July 13, 2022.

Global will deposit the Extension Funds into the Trust Account, which equates to $0.03 per remaining Public Share, for each month past April 13, 2022 until July 13, 2022 that Global needs to complete an initial business combination (the “Initial Business Combination”), and such amount will be distributed either to: (i) all of the holders of Public Shares upon the Global’s liquidation or (ii) holders of Public Shares who elect to have their shares redeemed in connection with the consummation of the Initial Business Combination. The Note bears no interest and is repayable to the Company in full upon the earlier of (a) the date of the consummation of the Initial Business Combination, or (b) the date of the liquidation of Global.

37. Capital management

The Group’s objectives when managing capital are to safeguard the Group’s ability to continue as a going concern in order to provide returns for shareholders and to maintain an optimal capital structure to reduce the cost of capital. In order to maintain or adjust the capital structure, the Group may adjust the amount of dividends paid to shareholders, return capital to shareholders, issue new shares or sell assets to reduce debt. The Group monitors capital on the basis of the gearing ratio. This ratio is calculated as net debt divided by total capital. Net debt is calculated as total borrowings (including ‘current and non-current borrowings’ as shown in the consolidated balance sheet) less cash and cash equivalents. Total capital is calculated as ‘equity’ as shown in the consolidated balance sheet plus net debt.

The gearing ratios at December 31, 2021 and 2020 were as follows:

	December 31, 2021	December 31, 2020
Total borrowings	$35,797,356	$29,107,023
Less: Cash and cash equivalents	(9,944,748)	(12,153,256)
Net debt	25,852,608	16,953,767
Total equity	45,929,103	53,499,842
Total capital	$71,781,711	$70,453,609
Gearing ratio	36%	24%

GORILLA TECHNOLOGY GROUP INC. AND SUBSIDIARIES

Notes to the Consolidated Financial Statements

Years Ended December 31, 2021 and 2020

Expressed in US dollars, except as otherwise indicated

38. Financial instruments

a)      Financial instruments by category

	December 31, 2021	December 31, 2020
Financial assets
Financial assets at amortized cost (Note)	$54,047,013	$53,305,063
	December 31, 2021	December 31, 2020
Financial liabilities
Financial liabilities at amortized cost (Note)	$48,391,153	$38,266,868

Note: Financial assets at amortized cost include cash and cash equivalents, financial assets at amortized cost, accounts receivable and other non-current assets. Financial liabilities at amortized cost include short-term borrowings, notes and accounts payable, other payables and long-term borrowings (including current portion).

b)      Financial risk management policies

i)       The Group’s activities expose it to a variety of financial risks: market risk (including foreign exchange risk and interest rate risk), credit risk and liquidity risk. The Group’s overall risk management programme focuses on the unpredictability of financial markets and seeks to minimize potential adverse effects on the Group’s financial condition and financial performance.

ii)      Risk management is carried out by a central treasury department (Group treasury) under policies approved by the Board of Directors. Group treasury identifies and evaluates financial risks in close cooperation with the Group’s operating units. The Board provides written principles for overall risk management, as well as written policies covering specific areas and matters, such as foreign exchange risk, interest rate risk, credit risk, use of non-derivative financial instruments, and investment of excess liquidity.

c)      Significant financial risks and degrees of financial risks

i)       Market risk

Foreign exchange risk

1.      The Group’s businesses involve some non-functional currency operations (the Company’s and certain subsidiaries’ functional currency: USD; other certain subsidiaries’ functional currency: NTD). The information on assets and liabilities denominated in foreign currencies whose values would be materially affected by the exchange rate fluctuations is as follows:

	December 31, 2021
	Foreign currency amount (in thousands)	Exchange rate	Book value (USD)
(Foreign currency: functional currency)
Financial assets
Monetary items
NTD:USD	$606,583	0.036	$21,836,770
Financial liabilities
Monetary items
NTD:USD	304,944	0.036	10,978,261

GORILLA TECHNOLOGY GROUP INC. AND SUBSIDIARIES

Notes to the Consolidated Financial Statements

Years Ended December 31, 2021 and 2020

Expressed in US dollars, except as otherwise indicated

38. Financial instruments (cont.)

	December 31, 2020
	Foreign currency amount (in thousands)	Exchange rate	Book value (USD)
(Foreign currency: functional currency)
Financial assets
Monetary items
NTD:USD	$889,943	0.035	$31,147,511
Financial liabilities
Monetary items
NTD:USD	775,686	0.035	27,148,937

2.      The total exchange loss (including realized and unrealized) arising from significant foreign exchange variation on the monetary items held by the Group for the years ended December 31, 2021 and 2020 amounting to $105,098 and $333,462, respectively.

3.      Analysis of foreign currency market risk arising from significant foreign exchange variation:

	Year ended December 31, 2021
	Sensitivity analysis
	Degree of variation	Effect on profit or loss (USD)	Effect on other comprehensive income
(Foreign currency: functional currency)
Financial assets
Monetary items
NTD:USD	1%	$218,368	$—
Financial liabilities
Monetary items
NTD:USD	1%	$109,783	$—
	Year ended December 31, 2020
	Sensitivity analysis
	Degree of variation	Effect on profit or loss (USD)	Effect on other comprehensive income
(Foreign currency: functional currency)
Financial assets
Monetary items
NTD:USD	1%	$311,475	$—
Financial liabilities
Monetary items
NTD:USD	1%	$271,489	$—

GORILLA TECHNOLOGY GROUP INC. AND SUBSIDIARIES

Notes to the Consolidated Financial Statements

Years Ended December 31, 2021 and 2020

Expressed in US dollars, except as otherwise indicated

38. Financial instruments (cont.)

Price risk

The Group is not exposed to material price risk of equity instrument.

Cash flow and interest rate risk

The Group held short-term borrowings with variable rates (excluding loan from shareholders with fixed interest rate), of which short-term effective rate would change with market interest rate, and then affect the future cash flow. Every 1% increase in the market interest rate would result to an increase of $143,745 and $149,228 in the cash outflow for the years ended December 31, 2021 and 2020, respectively.

ii)      Credit risk

1.      Credit risk refers to the risk of financial loss to the Group arising from default by the clients or counterparties of financial instruments on the contract obligations. The main factor is that counterparties could not repay in full the accounts receivable based on the agreed terms.

2.      The Group manages its credit risk taking into consideration the entire Group’s concern. For banks and financial institutions, only independently rated parties with at least BBB+ credit rating determined by Standard & Poor’s are accepted. According to the Group’s credit policy, each local entity in the Group is responsible for managing and analyzing the credit risk for each of their new clients before standard payment and delivery terms and conditions are offered. Internal risk control assesses the credit quality of the customers, taking into account their financial position, past experience and other factors. Individual risk limits are set based on internal or external ratings in accordance with limits set by the Board of Directors. The utilization of credit limits is regularly monitored.

3.      The Group adopts the following assumption under IFRS 9 to assess whether there has been a significant increase in credit risk on that instrument since initial recognition: If the domestic and foreign contract payments were past due over 180 days based on the terms, there has been a significant increase in credit risk on that instrument since initial recognition.

4.      The Group adopts the assumption under IFRS 9, that is, the default occurs when the contract payments are past due over one year. Longer payment terms are given to customers and default barely occurred even though the contract payments are past due within one year in the past because of the industry characteristics of the Group and positive long-term relationship with customers. Therefore, a more lagging default criterion is appropriate to determine the risk of default occurring.

5.      The Group classifies customer’s notes and accounts receivable in accordance with customer types. The Group applies the modified approach using the provision matrix and loss rate methodology to estimate expected credit loss.

GORILLA TECHNOLOGY GROUP INC. AND SUBSIDIARIES

Notes to the Consolidated Financial Statements

Years Ended December 31, 2021 and 2020

Expressed in US dollars, except as otherwise indicated

38. Financial instruments (cont.)

6.      The Group used the forecastability to adjust historical and timely information to assess the default possibility of notes and accounts receivable. On December 31, 2021 and 2020, the provision matrix is as follows:

	Not past due	Up to 180 days past due	Up to 365 days past due	Over 366 days past due	Total
At December 31, 2021
Expected loss rate	0.24%~0.29%	1%~2%	21.45%	100%
Total book value	$29,794,677	$5,049,007	$167,750	$1,296,675	$36,308,109
Loss allowance	77,930	75,704	35,982	1,296,675	1,486,291
	Not past due	Up to 180 days past due	Up to 365 days past due	Over 366 days past due	Total
At December 31, 2020
Expected loss rate	0.03% – 5%	5%	15%	100%
Total book value	$33,532,018	$93,423	$—	$1,843,682	$35,469,123
Loss allowance	233,876	4,671	—	1,843,682	2,082,229

7.      Movements in relation to the Group applying the modified approach to provide loss allowance for accounts receivable are as follows:

2021 Accounts receivable
At January 1	$2,082,229
Provision for impairment	404,210
Write-offs	(1,000,898)
Effect of foreign exchange	750
At December 31	$1,486,291
2020 Accounts receivable
At January 1	$2,081,562
Effect of foreign exchange	667
At December 31	$2,082,229

8.      The Group’s credit risk exposure in relation to contract assets under IFRS 9 as at December 31, 2021 and 2020 are immaterial.

9.      The Group held cash and cash equivalents and financial assets at amortized cost of $19,003,825 and $19,768,941 with banks as at December 31, 2021 and 2020, respectively, which are considered to have low credit risk. The balances are measured on 12-months expected credit losses and subject to immaterial credit loss.

10.    Non-current assets of $221,370 and $149,228 as at December 31, 2021 and 2020, respectively, are considered to have low credit risk. Non-current assets are measured on 12-months expected credit losses and subject to immaterial credit loss.

GORILLA TECHNOLOGY GROUP INC. AND SUBSIDIARIES

Notes to the Consolidated Financial Statements

Years Ended December 31, 2021 and 2020

Expressed in US dollars, except as otherwise indicated

38. Financial instruments (cont.)

iii)    Liquidity risk

1.      Cash flow forecasting is performed in the operating entities of the Group and aggregated by Group treasury. Group treasury monitors rolling forecasts of the Group’s liquidity requirements to ensure it has sufficient cash to meet operational needs while maintaining sufficient headroom on its undrawn committed borrowing facilities at all times so that the Group does not breach borrowing limits or covenants on any of its borrowing facilities. Such forecasting takes into consideration the Group’s debt financing plans, covenant compliance, compliance with internal balance sheet ratio targets.

2.      Please refer to Note 13 for undrawn borrowing facilities as at December 31, 2021 and 2020.

3.      The table below analyzes the Group’s non-derivative financial liabilities into relevant maturity groupings based on the remaining period at the balance sheet date to the contractual maturity date for non-derivative financial liabilities. The amounts disclosed in the table are the contractual undiscounted cash flows.

Non-derivative financial liabilities:	Less than 1 year	Over 1 year
December 31, 2021
Lease liabilities	$56,214	$70,461
Long-term borrowings (including current portion)	2,307,619	11,569,683
Non-derivative financial liabilities:	Less than 1 year	Over 1 year
December 31, 2020
Lease liabilities	$15,971	$22,753
Long-term borrowings (including current portion)	1,509,668	11,266,890

Except for the above, the Group’s non-derivative financial liabilities are due less than 1 year.

4.      The Group does not expect the timing of occurrence of the cash flows estimated through the maturity date analysis will be significantly earlier, nor expect the actual cash flow amount will be significantly different.

39. Fair value information

Details of the fair value of the Group’s financial assets and financial liabilities not measured at fair value are provided in Note 38. The Group has no financial assets and non-financial assets that are measured at fair value.

40. Segment Information

a)      General information

The Group uses the product line as basis for providing information to the chief operating decision-maker. The Group currently divides the sales order district into three major product lines: video IoT, security convergence and other. The chief operating decision-maker makes decision concerning financial management as well as evaluation of the business performance based on these three product lines; therefore, the reportable segments are video IoT, security convergence and other.

GORILLA TECHNOLOGY GROUP INC. AND SUBSIDIARIES

Notes to the Consolidated Financial Statements

Years Ended December 31, 2021 and 2020

Expressed in US dollars, except as otherwise indicated

40. Segment Information (cont.)

b)      Measurement of segment information

The Group evaluates the performance of the operating segments based on a measure of revenue and income before tax, in a manner consistent with that in the statement of income. The accounting policies of the operating segments are in agreement with the significant accounting policies summarized in Note 4 z). Sale transactions among segments are based on arms-length principle.

c)      Reconciliation of segment income, assets and liabilities

The segment information provided to the chief operating decision-maker for the reportable segments is as follows:

	Year ended December 31, 2021
	Security Convergence	Video IoT	Other segment (Note 1)	Adjustment and write-off (Note 2)	Consolidation
Revenue from external customers	$12,055,359	$30,187,504	$—	$—	$42,242,863
Inter-segment revenue	253,027	1,327,955	—	(1,580,982)	—
Total segment revenue	$12,308,386	$31,515,459	$—	$(1,580,982)	$42,242,863
Segment loss before tax	$(1,178,204)	$(6,095,996)	$(1,512,539)	$—	$(8,786,739)
Segment including:
Depreciation	$2,146,285	$4,239,714	$—	$—	$6,385,999
Amortization	$743,540	$1,617,469	$—	$—	$2,361,009
Interest income	$1,827	$26,683	$9,359	$—	$37,869
Interest expense	$(207,329)	$(336,965)	$(122,055)	$—	$(666,349)
Tax (expense) benefit	$22,795	$216,817	$(1,167)	$—	$238,445
Segment assets	$30,187,283	$70,605,865	$69,274,230	$(75,136,675)	$94,930,703
Segment liabilities	$27,663,770	$56,571,772	$14,098,995	$(49,332,937)	$49,001,600
	Year ended December 31, 2020
	Security Convergence	Video IoT	Other segment (Note 1)	Adjustment and write-off (Note 2)	Consolidation
Revenue from external customers	$8,904,431	$36,508,158	$—	$—	$45,412,589
Inter-segment revenue	78,359	1,417,953		(1,496,312)	—
Total segment revenue	$8,982,790	$37,926,111	$—	$(1,496,312)	$45,412,589
Segment loss before tax	$(1,460,395)	$(2,421,047)	$(2,114,314)	$—	$(5,995,756)
Segment including:
Depreciation	$1,305,525	$3,793,462	$208,594	$—	$5,307,581
Amortization	$639,493	$2,047,466	$211,016	$—	$2,897,975
Interest income	$2,993	$112,510	$43,772	$—	$159,275
Interest expense	$(181,485)	$(279,633)	$—	$—	$(461,118)
Tax (expense) benefit	$(5,557)	$73,476	$6,984	$—	$74,903
Segment assets	$19,383,305	$95,515,296	$58,301,453	$(80,912,612)	$92,287,442
Segment liabilities	$16,991,493	$80,997,115	$1,905,413	$(61,106,421)	$38,787,600

Note 1: Other segment is composed of holding companies and oversea subsidiaries which are excluded from reportable segments of Security Convergence or Video IoT.

GORILLA TECHNOLOGY GROUP INC. AND SUBSIDIARIES

Notes to the Consolidated Financial Statements

Years Ended December 31, 2021 and 2020

Expressed in US dollars, except as otherwise indicated

40. Segment Information (cont.)

Note 2: Adjustment and write-off represents elimination for intercompany transactions for consolidation purpose.

d)      Reconciliation for segment income (loss)

i)       Sales between segments are carried out at arm’s length. The revenue from external customers reported to the chief operating decision-maker is measured in a manner consistent with that in the statement of comprehensive income.

ii)      Please refer to Note 40 c) for information on total consolidated profit or loss after reconciliation and reconciliation for profit after tax of reportable segments during the current period.

e)      Information on product and service

The main businesses of the Group are providing information, software and data processing services. Please refer to Note 40 for the disclosure information by products and services.

f)      Geographical information

Geographical information for the years ended December 31, 2021 and 2020 is as follows:

	Year ended December 31, 2021		Year ended December 31, 2020
	Revenue	Non-current assets	Revenue	Non-current assets
Asia
– Taiwan	$37,433,251	$33,026,486	$34,079,738	$31,948,903
– Hong Kong	4,797,685	5,616,651	11,332,851	5,177,431
– Others	8,417	2,010	—	—
Americas	3,510	158	—	158
	$42,242,863	$38,645,305	$45,412,589	$37,126,492

Revenues by geography are determined based on the region of the Company’s contracting entity, which may be different than the region of the customer. Revenue from Taiwan accounted for approximately 89 and 75 percent of total revenue during fiscal 2021 and 2020, respectively. No individual country other than Taiwan and Hong Kong exceeded 10% of total revenue or non-current assets for any period presented.

g)      Major customer information

Information of major customers that exceed 10% of the revenue in the statements of comprehensive income for the year ended December 31, 2021 and 2020 is as follows:

	Year ended December 31, 2021		Year ended December 31, 2020
Customer	Revenue	Segment	Revenue	Segment
Customer A	$6,592,017	Note 1	$11,389,949	Note 1
Customer B	3,696,945	Video IoT	5,136,502	Video IoT

Note 1: The Group sells products from both segments, Video IoT and security convergence.

Note 2: No customer accounted for over 10% of total accounts receivable as of December 31, 2021 and 2020.

GORILLA TECHNOLOGY GROUP INC. AND SUBSIDIARIES

Notes to the Consolidated Financial Statements

Years Ended December 31, 2021 and 2020

Expressed in US dollars, except as otherwise indicated

41. Other disclosure

The COVID-19 pandemic has affected almost all countries of the world, and resulted in border closures, production stoppages, workplace closures, movement controls and other measures imposed by the various governments. The Group’s significant operation is Taiwan, of which has been affected by the spread of COVID-19 since 2020.

Our financial performance has been affected by the outbreak of COVID-19. COVID-19 has disrupted our operations and the operations of our suppliers, customers, and other business partners and may continue to do so for an indefinite period of time, including as a result of travel restrictions and/or business shutdowns. A slowdown in economic activity as a result of COVID-19 can be expected to result in a reduction in demand for our products.

The Group has considered the market conditions (including the impact of COVID-19) as at the balance sheet date, in making estimates and judgements on the recoverability of assets and provisions for sales and service contracts as at December 31, 2021. Estimates and judgements may differ from the actual result.

This is a rapidly evolving situation and the impact of COVID-19 on the global economy and our business is uncertain at this time. While it is not possible at this time to estimate the impact that COVID-19 could have on worldwide economic activity and our business, the continued spread of COVID-19 and the measures taken by governments, businesses and other organizations in response to COVID-19 are expected to reduce our financial performance and could have an adverse impact our business, financial condition and results of operations.

GLOBAL SPAC PARTNERS CO.
UNAUDITED AND UNREVIEWED CONDENSED BALANCE SHEETS

	June 30, 2022	December 31, 2021
Assets
Cash	$4,510	$291,139
Prepaid expenses	767,150	106,900
Investment held in Trust Account	132,180,700	169,210,110
Total Assets	$132,952,360	$169,608,149

Liabilities and Shareholders’ Deficit
Accrued offering costs and expenses	$2,563,748	$493,456
Due to Related Party	7,231	—
Promissory Note – Gorilla	1,165,339	—
Deferred underwriting discount	5,862,500	5,862,500
Total current liabilities	9,598,818	6,355,956
Warrant liabilities	1,095,242	6,320,263
Total Liabilities	10,694,060	12,676,219

Commitments and Contingencies
Class A ordinary shares subject to possible redemption, 12,948,213 and 16,750,000 shares at redemption value of approximately $10.21 and $10.10 at June 30, 2022 and December 31, 2021, respectively	132,180,700	169,210,110

Shareholders’ Deficit:
Preference shares, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—	—
Class A ordinary shares, $0.0001 par value; 200,000,000 shares authorized; 697,500 and 697,500 shares issued and outstanding (excluding 12,948,213 and 16,750,000 shares subject to possible redemption) at June 30, 2022 and December 31, 2021, respectively	70	70
Class B ordinary shares, $0.0001 par value; 20,000,000 shares authorized; 4,287,500 shares issued and outstanding at June 30, 2022 and December 31, 2021	429	429
Additional paid-in capital	269,927	—
Accumulated deficit	(10,192,826)	(12,278,679)
Total shareholders’ deficit	(9,922,400)	(12,278,180)

Total Liabilities and Shareholders’ Deficit	$132,952,360	$169,608,149

The accompanying notes are an integral part of these unaudited and unreviewed condensed financial statements.

GLOBAL SPAC PARTNERS CO.
CONDENSED STATEMENTS OF OPERATIONS
(UNAUDITED AND UNREVIEWED)

	For the three months ended		For the six months ended
	June 30, 2022	June 30, 2021	June 30, 2022	June 30, 2021
Formation and operating costs	$867,286	$259,691	$1,703,907	$272,857
Loss from operations	(867,286)	(259,691)	(1,703,907)	(272,857)

Other income (expense)
Bank interest income	—	13	5	14
Warrant issuance costs	—	(980,011)	—	(980,011)
Change in fair value of warrants	3,218,956	9,772,336	4,955,094	9,772,336
Trust interest income	201,296	3,613	216,999	3,613
Total other income	3,420,252	8,795,951	5,172,098	8,795,952

Net income	$2,552,966	$8,536,260	$3,468,191	$8,523,095

Basic and diluted weighted average shares outstanding, Class A ordinary shares subject to possible redemption	13,407,770	14,348,901	15,069,652	7,214,088
Basic and diluted net income per share	$0.17	$0.93	$0.20	$2.23
Basic and diluted weighted average shares outstanding, non-redeemable ordinary shares	4,985,000	4,929,890	4,985,000	4,964,751
Basic and diluted net income(loss) per share	$0.06	$(0.96)	$0.10	$(1.52)

The accompanying notes are an integral part of these unaudited and unreviewed condensed financial statements.

GLOBAL SPAC PARTNERS CO.
UNAUDITED AND UNREVIEWED CONDENSED STATEMENTS OF CHANGES IN SHAREHOLDERS’ DEFICIT

	Class A Ordinary Shares		Class B Ordinary Shares		Additional Paid-in Capital	Accumulated Deficit	Total Shareholders’ Equity (Deficit)
	Shares	Amount	Shares	Amount
Balance as of December 31, 2021	697,500	$70	4,287,500	$429	$—	$(12,278,679)	$(12,278,180)
Net income	—	—	—	—	—	915,225	915,225
Subsequent measurement of Class A ordinary shares subject to redemption (interest earned on trust account)	—	—	—	—	—	(15,703)	(15,703)
Balance as of March 31, 2022	697,500	$70	4,287,500	$429	$—	$(11,379,157)	$(11,378,658)
Net income	—	—	—	—	—	2,552,966	2,552,966
Public Warrants cancelled in connection with the redemption of Public Shares	—	—	—	—	269,927	—	269,927
Extension Funds attributable to common stock subject to redemption under ASC 480-10-S99 against additional paid-in-capital (“APIC”)	—	—	—	—	—	(1,165,339)	(1,165,339)
Subsequent measurement of Class A ordinary shares subject to redemption under ASC 480-10-S99 against accumulated deficit	—	—	—	—	—	(201,296)	(201,296)
Balance as of June 30, 2022	697,500	$70	4,287,500	$429	$269,927	(10,192,826)	(9,922,400)
Balance as of December 31, 2020	—	$—	5,750,000	$575	$24,425	$(2,237)	$22,763
Net loss	—	—	—	—	—	(13,165)	(13,165)
Balance as of March 31, 2021	—	$—	5,750,000	$575	$24,425	$(15,402)	$9,598
Sale of 16,750,000 Public Units	16,750,000	1,675	—	—	167,498,325	—	167,500,000
Sale of 697,500 Private Units	697,500	70	—	—	6,974,930	—	6,975,000
Underwriting discount	—	—	—	—	(3,350,000)	—	(3,350,000)
Deferred underwriting discount	—	—	—	—	(5,862,500)	—	(5,862,500)
Forfeiture of founder shares	—	—	(1,562,500)	(156)	156	—	—
Issuance of representative shares	—	—	100,000	10	(10)	—	—
Other offering expenses	—	—	—	—	(873,350)	—	(873,350)
Initial classification of warrant liabilities	—	—	—	—	(16,962,761)	—	(16,962,761)
Reclassification of offering costs related to Warrants	—	—	—	—	980,011	—	980,011
Reclassification of offering costs related to Public Shares	—	—	—	—	9,105,839	—	9,105,839
Net income	—	—	—	—	—	8,536,260	8,536,260
Maximum number of redeemable shares	(16,750,000)	(1,675)	—	—	(151,222,866)	—	(151,224,541)
Subsequent measurement of Class A ordinary shares subject to redemption (interest earned on trust account)	—	—	—	—	—	(3,613)	(3,613)
Subsequent measurement of Class A ordinary shares subject to redemption	—	—	—	—	(6,312,199)	(20,744,099)	(27,056,298)
Balance as of June 30, 2021	697,500	70	4,287,500	429	—	(12,226,854)	(12,226,355)

The accompanying notes are an integral part of these unaudited and unreviewed condensed financial statements

GLOBAL SPAC PARTNERS CO.
UNAUDITED AND UNREVIEWED CONDENSED STATEMENTS OF CASH FLOWS

	For the six months ended
	June 30, 2022	June 30, 2021
Cash Flows from Operating Activities:
Net income	$3,468,191	$8,523,095
Adjustments to reconcile net income to net cash used in operating activities:
Change in fair value of warrants	(4,955,094)	(9,772,336)
Warrant issuance costs	—	980,011
Trust interest income	(216,999)	(3,613)
Changes in current assets and current liabilities:
Prepaid expenses	(660,250)	(231,673)
Accrued offering costs and expenses	2,070,292	143,331
Due to related parties	7,231	(122)
Net cash used in operating activities	(286,629)	(361,307)

Cash Flows from Investing Activities:
Cash deposited in Trust Account	(1,165,339)
Investment held in Trust Account	—	(169,175,000)
Net cash used in investing activities	(1,165,339)	(169,175,000)

Cash Flows from Financing Activities:
Proceeds from initial public offering	—	167,500,000
Payment of underwriting fees	—	(3,350,000)
Payment of promissory note to related party	—	(300,000)
Proceeds from private placement	—	6,975,000
Proceeds from issuance of promissory note to Gorilla	1,165,339	—
Payments of offering costs	—	(541,645)
Net cash provided by financing activities	1,165,339	170,283,355

Net change in cash	(286,629)	747,048
Cash, beginning of the year	291,139	21,432
Cash, end of the year	$4,510	$768,480

Supplemental Disclosure of Non-cash Financing Activities:
Deferred underwriting commissions charged to additional paid in capital	$—	$5,862,500
Initial value of Class A ordinary shares subject to possible redemption	$—	$151,224,541
Reclassification of offering costs related to public shares	$—	$(9,105,839)
Subsequent measurement of Class A ordinary shares subject to redemption	$—	$27,056,298
Subsequent measurement of Class A ordinary shares subject to redemption (interest earned on trust account)	$216,999	$3,613
Forfeiture of founder shares	$—	$156
Issuance of representative shares	$—	$10
Initial classification of warrant liabilities	$—	$16,962,761
Extension Funds attributable to common stock subject to redemption under ASC 480-10-S99 against additional paid-in-capital (“APIC”)	$1,165,339	$—
Public Warrants cancelled in connection with redemption of Public Shares	$269,927	$—
Payment from Trust Account in connection with redemption of shares	$(38,411,748)	$—

The accompanying notes are an integral part of these unaudited and unreviewed condensed financial statements.

GLOBAL SPAC PARTNERS CO.
NOTES TO UNAUDITED AND UNREVIEWED CONDENSED FINANCIAL STATEMENTS

Note 1 — Organization and Business Operations

Organization and General

Global SPAC Partners Co. (the “Company”) is a newly organized blank check company incorporated as a Cayman Islands exempted company on August 6, 2020 formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities (the “Business Combination” or “Initial Business Combination”). The Company has not selected any specific business combination target with respect to the Initial Business Combination.

The Company has selected December 31 as its fiscal year end.

As of June 30, 2022, the Company had not commenced any operations. All activity for the period from August 6, 2020 (inception) through June 30, 2022 relates to the Company’s formation and the initial public offering (the “IPO”), which is described below, and, since the closing of the IPO, the search for target companies for the Initial Business Combination. The Company will not generate any operating revenue until after the completion of its Initial Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income on cash and cash equivalents from the proceeds derived from the IPO and will recognize changes in the fair value of warrant liability as other income (expense).

The Company’s sponsor is Global SPAC Sponsors LLC (formerly known as Global SPAC Partners Sponsors LLC), a Delaware limited liability company (the “Sponsor”).

On July 13, 2022 (the “Closing Date”), the Company completed its Business Combination with Gorilla Technology Group Inc., a Cayman Islands exempted company (“Gorilla”) and Gorilla Merger Sub, Inc., a Cayman Islands exempted company and a wholly-owned subsidiary of Gorilla (“Merger Sub”). Merger Sub merged with and into Global, with Global surviving as a wholly-owned subsidiary of Gorilla. (See Note 8)

Financing

The registration statement for the Company’s IPO was declared effective on April 8, 2021 (the “Effective Date”). On April 13, 2021, the Company consummated the IPO of 16,000,000 units (the “Public Units”), at $10.00 per Public Unit, generating gross proceeds of $160,000,000, which is discussed in Note 3.

Simultaneously with the closing of the IPO, the Company consummated the sale of 675,000 private units (the “Private Units”) at a price of $10.00 per Private Unit in the private placement (See “Note 4”) to the Sponsor and I-Bankers Securities, Inc. (“I-Bankers”), generating total gross proceeds of $6,750,000.

Each Public Unit consists of (i) one subunit (the “Public Subunit”), which consists of one Class A ordinary share (the “Public Shares”) and one-quarter of one warrant (the “Public Warrants”), and (ii) one-half of one warrant (the “Public Warrants”); each whole warrant will be exercisable to purchase one Class A ordinary share. Each Private Unit also consists of (i) one subunit (the “Private Subunit”), which consists of one Class A ordinary share (the “Private Shares”) and one-quarter of one warrant (the “Private Warrants”), and (ii) one-half of one warrant (the “Private Warrants”).

Transaction costs amounted to $9,673,350 consisting of $3,200,000 of underwriting discount, $5,600,000 of deferred underwriting discount, and $873,350 of other offering costs.

The Company granted I-Bankers a 45-day option to purchase up to an additional 2,400,000 Public Units to cover over-allotments. On April 14, 2021, I-Bankers partially exercised the over-allotment option to purchase 750,000 Public Units, at a purchase price of $10.00 per Public Unit, generating gross proceeds to the Company of $7,500,000. On April 14, 2021, simultaneous with the exercise of the over-allotment option, the Sponsor and I-Bankers purchased an aggregate of 22,500 additional Private Units, at a purchase price of $10.00 per Private Unit, generating gross proceeds to the Company of $225,000. Transaction costs amounted to $412,500, consisting of $150,000 of underwriting discount and $262,500 of deferred underwriting discount.

GLOBAL SPAC PARTNERS CO.
NOTES TO UNAUDITED AND UNREVIEWED CONDENSED FINANCIAL STATEMENTS

Note 1 — Organization and Business Operations (cont.)

Trust Account

Following the closing of the IPO on April 13, 2021 and I-Bankers’ partial exercise of the over-allotment option on April 14, 2021, an aggregate of $169,175,000 ($10.10 per Public Unit) from the net proceeds of the sale of the Public Units and the Private Units was placed in a trust account (the “Trust Account”), which has been invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), with a maturity of 185 days or less or in any open-ended investment company that holds itself out as a money market fund meeting the conditions of Rule 2a-7 of the Investment Company Act, as determined by the Company. Except with respect to interest earned on the funds held in the Trust Account that may be released to the Company to pay its tax obligations and up to $100,000 to pay dissolution expenses in the event that the Company is unable to consummate a Business Combination and must be liquidated, the proceeds from the IPO and the sale of the Private Units will not be released from the Trust Account until the earliest of (a) the completion of the Company’s Initial Business Combination, (b) the redemption of any Public Subunits properly tendered in connection with a shareholder vote to amend the Company’s amended and restated memorandum and articles of association, and (c) the redemption of the Company’s Public Subunits if the Company is unable to complete the Initial Business Combination within the Combination Period (as defined below), subject to applicable law. The proceeds deposited in the Trust Account could become subject to the claims of the Company’s creditors, if any, which could have priority over the claims of the Company’s public shareholders.

On April 11, 2022, the Company’s shareholders approved a Charter Amendment to extend the date by which the Company must consummate its Initial Business Combination from April 13, 2022 to July 13, 2022 (the “Extended Combination Period”) and the Company deposited an aggregate of $1,165,339 into the Trust Account during the second quarter of 2022. The aggregate of $1,165,339 from the above-mentioned extensions were funded by proceeds from the promissory notes issued to Gorilla on April 13, 2022 (See Note 7).

At the Meeting on April 11, 2022, shareholders holding 3,801,787 Public Subunits exercised their right to redeem their subunits for a pro rata portion of the funds in the Trust Account. As a result, $38,411,748 (approximately $10.10 per Public Subunit) was removed from the Trust Account to pay such holders.

On July 13, 2022, in connection with the Company’s Business Combination, an aggregate of $116,816,571 was paid from the Company’s Trust Account to holders that properly exercised their right to have their Public Shares redeemed, resulting in Trust Proceeds of approximately $15,362,000 (See Note 9).

Initial Business Combination

The Company’s Business Combination must be with one or more target businesses that together have a fair market value equal to at least 80% of the balance in the Trust Account (less any deferred underwriting commissions and net of taxes payable) at the time of the signing of a definitive agreement to enter into a Business Combination.

The Company had 12 months from the closing of the IPO to consummate a Business Combination (the “Combination Period”). On April 11, 2022, the Company’s shareholders approved a Charter Amendment to extend the date by which the Company must consummate its Initial Business Combination from April 13, 2022 to July 13, 2022. However, if the Company is unable to complete its Initial Business Combination within the Extended Combination Period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Subunits, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest (less up to $100,000 of interest to pay dissolution expenses and which interest shall be net of taxes payable) divided by the number of then outstanding Public Subunits, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining shareholders and Board of Directors, liquidate and dissolve, subject in each case to the Company’s obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to the Company’s warrants, which will expire worthless if the Company fails to complete the Initial Business Combination within the Extended Combination Period.

GLOBAL SPAC PARTNERS CO.
NOTES TO UNAUDITED AND UNREVIEWED CONDENSED FINANCIAL STATEMENTS

Note 1 — Organization and Business Operations (cont.)

The Sponsor, officers and directors of the Company, and I-Bankers have agreed (i) to waive their redemption rights with respect to their Founder Shares, Private Subunits, Representative Shares (See Note 4, Note 6) and any Public Subunits they may hold in connection with the completion of the Initial Business Combination and (ii) to waive their rights to liquidating distributions from the Trust Account with respect to their Founder Shares, Private Subunits and Representative Shares if the Company fails to complete the Initial Business Combination within the Combination Period (although they will be entitled to liquidating distributions from the Trust Account with respect to any Public Subunits they hold if the Company fails to complete the Initial Business Combination within the Combination Period).

The Sponsor has agreed that it will be liable to the Company if and to the extent any claims by a third-party (other than the Company’s independent auditors) for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account to below (i) $10.10 per Public Subunit or (ii) such lesser amount per Public Subunit held in the Trust Account as of the date of the liquidation of the Trust Account due to reductions in the value of the trust assets, in each case net of the interest which may be withdrawn to pay taxes, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account and except as to any claims under the Company’s indemnity of the underwriters of the IPO against certain liabilities, including liabilities under the Securities Act. Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company has not independently verified whether the Sponsor has sufficient funds to satisfy their indemnity obligations and believes that the Sponsor’s only assets are securities of the Company. The Company has not asked the Sponsor to reserve for such obligations.

On December 21, 2021, the Company entered into a business combination agreement (“Business Combination Agreement”) with Gorilla Technology Group Inc., a Cayman Islands exempted company (“Gorilla”), and Gorilla Merger Sub, Inc., a Cayman Islands exempted company and a wholly-owned subsidiary of Gorilla (“Merger Sub”). Pursuant to the Business Combination Agreement, at the closing, (i) the Merger Sub will merge with and into the Company, with the Company continuing as the surviving entity and a wholly owned subsidiary of Gorilla; (ii) the ordinary shares of the Company (including Class A ordinary shares and Class B ordinary shares) will be converted into Gorilla ordinary shares on a one-for-one basis; (iii) warrants to purchase the ordinary shares of the Company will be converted into warrants to purchase the same number of Gorilla ordinary shares at the same exercise price and for the same exercise period; and (iv) the Company will have a restated certificate of incorporation.

Consummation of the transactions contemplated by the Business Combination Agreement is subject to customary conditions of the respective parties, including the approval of the proposed Business Combination with Gorilla (“Transactions”) by our shareholders in accordance with our amended and restated memorandum and articles of association and the completion of a redemption offer whereby we will be providing our public shareholders with the opportunity to redeem their shares of ordinary shares.

On February 10, 2022, to raise additional proceeds in connection with the Transactions, the Company, Gorilla and PIPE Investors entered into certain subscription agreements (the “PIPE Subscription Agreement”), providing for the purchase by the PIPE Investors at the effective time of the Transactions an aggregate of 5,000,000 subunits of the Company at a price per subunit of $10.10, for gross proceeds to the Company of $50.5 million; provided, however, that if a PIPE Investor acquires ownership of subunits of Gorilla in the open market or in privately negotiated transactions with third parties at least prior to the Company’s meeting of shareholders to approve the Transactions and the PIPE Investor does not redeem or convert such PIPE Subunits in connection with any redemption (such subunits, “non-redeemed subunits”), the number of subunits for which the PIPE Investor is obligated to purchase under the PIPE Subscription Agreement shall be reduced by the number of non-redeemed subunits. In connection with the Business Combination, gross proceeds received from the PIPE Investors were $30.3 million (the “PIPE Investment”).

GLOBAL SPAC PARTNERS CO.
NOTES TO UNAUDITED AND UNREVIEWED CONDENSED FINANCIAL STATEMENTS

Note 1 — Organization and Business Operations (cont.)

Liquidity and Going Concern

As of June 30, 2022, the Company had cash of $4,510. in its operating bank accounts, $132,180,700 in investment held in the Trust Account to be used for a Business Combination or to redeem its ordinary shares in connection therewith. Until the consummation of the IPO, the Company’s only source of liquidity was an initial purchase of ordinary shares by the Sponsor and loans and advances from the Sponsor or related party.

Until the consummation of the Business Combination, the Company used the funds not held in the Trust Account for identifying and evaluating target businesses, performing due diligence on prospective target businesses, traveling to and from the offices, plants or similar location of prospective target businesses or their representatives or owners, reviewing corporate documents and material agreements of prospective target businesses and structuring, negotiating and completing a Business Combination. The Company anticipates that the $4,510 outside of the Trust account as of June 30, 2022, combined with the net Trust Proceeds and PIPE Investment that the Company received upon the consummation of the Company’s Business Combination on July 13, 2022, will be sufficient to allow the Company and Gorilla to operate for at least the next 12 months.

Note 2 — Significant Accounting Policies

Basis of Presentation

The accompanying unaudited condensed financial statements are presented in U.S. dollars in conformity with accounting principles generally accepted in the United States of America (“GAAP”) for financial information and pursuant to the rules and regulations of the SEC. Accordingly, they do not include all of the information and footnotes required by GAAP. In the opinion of management, the unaudited condensed financial statements reflect all adjustments, which include only normal recurring adjustments necessary for the fair statement of the balances and results for the periods presented. Operating results for the three and six months ended June 30, 2022 are not necessarily indicative of the results that may be expected through December 31, 2022.

The accompanying unaudited condensed financial statements should be read in conjunction with the audited financial statements and notes thereto included in the Annual Form 10-K filed by the Company with the SEC on March 31, 2022.

Emerging Growth Company Status

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended, (the “Securities Act”), as modified by the Jumpstart our Business Startups Act of 2012, (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has

GLOBAL SPAC PARTNERS CO.
NOTES TO UNAUDITED AND UNREVIEWED CONDENSED FINANCIAL STATEMENTS

Note 2 — Significant Accounting Policies (cont.)

elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of these unaudited condensed financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the unaudited condensed financial statements. Actual results could differ from those estimates.

One of the more significant accounting estimates included in these financial statements is the determination of the fair value of the Company’s warrant liability. Such estimates may be subject to change as more current information becomes available and, accordingly, the actual results could differ significantly from those estimates.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents as of June 30, 2022 and December 31, 2021.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of a cash account in a financial institution, which, at times, may exceed the Federal Depository Insurance Coverage of $250,000. At June 30, 2022 and December 31, 2021, the Company has not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.

Investment Held in Trust Account

As of June 30, 2022 and December 31, 2021, the Company had $132,180,700 and $169,210,110 in the Trust Account which may be utilized for Business Combination, respectively. As of June 30, 2022, investment in the Company’s Trust Account consisted of $2,058 in cash and $132,178,642 in money market instruments. As of December 31, 2021, the Trust Account consisted of both cash and Treasury securities.

The Company classifies its investment in money market funds as trading securities. Trading securities are presented on the balance sheets at fair value at the end of each reporting period. Gains and losses resulting from the change in fair value of investments held in Trust Account are included in trust interest income in the accompanying statements of operations. The estimated fair values of investments held in Trust Account are determined using available market information.

The Company classifies its United States Treasury securities as held-to-maturity in accordance with Financial Standards Accounting Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 320 “Investments — Debt and Equity Securities.” Held-to-maturity securities are those securities which the Company has the ability and intent to hold until maturity. Held-to-maturity treasury securities are recorded at amortized cost and adjusted for the amortization or accretion of premiums or discounts.

GLOBAL SPAC PARTNERS CO.
NOTES TO UNAUDITED AND UNREVIEWED CONDENSED FINANCIAL STATEMENTS

Note 2 — Significant Accounting Policies (cont.)

At the Meeting on April 11, 2022, shareholders holding 3,801,787 Public Subunits exercised their right to redeem their subunits for a pro rata portion of the funds in the Trust Account. As a result, $38,411,748 (approximately $10.10 per Public Subunit) was removed from the Trust Account to pay such holders.

A decline in the market value of held-to-maturity securities below cost that is deemed to be other than temporary, results in an impairment that reduces the carrying costs to such securities’ fair value. The impairment is charged to earnings and a new cost basis for the security is established. To determine whether an impairment is other than temporary, the Company considers whether it has the ability and intent to hold the investment until a market price recovery and considers whether evidence indicating the cost of the investment is recoverable outweighs evidence to the contrary. Evidence considered in this assessment includes the reasons for the impairment, the severity and the duration of the impairment, changes in value subsequent to year-end, forecasted performance of the investee, and the general market condition in the geographic area or industry the investee operates in. Premiums and discounts are amortized or accreted over the life of the related held-to-maturity security as an adjustment to yield using the effective-interest method. Such amortization and accretion are included in the “Trust interest income” line item in the condensed statements of operations. Interest income is recognized when earned.

Class A Ordinary Shares (underlying the Public Subunits) Subject to Possible Redemption

The Company accounts for its Class A ordinary shares (underlying the Public Subunits) subject to possible redemption in accordance with the guidance in ASC Topic 480 “Distinguishing Liabilities from Equity.” Ordinary shares subject to mandatory redemption (if any) are classified as a liability instrument and are measured at fair value. Conditionally redeemable ordinary shares (including ordinary shares that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, ordinary shares are classified as shareholders’ equity. The Company’s Class A ordinary shares feature certain redemption rights that are considered to be outside of the Company’s control and subject to the occurrence of uncertain future events. Accordingly, Class A ordinary shares subject to possible redemption are presented at redemption value of $10.10 per share (plus any interest earned on the Trust Account) as temporary equity, outside of the shareholders’ deficit section of the Company’s balance sheets.

Offering Costs associated with the IPO

Offering costs consist of underwriting, legal, accounting and other expenses incurred through the balance sheet date that are directly related to the IPO. The Company complies with the requirements of the ASC 340-10-S99-1 and SEC Staff Accounting Bulletin (“SAB”) Topic 5A — “Expenses of Offering”. Offering costs are allocated to the Public Warrants issued in the IPO based on the Public Warrants’ fair value at inception compared to the total IPO proceeds received. Offering costs associated with warrant liabilities are expensed, and offering costs associated with the Class A ordinary shares are allocated to temporary equity.

Fair Value of Financial Instruments

The Company follows the guidance in ASC 820, “Fair Value Measurement”, for its financial assets and liabilities that are re-measured and reported at fair value at each reporting period, and non-financial assets and liabilities that are re-measured and reported at fair value on a non-recurring basis. The non-recurring fair value measurements are not applicable as of June 30, 2022 and December 31, 2021.

The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal

GLOBAL SPAC PARTNERS CO.
NOTES TO UNAUDITED AND UNREVIEWED CONDENSED FINANCIAL STATEMENTS

Note 2 — Significant Accounting Policies (cont.)

assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:

Level 1 —

Valuations based on unadjusted quoted prices in active markets for identical assets or liabilities that the Company has the ability to access. Valuation adjustments and block discounts are not being applied. Since valuations are based on quoted prices that are readily and regularly available in an active market, valuation of these securities does not entail a significant degree of judgment.

Level 2 —

Valuations based on (i) quoted prices in active markets for similar assets and liabilities, (ii) quoted prices in markets that are not active for identical or similar assets, (iii) inputs other than quoted prices for the assets or liabilities, or (iv) inputs that are derived principally from or corroborated by market through correlation or other means.

Level 3 —	Valuations based on inputs that are unobservable and significant to the overall fair value measurement.

The following table presents information about the Company’s assets and liabilities that are measured at fair value on a recurring basis at June 30, 2022 and December 31, 2021, and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:

	June 30, 2022	Quoted Prices In Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Assets:
Investment held in Trust Account	$132,180,700	$132,180,700	$—	$—
	$132,180,700	$132,180,700	$—	$—
Liabilities:
Warrant liabilities – Public Warrants	$1,045,085	$1,045,085	$—	$—
Warrant liabilities – Private Warrants	50,157	—	—	50,157
	$1,095,242	$1,045,085	$—	$50,157
	December 31, 2021	Quoted Prices In Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Liabilities:
Warrant liabilities – Public Warrants	$6,061,407	$6,061,407	$—	$—
Warrant liabilities – Private Warrants	258,856	—	—	258,856
	$6,320,263	$6,061,407	$—	$258,856

The fair value of the Company’s U.S. Treasuries held in Trust Account approximate their carrying amount and is a level 1 measurement. The carrying value, excluding gross unrealized holding loss and fair value of held to maturity securities on December 31, 2021 are as follows:

	Carrying Value/Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value 1
U.S. Treasury Securities held in Trust Account	$169,209,198	$—	$(7,197)	$169,202,001
	$169,209,198	$—	$(7,197)	$169,202,001

GLOBAL SPAC PARTNERS CO.
NOTES TO UNAUDITED AND UNREVIEWED CONDENSED FINANCIAL STATEMENTS

Note 2 — Significant Accounting Policies (cont.)

The fair value of the Company’s prepaid expenses, and accrued offering costs and expenses approximates the carrying amounts represented in the accompanying balance sheet, primarily due to their short-term nature.

The fair value of the Private Warrants is based on a Monte Carlo valuation model utilizing management judgment and pricing inputs from observable and unobservable markets with less volume and transaction frequency than active markets. Significant deviations from these estimates and inputs could result in a material change in fair value. The fair value of the Private Warrants is classified as Level 3. See Note 5 for additional information on assets and liabilities measured at fair value.

Derivative Financial Instruments

The Company evaluates its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives in accordance with ASC Topic 815, “Derivatives and Hedging”. Derivative instruments are recorded at fair value at inception and re-valued at each reporting date, with changes in the fair value reported in the statements of operations. Derivative assets and liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement or conversion of the instrument could be required within 12 months of the balance sheet date.

FASB ASC 470-20, Debt with Conversion and Other Options addresses the allocation of proceeds from the issuance of convertible debt into its equity and debt components. The Company applies this guidance to allocate IPO proceeds from the Units between Class A ordinary shares and warrants, using the residual method by allocating IPO proceeds first to fair value of the warrants and then the Class A ordinary shares.

Net Income (Loss) Per Ordinary Share

The Company complies with accounting and disclosure requirements of FASB ASC 260, Earnings Per Share. The statements of operations include a presentation of income per redeemable Class A ordinary share and income (loss) per non-redeemable share following the two-class method of income (loss) per share. In order to determine the net income (loss) attributable to both the redeemable Class A ordinary shares and the non-redeemable shares, the Company first considered the total income (loss) allocable to both sets of shares. This is calculated using the total net income (loss) less any dividends paid. For purposes of calculating net income (loss) per share, any remeasurement of the accretion to redemption value of the Class A ordinary shares subject to possible redemption was considered to be dividends paid to the public shareholders. Subsequent to calculating the total income (loss) allocable to both sets of shares, the Company split the amount to be allocated using a ratio of 72.9% for the redeemable Class A ordinary shares and 27.1% for the non-redeemable shares for the three months ended June 30, 2022, and a ratio of 75.1% for the redeemable Class A ordinary shares and 24.9% for the non-redeemable shares for the six months ended June 30, 2022. The Company split the amount to be allocated using a ratio of 74% for the redeemable Class A ordinary shares and 26% for the non-redeemable shares for the three months ended June 30, 2021 and 59% for the redeemable Class A ordinary shares and 41% for the non-redeemable shares for the six months ended June 30, 2021, reflective of the respective participation rights.

The earnings per share presented in the condensed statements of operations is based on the following:

	For the three months ended June 30, 2022	For the six months ended June 30, 2022
Net income	$2,552,966	$3,468,191
Accretion of temporary equity to redemption value	(1,366,635)	(1,382,338)
Net income including accretion of temporary equity to redemption value	$1,186,331	$2,085,853

GLOBAL SPAC PARTNERS CO.
NOTES TO UNAUDITED AND UNREVIEWED CONDENSED FINANCIAL STATEMENTS

Note 2 — Significant Accounting Policies (cont.)

	For the three months ended June 30, 2022		For the six months ended June 30, 2022
	Class A	Non-redeemable	Class A	Non-redeemable
Basic and diluted net income per share:
Numerator:
Allocation of net income including accretion of temporary equity	$864,799	$321,532	$1,567,371	$518,482
Accretion of temporary equity to redemption value	1,366,635	—	1,382,338	—
Allocation of net income	$2,231,434	$321,532	$2,949,709	$518,482

Denominator:
Weighted-average shares outstanding	13,407,770	4,985,000	15,069,652	4,985,000
Basic and diluted net income per share	$0.17	$0.06	$0.20	$0.10
	For the three months ended June 30, 2021	For the six months ended June 30, 2021
Net income	$8,536,260	$8,523,095
Accretion of temporary equity to redemption value	(27,059,911)	(27,059,911)
Net loss including accretion of temporary equity to redemption value	$(18,523,651)	$(18,536,816)
	For the three months ended June 30, 2021		For the six months ended June 30, 2021
	Class A	Non-redeemable	Class A	Non-redeemable
Basic and diluted net income (loss) per share:
Numerator:
Allocation of net loss including accretion of temporary equity	$(13,786,862)	$(4,736,789)	$(10,980,211)	$(7,556,605)
Accretion of temporary equity to redemption value	27,059,911	—	27,059,911	—
Allocation of net income (loss)	$13,273,049	$(4,736,789)	$16,079,700	$(7,556,605)

Denominator:
Weighted-average shares outstanding	14,348,901	4,929,890	7,214,088	4,964,751
Basic and diluted net income (loss) per share	$0.93	$(0.96)	$2.23	$(1.52)

As of June 30, 2022 and 2021, the Company did not have any dilutive securities and other contracts that could, potentially, be exercised or converted into ordinary shares and then share in the Company’s earnings. As a result, diluted income (loss) per share is the same as basic income (loss) per share for the periods presented.

Income Taxes

The Company accounts for income taxes under ASC 740 Income Taxes (“ASC 740”). ASC 740 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statement and tax basis of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carry forwards. ASC 740 additionally requires a valuation allowance to be established when it is more likely than not that all or a portion of deferred tax assets will not be realized.

GLOBAL SPAC PARTNERS CO.
NOTES TO UNAUDITED AND UNREVIEWED CONDENSED FINANCIAL STATEMENTS

Note 2 — Significant Accounting Policies (cont.)

ASC 740 also clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. ASC 740 also provides guidance on derecognition, classification, interest and penalties, accounting in interim period, disclosure and transition.

The Company is considered to be an exempted Cayman Islands company with no connection to any other taxable jurisdiction and is presently not subject to income taxes or income tax filing requirements in the Cayman Islands or the United States. As such, the Company’s tax provision was zero for the periods presented.

Risks and Uncertainties

Management continues to evaluate the impact of the COVID-19 pandemic and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations, cash flows and/or search for a target company, the specific impact is not readily determinable as of the date of the condensed financial statements. The condensed financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Recent Accounting Pronouncements

In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments (“ASU 2016-13”). The ASU introduced a new credit loss methodology, the Current Expected Credit Losses (“CECL”) methodology, which requires earlier recognition of credit losses, while also providing additional transparency about credit risk. The CECL methodology utilizes a lifetime “expected credit loss” measurement objective for the recognition of credit losses for loans, held-to maturity debt securities, trade receivables and other receivables measured at amortized cost at the time the financial asset is originated or acquired. After the issuance of ASU 2016-13, the FASB issued several additional ASUs to clarify implementation guidance, provide narrow-scope improvements and provide additional disclosure guidance. In November 2019, the FASB issued an amendment making this ASU effective for fiscal years beginning after December 15, 2022 for smaller reporting companies. The Company plans to adopt this standard in the first quarter of 2023 and does not expect the adoption will have a significant impact on its financial statements and related disclosures.

Other than as noted above, Management does not believe that any recently issued, but not effective, accounting standards, if currently adopted, would have a material effect on the Company’s unaudited condensed financial statements.

Note 3 — Initial Public Offering

Public Units

In connection with the IPO on April 13, 2021, the Company sold 16,000,000 Public Units at a purchase price of $10.00 per Public Unit. Each Public Unit consists of (i) one Public Subunit, which consists of one Public Share and one-quarter of one Public Warrant, and (ii) one-half of one Public Warrant. Each whole exercisable Public Warrant entitles the holder to purchase one Class A ordinary share at a price of $11.50 per share. Each whole Public Warrant will become exercisable 30 days after the completion of the Initial Business Combination and will expire five years after the completion of the Initial Business Combination, or earlier upon redemption or liquidation.

Following the closing of the IPO on April 13, 2021, on a basis of $10.10 per unit, $161,600,000 from the net proceeds of the sale of the Public Units in the IPO and the sale of the Private Units was placed in a Trust Account, which has been invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less or in any open-ended investment company that holds itself out as a money market fund meeting the conditions of Rule 2a-7 of the Investment Company Act, as determined by the Company.

GLOBAL SPAC PARTNERS CO.
NOTES TO UNAUDITED AND UNREVIEWED CONDENSED FINANCIAL STATEMENTS

Note 3 — Initial Public Offering (cont.)

The Company granted I-Bankers a 45-day option from the date of the IPO to purchase up to an additional 2,400,000 Public Units to cover over-allotments. On April 14, 2021, I-Bankers partially exercised the over-allotment option to purchase 750,000 Public Units, at a purchase price of $10.00 per Public Unit, generating gross proceeds to the Company of $7,500,000.

Note 4 — Private Placements

Private Units

Simultaneously with the closing of the IPO, the Sponsor and I-Bankers purchased an aggregate of 675,000 Private Units at a price of $10.00 per Private Unit, for an aggregate purchase price of $6,750,000, in a private placement. Each Private Unit consists of (i) one Private Subunit, which consists of one Private Share and one-quarter of one Private Warrant, and (ii) one-half of one Private Warrant.

On April 14, 2021, simultaneous with the exercise of the over-allotment option, the Sponsor and I-Bankers purchased an aggregate of 22,500 additional Private Units, at a purchase price of $10.00 per Private Unit, generating gross proceeds to the Company of $225,000.

Note 5 — Warrant Liabilities

Public Warrants

There were 11,612,053 Public Warrants outstanding as of June 30, 2022, including Public Warrants underlying Public Units and Public Subunits. The Public Warrant entitles the holder to purchase one Class A ordinary share at a price of $11.50 per share, subject to adjustment as discussed herein. In addition, if (x) the Company issues additional Class A ordinary shares or equity-linked securities for capital raising purposes in connection with the closing of the Initial Business Combination at an issue price or effective issue price of less than $9.20 per ordinary share (with such issue price or effective issue price to be determined in good faith by the Company and in the case of any such issuance to the Sponsor or their affiliates, without taking into account any Founder Shares held by the initial holders or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 50% of the total equity proceeds, and interest thereon, available for the funding of the Initial Business Combination on the date of the completion of the Initial Business Combination (net of redemptions), and (z) the volume-weighted average trading price of the subunits or Class A ordinary shares, as the case may be, during the 20 trading day period starting on the trading day prior to the day on which the Company completes the Initial Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $18.00 per share redemption trigger price described adjacent to “Redemption of warrants when the price per Class A ordinary share equals or exceeds $18.00” will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price.

On July 13, 2022, the Company completed its Business Combination with Gorilla. Shareholders holding an aggregate of 11,440,338 Class A ordinary shares exercised their right to have such shares redeemed for a pro rata portion of the trust account holding the proceeds from the Company’s IPO (See Note 9). As a result of the redemption, the Public Warrants underlying the same Public Subunits as the redeemed Class A ordinary shares were cancelled. Immediately after the closing of the Business Combination on July 13, 2022, as a result of the cancelled Public Warrants, there were 8,751,956 Public Warrants outstanding.

The warrants will become exercisable 30 days after the completion of the Initial Business Combination, and will expire five years after the completion of the Company’s Initial Business Combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

GLOBAL SPAC PARTNERS CO.
NOTES TO UNAUDITED AND UNREVIEWED CONDENSED FINANCIAL STATEMENTS

Note 5 — Warrant Liabilities (cont.)

Redemption of Public Warrants When the Class A Ordinary Share Equals or Exceeds $18.00

Once the warrants become exercisable, the Company may redeem the outstanding warrants:

•        in whole and not in part;

•        at a price of $0.01 per warrant;

•        upon a minimum of 30 days’ prior written notice of redemption (the “30-day redemption period”); and

•        if, and only if, the last sale price of the Class A ordinary share equals or exceeds $18.00 per share (as adjusted for share sub-divisions, share capitalizations, rights issuances, subdivisions, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrant holders.

The Company will not redeem the warrants unless a registration statement under the Securities Act covering the Class A ordinary shares issuable upon exercise of the warrants is effective and a current prospectus relating to those ordinary shares is available throughout the 30-day redemption period, except if the warrants may be exercised on a cashless basis and such cashless exercise is exempt from registration under the Securities Act. If and when the warrants become redeemable by the Company, the Company may not exercise its redemption right if the issuance of shares upon exercise of the warrants is not exempt from registration or qualification under applicable state blue sky laws or the Company is unable to effect such registration or qualification. The Company will use its best efforts to register or qualify such shares under the blue-sky laws of the state of residence in those states in which the warrants were offered by the Company in the IPO.

If the Company calls the warrants for redemption as described above, the management will have the option to require all holders that wish to exercise warrants to do so on a “cashless basis.” In determining whether to require all holders to exercise their warrants on a “cashless basis,” the management will consider, among other factors, the Company’s cash position, the number of warrants that are outstanding and the dilutive effect on the shareholders of issuing the maximum number of Class A ordinary shares issuable upon the exercise of the warrants. In such event, each holder would pay the exercise price by surrendering the warrants for that number of Class A ordinary shares equal to the quotient obtained by dividing (x) the product of the number of Class A ordinary shares underlying the warrants, multiplied by the excess of the “fair market value” (defined below) over the warrant price of the warrants by (y) the fair market value. The “fair market value” will mean the average closing price of the Class A ordinary shares for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants.

Private Warrants

There were 523,125 Private Warrants outstanding as of June 30, 2022 and December 31, 2021, including Private Warrants underlying Private Units. Except as described below, the Private Warrants have terms and provisions that are identical to those of the Public Warrants.

The Private Warrants will not be transferable, assignable or salable until 30 days after the completion of the Company’s Initial Business Combination (except pursuant to limited exceptions as described under “Principal Shareholders — Transfers of Founder Shares and Placement Units” in the final prospectus filed by the Company with the SEC on April 12, 2021) and they will not be redeemable by the Company so long as they are held by the Sponsor, I-Bankers, their designees, or their permitted transferees. The Sponsor, I-Bankers, their designees, or their permitted transferees has the option to exercise the Private Warrants on a cashless basis. If the Private Warrants are held by holders other than the Sponsor, I-Bankers, their designees, or their permitted transferees, the Private Warrants will be redeemable by the Company in all redemption scenarios and exercisable by the holders on the same basis as the Public Warrants.

GLOBAL SPAC PARTNERS CO.
NOTES TO UNAUDITED AND UNREVIEWED CONDENSED FINANCIAL STATEMENTS

Note 5 — Warrant Liabilities (cont.)

If holders of the Private Warrants elect to exercise them on a cashless basis, the holders would pay the exercise price by surrendering his, her or its warrants for that number of Class A ordinary shares equal to the quotient obtained by dividing (x) the product of the number of Class A ordinary shares underlying the warrants, multiplied by the excess of the “historical fair market value” (defined below) over the exercise price of the warrants by (y) the historical fair market value. The “historical fair market value” will mean the average reported closing price of the Class A ordinary shares for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the holders of warrants.

The warrant agreement contains an Alternative Issuance provision that if less than 70% of the consideration receivable by the holders of the Class A ordinary shares in the Business Combination is payable in the form of shares in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following the Business Combination, and if the holders properly exercises the warrants within thirty days following the public disclosure of the consummation of the Business Combination by the Company, the warrant price shall be reduced by an amount equal to the difference of (i) the warrant price in effect prior to such reduction minus (ii) (A) the Per Share Consideration (as defined below) (but in no event less than zero) minus (B) the Black-Scholes Warrant Value (as defined below). The “Black-Scholes Warrant Value” means the value of a warrant immediately prior to the consummation of the Business Combination based on the Black-Scholes Warrant Model for a Capped American Call on Bloomberg Financial Markets (assuming zero dividends) (“Bloomberg”). “Per Share Consideration” means (i) if the consideration paid to holders of the Class A ordinary shares consists exclusively of cash, the amount of such cash per Class A ordinary share, and (ii) in all other cases, the volume weighted average price of the Class A ordinary shares as reported during the ten-trading day period ending on the trading day prior to the effective date of the Business Combination. The warrant agreement also contains a Tender Offer provision which provides that in the event of a tender or exchange offer made to and accepted by holders of more than 50% of the outstanding shares of the Company’s ordinary share, all holders of the warrants (both the Public Warrants and Private Warrants) would be entitled to receive cash for their warrants.

The Company accounted for the 12,135,178 warrants issued in connection with the IPO and Private Placement outstanding as of June 30, 2022 in accordance with the guidance contained in FASB ASC 815-40. Such guidance provides that, because the warrants do not meet the criteria for equity treatment thereunder, each warrant must be recorded as a liability.

The accounting treatment of derivative financial instruments requires that the Company recorded a derivative liability upon the closing of the IPO. The warrants were allocated a portion of the proceeds from the issuance of the Units equal to its fair value determined by the Monte Carlo simulation. The Company will reassess the classification at each balance sheet date. If the classification changes as a result of events during the period, the warrants will be reclassified as of the date of the event that causes the reclassification. The fair value of the liabilities will be re-measured at the end of every reporting period and the change in fair value will be reported in the statement of operations as a gain or loss on derivative financial instruments.

Subsequent Measurement

The fair value of the Public Warrants at June 30, 2022 and December 31, 2021 is classified as Level 1 due to the use of an observable market quote in an active market. As of June 30, 2022 and December 31, 2021, the aggregate value of Public Warrants was $1,045,085 and $6,061,407, respectively.

The estimated fair value of the Private Warrants on June 30, 2022 and December 31, 2021 is determined using Level 3 inputs. Inherent in a Monte-Carlo simulation model are assumptions related to expected stock-price volatility (pre-merger and post-merger), expected term, dividend yield and risk-free interest rate. The Company estimates the volatility of its ordinary shares based on management’s understanding of the volatility associated with instruments of other similar entities. The risk-free interest rate is based on the U.S. Treasury Constant Maturity similar to the expected remaining life of the warrants. The expected life of the warrants is simulated based on

GLOBAL SPAC PARTNERS CO.
NOTES TO UNAUDITED AND UNREVIEWED CONDENSED FINANCIAL STATEMENTS

Note 5 — Warrant Liabilities (cont.)

management assumptions regarding the timing and likelihood of completing a Business Combination. The dividend rate is based on the historical rate, which the Company anticipates to remain at zero. The assumptions used in calculating the estimated fair values at the end of the reporting period represent the Company’s best estimate. However, inherent uncertainties are involved. If factors or assumptions change, the estimated fair values could be materially different.

The key inputs into the Monte Carlo simulation model for the Private Warrants were as follows at June 30, 2022 and December 31, 2021:

Inputs	June 30, 2022	December 31, 2021
Exercise price	$11.50	$11.50
Stock price	$10.19	$9.88
Volatility	8.4%	14% pre-merger/ 9.2% post-merger
Expected term of the warrants	5.04 years	5.25 years
Risk-free rate	3.01%	1.28%
Dividend yield	0	0

The following table sets forth a summary of the changes in the fair value of the Level 3 warrant liability for the three and six months ended June 30, 2022. The fair value of Public Warrants was a level 3 measurement upon their initial issuance at the IPO but transferred to a level 1 measurement on May 10, 2021 when the Public Warrants underlying the Public Units were allowed to be separated from the Public Subunits and began trading on the Nasdaq Capital Market:

Warrant Liability
Fair value as of December 31, 2021	$258,856
Change in fair value	(70,350)
Fair value as of March 31, 2022	$188,506
Change in fair value	(138,349)
Fair value as of June 30, 2022	$50,157

Note 6 — Related Party Transactions

Founder Shares

On August 7, 2020, the Company issued 5,750,000 Class B ordinary shares (the “Founder Shares”) to the Sponsor for $25,000, or approximately $0.00435 per share. Up to 750,000 shares are subject to forfeiture by the Sponsor depending on the extent to which the underwriter’s over-allotment option is exercised.

On September 17, 2020, the Sponsor transferred 50,000 Founder Shares each to Mr. Abedin and two former director nominees, at the same price of approximately $0.00435 per share, none of which are subject to forfeiture if the underwriters’ over-allotment is not exercised in full. The Sponsor subsequently repurchased the 100,000 Founder Shares from the two former director nominees and 25,000 Founder Shares from Mr. Abedin at the same price of approximately $0.00435 per share.

On March 5, 2021, the Sponsor transferred 25,000 Founder Shares to each of the other two directors including Mr. Jayesh Chandan and Mr. Amir Kazmi at the same price of approximately $0.00435 per share, none of which are subject to forfeiture if the underwriters’ over-allotment is not exercised in full.

On April 8, 2021, the Sponsor returned to the Company for cancellation, at no cost, an aggregate of 1,150,000 Founder Shares. This resulted in an aggregate of 4,600,000 Founder Shares outstanding, of which up to 600,000 are subject to forfeiture by the Sponsor if the underwriters’ over-allotment is not exercised in full.

GLOBAL SPAC PARTNERS CO.
NOTES TO UNAUDITED AND UNREVIEWED CONDENSED FINANCIAL STATEMENTS

Note 6 — Related Party Transactions (cont.)

On April 14, 2021, I-Bankers partially exercised the over-allotment option to purchase 750,000 Public Units. As a result of the over-allotment option being only partially exercised, 412,500 Founder Shares were forfeited on April 15, 2021.

The initial shareholders have agreed not to transfer, assign or sell any of their Founder Shares for a period ending on the earlier of the six-month anniversary of the date of the consummation of the Initial Business Combination and the date on which the closing price of the Class A ordinary share equals or exceeds $12.50 per share (as adjusted for share sub-divisions, share dividends, reorganizations and recapitalizations) for any 20 trading days within a 30-trading day period following the consummation of the Initial Business Combination or earlier, in any case, if, following a Business Combination, the Company engages in a subsequent transaction (1) resulting in the shareholders having the right to exchange their shares for cash or other securities or (2) involving a consolidation, merger or similar transaction that results in change in the majority of the Board of Directors or management team in which the Company is the surviving entity. Notwithstanding the foregoing, in connection with an Initial Business Combination, the initial holders may transfer, assign or sell their Founder Shares with the Company’s consent to any person or entity that agrees in writing to be bound by the transfer restrictions set forth in the prior sentence. Effective upon completion of the Business Combination in July 2022, the Founder Shares restrictions were modified.

Related Party Loans

On August 7, 2020, the Company issued an unsecured promissory note to the Sponsor, pursuant to which the Company may borrow up to an aggregate principal amount of $300,000 to be used for a portion of the expenses of the IPO. This loan is non-interest bearing, unsecured and due at the earlier of June 30, 2021 or the closing of the IPO. The Company had drawn down $300,000 under the promissory note with the Sponsor and the promissory note was fully paid upon the closing of the IPO on April 13, 2021 and there were no further loans from any related parties as of June 30, 2022 and December 31, 2021.

Administrative Service Fee

The Company has agreed, commencing on the Effective Date of the Company’s registration statement for the IPO, to pay an affiliate of the Company’s CEO a monthly fee of an aggregate of $10,000 for office space, administrative and shared personnel support services. This arrangement will terminate upon completion of a Business Combination or the distribution of the Trust Account to the public shareholders.

For the three and six months ended June 30, 2022, the Company incurred $30,000 and $60,000 administrative service fees, respectively, which has all been paid as of June 30, 2022.

Management Expenses

During the three months and six months ended June 30, 2022, Mr. Jayesh Chandan, the Chairman of the Company, incurred $7,231 in travel expenses related to the Company’s ongoing efforts in consummating a Business Combination with Gorilla. These expenses will be reimbursed by the Company and are included accrued offering costs and expenses on the balance sheet as of June 30, 2022.

Note 7 — Commitments and Contingencies

Registration Rights

The holders of the Founder Shares, Representative Shares (as defined below), Private Units (including securities contained therein) and units (including securities contained therein) that may be issued upon conversion of loans made by the Sponsor or one of its affiliates, and their permitted transferees, will have registration rights to require the Company to register a sale of any of the securities held by them (in the case of the Founder Shares, only after conversion to the Class A ordinary shares) pursuant to a registration rights agreement signed on April 8, 2021. These holders will be entitled to make up to three demands, excluding short form registration demands, that the

GLOBAL SPAC PARTNERS CO.
NOTES TO UNAUDITED AND UNREVIEWED CONDENSED FINANCIAL STATEMENTS

Note 7 — Commitments and Contingencies (cont.)

Company registers such securities for sale under the Securities Act. In addition, these holders will have “piggy-back” registration rights to include such securities in other registration statements filed by the Company and rights to require the Company to register for resale such securities pursuant to Rule 415 under the Securities Act.

Underwriting Agreement

The Company granted I-Bankers (the “underwriter”) a 45-day option from the date of the IPO to purchase up to 2,400,000 additional units to cover over-allotments, if any.

On April 13, 2021, the Company paid an underwriting discount in aggregate of $3,200,000. Additionally, the underwriter will be entitled to a deferred underwriting discount of 3.5% of the gross proceeds of the IPO, or $5,600,000, upon the completion of the Company’s Initial Business Combination subject to the terms of the underwriting agreement.

The Company also issued the underwriter 100,000 Representative Shares at $0.0001 per share upon the consummation of the IPO subject to the terms of the underwriting agreement.

On April 14, 2021, the underwriter partially exercised the over-allotment option to purchase 750,000 Public Units and were paid an underwriting discount of $150,000. Additionally, the underwriter will be entitled to a deferred underwriting discount of 3.5% of the gross proceeds from the partial exercise of the over-allotment option, or $262,500, upon the completion of the Company’s Initial Business Combination subject to the terms of the underwriting agreement.

The underwriter has agreed that the deferred underwriting discount will be reduced pro rata for redemptions from the Trust Account prior to completion of the Initial Business Combination, up to a maximum reduction of 20%. In addition, the underwriter has agreed that the Company may allocate up to 30% of the net deferred underwriting commissions, after any reductions due to redemptions, to a firm or firms who assists the Company in connection with completing the Initial Business Combination. On July 13, 2022, deferred underwriting commissions were fully paid in the amount of $6,005,150.

Representative Shares

The Company issued to the underwriter 100,000 Class B ordinary shares (the “Representative Shares”) at $0.0001 per share upon the consummation of the IPO. The holders of the Representative Shares have agreed not to transfer, assign or sell any such shares without the Company’s prior consent until the completion of the Company’s Initial Business Combination. In addition, the holders of the Representative Shares have agreed (i) to waive their redemption rights (or right to participate in any tender offer) with respect to such shares in connection with the completion of the Company’s Initial Business Combination; (ii) to waive their rights to liquidating distributions from the Trust Account with respect to such shares if the Company fails to complete its Initial Business Combination within the Combination Period; and (iii) to vote in favor of the Initial Business Combination with respect to such shares if the Company submits the Initial Business Combination to the public shareholders for a vote.

Promissory Note

On April 13, 2022, the Company issued an unsecured promissory note to Gorilla, pursuant to which the Company may borrow up to an aggregate principal amount of $1,165,339 to be used for deposit into the Company’s Trust Account to extend the Company’s Combination Period from April 13, 2022 to July 13, 2022. This loan is non-interest bearing, unsecured and the outstanding balance of these loans was repaid at the closing of the Business Combination using funds from the Trust Account.

Note 8 — Shareholders’ Equity

Preference Shares — The Company is authorized to issue 1,000,000 preference shares with a par value of $0.0001 per share and with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. As of June 30, 2022 and December 31, 2021, there were no preference shares issued or outstanding.

GLOBAL SPAC PARTNERS CO.
NOTES TO UNAUDITED AND UNREVIEWED CONDENSED FINANCIAL STATEMENTS

Note 8 — Shareholders’ Equity (cont.)

Class A Ordinary Shares — The Company is authorized to issue 200,000,000 Class A ordinary shares with a par value of $0.0001 per share. As of June 30, 2022 and December 31, 2021, there were 697,500 and 697,500 Class A ordinary shares issued and outstanding, excluding 12,948,213 and 16,750,000 Class A ordinary shares subject to possible redemption.

Class B Ordinary Shares — The Company is authorized to issue 20,000,000 Class B ordinary shares with a par value of $0.0001 per share. On August 7, 2020, the Company issued 5,750,000 Founder Shares to the Sponsor for $25,000, or approximately $0.00435 per share. Up to 750,000 shares are subject to forfeiture by the Sponsor depending on the extent to which the underwriter’s over-allotment option is exercised.

On April 8, 2021, the Sponsor returned to the Company for cancellation, at no cost, an aggregate of 1,150,000 Founder Shares. This resulted in an aggregate of 4,600,000 Founder Shares outstanding, of which up to 600,000 are subject to forfeiture by the Sponsor if the underwriters’ over-allotment is not exercised in full.

On April 14, 2021, I-Bankers partially exercised the over-allotment option to purchase 750,000 Public Units. As a result of the over-allotment option being only partially exercised, 412,500 Founder Shares were forfeited on April 15, 2021.

As of June 30, 2022 and December 31, 2021, there were 4,287,500 Class B ordinary shares issued and outstanding.

Class A ordinary shareholders and Class B ordinary shareholders of record are entitled to one vote for each share held on all matters to be voted on by shareholders and vote together as a single class, except as required by law; provided, that holders of the Class B ordinary shares will have the right to appoint all of the Company’s directors prior to the Initial Business Combination and holders of the Class A ordinary shares will not be entitled to vote on the appointment of directors during such time.

The Class B ordinary shares will automatically convert into Class A ordinary shares at the time of the Initial Business Combination on a one-for-one basis, subject to adjustment for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like.

On the Closing Date of Business Combination, the following securities issuances were made by Gorilla to the Company’s shareholders: (i) each outstanding ordinary share of the Company (including the Company’s Class A ordinary shares and Class B ordinary shares, the “Global Ordinary Shares”) was exchanged for (A) one Gorilla Ordinary Share and (B) one Class A contingent value right of Gorilla (“Class A CVR”), and (ii) each Company’s outstanding warrant was converted into a warrant to purchase the same number of Gorilla Ordinary Shares at the same exercise price and for the same exercise period (“Gorilla Warrant”). The Gorilla Ordinary Shares and Gorilla Warrants commenced trading on The Nasdaq Capital Market on July 14, 2022.

Note 9 — Subsequent Events

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the unaudited condensed financial statements were issued. Based upon this review, other than as described below and elsewhere in the unaudited financial statements, the Company did not identify any subsequent events that would have required adjustment or disclosure in the unaudited condensed financial statements.

On July 13, 2022, the Company completed its Business Combination with Gorilla. Shareholders holding an aggregate of 11,440,338 Class A ordinary shares exercised their right to have such shares redeemed for a pro rata portion of the trust account holding the proceeds from the Company’s IPO, calculated as of one (1) business day prior to the date of the special meeting, which was $10.21 per share, or $116,816,571 in the aggregate that was redeemed. The remaining amount in the Trust Account (approximately $15.3 million) and the funds from PIPE investment ($30.3 million) were used to pay deferred underwriting commissions ($4,690,000), fund certain transaction expenses (approximately $7,995,000) incurred by the Company and Gorilla in connection with the Business Combination, and used for general corporate purposes of Gorilla following the Business Combination, including repayment of promissory notes (approximately $32,223,000).

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Shareholders of Global SPAC Partners Co.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Global SPAC Partners Co. (the Company) as of December 31, 2021 and 2020, and the related statements of operations, changes in shareholders’ equity, and cash flows as of and for the year ended December 31, 2021 and for the period from August 6, 2020 (inception) to December 31, 2020, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021 and 2020, and the results of its operations and its cash flows for the year ended December 31, 2021 and for the period from August 6, 2020 (inception) to December 31, 2020, in conformity with accounting principles generally accepted in the United States of America.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1, as of December 31, 2021, the Company had $291,139 outside of the trust account and if the Company is not able to consummate an initial business combination by April 13, 2022, it will trigger the Company’s automatic winding up, liquidation and dissolution. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management plans to address this uncertainty through a proposed business combination as discussed in Note 1 and the additional financing as discussed in Note 10. There is no assurance that the Company’s plans to consummate a business combination will be successful on or before April 13, 2022. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to that matter.

Material Misstatement in Previously Issued Balance Sheet

As discussed in Note 2, the Company corrected the misclassification of a portion of its public subunits and the underlying Class A Ordinary Shares from permanent equity to temporary equity on its balance sheet as of April 13, 2021.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ UHY LLP

We have served as the Company’s auditor since 2020.

New York, New York

March 31, 2022

GLOBAL SPAC PARTNERS CO.
BALANCE SHEETS

	December 31, 2021	December 31, 2020
Assets
Cash	$291,139	$21,432
Prepaid expenses	106,900	—
Marketable securities held in Trust Account	169,210,110	—
Deferred offering costs	—	331,705
Total Assets	$169,608,149	$353,137

Liabilities and Shareholders’ (Deficit) Equity
Accrued offering costs and expenses	$493,456	$30,252
Due to related parties	—	122
Promissory note – related party	—	300,000
Deferred underwriting discount	5,862,500	—
Total current liabilities	6,355,956	330,374
Warrant liabilities	6,320,263	—
Total Liabilities	12,676,219	330,374

Commitments and Contingencies
Class A ordinary shares subject to possible redemption, 16,750,000 and 0 shares at redemption value at December 31, 2021 and 2020, respectively	169,210,110	—

Shareholders’ (Deficit) Equity:
Preference shares, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—	—
Class A ordinary shares, $0.0001 par value; 200,000,000 shares authorized; 697,500 and 0 shares issued and outstanding (excluding 16,750,000 and 0 shares subject to possible redemption) at December 31, 2021 and 2020, respectively.	70	—
Class B ordinary shares, $0.0001 par value; 20,000,000 shares authorized; 4,287,500 and 5,750,000 shares issued and outstanding at December 31, 2021 and 2020, respectively	429	575
Additional paid-in capital	—	24,425
Accumulated deficit	(12,278,679)	(2,237)
Total shareholders’ (deficit) equity	(12,278,180)	22,763

Total Liabilities and Shareholders’ (Deficit) Equity	$169,608,149	$353,137

The accompanying notes are an integral part of these financial statements.

GLOBAL SPAC PARTNERS CO.
STATEMENTS OF OPERATIONS

	For the year ended December 31, 2021	For the period from August 6, 2020 (Inception) through December 31, 2020
Formation and operating costs	$1,194,871	$2,238
Loss from operations	(1,194,871)	(2,238)

Other income (expense)
Bank interest income	41	1
Warrant issuance costs	(980,011)	—
Change in fair value of warrants	10,642,498	—
Trust interest income	35,110	—
Total other income	9,697,638	1

Net income (loss)	$8,502,767	$(2,237)

Basic and diluted weighted average shares outstanding, Class A ordinary shares subject to possible redemption	12,021,233	—
Basic and diluted net income per share	$1.16	$—

Basic and diluted weighted average shares outstanding, non-redeemable ordinary shares	4,974,959	5,000,000
Basic and diluted net loss per share	$(1.09)	$(0.00)

The accompanying notes are an integral part of these financial statements.

GLOBAL SPAC PARTNERS CO.
STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY
(DEFICIT)

	Class A Ordinary Shares		Class B Ordinary Shares		Additional Paid-in Capital	Accumulated Deficit	Total Shareholders’ Equity (Deficit)
	Shares	Amount	Shares	Amount
Balance as of August 6, 2020 (inception)	—	$—	—	$—	$—	$—	$—
Class B ordinary shares issued to Sponsor	—	—	5,750,000	575	24,425	—	25,000
Net loss	—	—	—	—	—	(2,237)	(2,237)
Balance as of December 31, 2020	—	$—	5,750,000	$575	$24,425	$(2,237)	$22,763
Sale of 16,750,000 Public Units	16,750,000	1,675	—	—	167,498,325	—	167,500,000
Sale of 697,500 Private Units	697,500	70	—	—	6,974,930	—	6,975,000
Underwriting discount	—	—	—	—	(3,350,000)	—	(3,350,000)
Deferred underwriting discount	—	—	—	—	(5,862,500)	—	(5,862,500)
Forfeiture of founder shares	—	—	(1,562,500)	(156)	156	—	—
Issuance of representative shares	—	—	100,000	10	(10)	—	—
Other offering expenses	—	—	—	—	(873,350)	—	(873,350)
Initial classification of warrant liabilities	—	—	—	—	(16,962,761)	—	(16,962,761)
Reclassification of offering costs related to Warrants	—	—	—	—	980,011	—	980,011
Reclassification of offering costs related to Public Shares	—	—	—	—	9,105,839	—	9,105,839
Maximum number of redeemable shares	(16,750,000)	(1,675)	—	—	(151,222,866)	—	(151,224,541)
Subsequent measurement of Class A ordinary shares subject to redemption	—	—	—	—	(6,312,199)	(20,744,099)	(27,056,298)
Net income	—	—	—	—	—	8,502,767	8,502,767
Subsequent measurement of Class A ordinary shares subject to redemption (interest earned on trust account)	—	—	—	—	—	(35,110)	(35,110)
Balance as of December 31, 2021	697,500	$70	4,287,500	$429	$—	$(12,278,679)	$(12,278,180)

The accompanying notes are an integral part of these financial statements.

GLOBAL SPAC PARTNERS CO.
STATEMENTS OF CASH FLOWS

	Year Ended December 31, 2021	For the period from August 6, 2020 (Inception) through December 31, 2020
Cash Flows from Operating Activities:
Net income (loss)	$8,502,767	$(2,237)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Formation costs paid by Sponsor in exchange for issuance of Class B ordinary shares	—	2116
Warrant issuance costs	980,011	—
Change in fair value of warrants	(10,642,498)	—
Trust interest income	(35,110)	—
Changes in current assets and current liabilities:
Prepaid expenses	(106,900)	—
Accrued offering costs and expenses	463,204	—
Due to related parties	(122)	122
Net cash used in operating activities	(838,648)	1

Cash Flows from Investing Activities:
Marketable securities held in Trust Account	(169,175,000)	—
Net cash used in investing activities	(169,175,000)	—

Cash Flows from Financing Activities:
Proceeds from Initial Public Offering	167,500,000	—
Payment of underwriting fees	(3,350,000)	—
Proceeds from private placements	6,975,000	—
Proceeds from Sponsor loan	—	111,286
Repayment of promissory note to related party	(300,000)	—
Payments of offering costs	(541,645)	(89,855)
Net cash provided by financing activities	170,283,355	21,431

Net change in cash	269,707	21,432
Cash, beginning of the year	21,432	—
Cash, end of the year	$291,139	$21,432

Supplemental Disclosure of Non-cash Financing Activities:
Deferred underwriting commissions charged to additional paid in capital	$5,862,500	$—
Initial value of Class A ordinary shares subject to possible redemption	$151,224,541	$—
Reclassification of offering costs related to public shares	$(9,105,839)	$—
Subsequent measurement of Class A ordinary shares subject to redemption	$27,056,298	$—
Subsequent measurement of Class A ordinary shares subject to redemption (interest earned on trust account)	$35,110	$—
Forfeiture of founder shares	$156	$—
Issuance of representative shares	$10	$—
Initial classification of warrant liabilities	$16,962,761	$—
Deferred offering costs paid by Sponsor in exchange for issuance of Class B ordinary shares	$—	$22,884
Deferred offering costs paid by Sponsor loan	$—	$188,714
Accrued deferred offering costs	$—	$30,252

The accompanying notes are an integral part of these financial statements.

GLOBAL SPAC PARTNERS CO.
NOTES TO FINANCIAL STATEMENTS

Note 1 — Organization and Business Operations

Organization and General

Global SPAC Partners Co. (the “Company”) is a newly organized blank check company incorporated as a Cayman Islands exempted company on August 6, 2020 formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities (the “Business Combination” or “Initial Business Combination”). The Company has not selected any specific business combination target with respect to the Initial Business Combination.

The Company has selected December 31 as its fiscal year end.

As of December 31, 2021, the Company had not commenced any operations. All activity for the period from August 6, 2020 (inception) through December 31, 2021 relates to the Company’s formation and the initial public offering (the “IPO”), which is described below, and, since the closing of the IPO, the search for target companies for the Initial Business Combination. The Company will not generate any operating revenue until after the completion of its Initial Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income on cash and cash equivalents from the proceeds derived from the IPO and will recognize changes in the fair value of warrant liability as other income (expense).

The Company’s sponsor is Global SPAC Sponsors LLC (formerly known as Global SPAC Partners Sponsors LLC), a Delaware limited liability company (the “Sponsor”).

Financing

The registration statement for the Company’s IPO was declared effective on April 8, 2021 (the “Effective Date”). On April 13, 2021, the Company consummated the IPO of 16,000,000 units (the “Public Units”), at $10.00 per Public Unit, generating gross proceeds of $160,000,000, which is discussed in Note 4.

Simultaneously with the closing of the IPO, the Company consummated the sale of 675,000 private units (the “Private Units”) at a price of $10.00 per Private Unit in the private placement (See “Note 5”) to the Sponsor and I-Bankers Securities, Inc. (“I-Bankers”), generating total gross proceeds of $6,750,000.

Each Public Unit consists of (i) one subunit (the “Public Subunit”), which consists of one Class A ordinary share (the “Public Shares”) and one-quarter of one warrant (the “Public Warrants”), and (ii) one-half (1/2) of one warrant (the “Public Warrants”); each whole warrant will be exercisable to purchase one Class A ordinary share. Each Private Unit also consists of (i) one subunit (the “Private Subunit”), which consists of one Class A ordinary share (the “Private Shares”) and one-quarter of one warrant (the “Private Warrants”), and (ii) one-half (1/2) of one warrant (the “Private Warrants”).

Transaction costs amounted to $9,673,350 consisting of $3,200,000 of underwriting discount, $5,600,000 of deferred underwriting discount, and $873,350 of other offering costs.

The Company granted I-Bankers a 45-day option to purchase up to an additional 2,400,000 Public Units to cover over-allotments. On April 14, 2021, I-Bankers partially exercised the over-allotment option to purchase 750,000 Public Units, at a purchase price of $10.00 per Public Unit, generating gross proceeds to the Company of $7,500,000. On April 14, 2021, simultaneous with the exercise of the over-allotment option, the Sponsor and I-Bankers purchased an aggregate of 22,500 additional Private Units, at a purchase price of $10.00 per Private Unit, generating gross proceeds to the Company of $225,000. Transaction costs amounted to $412,500, consisting of $150,000 of underwriting discount and $262,500 of deferred underwriting discount.

Trust Account

Following the closing of the IPO on April 13, 2021 and I-Bankers’ partial exercise of the over-allotment option on April 14, 2021, an aggregate of $169,175,000 ($10.10 per Public Unit) from the net proceeds of the sale of the Public Units and the Private Units was placed in a trust account (the “Trust Account”), which has been invested in

GLOBAL SPAC PARTNERS CO.
NOTES TO FINANCIAL STATEMENTS

Note 1 — Organization and Business Operations (cont.)

U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), with a maturity of 185 days or less or in any open-ended investment company that holds itself out as a money market fund meeting the conditions of Rule 2a-7 of the Investment Company Act, as determined by the Company. Except with respect to interest earned on the funds held in the Trust Account that may be released to the Company to pay its tax obligations and up to $100,000 to pay dissolution expenses in the event that the Company is unable to consummate a Business Combination and must be liquidated, the proceeds from the IPO and the sale of the Private Units will not be released from the Trust Account until the earliest of (a) the completion of the Company’s Initial Business Combination, (b) the redemption of any Public Subunits properly tendered in connection with a shareholder vote to amend the Company’s amended and restated memorandum and articles of association, and (c) the redemption of the Company’s Public Subunits if the Company is unable to complete the Initial Business Combination within the Combination Period (as defined below), subject to applicable law. The proceeds deposited in the Trust Account could become subject to the claims of the Company’s creditors, if any, which could have priority over the claims of the Company’s public shareholders.

Initial Business Combination

The Company’s business combination must be with one or more target businesses that together have a fair market value equal to at least 80% of the balance in the Trust Account (less any deferred underwriting commissions and net of taxes payable) at the time of the signing of a definitive agreement to enter into a Business Combination.

The Company has 12 months from the closing of the IPO to consummate a Business Combination (the “Combination Period”). However, if the Company is unable to complete its Initial Business Combination within the Combination Period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Subunits, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest (less up to $100,000 of interest to pay dissolution expenses and which interest shall be net of taxes payable) divided by the number of then outstanding Public Subunits, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining shareholders and Board of Directors, liquidate and dissolve, subject in each case to the Company’s obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to the Company’s warrants, which will expire worthless if the Company fails to complete the Initial Business Combination within the Combination Period.

The Sponsor, officers and directors of the Company, and I-Bankers have agreed (i) to waive their redemption rights with respect to their Founder Shares, Private Subunits, Representative Shares (See Note 5, Note 7) and any Public Subunits they may hold in connection with the completion of the Initial Business Combination and (ii) to waive their rights to liquidating distributions from the Trust Account with respect to their Founder Shares, Private Subunits and Representative Shares if the Company fails to complete the Initial Business Combination within the Combination Period (although they will be entitled to liquidating distributions from the Trust Account with respect to any Public Subunits they hold if the Company fails to complete the Initial Business Combination within the Combination Period).

The Sponsor has agreed that it will be liable to the Company if and to the extent any claims by a third-party (other than the Company’s independent auditors) for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account to below (i) $10.10 per Public Subunit or (ii) such lesser amount per Public Subunit held in the Trust Account as of the date of the liquidation of the Trust Account due to reductions in the value of the trust assets, in each case net of the interest which may be withdrawn to pay taxes, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account and except as to any claims under the Company’s indemnity of the underwriters of the IPO against certain liabilities, including liabilities under the Securities Act. Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party,

GLOBAL SPAC PARTNERS CO.
NOTES TO FINANCIAL STATEMENTS

Note 1 — Organization and Business Operations (cont.)

the Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company has not independently verified whether the Sponsor has sufficient funds to satisfy their indemnity obligations and believes that the Sponsor’s only assets are securities of the Company. The Company has not asked the Sponsor to reserve for such obligations.

On December 21, 2021, the Company entered into a business combination agreement (“Business Combination Agreement”) with Gorilla Technology Group Inc., a Cayman Islands exempted company (“Gorilla”), and Gorilla Merger Sub, Inc., a Cayman Islands exempted company and a wholly-owned subsidiary of Gorilla (“Merger Sub”). Pursuant to the Business Combination Agreement, at the closing, (i) the Merger Sub will merge with and into Global, with Global continuing as the surviving entity and a wholly owned subsidiary of Gorilla; (ii) the ordinary shares of Global (including Class A ordinary shares and Class B ordinary shares) will be converted into Gorilla ordinary shares on a one-for-one basis; (iii) warrants to purchase the ordinary shares of Global will be converted into warrants to purchase the same number of Gorilla ordinary shares at the same exercise price and for the same exercise period; and (iv) Global will have a restated certificate of incorporation.

Consummation of the transactions contemplated by the Business Combination Agreement is subject to customary conditions of the respective parties, including the approval of the proposed business combination with Gorilla (“Transactions”) by our shareholders in accordance with our amended and restated memorandum and articles of association and the completion of a redemption offer whereby we will be providing our public shareholders with the opportunity to redeem their shares of ordinary shares.

Liquidity and Going Concern

As of December 31, 2021, the Company had cash of approximately $0.3 million. Until the consummation of the IPO, the Company’s only source of liquidity was an initial purchase of ordinary shares by the Sponsor and loans and advances from the Sponsor.

Subsequent to the consummation of the IPO, partial exercise of the over-allotment option, and associated private placements, $169,175,000 of cash was placed in the Trust Account, and the Company’s liquidity needs have been satisfied through the proceeds from the consummation of the private placement not held in the Trust Account.

The Company’s initial shareholders, officers, directors or their affiliates may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes a Business Combination, the Company may repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans may be repaid only out of funds held outside the Trust Account. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans, other than the interest on such proceeds that may be released for working capital purposes. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. The Working Capital Loans would either be repaid upon consummation of a Business Combination, without interest, or, at the lender’s discretion, up to $1,500,000 of such Working Capital Loans may be convertible into units of the post Business Combination entity at a price of $10.00 per unit. As of December 31, 2021, no Working Capital Loans were outstanding.

The Company anticipate that the $291,139 outside of the Trust Account as of December 31, 2021 will not be sufficient to allow the Company to operate for at least the next 12 months, assuming that a Business Combination is not consummated during that time. The Company may need to obtain additional financing to consummate its Initial Business Combination but there is no assurance that new financing will be available to the Company on commercially acceptable terms. Furthermore, if the Company is unable to complete an initial business combination by April 13, 2022 or July 13, 2022 (if the Company obtains shareholder approval to extend the date by which the Company must consummate an Initial Business Combination), it will trigger the Company’s automatic winding up, liquidation and dissolution. These conditions raise substantial doubt about the Company’s ability to continue as a going concern.

GLOBAL SPAC PARTNERS CO.
NOTES TO FINANCIAL STATEMENTS

Note 2 — Restatement of Prior Period Financial Statements

As a result of recent guidance to Special Purpose Acquisition Companies by the SEC regarding redeemable equity instruments, the Company revisited its application of ASC 480-10-S99 on the Company’s financial statements. The Company had previously classified a portion of its Public Subunits (and the underlying Class A ordinary shares) in permanent equity. Subsequent to the re-evaluation, the Company’s management concluded that all of its Public Subunits should be classified as temporary equity. The identified errors impacted the Company’s Form 8-K filing on May 14, 2021 containing the Company’s audited balance sheet as of April 13, 2021 (the “Closing Form 8-K”). In accordance with SEC Staff Accounting Bulletin No. 99, “Materiality,” and SEC Staff Accounting Bulletin No. 108, “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements;” the Company evaluated the errors and has determined that the related impacts were material. Accordingly, the Company filed an amendment to the Closing Form 8-K on March 17, 2022 to restate its audited balance sheet as of April 13, 2021 to correct this error.

Impact of the Restatement

The impact of the revision on the audited balance sheet as of April 13, 2021 is presented below.

	As Previously Reported	Adjustments	As Restated
Audited Balance Sheet as of April 13, 2021
Class A ordinary shares subject to redemption	$135,867,432	$25,732,568	$161,600,000
Class A ordinary shares, $0.0001 par value	322	(254)	68
Additional paid-in capital	5,961,518	(5,961,518)	—
Accumulated deficit	(962,303)	(19,770,796)	(20,733,099)
Total shareholders’ equity	5,000,007	(25,732,568)	(20,732,561)

Note 3 — Significant Accounting Policies

Basis of Presentation

The accompanying financial statements of the Company are presented in U.S. dollars in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the U.S. Securities and Exchange Commission (“SEC”). In the opinion of management, all adjustments (consisting of normal recurring adjustments) have been made that are necessary to present fairly the financial position, and the results of its operations and its cash flows.

Emerging Growth Company Status

The company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended, (the “Securities Act”), as modified by the Jumpstart our Business Startups Act of 2012, (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act

GLOBAL SPAC PARTNERS CO.
NOTES TO FINANCIAL STATEMENTS

Note 3 — Significant Accounting Policies (cont.)

provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of these audited financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the audited financial statement. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents as of December 31, 2021 and 2020.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of a cash account in a financial institution, which, at times, may exceed the Federal Depository Insurance Coverage of $250,000. At December 31, 2021 and 2020, the Company has not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.

Investment Held in Trust Account

As of December 31, 2021, the Company had $169,210,110 in the Trust Account which may be utilized for Business Combination. Previously, as of June 30, 2021, all assets held in the Trust Account were held in money market funds. However, starting in July 1, 2021 and as of December 31, 2021, the Trust Account consisted of both cash and Treasury securities. The Company classifies its United States Treasury securities as held-to-maturity in accordance with FASB ASC Topic 320 “Investments — Debt and Equity Securities.” Held-to-maturity securities are those securities which the Company has the ability and intent to hold until maturity. Held-to-maturity treasury securities are recorded at amortized cost and adjusted for the amortization or accretion of premiums or discounts.

A decline in the market value of held-to-maturity securities below cost that is deemed to be other than temporary, results in an impairment that reduces the carrying costs to such securities’ fair value. The impairment is charged to earnings and a new cost basis for the security is established. To determine whether an impairment is other than temporary, the Company considers whether it has the ability and intent to hold the investment until a market price recovery and considers whether evidence indicating the cost of the investment is recoverable outweighs evidence to the contrary. Evidence considered in this assessment includes the reasons for the impairment, the severity and the duration of the impairment, changes in value subsequent to year-end, forecasted performance of the investee, and the general market condition in the geographic area or industry the investee operates in. Premiums and discounts are amortized or accreted over the life of the related held-to-maturity security as an adjustment to yield using the effective-interest method. Such amortization and accretion are included in the “Trust interest income” line item in the condensed statements of operations. Interest income is recognized when earned.

GLOBAL SPAC PARTNERS CO.
NOTES TO FINANCIAL STATEMENTS

Note 3 — Significant Accounting Policies (cont.)

Class A Ordinary Shares (underlying the Public Subunits) Subject to Possible Redemption

The Company accounts for its Class A ordinary shares (underlying the Public Subunits) subject to possible redemption in accordance with the guidance in Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” Ordinary shares subject to mandatory redemption (if any) are classified as a liability instrument and are measured at fair value. Conditionally redeemable ordinary shares (including ordinary shares that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, ordinary shares are classified as shareholders’ equity. The Company’s Class A ordinary shares feature certain redemption rights that are considered to be outside of the Company’s control and subject to the occurrence of uncertain future events. Accordingly, Class A ordinary shares subject to possible redemption are presented at redemption value of $10.10 per share (plus any interest earned on the Trust Account) as temporary equity, outside of the shareholders’ equity section of the Company’s balance sheets.

Offering Costs associated with the IPO

Offering costs consist of underwriting, legal, accounting and other expenses incurred through the balance sheet date that are directly related to the IPO. The Company complies with the requirements of the ASC 340-10-S99-1 and SEC Staff Accounting Bulletin (“SAB”) Topic 5A — “Expenses of Offering”. Offering costs are allocated to the Public Warrants issued in the IPO based on the Public Warrants’ fair value at inception compared to the total IPO proceeds received. Offering costs associated with warrant liabilities are expensed, and offering costs associated with the Class A ordinary shares are allocated to temporary equity.

Fair Value of Financial Instruments

The Company follows the guidance in ASC 820, “Fair Value Measurement”, for its financial assets and liabilities that are re-measured and reported at fair value at each reporting period, and non-financial assets and liabilities that are re-measured and reported at fair value on a non-recurring basis. The non-recurring fair value measurements are not applicable as of December 31, 2021.

The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:

Level 1 —

Valuations based on unadjusted quoted prices in active markets for identical assets or liabilities that the Company has the ability to access. Valuation adjustments and block discounts are not being applied. Since valuations are based on quoted prices that are readily and regularly available in an active market, valuation of these securities does not entail a significant degree of judgment.

Level 2 —

Valuations based on (i) quoted prices in active markets for similar assets and liabilities, (ii) quoted prices in markets that are not active for identical or similar assets, (iii) inputs other than quoted prices for the assets or liabilities, or (iv) inputs that are derived principally from or corroborated by market through correlation or other means.

Level 3 —	Valuations based on inputs that are unobservable and significant to the overall fair value measurement.

GLOBAL SPAC PARTNERS CO.
NOTES TO FINANCIAL STATEMENTS

Note 3 — Significant Accounting Policies (cont.)

The following table presents information about the Company’s assets and liabilities that are measured at fair value on a recurring basis at December 31, 2021, and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:

	December 31, 2021	Quoted Prices In Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Liabilities:
Warrant liabilities – Public Warrants	$6,061,407	$6,061,407	$—	$—
Warrant liabilities – Private Warrants	258,856	—	—	258,856
	$6,320,263	$6,061,407	$—	$258,856

The fair value of the Company’s U.S. Treasuries held in Trust Account approximate their carrying amount and is a level 1 measurement. The carrying value, excluding gross unrealized holding loss and fair value of held to maturity securities on December 31, 2021 are as follows:

	Carrying Value/Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value as of December 31, 2021
U.S. Treasury Securities held in Trust Account	$169,209,198	$—	$(7,197)	$169,202,001
	$169,209,198	$—	$(7,197)	$169,202,001

The fair value of the Company’s prepaid expenses, accrued offering costs and expenses, and due to related party approximates the carrying amounts represented in the accompanying balance sheet, primarily due to their short-term nature.

The fair value of the Private Warrants is based on a Monte Carlo valuation model utilizing management judgment and pricing inputs from observable and unobservable markets with less volume and transaction frequency than active markets. Significant deviations from these estimates and inputs could result in a material change in fair value. The fair value of the Private Warrants is classified as Level 3. See Note 6 for additional information on assets and liabilities measured at fair value.

Derivative Financial Instruments

The Company evaluates its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives in accordance with ASC Topic 815, “Derivatives and Hedging”. Derivative instruments are recorded at fair value at inception and re-valued at each reporting date, with changes in the fair value reported in the statements of operations. Derivative assets and liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement or conversion of the instrument could be required within 12 months of the balance sheet date.

FASB ASC 470-20, Debt with Conversion and Other Options addresses the allocation of proceeds from the issuance of convertible debt into its equity and debt components. The Company applies this guidance to allocate IPO proceeds from the Units between Class A ordinary shares and warrants, using the residual method by allocating IPO proceeds first to fair value of the warrants and then the Class A ordinary shares.

Net Income (Loss) Per Ordinary Share

The Company complies with accounting and disclosure requirements of FASB ASC 260, Earnings Per Share. The statements of operations include a presentation of income (loss) per redeemable Class A ordinary share and income (loss) per non-redeemable share following the two-class method of income (loss) per share. In order to determine the net income (loss) attributable to both the redeemable Class A ordinary shares and the non-redeemable shares, the

GLOBAL SPAC PARTNERS CO.
NOTES TO FINANCIAL STATEMENTS

Note 3 — Significant Accounting Policies (cont.)

Company first considered the total income (loss) allocable to both sets of shares. This is calculated using the total net income (loss) less any dividends paid. For purposes of calculating net income (loss) per share, any remeasurement of the accretion to redemption value of the Class A ordinary shares subject to possible redemption was considered to be dividends paid to the public shareholders. Subsequent to calculating the total income (loss) allocable to both sets of shares, the Company split the amount to be allocated using a ratio of 70.7% for the redeemable Class A ordinary shares and 29.3% for the non-redeemable shares for the year ended December 31, 2021, reflective of the respective participation rights.

The earnings per share presented in the condensed statements of operations is based on the following:

For the year ended December 31, 2021
Net income	$8,502,767
Accretion of temporary equity to redemption value	(27,091,408)
Net income (loss) including accretion of temporary equity to redemption value	$(18,588,641)
	For the year ended December 31, 2021
	Class A	Non- redeemable
Basic and diluted net income (loss) per share:
Numerator:
Allocation of net income (loss) including accretion of temporary equity	$(13,147,556)	$(5,441,085)
Accretion of temporary equity to redemption value	27,091,408	—
Allocation of net income (loss)	$13,943,852	$(5,441,085)

Denominator:
Weighted-average shares outstanding	12,021,233	4,974,959
Basic and diluted net income (loss) per share	$1.16	$(1.09)

In connection with the underwriters’ partial exercise of their over-allotment option on April 14, 2021, 187,500 Founder Shares were no longer subject to forfeiture. These shares were excluded from the calculation of weighted average shares outstanding until they were no longer subject to forfeiture.

As of December 31, 2021, the Company did not have any dilutive securities and other contracts that could, potentially, be exercised or converted into ordinary shares and then share in the Company’s earnings. As a result, diluted loss per share is the same as basic loss per share for the periods presented.

Income Taxes

The Company accounts for income taxes under ASC 740 Income Taxes (“ASC 740”). ASC 740 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statement and tax basis of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carry forwards. ASC 740 additionally requires a valuation allowance to be established when it is more likely than not that all or a portion of deferred tax assets will not be realized.

ASC 740 also clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. ASC 740 also provides guidance on derecognition, classification, interest and penalties, accounting in interim period, disclosure and transition.

GLOBAL SPAC PARTNERS CO.
NOTES TO FINANCIAL STATEMENTS

Note 3 — Significant Accounting Policies (cont.)

The Company is considered to be an exempted Cayman Islands company with no connection to any other taxable jurisdiction and is presently not subject to income taxes or income tax filing requirements in the Cayman Islands or the United States. As such, the Company’s tax provision was zero for the periods presented.

Risks and Uncertainties

Management continues to evaluate the impact of the COVID-19 pandemic and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations, cash flows and/or search for a target company, the specific impact is not readily determinable as of the date of the condensed financial statements. The condensed financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Recent Accounting Pronouncements

In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments (“ASU 2016-13”). The ASU introduced a new credit loss methodology, the Current Expected Credit Losses (“CECL”) methodology, which requires earlier recognition of credit losses, while also providing additional transparency about credit risk. The CECL methodology utilizes a lifetime “expected credit loss” measurement objective for the recognition of credit losses for loans, held-to maturity debt securities, trade receivables and other receivables measured at amortized cost at the time the financial asset is originated or acquired. After the issuance of ASU 2016-13, the FASB issued several additional ASUs to clarify implementation guidance, provide narrow-scope improvements and provide additional disclosure guidance. In November 2019, the FASB issued an amendment making this ASU effective for fiscal years beginning after December 15, 2022 for smaller reporting companies. The Company plans to adopt this standard in the first quarter of 2023 and does not expect the adoption will have a significant impact on its financial statements and related disclosures.

Other than as noted above, Management does not believe that any recently issued, but not effective, accounting standards, if currently adopted, would have a material effect on the Company’s audited financial statements.

Note 4 — Initial Public Offering

Public Units

In connection with the IPO on April 13, 2021, the Company sold 16,000,000 Public Units at a purchase price of $10.00 per Public Unit. Each Public Unit consists of (i) one Public Subunit, which consists of one Public Share and one-quarter of one Public Warrant, and (ii) one-half (1/2) of one Public Warrant. Each whole exercisable Public Warrant entitles the holder to purchase one Class A ordinary share at a price of $11.50 per share. Each whole Public Warrant will become exercisable 30 days after the completion of the Initial Business Combination and will expire five years after the completion of the Initial Business Combination, or earlier upon redemption or liquidation.

Following the closing of the IPO on April 13, 2021, on a basis of $10.10 per unit, $161,600,000 from the net proceeds of the sale of the Public Units in the IPO and the sale of the Private Units was placed in a Trust Account, which has been invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less or in any open-ended investment company that holds itself out as a money market fund meeting the conditions of Rule 2a-7 of the Investment Company Act, as determined by the Company.

The Company granted I-Bankers a 45-day option from the date of the IPO to purchase up to an additional 2,400,000 Public Units to cover over-allotments. On April 14, 2021, I-Bankers partially exercised the over-allotment option to purchase 750,000 Public Units, at a purchase price of $10.00 per Public Unit, generating gross proceeds to the Company of $7,500,000.

GLOBAL SPAC PARTNERS CO.
NOTES TO FINANCIAL STATEMENTS

Note 5 — Private Placements

Private Units

Simultaneously with the closing of the IPO, the Sponsor and I-Bankers purchased an aggregate of 675,000 Private Units at a price of $10.00 per Private Unit, for an aggregate purchase price of $6,750,000, in a private placement. Each Private Unit consists of (i) one Private Subunit, which consists of one Private Share and one-quarter of one Private Warrant, and (ii) one-half (1/2) of one Private Warrant.

On April 14, 2021, simultaneous with the exercise of the over-allotment option, the Sponsor and I-Bankers purchased an aggregate of 22,500 additional Private Units, at a purchase price of $10.00 per Private Unit, generating gross proceeds to the Company of $225,000.

Note 6 — Warrant Liabilities

Public Warrants

There were 12,562,500 Public Warrants outstanding as of December 31, 2021, including Public Warrants underlying Public Units and Public Subunits. The Public Warrant entitles the holder to purchase one Class A ordinary share at a price of $11.50 per share, subject to adjustment as discussed herein. In addition, if (x) the Company issues additional Class A ordinary shares or equity-linked securities for capital raising purposes in connection with the closing of the Initial Business Combination at an issue price or effective issue price of less than $9.20 per ordinary share (with such issue price or effective issue price to be determined in good faith by the Company and in the case of any such issuance to the Sponsor or their affiliates, without taking into account any Founder Shares held by the initial holders or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 50% of the total equity proceeds, and interest thereon, available for the funding of the Initial Business Combination on the date of the completion of the Initial Business Combination (net of redemptions), and (z) the volume-weighted average trading price of the subunits or Class A ordinary shares, as the case may be, during the 20 trading day period starting on the trading day prior to the day on which the Company completes the Initial Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $18.00 per share redemption trigger price described adjacent to “Redemption of warrants when the price per Class A ordinary share equals or exceeds $18.00” will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price.

The warrants will become exercisable 30 days after the completion of the Initial Business Combination, and will expire five years after the completion of the Company’s Initial Business Combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

Redemption of Public Warrants When the Class A Ordinary Share Equals or Exceeds $18.00

Once the warrants become exercisable, the Company may redeem the outstanding warrants:

•        in whole and not in part;

•        at a price of $0.01 per warrant;

•        upon a minimum of 30 days’ prior written notice of redemption (the “30-day redemption period”); and

•        if, and only if, the last sale price of the Class A ordinary share equals or exceeds $18.00 per share (as adjusted for share sub-divisions, share capitalizations, rights issuances, subdivisions, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrant holders.

GLOBAL SPAC PARTNERS CO.
NOTES TO FINANCIAL STATEMENTS

Note 6 — Warrant Liabilities (cont.)

The Company will not redeem the warrants unless a registration statement under the Securities Act covering the Class A ordinary shares issuable upon exercise of the warrants is effective and a current prospectus relating to those ordinary shares is available throughout the 30-day redemption period, except if the warrants may be exercised on a cashless basis and such cashless exercise is exempt from registration under the Securities Act. If and when the warrants become redeemable by the Company, the Company may not exercise its redemption right if the issuance of shares upon exercise of the warrants is not exempt from registration or qualification under applicable state blue sky laws or the Company is unable to effect such registration or qualification. The Company will use its best efforts to register or qualify such shares under the blue-sky laws of the state of residence in those states in which the warrants were offered by the Company in the IPO.

If the Company calls the warrants for redemption as described above, the management will have the option to require all holders that wish to exercise warrants to do so on a “cashless basis.” In determining whether to require all holders to exercise their warrants on a “cashless basis,” the management will consider, among other factors, the Company’s cash position, the number of warrants that are outstanding and the dilutive effect on the shareholders of issuing the maximum number of Class A ordinary shares issuable upon the exercise of the warrants. In such event, each holder would pay the exercise price by surrendering the warrants for that number of Class A ordinary shares equal to the quotient obtained by dividing (x) the product of the number of Class A ordinary shares underlying the warrants, multiplied by the excess of the “fair market value” (defined below) over the warrant price of the warrants by (y) the fair market value. The “fair market value” will mean the average closing price of the Class A ordinary shares for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants.

Private Warrants

There were 523,125 Private Warrants outstanding as of December 31, 2021, including Private Warrants underlying Private Units. Except as described below, the Private Warrants have terms and provisions that are identical to those of the Public Warrants.

The Private Warrants will not be transferable, assignable or salable until 30 days after the completion of the Company’s Initial Business Combination (except pursuant to limited exceptions as described under “Principal Shareholders — Transfers of Founder Shares and Placement Units” in the final prospectus filed by the Company with the SEC on April 12, 2021) and they will not be redeemable by the Company so long as they are held by the Sponsor, I-Bankers, their designees, or their permitted transferees. The Sponsor, I-Bankers, their designees, or their permitted transferees has the option to exercise the Private Warrants on a cashless basis. If the Private Warrants are held by holders other than the Sponsor, I-Bankers, their designees, or their permitted transferees, the Private Warrants will be redeemable by the Company in all redemption scenarios and exercisable by the holders on the same basis as the Public Warrants.

If holders of the Private Warrants elect to exercise them on a cashless basis, the holders would pay the exercise price by surrendering his, her or its warrants for that number of Class A ordinary shares equal to the quotient obtained by dividing (x) the product of the number of Class A ordinary shares underlying the warrants, multiplied by the excess of the “historical fair market value” (defined below) over the exercise price of the warrants by (y) the historical fair market value. The “historical fair market value” will mean the average reported closing price of the Class A ordinary shares for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the holders of warrants.

The warrant agreement contains an Alternative Issuance provision that if less than 70% of the consideration receivable by the holders of the Class A ordinary shares in the Business Combination is payable in the form of shares in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following the Business Combination, and if the holders properly exercises the warrants within thirty days following the public disclosure of the consummation of the Business Combination by the Company, the warrant price shall be reduced by an amount equal to the difference of (i) the warrant price in effect prior to such reduction minus (ii) (A) the Per Share Consideration (as defined below) (but in no event less than zero) minus (B) the Black-Scholes Warrant Value (as defined below). The “Black-Scholes Warrant

GLOBAL SPAC PARTNERS CO.
NOTES TO FINANCIAL STATEMENTS

Note 6 — Warrant Liabilities (cont.)

Value” means the value of a warrant immediately prior to the consummation of the Business Combination based on the Black-Scholes Warrant Model for a Capped American Call on Bloomberg Financial Markets (assuming zero dividends) (“Bloomberg”). “Per Share Consideration” means (i) if the consideration paid to holders of the Class A ordinary shares consists exclusively of cash, the amount of such cash per Class A ordinary share, and (ii) in all other cases, the volume weighted average price of the Class A ordinary shares as reported during the ten-trading day period ending on the trading day prior to the effective date of the Business Combination. The warrant agreement also contains a Tender Offer provision which provides that in the event of a tender or exchange offer made to and accepted by holders of more than 50% of the outstanding shares of the Company’s ordinary share, all holders of the warrants (both the Public Warrants and Private Warrants) would be entitled to receive cash for their warrants.

The Company accounted for the 13,085,625 warrants issued in connection with the IPO and Private Placement in accordance with the guidance contained in FASB ASC 815-40. Such guidance provides that, because the warrants do not meet the criteria for equity treatment thereunder, each warrant must be recorded as a liability.

The accounting treatment of derivative financial instruments requires that the Company recorded a derivative liability upon the closing of the IPO. The warrants were allocated a portion of the proceeds from the issuance of the Units equal to its fair value determined by the Monte Carlo simulation. The Company will reassess the classification at each balance sheet date. If the classification changes as a result of events during the period, the warrants will be reclassified as of the date of the event that causes the reclassification. The fair value of the liabilities will be re-measured at the end of every reporting period and the change in fair value will be reported in the statement of operations as a gain or loss on derivative financial instruments.

Initial Measurement

The estimated fair value of the Public Warrants and Private Warrants is determined using Level 3 inputs. Inherent in a Monte-Carlo simulation model are assumptions related to expected stock-price volatility (pre-merger and post-merger), expected term, dividend yield and risk-free interest rate. The Company estimates the volatility of its ordinary shares based on management’s understanding of the volatility associated with instruments of other similar entities. The risk-free interest rate is based on the U.S. Treasury Constant Maturity similar to the expected remaining life of the warrants. The expected life of the warrants is simulated based on management assumptions regarding the timing and likelihood of completing a business combination. The dividend rate is based on the historical rate, which the Company anticipates to remain at zero. The assumptions used in calculating the estimated fair values at the end of the reporting period represent the Company’s best estimate. However, inherent uncertainties are involved. If factors or assumptions change, the estimated fair values could be materially different.

The key inputs into the Monte Carlo simulation model for the Public Warrants and Private Warrants were as follows at April 13, 2021:

Inputs	Public Warrant	Private Warrant
Exercise price	$11.50	$11.50
Stock price	$9.02	$9.02
Volatility	14% pre-merger/ 24.4% post-merger	14% pre-merger/ 24.4% post-merger
Expected term of the warrants	5.85 years	5.85 years
Risk-free rate	1.07%	1.07%
Dividend yield	0	0

Subsequent Measurement

The fair value of the Public Warrants at December 31, 2021 is classified as Level 1 due to the use of an observable market quote in an active market. As of December 31, 2021, the aggregate value of Public Warrants was $6,061,407.

GLOBAL SPAC PARTNERS CO.
NOTES TO FINANCIAL STATEMENTS

Note 6 — Warrant Liabilities (cont.)

The estimated fair value of the Private Warrants on December 31, 2021 is determined using Level 3 inputs. Inherent in a Monte-Carlo simulation model are assumptions related to expected stock-price volatility (pre-merger and post-merger), expected term, dividend yield and risk-free interest rate. The Company estimates the volatility of its ordinary shares based on management’s understanding of the volatility associated with instruments of other similar entities. The risk-free interest rate is based on the U.S. Treasury Constant Maturity similar to the expected remaining life of the warrants. The expected life of the warrants is simulated based on management assumptions regarding the timing and likelihood of completing a business combination. The dividend rate is based on the historical rate, which the Company anticipates to remain at zero. The assumptions used in calculating the estimated fair values at the end of the reporting period represent the Company’s best estimate. However, inherent uncertainties are involved. If factors or assumptions change, the estimated fair values could be materially different.

The key inputs into the Monte Carlo simulation model for the Private Warrants were as follows at December 31, 2021:

Inputs	Private Warrant
Exercise price	$11.50
Stock price	$9.88
Volatility	14% pre-merger/ 9.2% post-merger
Expected term of the warrants	5.25 years
Risk-free rate	1.28%
Dividend yield	0

The following table sets forth a summary of the changes in the fair value of the Level 3 warrant liability for the year ended December 31, 2021. The fair value of Public Warrants was a level 3 measurement upon their initial issuance at the IPO but transferred to a level 1 measurement on May 10, 2021 when the Public Warrants underlying the Public Units were allowed to be separated from the Public Subunits and began trading on the Nasdaq Capital Market:

Warrant Liability
Fair value as of December 31, 2020	$—
Initial fair value of warrant liability upon issuance at IPO and over-allotment	16,962,761
Transfer of Public Warrants out of level 3 to level 1	(6,909,375)
Change in fair value	(9,794,530)
Fair value as of December 31, 2021	$258,856

Note 7 — Related Party Transactions

Founder Shares

On August 7, 2020, the Company issued 5,750,000 Class B ordinary shares (the “Founder Shares”) to the Sponsor for $25,000, or approximately $0.00435 per share. Up to 750,000 shares are subject to forfeiture by the Sponsor depending on the extent to which the underwriter’s over-allotment option is exercised.

On September 17, 2020, the Sponsor transferred 50,000 Founder Shares each to Mr. Abedin and two former director nominees, at the same price of approximately $0.00435 per share, none of which are subject to forfeiture if the underwriters’ over-allotment is not exercised in full. The Sponsor subsequently repurchased the 100,000 Founder Shares from the two former director nominees and 25,000 Founder Shares from Mr. Abedin at the same price of approximately $0.00435 per share.

On March 5, 2021, the Sponsor transferred 25,000 Founder Shares to each of the other two directors including Mr. Jayesh Chandan and Mr. Amir Kazmi at the same price of approximately $0.00435 per share, none of which are subject to forfeiture if the underwriters’ over-allotment is not exercised in full.

GLOBAL SPAC PARTNERS CO.
NOTES TO FINANCIAL STATEMENTS

Note 7 — Related Party Transactions (cont.)

On April 8, 2021, the Sponsor returned to the Company for cancellation, at no cost, an aggregate of 1,150,000 Founder Shares. This resulted in an aggregate of 4,600,000 Founder Shares outstanding, of which up to 600,000 are subject to forfeiture by the Sponsor if the underwriters’ over-allotment is not exercised in full.

On April 14, 2021, I-Bankers partially exercised the over-allotment option to purchase 750,000 Public Units. As a result of the over-allotment option being only partially exercised, 412,500 Founder Shares were forfeited on April 15, 2021.

The initial shareholders have agreed not to transfer, assign or sell any of their Founder Shares for a period ending on the earlier of the six-month anniversary of the date of the consummation of the Initial Business Combination and the date on which the closing price of the Class A ordinary share equals or exceeds $12.50 per share (as adjusted for share sub-divisions, share dividends, reorganizations and recapitalizations) for any 20 trading days within a 30-trading day period following the consummation of the Initial Business Combination or earlier, in any case, if, following a Business Combination, the Company engages in a subsequent transaction (1) resulting in the shareholders having the right to exchange their shares for cash or other securities or (2) involving a consolidation, merger or similar transaction that results in change in the majority of the Board of Directors or management team in which the Company is the surviving entity. Notwithstanding the foregoing, in connection with an Initial Business Combination, the initial holders may transfer, assign or sell their Founder Shares with the Company’s consent to any person or entity that agrees in writing to be bound by the transfer restrictions set forth in the prior sentence.

Due to Related Parties

The balance of $122 as of December 31, 2020 consists of operating costs paid by a related party on behalf of the Company.

Related Party Loans

On August 7, 2020, the Company issued an unsecured promissory note to the Sponsor, pursuant to which the Company may borrow up to an aggregate principal amount of $300,000 to be used for a portion of the expenses of the IPO. This loan is non-interest bearing, unsecured and due at the earlier of June 30, 2021 or the closing of the IPO. The Company had drawn down $300,000 under the promissory note with the Sponsor and the promissory note was fully paid upon the closing of the IPO on April 13, 2021 and there were no further loans from any related parties as of December 31, 2021.

Administrative Service Fee

The Company has agreed, commencing on the Effective Date of the Company’s registration statement for the IPO, to pay an affiliate of the Company’s CEO a monthly fee of an aggregate of $10,000 for office space, administrative and shared personnel support services. This arrangement will terminate upon completion of a Business Combination or the distribution of the Trust Account to the public shareholders.

For the year ended December 31, 2020, the Company had not incurred any administrative service fee. For the year ended December 31, 2021, the Company incurred $87,667 administrative service fees, which has all been paid as of December 31, 2021.

Note 8 — Commitments and Contingencies

Registration Rights

The holders of the Founder Shares, Representative Shares (as defined below), Private Units (including securities contained therein) and units (including securities contained therein) that may be issued upon conversion of loans made by the Sponsor or one of its affiliates, and their permitted transferees, will have registration rights to require the Company to register a sale of any of the securities held by them (in the case of the Founder Shares, only after conversion to the Class A ordinary shares) pursuant to a registration rights agreement signed on April 8, 2021.

GLOBAL SPAC PARTNERS CO.
NOTES TO FINANCIAL STATEMENTS

Note 8 — Commitments and Contingencies (cont.)

These holders will be entitled to make up to three demands, excluding short form registration demands, that the Company registers such securities for sale under the Securities Act. In addition, these holders will have “piggy-back” registration rights to include such securities in other registration statements filed by the Company and rights to require the Company to register for resale such securities pursuant to Rule 415 under the Securities Act.

Underwriting Agreement

The Company granted I-Bankers (the “underwriter”) a 45-day option from the date of the IPO to purchase up to 2,400,000 additional units to cover over-allotments, if any.

On April 13, 2021, the Company paid an underwriting discount in aggregate of $3,200,000. Additionally, the underwriter will be entitled to a deferred underwriting discount of 3.5% of the gross proceeds of the IPO, or $5,600,000, upon the completion of the Company’s Initial Business Combination subject to the terms of the underwriting agreement.

The Company also issued the underwriter 100,000 Representative Shares at $0.0001 per share upon the consummation of the IPO subject to the terms of the underwriting agreement.

On April 14, 2021, the underwriter partially exercised the over-allotment option to purchase 750,000 Public Units and were paid an underwriting discount of $150,000. Additionally, the underwriter will be entitled to a deferred underwriting discount of 3.5% of the gross proceeds from the partial exercise of the over-allotment option, or $262,500, upon the completion of the Company’s Initial Business Combination subject to the terms of the underwriting agreement.

The underwriter has agreed that the deferred underwriting discount will be reduced pro rata for redemptions from the Trust Account prior to completion of the Initial Business Combination, up to a maximum reduction of 20%. In addition, the underwriter has agreed that the Company may allocate up to 30% of the net deferred underwriting commissions, after any reductions due to redemptions, to a firm or firms who assists the Company in connection with completing the Initial Business Combination.

Representative Shares

The Company issued to the underwriter 100,000 Class B ordinary shares (the “Representative Shares”) at $0.0001 per share upon the consummation of the IPO. The holders of the Representative Shares have agreed not to transfer, assign or sell any such shares without the Company’s prior consent until the completion of the Company’s Initial Business Combination. In addition, the holders of the Representative Shares have agreed (i) to waive their redemption rights (or right to participate in any tender offer) with respect to such shares in connection with the completion of the Company’s Initial Business Combination; (ii) to waive their rights to liquidating distributions from the Trust Account with respect to such shares if the Company fails to complete its Initial Business Combination within the Combination Period; and (iii) to vote in favor of the Initial Business Combination with respect to such shares if the Company submits the Initial Business Combination to the public shareholders for a vote.

Note 9 — Shareholders’ Equity

Preference Shares — The Company is authorized to issue 1,000,000 preference shares with a par value of $0.0001 per share and with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. As of December 31, 2021, there were no preference shares issued or outstanding.

Class A Ordinary Shares — The Company is authorized to issue 200,000,000 Class A ordinary shares with a par value of $0.0001 per share. As of December 31, 2021 and December 31, 2020, there were 697,500 and 0 Class A ordinary shares issued and outstanding, excluding 16,750,000 and 0 Class A ordinary shares subject to possible redemption, respectively.

GLOBAL SPAC PARTNERS CO.
NOTES TO FINANCIAL STATEMENTS

Note 9 — Shareholders’ Equity (cont.)

Class B Ordinary Shares — The Company is authorized to issue 20,000,000 Class B ordinary shares with a par value of $0.0001 per share. On August 7, 2020, the Company issued 5,750,000 Class B ordinary shares (the “Founder Shares”) to the Sponsor for $25,000, or approximately $0.00435 per share. Up to 750,000 shares are subject to forfeiture by the Sponsor depending on the extent to which the underwriter’s over-allotment option is exercised.

On April 8, 2021, the Sponsor returned to the Company for cancellation, at no cost, an aggregate of 1,150,000 Founder Shares. This resulted in an aggregate of 4,600,000 Founder Shares outstanding, of which up to 600,000 are subject to forfeiture by the Sponsor if the underwriters’ over-allotment is not exercised in full.

On April 14, 2021, I-Bankers partially exercised the over-allotment option to purchase 750,000 Public Units. As a result of the over-allotment option being only partially exercised, 412,500 Founder Shares were forfeited on April 15, 2021.

As of December 31, 2021 and 2020, there were 4,287,500 and 5,750,000 Class B ordinary shares issued and outstanding, respectively.

Class A ordinary shareholders and Class B ordinary shareholders of record are entitled to one vote for each share held on all matters to be voted on by shareholders and vote together as a single class, except as required by law; provided, that holders of the Class B ordinary shares will have the right to appoint all of the Company’s directors prior to the Initial Business Combination and holders of the Class A ordinary shares will not be entitled to vote on the appointment of directors during such time.

The Class B ordinary shares will automatically convert into Class A ordinary shares at the time of the Initial Business Combination on a one-for-one basis, subject to adjustment for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like.

Note 10 — Subsequent Events

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the audited financial statements were issued. On February 10, 2022, to raise additional proceeds in connection with the business combination between the Company and Gorilla (the “Transactions”), the Company, Gorilla and certain investors (“PIPE Investors”) entered into certain subscription agreements (the “PIPE Subscription Agreement”), providing for the purchase by the PIPE Investors at the effective time of the Transactions an aggregate of 5,000,000 subunits of the Company at a price per subunit of $10.10, for gross proceeds to the Company of $50.5 million; provided, however, that if a PIPE Investor acquires ownership of subunits of Gorilla in the open market or in privately negotiated transactions with third parties at least prior to the Company’s meeting of shareholders to approve the Transactions and the PIPE Investor does not redeem or convert such PIPE Subunits in connection with any redemption (such subunits, “non-redeemed subunits”), the number of subunits for which the PIPE Investor is obligated to purchase under the PIPE Subscription Agreement shall be reduced by the number of non-redeemed subunits. The Company did not identify any subsequent events that would have required adjustment or disclosure in the audited financial statements.

Note 11 — Event (Unaudited) Subsequent To The Date Of The Independent Auditor’s Report

On July 13, 2022, the Company completed its Business Combination with Gorilla. Shareholders holding an aggregate of 11,440,338 Class A ordinary shares exercised their right to have such shares redeemed for a pro rata portion of the trust account holding the proceeds from the Company’s IPO, calculated as of one (1) business day prior to the date of the special meeting, which was $10.21 per share, or $116,816,571 in the aggregate that was redeemed. The remaining amount in the Trust Account (approximately $15.3 million) and the funds from PIPE investment ($30.3 million) were used to pay deferred underwriting commissions ($4,690,000), fund certain transaction expenses (approximately $7,995,000) incurred by the Company and Gorilla in connection with the Business Combination, and used for general corporate purposes of Gorilla following the Business Combination, including repayment of promissory notes (approximately $32,223,000).

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6.  Indemnification of Directors and Officers.

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against willful default, willful neglect, civil fraud or the consequences of committing a crime. Our amended and restated memorandum and articles of association provides for indemnification of our officers and directors to the maximum extent permitted by law, including for any liability incurred in their capacities as such, except through their own actual fraud, willful default or willful neglect. We entered into agreements with our directors and officers to provide contractual indemnification in addition to the indemnification provided for in our amended and restated memorandum and articles of association. We purchased a policy of directors’ and officers’ liability insurance that insures our officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our officers and directors.

Item 8.  Exhibits and Financial Statements.

(a) Exhibits

Exhibit Number	Description
2.1†

Amended and Restated Business Combination Agreement, dated as of May 18, 2022, by and among Global, Gorilla, Global SPAC Sponsors LLC, as SPAC Representative, Tomoyuki Nii as Company Representative and Merger Sub (incorporated by reference to Exhibit 2.1 of Gorilla’s Registration Statement on Form F-4 (File No. 333-262069) filed with the SEC on June 28, 2022).

3.1*	Memorandum and Articles of Association of Gorilla.
4.1

Warrant Agreement, dated as of April 8, 2021, between Continental Stock Transfer & Trust Company and Global (incorporated by reference to Exhibit 4.1 of Global’s Form 8-K filed with the SEC on April 14, 2021).

4.2

Specimen Ordinary Share Certificate of Gorilla Technology Group Inc. (incorporated by reference to Exhibit 4.6 of Gorilla’s Registration Statement on Form F-4 (File No. 333-262069) filed with the SEC on June 28, 2022).

4.3

Specimen Warrant Certificate of Gorilla Technology Group Inc. (incorporated by reference to Exhibit 4.7 of Gorilla’s Registration Statement on Form F-4 (File No. 333-262069) filed with the SEC on June 28, 2022).

4.4

Registration Rights Agreement, dated as of April 8, 2021, by and among Global, the Sponsor and I-Bankers (incorporated by reference to Exhibit 10.3 of Global’s Form 8-K filed with the SEC on April 14, 2021).

4.5

Form of Contingent Value Rights Agreement, by and among Gorilla, Global, Global SPAC Sponsors LLC, in the capacity as Gorilla Representative, Tomoyuki Nii in the capacity as Gorilla Representative, and Continental Stock Transfer & Trust Company, as rights agent (incorporated by reference to Exhibit 4.1 of Gorilla’s Form 6-K filed with the SEC on July 19, 2022).

5.1*	Opinion of Maples and Calder (Cayman) LLP as to the validity of the Gorilla ordinary shares to be issued.
5.2**	Opinion of K&L Gates LLP as to the validity of the Gorilla warrants and contingent value rights to be issued.
10.1††

Form of Gorilla Technology Group Inc. 2022 Omnibus Incentive Plan (incorporated by reference to Exhibit 10.6 of Gorilla’s Registration Statement on Form F-4 (File No. 333-262069) filed with the SEC on June 28, 2022).

10.2

Form of Lock-Up Agreement, dated as of December 21, 2021, by and between Gorilla and the shareholder of Gorilla party thereto (incorporated by reference to Exhibit 10.2 of Global’s Form 8-K filed with the SEC on December 28, 2021).

Exhibit Number	Description
10.3

Form of First Amendment to Registration Rights Agreement, by and among Gorilla, Global and the Sponsor (incorporated by reference to Exhibit 10.4 of Global’s Form 8-K filed with the SEC on December 28, 2021).

10.4

Form of Registration Rights Agreement, by and between Gorilla and the shareholders of Gorilla party thereto (incorporated by reference to Exhibit 10.2 of Gorilla’s Form 6-K filed with the SEC on July 19, 2022)).

10.5

Form of Assignment, Assumption and Amendment to Warrant Agreement among Continental Stock Transfer & Trust Company, LLC, Gorilla and Global (incorporated by reference to Exhibit 10.3 of Gorilla’s Form 6-K filed with the SEC on July 19, 2022)).

10.6

Form of First Amendment to Lock-Up Agreement, by and between Gorilla and the shareholder of Gorilla party thereto (incorporated by reference to Exhibit 10.1 of Global’s Form 8-K filed with the SEC on February 11, 2022).

10.7

Form of Amended and Restated Subscription Agreement, dated as of May 18, 2022, by and among Global, Gorilla and the investors named therein (incorporated by reference to Exhibit 10.1 of Gorilla’s Form 6-K filed with the SEC on July 19, 2022).

10.8††

Offer of Employment Agreement, effective as of March 11, 2022, by and between Gorilla Technology Group Inc. and Rajesh Natarajan (incorporated by reference to Exhibit 10.14 of Gorilla’s Registration Statement on Form F-4 (File No. 333-262069) filed with the SEC on June 28, 2022).

10.9**	Form of Indemnification Agreement.
21.1*	List of subsidiaries of Gorilla.
23.1*	Consent of PricewaterhouseCoopers, Taiwan, independent registered public accounting firm for Gorilla.
23.2*	Consent of UHY LLP, independent registered public accounting firm for Global.
23.3*	Consent of Maples and Calder (Cayman) LLP (included in Exhibit 5.1).
23.4**	Consent of K&L Gates LLP (included in Exhibit 5.2).
24.1**	Power of Attorney (included on signature page to the initial filing of the Registration Statement).
107*	Calculation of Registration Fee.

____________

*        Filed herewith.

**      Previously filed.

†        Schedules and exhibits to this Exhibit omitted pursuant to Regulation S-K Item 601(b)(2). The Registrant agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

††      Indicates a management contract or compensatory plan.

Item 9.  Undertakings.

The undersigned registrant hereby undertakes:

•        To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

•        To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the “Act”);

•        To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

•        To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

•        That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

•        To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

•        To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (1)(d) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

•        That, for the purpose of determining liability of the registrant under the Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

•        Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

•        Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

•        The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

•        Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

The registrant undertakes that every prospectus: (a) that is filed pursuant to the immediately preceding paragraph, or (b) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes (i) to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means; and (ii) to arrange or provide for a facility in the U.S. for the purpose of responding to such requests. The undertaking in subparagraph (i) above includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Neihu, Taipei 114720, Taiwan, R.O.C, on the 22nd day of February, 2023.

GORILLA TECHNOLOGY GROUP INC.
By:	/s/ Jayesh Chandan
Name:	Jayesh Chandan
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

NAME	POSITION	DATE
/s/ Jayesh Chandan	Chief Executive Officer and Chairman of the	February 22, 2023
Jayesh Chandan	Board of Directors (Principal Executive Officer)
/s/ Daphne Huang	Chief Financial Officer	February 22, 2023
Daphne Huang	(Principal Financial Officer and Principal Accounting Officer)
/s/ Evan Medeiros	Director	February 22, 2023
Evan Medeiros
*	Director	February 22, 2023
Rt. Hon. Ruth Kelly
*	Director	February 22, 2023
Gregg Walker
*	Director	February 22, 2023
Yoichiro Hirano

*By:	/s/ Jayesh Chandan	February 22, 2023
Name:	Jayesh Chandan
Title:	Attorney-in-Fact

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Gorilla Technology Group Inc. has signed this registration statement in the City of Newark, State of Delaware, on the 22nd day of February, 2023.

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Managing Director Puglisi & Associates